                                                                    EXHIBIT 10.4

                                   EXHIBIT I

                         [FORM OF NOTICE OF BORROWING]

                              NOTICE OF BORROWING


    Pursuant to that certain Credit Agreement dated as of December 18, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the ``CREDIT AGREEMENT'', the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Sealy Mattress Company, an Ohio corporation, as borrower (``COMPANY''), Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein as Lenders (``LENDERS''), Morgan Guaranty Trust Company of New York, as administrative agent (``ADMINISTRATIVE AGENT''), and Bankers Trust Company, as documentation agent, this represents Company's request to borrow as follows:

      1.  Date of borrowing:
          -----------------       ---------------------------,  ------------

      2.  Amount of borrowing:   $
          -------------------     ---------------------------

      3.                                   Lender(s):  [ ] a.   Lenders,   in
                                           ----------
                                         accordance with their applicable Pro
                                         Rata Shares
                                 [ ] b.  Swing Line Lender


      4. Type of Loans:          [ ] a.  Tranche A Term Loans
         -------------
                                 [ ] b.  Revolving Loans
                                 [ ] c.  Swing Line Loan

      5. Interest rate option:   [ ] a.  Base Rate Loan(s)
         --------------------
                                 [ ] b.  Eurodollar Rate Loans with an
                                         initial Interest
                                         Period of ____________ month(s)

The proceeds of such Loans are to be deposited in Company's account at Administrative Agent.

    The undersigned officer, to the best of his or her knowledge, on behalf of the Company certifies that:

         (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are or shall be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

        [(i)   No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; [and]

       [(ii)   FOR REVOLVING LOANS: The amount of the proposed borrowing will not cause the Total Utilization of Revolving Loan Commitments to exceed the Revolving Loan Commitments.].

DATED: ____________________  SEALY MATTRESS COMPANY


                             By:
                                  --------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT II

                  [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                       NOTICE OF CONVERSION/CONTINUATION


     Pursuant to that certain Credit Agreement dated as of December 18, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Sealy Mattress Company, an Ohio corporation, as borrower ("COMPANY"), Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein as Lenders, Morgan Guaranty Trust Company of New York, as administrative agent, and Bankers Trust Company, as documentation agent, this represents Company's request to convert or continue Loans as follows:

      1.  Date of conversion/continuation:
          -------------------------------  ----------------,------

      2.  Amount of Loans being converted/continued:  $
          -----------------------------------------    -----------

      3.  Type of Loans being          [_] a.     Tranche A Term Loans
          converted/continued:         [_] b.     Revolving Loans
          -------------------

      4.  Nature of conversion/continuation:
          ---------------------------------
             [_] a.     Conversion of Base Rate Loans to Eurodollar Rate Loans
             [_] b.     Conversion of Eurodollar Rate Loans to Base Rate Loans
             [_] c.     Continuation of Eurodollar Rate Loans as such

      5. If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the
          conversion/continuation date:               month(s)
                                       ---------------

                                     II-I-1

    In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default has occurred and is continuing under the Credit Agreement.


DATED:                         SEALY MATTRESS COMPANY
      -------------------------

                             By:
                                  ---------------------------------
                                  Name:
                                  Title:

                                     II-I-2

                                  EXHIBIT III

                [FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]

                     NOTICE OF ISSUANCE OF LETTER OF CREDIT

    Pursuant to that certain Credit Agreement dated as of December 18, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Sealy Mattress Company, an Ohio corporation, as borrower ("COMPANY"), Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein as Lenders, Morgan Guaranty Trust Company of New York, as administrative agent ("ADMINISTRATIVE AGENT"), and Bankers Trust Company, as documentation agent, this represents Company's request for the issuance of a Letter of Credit by Administrative Agent as follows:

       1. Date of issuance of Letter of Credit:  ________________, ________
          ------------------------------------

       2. Type of Letter of Credit:     [_] a.     Commercial Letter of Credit
          ------------------------
                                        [_] b.     Standby Letter of Credit

       3. Face amount of Letter of Credit:  $________________________
          -------------------------------

       4. Currency of Letter of Credit (if not in U.S. Dollars):
          -----------------------------------------------------  ----------

       5. Expiration date of Letter of Credit:  ________________, ________
          -----------------------------------

       6. Name and address of beneficiary:
          -------------------------------
                  ___________________________________________
                  ___________________________________________
                  ___________________________________________
                  ___________________________________________

       7. Attached hereto is:
          ------------------
          [_] a. the verbatim text of such proposed Letter of Credit
          [_] b. a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

                                     III-1

    The undersigned officer, to the best of his or her knowledge, on behalf of the Company certifies that:

        (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are or shall be true, correct and complete in all material respects on and as of the date of issuance of the proposed Letter of Credit, to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

       (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

      (iii) The issuance of the proposed Letter of Credit will not cause (a) the Letter of Credit Usage to exceed $20,000,000 or (b) the Total Utilization of Revolving Loan Commitments to exceed the Revolving Loan Commitments.


DATED: ____________________       SEALY MATTRESS COMPANY


                                  By:
                                       ----------------------------
                                       Name:
                                       Title:

                                     III-2

                                   EXHIBIT IV

                         [FORM OF TRANCHE A TERM NOTE]

                            SEALY MATTRESS COMPANY

                     PROMISSORY NOTE DUE DECEMBER __, 2002

$[1]                                                          New York, New York
                                                                  [Closing Date]

    FOR VALUE RECEIVED, SEALY MATTRESS COMPANY, an Ohio corporation ("COMPANY"), promises to pay to [2] ("PAYEE") or its registered assigns the principal amount of [3] ($[1]) in the installments referred to below.

    Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of December 18, 1997 by and among Company, Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein, Morgan Guaranty Trust Company of New York, as administrative agent ("ADMINISTRATIVE AGENT"), and Bankers Trust Company, as documentation agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

    Company shall make principal payments on this Note in consecutive quarterly installments, commencing on March __, 1998 and ending on December __, 2002.
Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided
                                                                       --------
that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

    This Note is one of Company's "Tranche A Term Notes" in the aggregate principal amount of $120,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and


--------------------
[1] Insert amount of Lender's Tranche A Term Loan in numbers.

[2] Insert Lender's name in capital letters.

[3] Insert amount of Lender's Tranche A Term Loan in words.

conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a
                               --------  -------
notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

    Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

    This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

    The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

    This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

    No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

    After the occurrence of an Event of Default, Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

    IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                             SEALY MATTRESS COMPANY



                             By:
                                  --------------------------------
                                  Name:
                                  Title:

                                   EXHIBIT V

                            [FORM OF REVOLVING NOTE]

                             SEALY MATTRESS COMPANY

                     PROMISSORY NOTE DUE DECEMBER __, 2002

$[1]                                                          New York, New York
                                                                  [Closing Date]

    FOR VALUE RECEIVED, SEALY MATTRESS COMPANY, an Ohio corporation ("COMPANY"), promises to pay to [2] ("PAYEE") or its registered assigns, on or before December 18, 2002, the lesser of (x) [3] ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

    Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of December 18, 1997 by and among Company, Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein, Morgan Guaranty Trust Company of New York, as administrative agent ("ADMINISTRATIVE AGENT"), and Bankers Trust Company, as documentation agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

    This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $100,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the

----------------------
[1] Insert amount of Lender's Revolving Loan Commitment in numbers.

[2] Insert Lender's name in capital letters.

[3] Insert amount of Lender's Revolving Loan Commitment in words.

assignment or transfer of this Note shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided,
                                                                  --------
however, that the failure to make a notation of any payment made on this Note
-------
shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

    Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

    This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

    The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

    This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

    No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

    After the occurrence of an Event of Default, Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit

Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

    IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                             SEALY MATTRESS COMPANY



                             By:
                                  -----------------------------------
                                  Name:
                                  Title:

                                 TRANSACTIONS
                                      ON
                                REVOLVING NOTE


                                                   Outstanding
           Type of    Amount of     Amount of       Principal
          Loan Made   Loan Made   Principal Paid     Balance     Notation
 Date     This Date   This Date     This Date       This Date    Made By
-------   ---------   ---------   --------------   -----------   --------

                                   EXHIBIT VI

                           [FORM OF SWING LINE NOTE]

                             SEALY MATTRESS COMPANY

                     PROMISSORY NOTE DUE DECEMBER __, 2002

$10,000,000                                                   New York, New York
                                                                  [Closing Date]

    FOR VALUE RECEIVED, SEALY MATTRESS COMPANY, an Ohio corporation
("COMPANY"), promises to pay to MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("PAYEE") or its registered assigns, on or before December __, 2002, the lesser of (x) TEN MILLION AND NO/100 Dollars ($10,000,000.00) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

    Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of December 18, 1997 by and among Company, Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein, Morgan Guaranty Trust Company of New York, as administrative agent ("ADMINISTRATIVE AGENT"), and Bankers Trust Company, as documentation agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

    This Note is Company's "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

    All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

    Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

    This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

    The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

    This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

    No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

    After the occurrence of an Event of Default, Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

    IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                             SEALY MATTRESS COMPANY



                             By:
                                  --------------------------------------
                                  Name:
                                  Title:

                                 TRANSACTIONS
                                      ON
                                SWING LINE NOTE


                                       Outstanding
          Amount of     Amount of       Principal
          Loan Made   Principal Paid     Balance     Notation
 Date     This Date     This Date       This Date    Made By
-------   ---------   --------------   -----------   --------

                                  EXHIBIT VII

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFY ON BEHALF OF HOLDINGS (AS DEFINED BELOW) THAT:

         (1) We are the duly elected [Title] and [Title] of Sealy Corporation, a Delaware corporation ("HOLDINGS");

         (2) We have reviewed the terms of that certain Credit Agreement dated as of December 18, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, Holdings, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein, Morgan Guaranty Trust Company of New York, as administrative agent ("ADMINISTRATIVE AGENT"), and Bankers Trust Company, as documentation agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements; and

         (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate.

         [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Holdings has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------]

                                     VII-1

         The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ____________, [199_] [200_] pursuant to subsection 6.1(iv) of the Credit Agreement.

                             SEALY CORPORATION


                             By:
                                  --------------------------------
                                  Name:
                                  Title:


                             By:
                                  --------------------------------
                                  Name:
                                  Title:

                                     VII-2

                                ATTACHMENT NO. 1
                           TO COMPLIANCE CERTIFICATE


         This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ______________, [199_][200_] and pertains to the period from ____________, [199_][200_] to ____________, [199_][200_]. Subsection
references herein relate to subsections of the Credit Agreement.

A. MINIMUM INTEREST COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, [199_][200_])

    1.      Consolidated Net Income:                             $_____________

    2. Consolidated Interest Expense, together with any non-cash interest expense with respect to the Junior
            Subordinated Seller Notes not included in Consolidated Interest Expense:
                                                                 $_____________

    3.      Provisions for taxes based on income (including,
            without duplication, foreign withholding tax):       $_____________

    4.      Total depreciation expense:                          $_____________

    5.      Total amortization expense:                          $_____________

    6.      Other non-cash items reducing Consolidated
            Net Income:

    7.      Less other non-cash items increasing Consolidated
            ----
            Net Income:                                          $_____________

    8.      Schedule 1.1(i) deductions:                          $_____________

    9.      Cumulative effect of accounting changes
            to the extent such changes result in a
            reduction of Consolidated Net Income:                $_____________

    10.     Cumulative effect of accounting changes
            to the extent such changes result in an
            increase in Consolidated Net Income                  $_____________

                                     VII-3

    11.     Consolidated Adjusted EBITDA
            (1+2+3+4+5+6-7+8+9-10):                              $_____________

    12.     Interest Coverage Ratio (11):(2):                    ____:1.00

    13.     Minimum ratio required under subsection 7.6A:        ____:1.00

B.  MAXIMUM LEVERAGE RATIO (as of _____________, [199_][200_])

    1.      Consolidated Total Debt:                             $_____________

    2.      Consolidated Adjusted EBITDA (A.11 above):           $_____________

    3.      Leverage Ratio (1):(2):                              ____:1.00

    4.      Maximum Leverage Ratio permitted under subsection
            7.6B:                                                ____:1.00

C.  MINIMUM CONSOLIDATED ADJUSTED EBITDA (for the four-
    Fiscal Quarter period ending ____________, [199_][200_])

    1.      Consolidated Adjusted EBITDA (A.11 above):           $_____________

    2.      Minimum required under subsection 7.6C:              $_____________

D.  CONSOLIDATED CAPITAL EXPENDITURES

    1.      Consolidated Capital Expenditures for Fiscal
            Year-to-date:                                        $_____________

    2.      Maximum amount of Consolidated Capital
            Expenditures permitted under subsection 7.8A for
            Fiscal Year (as adjusted in accordance with the
            provisos to such subsection; calculations attached
            hereto):                                             $_____________

    3.      MIS Upgrade Expenditures not included in
            calculations under D.1 above:                        $_____________

    4.      Maximum permitted under subsection 7.8B              $12,000,000

    5.      Consolidated Capital Expenditures (not
            included in calculations under D.1 or D.3 above)

                                     VII-4
         made in reliance on subsection 7.8C
         (calculations against Excess Proceeds Amount at the time of each such expenditure attached hereto): $_____________

                                     VII-5

                                 EXHIBIT VIII

                                KIRKLAND & ELLIS
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                Citicorp Center
                              153 East 53rd Street
                            New York, NY 10022-4675

To Call Writer Direct:            212 446-4800                  Facsimile:
    212 446-4800                                               212 446-4900


                               December 18, 1997

To the Administrative Agent,
the Collateral Agent, the Documentation
Agent, the Syndication Agent and
each of the Lenders party to the
Credit Agreement referred to below:

Ladies and Gentlemen:

          We are issuing this opinion letter in our capacity as special legal counsel to Sealy Corporation, a Delaware corporation ("Holdings"), Sealy
                                                       --------
Mattress Company, an Ohio corporation (the "Borrower"), and each other Domestic
                                            --------
Subsidiary of Borrower that is a party to a Subsidiary Guaranty (collectively, the "Subsidiary Guarantors" and, together with Holdings and the Borrower, the
     ---------------------
"Credit Parties," and each a "Credit Party"), in response to the requirement in
---------------               ------------
(a) subsections 4.1J(vii) and 4.1(P) of the Credit Agreement (the "Term
                                                                   ----
A/Revolver Credit Agreement") dated as of the date hereof by and among Holdings,
---------------------------
the Borrower, the various lending institutions party thereto (the "Term
                                                                   ----
A/Revolver Lenders"), Goldman Sachs Credit Partners L.P., as Arranger and
------------------
Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bankers Trust Company, as Documentation Agent, and (b) subsection 3.1J(vi) and 3.1(P) of the AXEL Credit Agreement (the "AXEL Credit Agreement,"
                                                       ---------------------
and together with the Term A/Revolver Credit Agreement, the "Credit
                                                             ------
Agreements"), dated as of the date hereof by and among Holdings, the Borrower, the various lending institutions party thereto (the "AXEL Lenders," collectively
                                                     ------------
with the AXEL Lenders and Term A/Revolver Lenders, (the "Lenders")), Goldman
                                                         -------
Sachs Credit Partners L.P., as Arranger and Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent and Bankers Trust Company, as Documentation Agent (the Lenders and the various aforementioned agents under the Credit Agreements being herein called "you"). The term "Transaction Documents"
                                       ---               ---------------------
whenever it is used in this letter means the Credit Agreements and the following additional documents: (a) the Notes, (b) the Guaranties and Collateral Documents executed on or before the date hereof listed on Schedule E (the
                                                          ----------
"Collateral Documents"), (c) the Financing Statements (as defined in opinion
---------------------
paragraph 9 of this letter) executed by the Credit Parties, (d) the Recapitalization Agreement and (e) the Related Documents listed on Schedule F.
                                                                   ----------
Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein have the respective meanings set forth in the Credit Agreements.




CHICAGO         DENVER          LONDON          LOS ANGELES             NEW YORK

                               KIRKLAND & ELLIS

December 18, 1997
Page 2


          Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you, and with respect to each legal issue addressed in this letter, it is our opinion, that:

     1. Holdings is a corporation existing and in good standing under the General Corporation Law of the State of Delaware. Each Subsidiary Guarantor is a corporation existing under the general corporate law of its state of incorporation. Each Credit Party is in good standing in the jurisdictions set forth below such Credit Party's name on Schedule
                                                                        --------
          G.  For purposes of the foregoing opinions in this paragraph, we have
          -
          relied exclusively upon the certificates issued by the governmental authorities in each respective state of incorporation and other relevant jurisdictions for the other Credit Parties incorporated in states other than Delaware, Illinois and New York and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates. Based upon our review of the Certificate (or Articles, as the case may be) of Incorporation and Bylaws of each Credit Party (other than the Borrower), each Credit Party (other than the Borrower) has the corporate power to own its property and assets of which we are aware and to transact the business in which, to our actual knowledge, it is engaged or presently proposes to engage (as such business is described in the Offering Circular dated December 11, 1997, relating to the Senior Subordinated Notes and the Discount Notes).

     2. Each Credit Party (other than the Borrower) has the corporate power to enter into each of the Transaction Documents (other than the Recapitalization Agreement) to which it is a party and perform its obligations under each of the Credit Agreements, the Notes, the Collateral Documents and the Related Documents to which it is a party.

     3. The Board of Directors of each Credit Party (other than the Borrower) has adopted by requisite vote the resolutions necessary to authorize such Credit Party's execution and delivery of the Transaction Documents (other than the Recapitalization Agreement) to which it is a party and the performance of the Transaction Documents (other than the Recapitalization Agreement and the Financing Statements) to which it is a party and no approval by the shareholders of such Credit Parties is required in connection with the authorization of such execution, delivery and performance of the

                               KIRKLAND & ELLIS

December 18, 1997
Page 3

          Transaction Documents (other than the Recapitalization Agreement) to which it is a party.

     4. Each Credit Party (other than the Borrower) has duly executed and delivered the Transaction Documents (other than the Recapitalization Agreement) to which it is a party.

     5. Each of the Transaction Documents (other than the Recapitalization Agreement and the Financing Statements) is a valid and binding obligation of each Credit Party that is a party thereto and is enforceable against each such Credit Party in accordance with its terms.

     6. The execution and delivery of the Transaction Documents (other than the Recapitalization Agreement) to which it is a party by each Credit Party and performance of the obligations under the Transaction Documents (other than the Recapitalization Agreement and the Financing Statements) to which it is a party will not (a) conflict with any of the Transaction Documents, (b) violate any existing provisions of such Credit Party's Certificate (or Articles, as the case may be) of Incorporation or Bylaws, (c) constitute a violation by such Credit Party of any applicable provision of existing statutory law or governmental regulation covered by this letter, (d) result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any Credit Party other than liens, charges and encumbrances in your favor or (e) violate any existing order, writ, injunction or decree applicable to any Credit Party of which we are aware of any court or governmental instrumentality. Without limiting the foregoing, the making of the Loans and the application of the proceeds thereof as provided in the Credit Agreements do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     7. No Credit Party is presently required to obtain any consent, approval, authorization or order of any court or governmental agency in order to obtain the right to enter into any of the Transaction Documents (other than the Recapitalization Agreement) or to take any of the actions taken by such Credit Party in connection with the consummation of the transactions contemplated by the Transaction Documents (other than the Recapitalization Agreement), except for: (a) those obtained or made on or prior to the Closing Date, (b) any actions or filings to perfect the liens and security

                               KIRKLAND & ELLIS

December 18, 1997
Page 4

          interests granted under the Collateral Documents, (c) actions or filings required in connection with ordinary course conduct by the Credit Parties of their respective businesses and ownership or operation by the Credit Parties of their respective assets and (d) actions and filings required under the Securities Act of 1933, as amended, or any state "blue sky" law or related regulation and the Trust Indenture Act of 1939, as amended (as to which matters, except as specifically set forth in paragraph 18, we express no opinion).

     8. Each of the Holdings Security Agreement, the Company Security Agreement, the Company Patent and Trademark Security Agreement, the Subsidiary Security Agreement, the Subsidiary Patent and Trademark Security Agreement and Section 4 of the Mortgage (the "New York
                                                                 --------
          Mortgage") dated the date hereof executed by Sealy Mattress of Albany,
          --------
          Inc. ("Sealy Albany") (collectively, the "Security Agreements")
                 ------------                       -------------------
          creates a valid and enforceable security interest in favor of the Collateral Agent in the collateral therein respectively described (the "Collateral") which constitutes property in which a security interest
           ----------
          can be granted under Article 9 of the Uniform Commercial Code as enacted in New York (the "New York UCC"). Such Collateral is referred
                                    ------------
          to herein as the "Code Collateral."
                            ---------------

     9. The Uniform Commercial Code financing statements (Form UCC-1) which have been signed by representatives of each of the applicable Credit Parties and delivered on or before the date of this letter in connection with the transactions specified in the Collateral Documents (the "Financing Statements"), have been duly executed and delivered by
                --------------------
          each such Credit Party. When certain of the Financing Statements have been duly filed or recorded, as appropriate, in the Offices of the Secretary of State of the States of New York and Illinois (and, with respect to certain of the Financing Statements signed by Sealy Albany, the Office of the Clerk, Albany County), the security interests under the Security Agreements in the Code Collateral presently located or deemed located in the States of New York and Illinois under Section 9-103 of the New York UCC will be perfected to the extent such security interests in such Code Collateral can be perfected by the filing of financing statements in the States of New York and Illinois.

     10. Under Section 9-103 of the New York UCC, the perfection and effect of perfection of the security interests in favor of the Collateral Agent in the remaining Code Collateral will be governed by laws other than those of the States of New York and

                               KIRKLAND & ELLIS

December 18, 1997
Page 5

          Illinois. Although we express no opinion as to such laws, we have reviewed the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through November 25, 1997 (the "Guide") and, based
                                                          -----
          solely on such review, we advise you that when the remaining
          Financing Statements executed by each Credit Party are duly filed or recorded, as appropriate, in the filing offices set forth on Schedule
                                                                       --------
          H, the security interests under the Security Agreements in
          -
          such Code Collateral described therein will be perfected to the extent such security interests can be perfected by the filing of financing statements in such other states.

     11. Upon the filing and recordation of the Company Patent and Trademark Security Agreement and the Subsidiary Patent and Trademark Security Agreement with the United States Patent and Trademark Office (and the payment of required filing fees) and the filing of appropriate financing statements as described in paragraphs 9 and 10 of this letter, the security interest for the benefit of the Collateral Agent in the United States patents and registered trademarks described therein will be perfected under applicable Federal law to the extent that security interests in such Collateral may be perfected under such Federal laws.

     12. Assuming (in addition to all other assumptions upon which this letter is based) that the Collateral Agent has taken and is retaining possession in the State of New York of the certificates representing the securities which are certificated and pledged pursuant to the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement (collectively, the "Pledge Agreements"),
                                                          -----------------
          duly endorsed to the Collateral Agent or in blank by an effective endorsement (within the meaning of Section 8-102(a)(11) of the New York UCC), the security interest in favor of the Collateral Agent in such pledged securities is perfected by "control" under the New York UCC; and assuming further (in addition to all other assumptions upon which this letter is based) that the Collateral Agent has taken possession of such pledged certificated securities and such accompanying endorsements without notice (actual or constructive), at or prior to the time of the delivery of such pledged certificated securities and endorsements to the Collateral Agent, of any adverse claim within the meaning of Section 8-102(a)(1) of the New York UCC, the Collateral Agent has acquired a security interest in such pledged securities free of any such adverse claims.

                               KIRKLAND & ELLIS

December 18, 1997
Page 6



     13. The New York Mortgage is in proper form for recording and, upon recordation in the Office of the Clerk, Albany County and the payment of all applicable recording fees and taxes, will create in favor of the Collateral Agent a valid and enforceable mortgage lien on Sealy Albany's interest in that portion of the "Mortgaged Property", as defined therein, that constitutes real property (including fixtures, to the extent the same constitute real property).

     14. The Credit Parties are not "investment companies" within the meaning of the Investment Company Act of 1940, as amended.

     15. The Credit Parties are not "holding companies" or "subsidiary companies" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     16. To the best of our actual knowledge (based solely upon lien searches, inquiries of officers of the Credit Parties and the certificates executed and delivered to us by officers of such parties), (i) there are no actions, suits or proceedings pending or threatened (a) against any Credit Parties (other than those identified in Schedules 4.10(A)-
          (G) to the Recapitalization Agreement), which have not been disclosed to you or your counsel or (b) against any Credit Parties with respect to any of the Transaction Documents and (ii) there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the consummation of the transactions contemplated by the Transaction Documents.

     17. All monetary obligations of the Borrower under the Credit Agreements are within the definition of "Senior Debt" under, and as defined in, the Senior Subordinated Note Indenture, the Discount Note Indenture and the Junior Subordinated Seller Notes.

     18. It is not necessary in connection with the execution and delivery of the Notes and the Credit Agreements to the Lenders to register the Notes or the Credit Agreements or the Loans under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

                               KIRKLAND & ELLIS

December 18, 1997
Page 7



     In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
                                             ----------
(i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Credit Agreements and the other Transaction Documents; (iii) factual information provided to us in a support certificate signed by the Credit Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The terms "knowledge," "actual knowledge" and "aware" whenever used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Transaction Documents (herein called "our Designated Transaction Lawyers"): Lance C. Balk, Linda K. Riley Myers, Debra B. Arenare, Mark J. Eagan, Frederick Tanne, Brian Land, Jeffrey W. Stevenson, Robert J. Frances, Brian W. Raftery, Andrew E. Nagel, Jordon L. Kruse and Jeff A. Hess.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of New York and Illinois or the Federal law of the United States except that (i) the opinions in paragraphs 1 through 4 are also based on the General Corporation Law of the State of Delaware and our review of summary compilations of the corporate statutes of the jurisdictions of incorporation of the Subsidiary Guarantors that are incorporated in states other than Delaware, Illinois and New York and (ii) our advice in paragraph 10 is based on the laws as summarized in the Guide to the extent indicated in that paragraph. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or
                  ----------
legal issue which is identified in the attached Schedule C or any provision in
                                                ----------
the Credit Agreement or any of the other Transaction Documents of any type identified in Schedule D. Provisions in the Transaction Documents which are not
              ----------
excluded by

                               KIRKLAND & ELLIS

December 18, 1997
Page 8


Schedule D or any other part of this letter or its attachments are called the
----------
"Relevant Agreement Terms."
 ------------------------

     Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms of a remedial nature contained in the Collateral Documents may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms of a remedial nature contained in the Collateral Documents.

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

     You may rely upon this letter only for the purpose served by the provisions in the Credit Agreements cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose and (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document. Notwithstanding the foregoing, persons who subsequently become Lenders (or participants in accordance with the terms of the Credit Agreements) may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

                                                Sincerely,

                                                /s/ Kirkland & Ellis

                                                Kirkland & Ellis

                                   SCHEDULE A

                             GENERAL QUALIFICATIONS


     All of our opinions ("our opinions") in the letter to which this Schedule is attached ("our letter") are subject to each of the qualifications set forth in this Schedule.

     1.   Bankruptcy and Insolvency Exception.  Each of our opinions in our
          -----------------------------------
          letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights. This exception includes:

          a. the federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

          b. all other federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

          c.  state fraudulent transfer and conveyance laws; and

          d. judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

     2.   Equitable Principles Limitation.  Each of our opinions as to the
          -------------------------------
          validity, binding effect or enforceability of any of the Transaction Documents or to the availability of injunctive relief and other equitable remedies is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

          a. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

          b. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

          c. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

          d. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

          e.   requiring consideration of the materiality of (i) a breach and
               (ii) the consequences of the breach to the party seeking enforcement;

          f. requiring consideration of the commercial impracticability or impossibility of performance at the time of attempted enforcement; and

          g. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

     3.   Other Common Qualifications.  Each of our opinions as to the validity,
          ---------------------------
          binding effect or enforceability of any of the Transaction Documents or to the availability of injunctive relief and other equitable remedies is subject to the effect of rules of law that:

          a. limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

          b. provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

          c. limit the availability of a remedy under certain circumstances where another remedy has been elected;

          d. provide a time limitation after which a remedy may not be enforced;

          e. limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

          f. relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

          g. limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

          h. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

          i. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

          j. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless
               (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or
               (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and/or

          k. may render guarantees unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Transaction Documents so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and the Borrower and/or other Credit Parties which is substantially and materially different from that presently contemplated by the Transaction Documents.

     4.   Referenced Provision Qualification.  Each opinion regarding the
          ----------------------------------
          validity, binding effect or enforceability of a provision (the "First
                                                                          -----
          Provision")in any of the Transaction Documents requiring any Credit
          ---------
          Party to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (a "Second
                                                                    ------
          Provision") of any Transaction Document, or stating that any action
          ---------
          will be taken as provided in or in accordance with such Second Provision are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Second Provision. Requirements in the Transaction Documents that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

     5.   Collateral Qualifications.  The opinions and advice contained in our
          -------------------------
          letter are subject to the following advice:

          a. certain rights of debtors and duties of secured parties referred to in Sections 1-102(3) and 9-501(3) of the New York UCC may not be waived, released, varied or disclaimed by agreement prior to a default;

          b. our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-306,

               Section 9-115 or Section 8-321(1) [1977 version] of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers imposed by Sections 9-307 and 9-308 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-309 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Collateral acquired by any Credit Party subsequent to the commencement of a case against or by any Credit Party under the Bankruptcy Code;

          c. Article 9 of each applicable Uniform Commercial Code requires the filing of continuation statements within specified periods in order to maintain the effectiveness of the filings referred to in our letter;

          d. Additional filings may be necessary if any Credit Party changes its name, identity or corporate structure or the jurisdiction in which any of its places of business, its chief executive office or any Collateral is located;

          e. your security interest in certain of the Collateral may not be perfected by the filing of financing statements under the Uniform Commercial Code;

          f. we express no opinion regarding the perfection of any security interest except as specifically set forth in our letter or regarding the continued perfection of any security interest in any Collateral upon or following the removal of such Collateral to another jurisdiction and we express no opinion regarding the priority of any security interest (except for the limited opinion set forth in paragraph 12 regarding the acquisition of certain security interests free of adverse claims);

          g. the assignment of any contract, lease, license, or permit may require the approval of the issuer thereof or the other parties thereto (other than to the extent provided in Section 9-318(4) of the New York UCC, security interests in the right to receive the payment of money under any such contract);

          h. we express no opinion with respect to any self-help remedies to the extent they vary from those available under the New York UCC or with respect to any remedies otherwise inconsistent with the New York UCC to the extent that the New York UCC is applicable thereto;

          i. a substantial body of case law treats guarantors as "debtors" under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC;

          j. we express no opinion as to whether the guarantee would remain enforceable if you release the primary obligor either directly or by electing a remedy which precludes you from proceeding directly against the primary obligor;

          k. we express no opinion with respect to the creation, perfection or enforceability of security interests in property in which it is illegal or violative of governmental rules or regulations to grant a security interest (such as, for example, governmental permits and licenses), general intangibles which terminate or become terminable if a security interest is granted therein, property subject to negative pledge clauses of which you have knowledge, vehicles, ships, vessels, barges, boats, railroad cars, locomotives or other rolling stock, aircraft, aircraft engines, propellers and related parts, or other property for which a state or federal statute or treaty provides for registration or certification of title or which specifies a place of filing different than that specified in Section 9-401 of any applicable Uniform Commercial Code, cash which is not in your possession, uncertificated securities, crops, timber to be cut, fixtures, accounts subject to subsection (5) of Section 9-103 of any applicable Uniform Commercial Code, consumer goods, farm products, equipment used in farming operations, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, property identified to a contract with, or in the possession of, the United States of America or any state, county, city, municipality or other governmental body or agency, goods for which a negotiable document of title has been issued, and copyrights, patents and trademarks (except as expressly set forth in opinion paragraph 11), other literary property rights, service marks, know-how, processes, trade secrets, undocumented computer software, unrecorded and unwritten data and information, and rights and licenses thereunder;

          l. we express no opinion with respect to the enforceability of any security interest in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof;

          m. we express no opinion with respect to the enforceability of any provision of any Transaction Document which purports to authorize you to sign or file financing statements or other documents without the signature of the debtor (except to the extent a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the applicable Uniform Commercial Code);

          n. we express no opinion with respect to the enforceability of any provision of any Transaction Document which purports to authorize you to purchase at a private sale collateral which is not subject to widely distributed standard price quotations or sold on a recognized market;

          o. we note that the remedies under the Pledge Agreements to sell or offer for sale the Pledged Collateral (as defined in the Pledge Agreements) are subject to compliance with applicable state and federal securities laws;

          p. we express no opinion in this letter regarding creation or perfection of any security interest in, and the term "Code
                                                                     ----
               Collateral" shall not include, any property in which a security
               ----------
               interest may be granted under the Uniform Commercial Code in the New York UCC but which is property in which a security interest may not be granted under Article 9 of the Uniform Commercial Code as in effect in any of the following jurisdictions: the jurisdiction in which such property is located, the jurisdiction in which the debtor is located (as defined in Section 9-103(3)(d) of the New York UCC) or (in the case of a deposit account) the jurisdiction in which the office of the depositary institution at which the deposit account is maintained is located;

          q. we express no opinion regarding the enforceability of any pre-default waiver of redemption rights; and

          r. we express no opinion regarding the enforceability of any provisions asserting that Collateral is owned by or is property of a secured party prior to such secured party's foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash collateral, the application of such cash collateral in payment of the secured obligations.

                                  SCHEDULE B

                                  ASSUMPTIONS


     For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:


     1. The Borrower is existing and in good standing in its jurisdiction of incorporation.

     2. You are existing and in good standing in your jurisdiction of organization.

     3. The Borrower has the full corporate power and authority to execute, deliver and to perform its obligations under each of the Transaction Documents to which it is a party and each of the Transaction Documents to which it is a party has been duly authorized by all necessary action and has been duly executed and delivered by the Borrower.

     4. You have full power and authority (including without limitation under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Transaction Documents to which you are a party and each of the Transaction Documents to which you are a party has been duly authorized by all necessary action on your part and has been duly executed and duly delivered by you.

     5. The Transaction Documents to which you are a party constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions and other limitations similar to those applicable to our letter).

     6. You have complied with all legal requirements pertaining to your status as such status relates to your rights to enforce the Transaction Documents to which you are a party against any of the Credit Parties.

     7. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of the Credit Parties) on each such document are genuine.

     8. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

     9. The conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability.

     10. You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions effected under the Transaction Documents (herein called the "Transactions").
               ------------

     11. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreements or any of the other Transaction Documents.

     12. With respect to the opinions set forth in opinion paragraphs 6 and 7, we assume that no Credit Party will in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such Credit Party may be subject.

     13. With respect to the opinions set forth in opinion paragraphs 5, 6 and 7, we assume that each Credit Party will in the future obtain all permits and governmental approvals required, and will in the future take all actions required, relevant to the consummation of the Transactions or performance of the Transaction Documents.

     14. Each Credit Party's Certificate (or Articles, as the case may be) of Incorporation (or equivalent governing instrument), all amendments to that Certificate (or those Articles, as the case may be) of Incorporation all resolutions adopted establishing classes or series of stock under that Certificate (or those Articles, as the case may be) of Incorporation and each Credit Party's Bylaws and all amendments to its Bylaws have been adopted in accordance with all applicable legal requirements (except that this assumption is limited to those of the preceding items with respect to the adoption of which we did not have involvement).

     15. With respect to the opinions set forth in opinion paragraph 18, we assume that you are acquiring Notes for investment and not with a view to the distribution thereof, and that each of you is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

     16.  Collateral Assumptions.  The opinions and advice contained in our
          ----------------------
          letter are subject to the following assumptions:

          a. Each applicable Credit Party (i) has the requisite title and rights to any property involved in the Transactions including, without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

          b. The descriptions of Collateral in the Collateral Documents and the Financing Statements reasonably describe the property intended to be described as Collateral and the legal descriptions of real estate described in the Financing Statements to be filed as fixture filings are accurate.

          c. Value (as defined in Section 1-201(44) of the New York UCC) has been given by you to each Credit Party for the security interests and other rights in and assignments of Collateral described in or contemplated by the Collateral Documents.

          d. The representations made by each Credit Party in the Security Agreements to which it is a party with respect to its chief executive office and location of equipment and inventory are and will remain true and correct.

                                   SCHEDULE C

                         EXCLUDED LAW AND LEGAL ISSUES


     None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

     1. except with respect to the Investment Company Act of 1940, as amended, to the extent of our opinion in opinion paragraph 14, except with respect to the Public Utility Holdings Company Act of 1935, as amended, to the extent of our opinion in opinion paragraph 15, and except with respect to the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, to the extent of our opinions in opinion paragraph 18, federal securities laws and regulations (including all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

     2. pension and employee benefit laws and regulations (e.g., ERISA);

     3. federal and state antitrust and unfair competition laws and regulations;

     4. compliance with fiduciary duty requirements;

     5. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

     6. federal and state environmental, land use and subdivision, tax, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor
                      ----                            ----
        laws and regulations;

     7. federal patent, trademark (except to the extent of our opinion in paragraph 11) and copyright, state trademark, and other federal and state intellectual property laws and regulations;

     8. federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

     9. other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

    10. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

    11. the effect of any law, regulation or order which hereafter is enacted, promulgated or issued.

    We have not undertaken any research for purposes of determining whether any Credit Party or any of the Transactions which may occur in connection with the Credit Agreements or any of the other Transaction Documents is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable both to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents to occur on the date hereof, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

                                   SCHEDULE D

                              EXCLUDED PROVISIONS


     None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents:

     1. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

     2. Provisions mandating contribution towards judgments or settlements among various parties.

     3. Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii ) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, and
          (vii) other benefits to the extent they cannot be waived under applicable law.

     4. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages to the extent deemed to be penalties, acceleration of future amounts due (other than principal) without appropriate discount to present value, and, (to the extent deemed to constitute penalties) late charges, prepayment charges, and increased interest rates upon default.

     5.   Time-is-of-the-essence clauses.

     6. Provisions which provide a time limitation after which a remedy may not be enforced.

     7. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

     8. Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.

     9. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

     10.  Provisions which purport to award attorneys' fees solely to one party.

     11. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

     12.  Provisions that provide for the appointment of a receiver.

     13. Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.

     14. Provisions in any of the Transaction Documents requiring any Credit Party to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Document.

     15. Provisions, if any, which are contrary to the public policy of any jurisdiction.

                                   SCHEDULE E

                              COLLATERAL DOCUMENTS


1.   Holdings Guaranty

2.   Holdings Security Agreement

3.   Holdings Pledge Agreement

4.   Company Pledge Agreement

5.   Company Security Agreement

6.   Company Patent and Trademark Security Agreement

7.   Subsidiary Guaranty

8.   Subsidiary Pledge Agreement

9.   Subsidiary Security Agreement

10.  Subsidiary Patent and Trademark Security Agreement

11.  Intercreditor Agreement

12.  New York Mortgage

                                   SCHEDULE F

                               RELATED DOCUMENTS


1.   Junior Subordinated Seller Notes

2.   Senior Subordinated Note Indenture

3.   Senior Subordinated Notes

4.   Discount Note Indenture

5.   Senior Subordinated Discount Notes

                                   SCHEDULE G

                          GOOD STANDING JURISDICTIONS


1.   Sealy Corporation
     -----------------

     Delaware

2.   Sealy Mattress Company
     ----------------------

     Ohio

3.   A. Brandwein & Co.
     ------------------

     Illinois
     Wisconsin

4.   Sealy Mattress Company of Albany, Inc.
     --------------------------------------

     New York

5.   Ohio-Sealy Mattress Manufacturing Co.
     -------------------------------------

     Georgia

6.   Ohio-Sealy Mattress Company of Puerto Rico
     ------------------------------------------

     Ohio

7.   Ohio-Sealy Mattress Manufacturing Co., Inc.
     -------------------------------------------

     Massachusetts

8.   Sealy Mattress Company of Michigan, Inc.
     ----------------------------------------

     Michigan

9.   Sealy Mattress Company of Memphis
     ---------------------------------

     Louisiana
     Tennessee

10.  Ohio-Sealy Mattress Manufacturing Co. -- Houston
     ------------------------------------------------

     Texas

11.  The Ohio Mattress Company Licensing and Components Group
     --------------------------------------------------------

     Colorado
     Delaware
     Illinois
     Indiana
     Ohio
     Pennsylvania

12.  Sealy of Maryland and Virginia, Inc.
     ------------------------------------

     Maryland

13.  Sealy of Minnesota, Inc.
     ------------------------

     Minnesota

14.  Ohio-Sealy Mattress Manufacturing Co. -- Fort Worth
     ---------------------------------------------------

     Texas

15.  Sealy Mattress Company of Kansas City, Inc.
     -------------------------------------------

     Kansas
     Missouri

16.  Sealy Mattress Manufacturing Company, Inc.
     ------------------------------------------

     Arizona
     California
     Colorado
     Delaware
     Florida
     Hawaii
     Iowa
     New Jersey
     North Carolina
     Oregon
     Pennsylvania
     Utah

17.  Sealy Mattress Company of Illinois
     ----------------------------------

     Illinois
     Wisconsin

18.  The Stearns & Foster Bedding Company
     ------------------------------------

     Arizona
     California
     Delaware
     Florida
     Georgia
     Illinois
     New Jersey
     Ohio
     Texas

19.  The Stearns & Foster Upholstery Furniture Company
     -------------------------------------------------

     Mississippi
     Ohio

20.  Sealy, Inc.
     -----------

     Ohio

                                  SCHEDULE H

                                FILING OFFICES


                          Reflected on Attached Chart

                         CALFEE, HALTER & GRISWOLD LLP
                                Attorneys at Law
                 -------------------------------------------------
                        1400 McDonald Investment Center
                 800 Superior Avenue    Cleveland, Ohio 44114-2688
                        216/622-8200      Fax 216/241-0816


                         Direct Dial No. 216/622-8446


                               December 18, 1997


To the Administrative Agent,
the Syndication Agent, the
Documentation Agent and each
of the Lenders party
to the Credit Agreement or the
AXEL Credit Agreement

Ladies and Gentlemen:

     We have acted as counsel to Sealy Mattress Company, an Ohio corporation (the "Borrower"), in connection with the execution and delivery of (i) that certain Credit Agreement, dated as of December 18, 1997 (the "Credit Agreement") and (ii) that certain AXEL Credit Agreement dated, as of December 18, 1997 (the "AXEL Credit Agreement"), each among the Borrower, Sealy Corporation, a Delaware corporation and shareholder of the Borrower ("Sealy Corp."), Goldman Sachs Credit Partners, L.P., as arranger and Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, Bankers Trust Company, as Documentation Agent, and those financial institutions signatory thereto (the "Lenders"). Except as specified herein to the contrary, all capitalized terms used in this opinion shall have the meanings given lo them in the Credit Agreement and the AXEL Credit Agreement.

     This opinion is being delivered to you pursuant to and in satisfaction of subsection 4.1P of the Credit Agreement and subsection 3.1P of the AXEL Credit Agreement. In connection with this opinion, we have examined originals, or copies certified or otherwise authenticated to our satisfaction, of the following documents and records:

     (a) the Articles of Incorporation of the Borrower, certified as being true and correct as of December 17, 1997, by the Secretary of State of Ohio, and certified as being true and correct as of the date hereof by the Vice President and General Counsel of the Borrower;

     (b) a copy of the Code of Regulations of the Borrower, certified as being true and correct as of the date hereof by the Vice President and General Counsel of the Borrower;

                         CALFEE, HALTER & GRISWOLD LLP

December 18, 1997
Page 2


     (c) a copy of resolutions adopted by the Board of Directors of the Borrower by written consent on December 18, 1997, authorizing, inter alia, the
                                                        ----- ----
  Borrower's execution and delivery of and performance under each of the Loan Documents to which the Borrower is a party, certified as being true and correct as of the date hereof by the Vice President and General Counsel of the Borrower;

     (d) a Certificate from the Secretary of State of the State of Ohio, dated December 17, 1997, with respect to the status of the Borrower as a corporation in good standing under the laws of the State of Ohio;

     (e) a Certificate executed by the Vice President and General Counsel of the Borrower, a copy of which Certificate is attached hereto as Exhibit A (the "General Counsel Certificate");

     (f) an executed copy of the Credit Agreement and the AXEL Credit Agreement;

     (g) executed copies of the Notes to be issued on the Closing Date;

     (h) an executed copy of the Company Pledge Agreement;

     (i) an executed copy of the Company Security Agreement;

     (j) an executed copy of the Company Patent and Trademark Security
  Agreement;

     (k)  the Closing Date Mortgage executed by Company;

     (l)  the Intercreditor Agreement;

     (m) each of the Uniform Commercial Code financing statements executed by the Borrower (as itemized on Schedule I hereto) (the "Financing Statements"), and filed, respectively, in the offices referred to on such Financing Statements; and

     (n) such other documents and records, and such other certifications or representations as to factual matters of public officials or officers of the Borrower as we have deemed necessary to appropriate for the purpose of rendering this opinion.

                         CALFEE, HALTER & GRISWOLD LLP

December 18, 1997
Page 3

     The documents, instruments, and financing Statements set forth in subparagraphs (f) through (m) above are collectively referred to as the "Loan Documents."

     In rendering this opinion we have relied upon the above-described certified copies of the Articles of Incorporation and Code of Regulations, as amended, of the Borrower and certified copies of the authorizing resolutions of the Borrower, and factual good standing certificates with respect to the Borrower, and, with respect to certain legal matters, the General Counsel Certificate. Any opinion hereinafter set forth with respect to the incorporation, existence, qualification to do business or good standing of the Borrower, is based solely thereon and we have not conducted an independent review or investigation of the matters set forth therein. Insofar as an opinion relates to matters set forth in the General Counsel Certificate, we have relied, with your consent, solely upon such General Counsel Certificate with respect to the accuracy of the factual matters and legal conclusions contained therein and, except as specifically set forth in the following sentence of this opinion, we have not independently verified or established the accuracy of such matters. We do note that the stock records and corporate records of the Borrower are incomplete and we are unable to verify the accuracy of certain information contained in the General Counsel Certificate. However, nothing has come to the attention of the attorneys in this firm who have directly and substantially participated in this transaction (consisting of Lawrence N. Schultz, Dale C. LaPorte, Thomas A. Cicarella, Douglas A. Neary, M. Ann Harlan and Tracy W. Smirnoff) providing clear evidence that the statements in the General Counsel's Certificate are incorrect with respect to such matters. Except to the extent expressly set forth herein, we have not undertaken any independent investigation with respect to such matters, and no inference as to our knowledge should be drawn from the fact of our legal representation of the Borrower in connection with other matters.

     In rendering our opinions, we have not conducted an investigation into the specific types of business and activities in which the Borrower engages or the manner in which it conducts business as would enable us to render an opinion (and, accordingly, we express no opinion) as to the applicability of any law or regulation of the United States or the State of Ohio not of general applicability to business corporations.

     On the basis of and in reliance upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

     1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Ohio. Based upon our review of the Articles of Incorporation and Code of Regulations of the Borrower, the Borrower has the corporate power to own its property and assets of which we are aware and to transact the business in which, to our actual knowledge, it is

                         CALFEE, HALTER & GRISWOLD LLP

December 18, 1997
Page 4

engaged or presently proposes to engage (as such business is described in the Offering Circular dated December 11, 1997, relating to the Senior Subordinated Notes and Discount Notes).

     2. The Borrower has the corporate power and authority to execute, deliver and perform the Loan Documents to which it is a party. The Borrower has duly executed the Loan Documents.

     3. The execution, delivery and performance by the Borrower of those Loan Documents to which it is a party, and its Consummation of the transactions provided for therein, have been authorized by all necessary corporate action on behalf of the Borrower.

     4. Neither the execution nor the delivery by the Borrower of the Loan Documents will conflict with, result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of any present statute, rule or regulation binding on the Borrower.

     In rendering the opinions set forth above, we have assumed, without any independent investigation but without any knowledge to the contrary, that:

        (a) all records and documents that have been submitted to us as originals are authentic, and all records and documents that have been submitted to us as copies conform to authentic, original records and documents;

        (b) no action has been taken which amends, revokes or otherwise terminates or affects any of the documents or records which have reviewed;

        (c) the genuineness of all facsimile signatures;

        (d) the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies;

        (e) the authenticity of the originals of such copies; and

        (f) all persons executing agreements, instruments or documents examined or relied upon by us had the capacity to sign such agreements, instruments or documents, and all such signatures are genuine (other than with respect to the signatures of officers of the Borrower).

     We render no opinion as to whether any of the Loan Documents is the valid, binding and enforceable obligation of the Borrower.

                         CALFEE, HALTER & GRISWOLD LLP

December 18, 1997
Page 5


     We are admitted to the practice of law in the State of Ohio and the opinions expressed herein relate solely to the laws of the State of Ohio, and the federal laws of the United States, and no opinion is expressed with respect to any applicable law of any other jurisdiction or with respect to any law not of general applicability to business corporations which would impact the opinions provided herein.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may thereafter be brought to our attention. Our opinions are based on statutory laws and judicial decisions that are in effect on the date hereof, and we express no opinion with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof nor do we assume any responsibility to advise you of future changes in our opinions.

     A copy of this opinion letter may be delivered by any of you to any Eligible Assignee (as defined in the Credit Agreement or the AXEL Credit Agreement, as applicable) in connection with and at the time of any assignment and delegation by any of you as a Lender to such Eligible Assignee of all or a portion of your Loans and Commitments in accordance with the provisions of the Credit Agreement or the AXEL Credit Agreement, and such Eligible Assignee may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.

     This opinion is limited to the matters expressly stated herein. Except as set forth in the immediately preceding paragraph, the opinions expressed herein are solely for use by the Administrative Agent and the Lenders in connection with the Credit Agreement and may not be used, quoted or relied upon by you for any other purpose, or by any other person or entity for any purpose, without our prior written consent.


                                            Very truly yours,

                                            /s/ Calfee, Halter & Griswold LLP

                                            CALFEE, HALTER & GRISWOLD LLP

                                   Schedule I


  [Copies of 75 UCC-1 Filings received December 18, 1997--List to be compiled and supplied post-closing.]

                                   Exhibit A

                       CERTIFICATE OF THE VICE PRESIDENT
                       ---------------------------------
                 AND GENERAL COUNSEL OF SEALY MATTRESS COMPANY
                 ---------------------------------------------
                             AND SEALY CORPORATION
                             ---------------------


TO:  Calfee, Halter & Griswold LLP


     I, Kenneth L. Walker, do hereby certify that I am the duly elected and qualified Vice President and General Counsel of Sealy Mattress Company, an Ohio corporation (the "Borrower"), and Sealy Corporation, a Delaware corporation ("Sealy Corp."), and that as of the date hereof:

      1. Attached hereto as Appendix 1 is a true and correct copy of the Articles of Incorporation of the Borrower as in effect on the date hereof, certified as of December 17th, 1997, by the Secretary of State of the State of
                         ----
Ohio.

      2. Attached hereto as Appendix 2 is a true and correct copy of the Code of Regulations, as amended, of the Borrower as in effect on the date hereof.

      3. Attached hereto as Appendix 3 is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower by written consent on December 18th, 1997, which resolutions have not been modified, revoked or
         ----
rescinded and remain in full force and effect on the date hereof.

      4. The officers listed below are duly elected officers of the Borrower, holding the offices indicated opposite their respective names, duly authorized by the Directors of the Borrower to execute, deliver and perform the Loan Documents on behalf of the Borrower and to take all further action and to execute, deliver and perform all other documents as they deem advisable in connection with the transactions provided for therein, and the signatures set forth below are the genuine signatures of such officers:


Offices                             Officer            Signature
-------                             -------            ---------

President and Chief Executive       Ronald L. Jones    _______________________
 Officer

Vice President and Treasurer        Ronald H. Stolle   /s/ Ronald H. Stolle
                                                       -----------------------


      5. The individuals listed below are the only directors of the Borrower and have all been duly elected by Sealy Corp., the sole shareholder of the Borrower:

December 18, 1997
Page 7


                Directors               Signature
                ---------               ---------

                Ronald L. Jones         _______________________

                Kenneth L. Walker       /s/ Kenneth L. Walker
                                        -----------------------

                Ronald H. Stolle        /s/ Ronald H. Stolle
                                        -----------------------


      6. Sealy Corp. owns 1,000 shares of common stock, par value one dollar ($1.00) per share (the "Shares"), of the Borrower consisting of all of the issued and outstanding shares of capital stock of the Borrower. All of the Shares have been fully paid for by Sealy Corp. The Borrower has not issued or authorized any outstanding options, warrants or similar rights to subscribe for or purchase any capital stock of the borrower or outstanding securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or other equity securities of the Borrower.

      Please note, however, that the stock records and the corporate records of the Borrower are incomplete and I am unable to verify the accuracy of certain of the information including, without limitation, information regarding the election of directors and the issuance of shares of the Borrower. However, nothing has come to my attention which leads me to believe the statements set forth in this certificate are incorrect as to such matters.

      All capitalized terms not otherwise defined in this Certificate are used herein as defined in the opinion of Calfee, Halter & Griswold LLP delivered pursuant to subsection 4.1P of that certain Credit Agreement, dated as of December 18, 1997 (the "Credit Agreement") and subsection 3.1P of that certain AXEL Credit Agreement, dated as of December 18, 1997 (the "AXEL Credit Agreement"). The undersigned acknowledges and agrees that Calfee, Halter & Griswold LLP intend to, and may, rely on this Certificate and the matters contained herein, in rendering opinions in connection with the transactions contemplated by the Credit Agreement and the AXEL Credit Agreement.

                                        SEALY MATTRESS COMPANY


                                        By:/s/ Kenneth L. Walker
                                           --------------------------
                                           Kenneth L. Walker
                                           Vice President and General Counsel


Effective Date:_____________, 1997

December 18, 1997
Page 8



                                        SEALY CORPORATION


                                        By:/s/ Kenneth L. Walker
                                           ---------------------------
                                           Kenneth L. Walker
                                           Vice President and General Counsel

                                  EXHIBIT IX

                  [FORM OF OPINION OF O'MELVENY & MYERS LLP]
                              [O'M&M Letterhead]

                                    [Date]

                                    1 9 9 7



                                 [file number]
                                                                        [doc ID]


Goldman Sachs Credit Partners L.P.,
  as Arranger and Syndication Agent

Morgan Guaranty Trust Company
  of New York,
  as Administrative Agent

Bankers Trust Company,
  as Documentation Agent

    and

The Lenders Party to the Credit
  Agreement Referenced Below


              Re:  Loans to Sealy Mattress Company
                   -------------------------------


Ladies and Gentlemen:

         We have acted as counsel to Goldman Sachs Credit Partners L.P., as arranger and syndication agent (in such capacity, "Syndication Agent"), and Morgan Guaranty Trust Company of New York, as administrative agent (in such capacity, "Administrative Agent"; collectively, Syndication Agent and Administrative Agent are referred to herein as "Agents"), in connection with the preparation and delivery of (i) a Credit Agreement dated as of December 18, 1997 (the "Revolver/Tranche A Term Loan Credit Agreement") and (ii) an AXEL Credit Agreement dated as of December 18, 1997 (the "AXEL Credit Agreement"; together with the

Revolver/Tranche A Term Loan Credit Agreement, the "Credit Agreements"), each among Sealy Mattress Company, an Ohio corporation ("Company"), Sealy Corporation, a Delaware corporation ("Holdings"), the financial institutions listed therein as lenders, Agents and Bankers Trust Company, as documentation agent, and in connection with the preparation and delivery of certain related documents.

         We have participated in various conferences with representatives of Company and Agents and conferences and telephone calls with Kirkland & Ellis, counsel to Company and Holdings, during which the Credit Agreements and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreements. We have reviewed the forms of the Credit Agreements and the respective exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Kirkland & Ellis and Calfee, Halter & Griswold LLP (collectively, the "Opinions") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

         Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreements and the respective exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreements and the Notes are substantially responsive to the respective requirements of the Credit Agreements.

                             Respectfully submitted,

                                   EXHIBIT X

                        [FORM OF ASSIGNMENT AGREEMENT]

                             ASSIGNMENT AGREEMENT


    This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

    IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

    SECTION 1.  ASSIGNMENT AND ASSUMPTION.
                -------------------------

    (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

    (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

    (c) Assignor hereby represents and warrants (i) that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Term Loan and the Pro Rata Share corresponding to the Assigned Share and (ii) that the assignment complies with clause (a) or (b), as applicable, of subsection 10.1B(i).

    (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Agents, Assignor and the other Lenders and their respective successors and permitted assigns.

    (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Term Loan and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Revolving Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make
                          --------
payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

    SECTION 2.  CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                --------------------------------------------------

    (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

    (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

    (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

    (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

    (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

    SECTION 3.  MISCELLANEOUS.
                -------------

    (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

    (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

    (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

    (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION

SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

    (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

    (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to said subsection 2.7B(iii)(a), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, and (vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.



                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                               SCHEDULE OF TERMS

31.  BORROWER:   Sealy Mattress Company, an Ohio corporation
     --------

32.  NAME AND DATE OF CREDIT AGREEMENT:  Credit Agreement dated as of December
     ---------------------------------
     18, 1997 by and among the Borrower, Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein, Morgan Guaranty Trust Company of New York, as administrative agent, and Bankers Trust Company, as documentation agent.

                                     AMOUNTS:
                                     -------
                                             RE: REVOLVING
                                     RE: TERM LOANS        LOAN
                                     --------------      -------
(a) Aggregate Commitments of all
    all Lenders:                     $______             $_____
(b) Assigned Share/Pro Rata Share:   ______%             _____%
(c) Amount of Assigned Share of
    Commitments:                     $______             $_____
(d) Amount of Assigned Share of
    Term Loans:                      $______

34. SETTLEMENT DATE:  ____________, [199_][200_]
    ---------------

35. PAYMENT INSTRUCTIONS:
    --------------------

    ASSIGNOR:                                   ASSIGNEE:

    See Annex A                                 See Annex B

36. NOTICE ADDRESSES:
    ----------------

    ASSIGNOR:                                   ASSIGNEE:

    See Annex A                                 See Annex B

37. SIGNATURES:
    ----------

    [NAME OF ASSIGNOR],                         [NAME OF ASSIGNEE],
    as Assignor                                 as Assignee


    By: _____________________                   By: _______________________
       Name:                                       Name:
       Title:                                      Title:


    Consented to and accepted in accor-
    dance with subsections 10.1B(i) and
    (ii) of the Credit Agreement

    MORGAN GUARANTY TRUST
    COMPANY OF NEW YORK,
    as Administrative Agent


    By: _____________________
       Name:
       Title:

 [Consented to and accepted in accordance with subsection 10.1B(i) of the Credit Agreement

 SEALY MATTRESS COMPANY


 By:  _____________________________
      Name:
      Title:]

                                    ANNEX A
                                    -------



ASSIGNOR PAYMENT INSTRUCTIONS:
-----------------------------

     _____________________________
     _____________________________
     _____________________________
     Attention:___________________
     Reference:___________________


ASSIGNOR NOTICE ADDRESSES:
-------------------------


     _____________________________
     _____________________________
     _____________________________
     Attention:___________________
     Reference:___________________

                                    ANNEX B
                                    -------



ASSIGNEE PAYMENT INSTRUCTIONS:
-----------------------------

     _____________________________
     _____________________________
     _____________________________
     Attention:___________________
     Reference:___________________


ASSIGNEE NOTICE ADDRESSES:
-------------------------

     _____________________________
     _____________________________
     _____________________________
     Attention:___________________
     Reference:___________________

                                  EXHIBIT XI

                   [FORM OF CERTIFICATE RE NON-BANK STATUS]


                        CERTIFICATE RE NON-BANK STATUS


     Reference is hereby made to that certain Credit Agreement dated as of December 18, 1997, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Sealy Mattress Company, an Ohio corporation, as borrower, Sealy Corporation, a Delaware corporation, as guarantor, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, the financial institutions listed therein as Lenders, Morgan Guaranty Trust Company of New York, as administrative agent, and Bankers Trust Company, as documentation agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.


DATED:  __________________________     [NAME OF LENDER]


                                       By:  ____________________________________
                                            Name:
                                            Title:

                                  EXHIBIT XII

                   [FORM OF FINANCIAL CONDITION CERTIFICATE]


    This FINANCIAL CONDITION CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of December 18, 1997 (the "CREDIT AGREEMENT"), by and among Sealy Mattress Company, an Ohio corporation ("COMPANY"), Sealy Corporation, a Delaware corporation ("HOLDINGS"), the financial institutions referred to therein as lenders (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent, Morgan Guaranty Trust Company of New York ("MORGAN GUARANTY"), as administrative agent (the "CA ADMINISTRATIVE AGENT"), and
Bankers Trust Company ("BTCO"), as documentation agent, and that certain AXEL Credit Agreement dated as of December 18, 1997 ("AXEL CREDIT AGREEMENT") by and among Company, Holdings, the financial institutions listed therein as lenders (the"AXEL LENDERS"), GSCP as arranger and syndication agent, Morgan Guaranty, as administrative agent (the "AXEL ADMINISTRATIVE AGENT"), and BTCo, as documentation agent. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

    A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting vice president, controller and principal accounting officer of Holdings. I am familiar with the terms and conditions of the Credit Agreement and the AXEL Credit Agreement.

    B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Holdings for the purpose of discussing the meaning of its contents.

    C. In connection with preparing for the consummation of the transactions and financings contemplated by the Credit Agreement and the AXEL Credit Agreement (the "PROPOSED TRANSACTIONS"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Holdings and its Subsidiaries for the fiscal years of Holdings ending November 30, 1998 through November 30, 2008, inclusive (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Statements, attached hereto as Exhibit A, give effect to the consummation of the Proposed Transactions and
---------
assume that the debt obligations of Holdings will be paid from the cash flow generated by the operations of Holdings and its Subsidiaries and other cash resources. The Projected Financial Statements were prepared on the basis of information available at August 31, 1997. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

    D. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Holdings and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Holdings and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

    Based on the foregoing, I have, in my capacity as vice president, controller and principal accounting officer of Holdings, reached the following conclusions:

         1. Holdings and its Subsidiaries are not now, nor will the incurrence of the Obligations under the Credit Agreement and the Obligations (as such term is defined in the AXEL Credit Agreement) under the AXEL Credit Agreement, and the incurrence of the other obligations contemplated by the Proposed Transactions render Holdings and its Subsidiaries "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair saleable value of assets (on a going concern basis based on the valuation procedures performed by Valuation Research Corporation in their letter of even date herewith (the "VRC OPINION")) is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the VRC Opinion. The assumptions on which the VRC Opinion is based are stated therein. I believe that the assumptions on which the VRC Opinion is based are reasonable.

         2. By the incurrence of the Obligations under the Credit Agreement, the Obligations (as such term is defined in the AXEL Credit Agreement) under the AXEL Credit Agreement, and the incurrence of the other obligations contemplated by the Proposed Transactions, Holdings and its Subsdiaries will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Holdings and its Subsidiaries will have positive cash flow after paying all of its scheduled anticipated indebtedness (including scheduled payments under the Credit Agreement, the AXEL Credit Agreement, the other obligations contemplated by the Proposed Transactions and other permitted indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings) will be sufficient to provide cash necessary to repay the Loans and other Obligations under the Credit Agreement and the Loans (as such term is defined in the AXEL Credit Agreement) and other Obligations (as such term is defined in the AXEL Credit Agreement) under the AXEL Credit Agreement, the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures. The foregoing conclusion also assumes that Holdings and its Subsidiaries will refinance their outstanding debt in the year in which the Senior Subordinated Notes and the Discount Notes mature.

                                     XII-2

         3. As of the Closing Date, the incurrence of the Obligations under the Credit Agreement, the Obligations (as such term is defined in the AXEL Credit Agreement) under the AXEL Credit Agreement, and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Holdings and its Subsidiaries with property remaining in their hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Holdings and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

         4. To the best of my knowledge, Holdings and its Subsidiaries have not executed the Credit Agreement, the AXEL Credit Agreement, or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

    I understand that Administrative Agent, AXEL Administrative Agent, Credit Agreement Lenders, and AXEL Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Company pursuant to the Credit Agreement and the AXEL Credit Agreement.

    On behalf of Holdings, in my capacity as vice president, controller and principal accounting officer, I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this ___ day of December, 1997.



                                  SEALY CORPORATION



                                  By:  ____________________________
                                       Name:
                                       Vice President, Controller and
                                       Principal Accounting Officer

                                     XII-3

                                  EXHIBIT XIII

                        [FORM OF] INTERCREDITOR AGREEMENT

         This Intercreditor Agreement is dated as of December 18, 1997, and entered into by and among Morgan Guaranty Trust Company of New York, as administrative agent (in such capacity, the "Revolving Facility Agent") for the lenders and the issuer of letters of credit under the Revolving Credit Agreement referred to below, Morgan Guaranty Trust Company of New York, as administrative agent (in such capacity, the "AXEL Facility Agent") for the lenders under the AXEL Credit Agreement referred to below, and Morgan Guaranty Trust Company of New York, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") under each of the Security Documents, the Subsidiary Guaranty and the Holdings Guaranty dated of even date herewith referred to below.

                                    RECITALS

         WHEREAS, Sealy Mattress Company (the "Company"), as the borrower, the several lenders from time to time parties thereto (the "Revolving Facility Lenders"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent, and the Revolving Facility Agent have entered into a Credit Agreement dated as of December 18, 1997 (said agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Revolving Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined);

         WHEREAS, the Company, the various financial institutions parties thereto (the "AXEL Facility Lenders"), GSCP, as arranger and syndication agent, and the AXEL Facility Agent have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "AXEL Credit Agreement");

         WHEREAS, the Company may from time to time enter into one or more Interest Rate Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Financing Agreements (as hereinafter defined);

         WHEREAS, the terms of the Revolving Credit Agreement and the AXEL Credit Agreement require that the Company execute and deliver to the Collateral Agent the Company Security Agreement, the Company Pledge Agreement and the Company Patent and Trademark

                                     XIII-1

Security Agreement securing the Company's obligations to the Revolving Facility Lenders, the AXEL Facility Lenders, the Revolving Facility Agent and the AXEL Facility Agent as provided therein;

         WHEREAS, the terms of the Revolving Credit Agreement and the AXEL Credit Agreement also require that all of the Domestic Subsidiaries of the Company execute and deliver to the Collateral Agent a guaranty (the "Subsidiary Guaranty") guaranteeing the Company's obligations to the Revolving Facility Lenders (including the obligations of the Company to the Issuing Lender in respect of any Letters of Credit), the AXEL Facility Lenders, the Revolving Facility Agent and the AXEL Facility Agent as provided therein (such Domestic Subsidiaries and any future Domestic Subsidiaries executing the Subsidiary Guaranty being referred to herein as the "Subsidiary Guarantors"; the Subsidiary Guarantors and Holdings collectively being referred to herein as the "Guarantors"), and that all Domestic Subsidiaries of the Company execute and deliver to the Collateral Agent the Subsidiary Pledge Agreement, the Subsidiary Security Agreement and the Subsidiary Patent and Trademark Security Agreement securing the obligations of such Subsidiaries under the Subsidiary Guaranty;

         WHEREAS, the terms of the Revolving Credit Agreement and the AXEL Credit Agreement also require that Holdings execute and deliver to the Collateral Agent a guaranty (the "Holdings Guaranty"; together with the Subsidiary Guaranty, the "Guaranties") guaranteeing the Company's obligations to the Revolving Facility Lenders (including the obligations of the Company to the Issuing Lender in respect of any Letters of Credit), the AXEL Facility Lenders, the Revolving Facility Agent and the AXEL Facility Agent as provided therein, and that Holdings execute and deliver to the Collateral Agent the Holdings Pledge Agreement and the Holdings Security Agreement securing the obligations of Holdings under the Holdings Guaranty (the Holdings Pledge Agreement, the Holdings Security Agreement, together with the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Patent and Trademark Security Agreement, the Company Security Agreement, the Company Pledge Agreement and the Company Patent and Trademark Security Agreement and any other security agreements, mortgages and deeds of trust entered into by any Loan Party (as hereinafter defined) for the benefit of any Secured Parties and any other security agreements, mortgages and deeds of trust entered into by any Loan Party (as hereinafter defined) for the benefit of any Secured Parties (hereinafter defined), being collectively referred to herein as the "Security Documents");

         WHEREAS, the Revolving Facility Agent, the AXEL Facility Agent and the Collateral Agent (such parties collectively referred to as the "Parties") desire to set forth certain provisions regarding the appointment, duties and responsibilities of the Collateral Agent and to set forth certain other provisions concerning the obligations of the Company, Holdings and the Subsidiaries of Holdings executing the Guaranties and the Security Documents (collectively, the "Loan Parties") to the Parties, the Revolving Facility Lenders, the AXEL Facility Lenders and any Interest Rate Exchangers (collectively, together with the Parties, the "Secured Parties") under the agreements referred to in the foregoing recitals; and

                                     XIII-2

         WHEREAS, the Parties wish to set forth their agreement as to the decisions relating to the exercise of remedies under the Security
Documents, the Guaranties and certain limitations on the exercise of such remedies.

         NOW, THEREFORE, the Parties and, by their acceptance of the benefits hereof and of the Guaranties and the Security Documents, the Interest Rate Exchangers agree as follows:

         Appointment As Collateral Agent. The Revolving Facility Agent on behalf
         -------------------------------
of the Revolving Facility Lenders, the AXEL Facility Agent on behalf of the AXEL Facility Lenders, and the Interest Rate Exchangers hereby severally appoint Morgan Guaranty Trust Company of New York to serve as the Collateral Agent and representative of the Secured Parties, and each such Party and Interest Rate Exchanger authorizes the Collateral Agent to act as agent for the Secured Parties (a) for the purposes of executing and delivering on its behalf the Security Documents to be executed and delivered by the Loan Parties and, subject to the provisions of this Agreement, enforcing the Secured Parties' rights in respect of the Collateral and the obligations of the Loan Parties under the Security Documents, and (b) for the purpose of enforcing the Secured Parties' rights under the Guaranties and the obligations of the Guarantors under the Guaranties. The Collateral Agent hereby accepts such appointment and agrees to act as Collateral Agent hereunder and to enter into and act as Collateral Agent under each of the Security Documents and the Guaranties in accordance with the terms thereof and of this Agreement.

      Decisions Relating to Exercise of Remedies Vested in Requisite Obligees.
      -----------------------------------------------------------------------

         The Collateral Agent agrees to make such demands, to give such notices and to take such other actions under this Agreement, the Guaranties and the Security Documents as are expressly required under the terms hereof and thereof or as Requisite Obligees may request, and to take such action to enforce the Guaranties and the Security Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be expressly required under the terms of this Agreement, the Guaranties or the Security Documents or as Collateral Agent may be directed by Requisite Obligees. The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, any or all of the Security Documents or the Guaranties or that would in its opinion subject it or any of its officers, employees, agents or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement, any or all of the Security Documents or the Guaranties unless and until the Collateral Agent shall be indemnified to its satisfaction by the Secured Parties against any and all loss, cost, expense or liability in connection therewith.

         Each Party executing this Agreement agrees that the Collateral Agent may act as Requisite Obligees may request (regardless of whether any individual Party or any other Secured Party agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request and that no Party or Secured Party shall have any liability to any other Party or Secured Party for any such request. The Collateral

                                     XIII-3

Agent shall give prompt notice to all Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give
                                    --------  -------
any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken.

         The Collateral Agent may at any time request directions from the Requisite Obligees as to any course of action or other matters relating hereto or to the Security Documents or the Guaranties. Directions given by Requisite Obligees to the Collateral Agent shall be binding on the Parties, the Revolving Facility Lenders, the AXEL Facility Lenders and all Secured Parties for all purposes.

         Each Party, on behalf of the Secured Parties, and each Interest Rate Exchanger, agrees not to take any action whatsoever to enforce any term or provision of the Security Documents or the Guaranties or to enforce any of its rights in respect of the Collateral, except through the Collateral Agent in accordance with this Agreement.

      Application of Proceeds of Security, Guaranty Payments, Etc.
      -----------------------------------------------------------

         The Collateral Agent shall establish and maintain two accounts into which it shall deposit (i) all amounts received by it in its capacity as the Collateral Agent in respect of any Security Document or the Guaranties (including all monies received on account of any sale of or other realization upon any of the Collateral pursuant to any Security Document or pursuant to
Section 5(b) hereof and all monies received by it on account of the enforcement of the Guaranties), and (ii) all amounts received by it as a result of payments described in Section 5(c). One of the two accounts referred to in the preceding sentence shall be established and maintained for the benefit of all Secured Parties (other than with respect to L/C Obligations) (the "General Collateral Account") and the second such account shall be established and maintained solely for the benefit of the Issuing Lender (the "L/C Collateral Account", and together with the General Collateral Account, the "Collateral Accounts"). The Collateral Agent shall have exclusive dominion and control over the Collateral Accounts.

         All amounts which the Collateral Agent is required at any time to deposit in the respective Collateral Accounts pursuant to Section 3(a) shall be allocated between, and deposited in, such General Collateral Account and such L/C Collateral Account, respectively, pro rata in accordance with (i) the aggregate amount of such Secured Obligations (other than L/C Obligations) then outstanding and (ii) the aggregate amount of the L/C Obligations then outstanding. If any amounts are delivered to the Collateral Agent as cash collateral for the Letters of Credit pursuant to Section 8 of the Revolving Credit Agreement or as collateral for the liability of the Issuing Lender under outstanding Letters of Credit, they shall be deposited in the L/C Collateral Account. If after giving effect to such deposit or at any other time the balance in the L/C Collateral Account exceeds all L/C Obligations then outstanding, the excess shall be transferred to the General Collateral Account. After giving effect to any such deposit to the L/C

                                     XIII-4

Collateral Account, subsequent allocations pursuant to the first sentence of this Section 3(b) shall be adjusted to the extent necessary to cause the ratio of the aggregate amount of the Secured Obligations (other than L/C Obligations) then outstanding to the balance in the General Collateral Account to be equal to the ratio of the aggregate amount of the L/C Obligations then outstanding to the balance in the L/C Collateral Account. Prior to the delivery of a Notice of Acceleration any amounts deposited in the Collateral Accounts may be disbursed from the Collateral Accounts only upon the prior written consent of the Requisite Obligees. After the occurrence of a Notice of Acceleration and until such Notice is rescinded, the Collateral Agent shall disburse funds from the Collateral Accounts only as provided in this Section 3.

         When a Notice of Acceleration is in effect, all amounts deposited in the General Collateral Account shall be applied in the following order of priority:

                 First, to the extent not theretofore paid by or on behalf of
                 -----
         any Loan Party, to pay all fees, costs, expenses of the Collateral Agent incurred in connection with the performance of its duties hereunder or under the Security Documents or the Guaranties, as the case may be, including reasonable attorneys' fees and expenses and all Collateral Agent Obligations and any other amounts payable to the Collateral Agent hereunder or under any of the Security Documents or the Guaranties in respect of any indemnities or other obligations of the Loan Parties with such application made pro rata from the General Collateral Account and the L/C Collateral Account based on the amounts on deposit therein;

                 Second, to the other Secured Parties pro rata in accordance
                 ------                               --- ----
         with the aggregate amount of all Secured Obligations (other than L/C Obligations) held by such Secured Parties;

                 Third, if any L/C Obligations shall remain unpaid, to the L/C
                 -----
         Collateral Account to the extent the aggregate amount in such L/C Collateral Account does not exceed the aggregate amount of such L/C Obligations; and

                 Fourth, the balance, if any, to the Company or such other
                 ------
         person or persons as are entitled thereto.

                 When a Notice of Acceleration is in effect, all amounts deposited in the L/C Collateral Account shall be applied in the following order of priority (provided that an amount not to exceed all L/C Obligations which are not then L/C Current Obligations shall not be so applied, and shall instead be held by Collateral Agent in the L/C Collateral Account as collateral for such L/C Obligations, until they become L/C Current Obligations):

                 First, to the extent not theretofore paid by or on behalf of
                 -----
         any Loan Party, to pay all fees, costs, expenses of the Collateral Agent incurred in connection with the

                                     XIII-5
         performance of its duties hereunder or under the Security Documents or the Guaranties, as the case may be, including reasonable attorneys' fees and expenses and all Collateral Agent Obligations and any other amounts payable to the Collateral Agent hereunder or under any of the Security Documents or the Guaranties in respect of any indemnities or other obligations of the Loan Parties with such application made pro rata from the General Collateral Account and the L/C Collateral Account based on the amounts on deposit therein;

                 Second, to the holders of any L/C Current Obligations pro rata
                 ------
         in accordance with the aggregate amount of all L/C Current Obligations) held by them,

                 Third, if any Secured Obligations (other than L/C Obligations)
                 -----
         shall remain unpaid, to the General Collateral Account to the extent the aggregate amount in the General Collateral Account does not exceed the aggregate amount of such Secured Obligations; and

                 Fourth, the balance, if any, to the Company or such other
                 ------
         person or persons as are entitled thereto.

         Unless the Collateral Agent shall have received instructions from the Requisite Obligees as to the times at which any amounts are to be distributed pursuant to Sections 3(c) or 3(d), all distributions or transfers pursuant to Sections 3(c) or 3(d) shall be made at such times and as promptly as the Collateral Agent shall in its good faith discretion determine to be reasonable and practicable under the circumstances, given the amount available for distribution or transfer in the relevant Collateral Account, the time at which the next addition to such Collateral Account is expected to be made, and the cost of distributing funds to the Secured Parties entitled to receive the same. The Collateral Agent shall at all times have the right to request distribution instructions as contemplated by the preceding sentence.

         Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Accounts shall be invested by the Collateral Agent in such Cash Equivalents as it shall determine from time to time or such other investments as shall be approved by Requisite Obligees; provided that so long as no Event of Default shall have occurred and be
--------
continuing, the Collateral Agent shall make such other investments at the direction of the Company. All reasonable commissions and other reasonable costs and expenses incurred by the Collateral Agent in connection with the acquisition or disposition by it of Cash Equivalents or such other investments may be deducted by the Collateral Agent from the income received by the Collateral Agent with respect thereto.

         Payments by the Collateral Agent in respect of the Revolving Credit Agreement Obligations (other than L/C Obligations) shall be made to the Revolving Facility Agent for

                                     XIII-6
distribution to the Revolving Facility Lenders in accordance with the terms of the Revolving Credit Agreement; payments with respect to the L/C Obligations shall be made to the Revolving Facility Agent for distribution to the Issuing Lender in accordance with the terms of the Revolving Credit Agreement; payments by the Collateral Agent in respect of the AXEL Credit Agreement Obligations shall be made to the AXEL Facility Agent for distribution to the AXEL FacilityLenders in accordance with the terms of the AXEL Credit Agreement; and payments by the Collateral Agent in respect of the Lender Interest Rate Agreement Obligations shall be distributed to the Interest Rate Exchangers pro
                                                                           ---
rata in accordance with the aggregate amount of Lender Interest Rate Agreement
----
Obligations held by such Interest Rate Exchanger.

      Information.
      -----------

         Upon the request of the Collateral Agent, each Party and Interest Rate Exchanger agrees to promptly inform the Collateral Agent of the existence and amount of the Secured Obligations owing to such Party or such Interest Rate Exchanger and such other Secured Parties for whom such Party is acting as agent, trustee or other representative and of any commitments to extend additional credit which will constitute Secured Obligations by such Party or other Secured Parties. Upon request of the Collateral Agent, each Party (other than the Collateral Agent) and each Interest Rate Exchanger will inform the Collateral Agent of such payments on the Secured Obligations as may be received from time to time by such Party and such other Secured Parties for whom such Party is acting as agent, trustee or other representative.

         If, notwithstanding the request of the Collateral Agent, any Party or Interest Rate Exchanger shall fail or refuse reasonably promptly to certify as to the existence or amount of any Secured Obligation or such other information concerning the Secured Obligations as the Collateral Agent may reasonably request, the Collateral Agent shall be entitled to determine such existence or amount of such Secured Obligations by such method as the Collateral Agent may, in its sole discretion, determine in good faith, including by reliance upon a certificate of an officer of the Company. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in good faith in accordance with the provisions of this Section (or as otherwise directed by a court of competent jurisdiction after notice and hearing on the merits) and, in the absence of gross negligence, shall have no liability to Company, any Subsidiary, any holder of any Secured Obligation or any other person as a result of such determination.

         If the Collateral Agent receives any Notice of Acceleration or certificate rescinding a Notice of Acceleration or any request by the Company for any consent, waiver or amendment with respect hereto or any Security Document or the Guaranties, it shall give prompt notice thereof to each Party at the address for such Party provided for in Section 8 hereof.

         A Notice of Acceleration shall be deemed to have been given only when the Notice of Acceleration has actually been received by the Collateral Agent and to have been rescinded

                                     XIII-7
when the Collateral Agent has actually received from the creditor or creditor group which gave such Notice of Acceleration a notice withdrawing such Notice of Acceleration. A Notice of Acceleration shall be deemed to be outstanding at all times after such Notice of Acceleration has been given until such time, if any, as such Notice of Acceleration has been rescinded.

         The Collateral Agent shall keep executed counterparts of this Agreement, the Security Documents and the Guaranties at the Collateral Agent's address as set forth under Collateral Agent's signature on the signature page to this Agreement and shall permit any Secured Party to inspect this Agreement, the Security Documents and the Guaranties upon request and to take copies thereof.

      Intercreditor Arrangements.
      --------------------------

         Each of the Collateral Agent, each of the other Parties (on behalf of the respective Secured Parties) and each Interest Rate Exchanger hereby agrees, and each of the Loan Parties hereby acknowledges, that the liens and security interests granted to the Collateral Agent under the Security Documents shall be treated as having equal priority and shall at all times be shared by the Secured Parties as provided herein.

         If any Secured Party acquires custody, control or possession of any Collateral or proceeds therefrom, or payments with respect to the Guaranties, other than by distribution from the Collateral Agent pursuant to the terms of this Agreement, such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Section 3. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold all such Collateral, proceeds and payments in trust for the parties entitled thereto hereunder. Nothing in this Section shall prevent a Secured Party from receiving and retaining payments (a) for the provision of services to any Loan Party, or (b) in connection with any extension of credit or other financial accommodation to any Loan Party if the obligations of such Loan Party incurred in connection with such extension of credit or other financial accommodation do not constitute Secured Obligations, or (c) as security for any such extension of credit or other financial accommodation if the obligations of such Loan Party incurred in connection with such services, extension of credit or other financial accommodation do not constitute Secured Obligations, and if such obligations are not incurred and such security is not given in breach of the Financing Agreements (as defined in Section 6).

         If (a) at any time after the occurrence of an Acceleration and for so long as such Acceleration is continuing, any Secured Party shall receive payment (voluntary or involuntary) on account of any Secured Obligation (i) from or on behalf of the Company or any Subsidiary or any guarantor of payment or performance of any of the Secured Obligations, or (ii) pursuant to any turnover or similar provision contained in any agreement evidencing or relating to

                                     XIII-8
subordinated indebtedness of the Company or any Loan Party or other obligor, or
(b) at any time any Secured Party shall receive payment (voluntary or involuntary) on account of any Secured Obligation by way of the exercise of any right of setoff (or similar right) with respect to any assets (whether or not such assets shall constitute Collateral) of any Loan Party or as a result of any counterclaim, purchase of any participation by any Loan Party or otherwise, then such payment, prepayment or repayment (herein, a "Secured Obligation Payment") shall be deemed to be the proceeds of Collateral and shall be delivered to or put in the custody, possession or control of the Collateral Agent by the Secured Party receiving such Secured Obligation Payment for disposition or distribution by the Collateral Agent in accordance with Section 3.

         Any Secured Party receiving a Secured Obligation Payment that is required pursuant to this Section to be turned over to the Collateral Agent for application under Section 3 is deemed to have received such Secured Obligation Payment solely as agent for the Secured Parties and the Collateral Agent, and will immediately turn such Secured Obligation Payment, in the form received except for the endorsement of such receiving party where appropriate, over to the Collateral Agent, and until so turned over, will hold such Secured Obligation Payment in trust for the Secured Parties and the Collateral Agent.

         Each Party shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other Parties, and shall take such other action, in each case as any other Party may reasonably have requested (at the cost and expense of the Company which, by countersigning this Agreement, agrees to pay such reasonable costs and expenses), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

         In no event will the Revolving Facility Lenders or the AXEL
Facility Lenders consent to any amendment of the provisions of the Revolving Credit Agreement or the AXEL Credit Agreement, respectively, or to any payment consistent with an amendment thereof or a change thereto, or enter into any other agreement with the Company or any of its Subsidiaries that would have the effect of (i) changing (to earlier dates) any dates upon which payments of principal or interest are due on loans or letter of credit reimbursement obligations, (ii) reducing the percentage specified in the definition of "Requisite Lenders" in the Revolving Credit Agreement or the AXEL Credit Agreement, or (iii) changing any mandatory prepayments or commitment reductions of the Revolving Credit Agreement or the AXEL Credit Agreement in a manner that disproportionately disadvantages one Class relative to the other Class, or confers additional rights on one Class which would be adverse to the other Class, in each case without the prior written consent of Requisite Obligees. Each Secured Party agrees that to the extent either Credit Agreement is amended in accordance with the terms of this Agreement and the Credit Agreements to increase the commitments and/or Secured Obligations outstanding thereunder, such Secured Obligations shall be entitled to share in the benefits of the Guaranties and the Security Documents on a pro rata basis.

                                     XIII-9

         The Revolving Facility Agent agrees to deliver to the AXEL Facility Agent upon execution thereof any amendment, waiver or modification of the Revolving Credit Agreement, and the AXEL Facility Agent agrees to deliver to the Revolving Facility Agent any amendment, waiver or modification of the AXEL Credit Agreement.

         Subject to clause (h) below, without further written consent or authorization from Secured Parties, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by the Revolving Credit Agreement and the AXEL Credit Agreement, or to which Requisite Obligees have otherwise consented, or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all the capital stock of such Subsidiary Guarantor is sold to any Person pursuant to a sale or other disposition permitted hereunder or to which Requisite Obligees have otherwise consented; provided, however, that nothing herein shall require or permit
           --------  -------
Collateral Agent to release any such entity which prior to such sale is a Subsidiary Guarantor from the Subsidiary Guaranty if any of the Financing Agreements require that such entity be party to the Subsidiary Guaranty after such sale. Such termination and release shall be without prejudice to the rights of the Collateral Agent to charge and be reimbursed for any expenditure which it may incur in connection therewith. The proceeds of any disposition of Collateral released in accordance with this Section are not required to be delivered to the Collateral Agent or deposited in the Collateral Accounts pursuant to Section 3.

         Any release of the Collateral by the Collateral Agent from the Liens created by the Security Documents (other than in connection with the exercise of remedies with respect to such Collateral under a Security Document pursuant to instructions from Requisite Obligees) that is not permitted pursuant to the Revolving Credit Agreement and the AXEL Credit Agreement, or any release of a New Subsidiary by the Collateral Agent from the Subsidiary Guaranty that is not permitted pursuant to the Revolving Credit Agreement and the AXEL Credit Agreement, shall require the prior written consent of the Requisite Obligees (except for the release of all or substantially all of the Collateral, in which case the prior written consent of all of the Revolving Facility Lenders and all of the AXEL Facility Lenders are required; it being understood that an increase in the amount of any Indebtedness of the Company secured ratably by the Collateral shall not be deemed to be a release of the Collateral).

         Each of the Parties on its own behalf and on behalf of other Secured Parties, and each of the Interest Rate Exchangers, hereby covenants and agrees that it (a) will not accept any guarantee of any of the Secured Obligations by any Subsidiary or Affiliate of the Company unless such Subsidiary or Affiliate guarantees the payment of all the Secured Obligations and (b) will not take any security interest in or lien on any assets of the Company or any of its Subsidiaries to secure the payment or performance of any of the Secured Obligations unless all the Secured Parties are granted a pari passu security interest in or lien on such assets and the instrument creating such lien becomes a Security Document for all purposes of this Agreement.

                                    XIII-10

         No Secured Party may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement.

      Disclaimers, Indemnity, Etc.
      ---------------------------

         The Collateral Agent shall have no duties or responsibilities to the Secured Parties except those expressly set forth in this Agreement, the Security Documents and the Guaranties and the Collateral Agent shall not by reason of this Agreement, the Security Documents or the Guaranties be a trustee for any Secured Party or have any other fiduciary obligation to any Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement, the Revolving Credit Agreement, the AXEL Credit Agreement and the Loan Documents (as defined in each of the Revolving Credit Agreement and the AXEL Credit Agreement; collectively, the "Financing Agreements") or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Security Documents or the perfection or priority of any such Lien or the value or condition of the Collateral or the title of the Loan Parties to the Collateral or for any failure by any Loan Party to perform any of its obligations under any of the Financing Agreements. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary of the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Acceleration unless and until the Collateral Agent shall have received a Notice of Acceleration. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving a Notice of Acceleration to inquire whether an Acceleration has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any Notice of Acceleration certificate so furnished to it. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with

                                    XIII-11
instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

         The Revolving Facility Lenders and the AXEL Facility Lenders (collectively, the "Paying Indemnifying Parties") agree that such Secured Parties shall indemnify the Collateral Agent, its Affiliates and their respective directors, officers, employees and agents in its capacity as Collateral Agent, ratably in accordance with the amount of the Secured Obligations held by such Secured Parties to the extent neither reimbursed by any Loan Party nor reimbursed out of any proceeds, recoveries or payments under any Security Documents or the Guaranties, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of any of the Financing Agreements or any other document contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent.

         The Collateral Agent shall, notwithstanding anything to the contrary in
Section 6(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

         Except as expressly provided herein, in the Security Documents or in the Guaranties, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral or under the Guaranties. The Collateral Agent shall incur no liability (absent gross negligence or willful misconduct) as a result of any sale of any Collateral at any private sale.

         (i) The Collateral Agent may resign at any time by giving at least 30 days notice thereof to the Parties (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by Requisite Obligees. In the event of any such resignation or removal of the Collateral Agent, Requisite Obligees shall

                                    XIII-12
thereupon have the right to appoint a successor Collateral Agent which appointment shall, unless an Event of Default has occurred and is continuing, be subject to the approval of the Company. If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i) shall be a bank party to the Revolving Credit Agreement or the AXEL Credit Agreement or a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $250,000,000.

         (ii) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this
Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

      Definitions.
      -----------

         "Acceleration" shall mean any of the Revolving Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Revolving Facility Lenders or the AXEL Facility Lenders shall have been terminated under Section 8 or Section 7 of the Revolving Credit Agreement or the AXEL Credit Agreement, respectively.

         "Actionable Default" shall mean (i) any failure of the Company to pay upon its final stated maturity, the Revolving Credit Agreement Obligations or the AXEL Credit Agreement Obligations or (ii) any breach or default by the Company under the Revolving Credit Agreement or the AXEL Credit Agreement if the effect of such breach or default is to cause, or to permit the Revolving Facility Lenders or the AXEL Facility Lenders then to cause the Revolving Credit Agreement Obligations or the AXEL Credit Agreement Obligations to become or be declared due prior to their stated maturity.

         "AXEL Credit Agreement Obligations" shall mean all obligations of every nature of Company and its Subsidiaries from time to time owed to the AXEL Facility Lenders, the AXEL Facility Agent or any of them under the Loan Documents (as defined in the AXEL Credit Agreement).

         "Class" shall mean each class of lenders under the Revolving Credit Agreement and the AXEL Credit Agreement, with there being two separate classes of lenders, i.e., (i) lenders under
            ----

                                    XIII-13
the Revolving Credit Agreement and (ii) the lenders under the AXEL Credit Agreement.

         "Collateral" shall mean all the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of any of the Loan Parties on or in which the Collateral Agent has been granted a Lien pursuant to any of the Security Documents.

         "Collateral Agent Obligations" shall mean all indemnity, reimbursement and payment obligations of the Company and any Subsidiary to the Collateral Agent under this Agreement, any Security Document or the Guaranties.

         "Event of Default" shall mean any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

         "L/C Current Obligations" shall mean, at any time of determination, the sum of the amounts referred to in clauses (b) and (c) of the definition of L/C Obligations.

         "L/C Obligations" shall mean, at any time of determination, the sum of
(a) the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit, (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to the Revolving Credit Agreement, and
(c) all interest which has accrued in respect of drawings that have been made under Letters of Credit and which is then unpaid.

         "Lender Interest Rate Agreement Obligations" shall mean all obligations of every nature of Company from time to time owed to Interest Rate Exchangers or any of them under the Lender Interest Rate Agreements, including without limitation payments for early termination thereof.

         "Letter of Credit" shall mean a letter of credit issued by the Issuing Lender under the Revolving Credit Agreement.

         "Notice of Acceleration" shall mean a notice by the Revolving Facility Agent in the case of the Revolving Facility Lenders or the AXEL Facility Agent in case of AXEL Facility Lenders, in each case delivered to the Collateral Agent stating that an Acceleration has occurred.

         "Requisite AXEL Facility Lenders" shall mean "Requisite Lenders" as defined in the AXEL Credit Agreement.

                                    XIII-14

         "Requisite Obligees" shall mean (i) (A) unless an Acceleration shall have occurred and be continuing, the Requisite Revolving Facility Lenders and the Requisite AXEL Facility Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% in amount of the Revolving Credit Agreement Obligations and the AXEL Credit Agreement Obligations or (ii) after payment in full of all Revolving Credit Agreement Obligations and all AXEL Credit Agreement Obligations, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements..

         "Requisite Revolving Facility Lenders" shall mean "Requisite Lenders" as defined in the Revolving Credit Agreement.

         "Revolving Credit Agreement Obligations" shall mean all obligations of every nature of Company and its Subsidiaries from time to time owed to Revolving Facility Agent, the Revolving Facility Lenders, the Issuing Lender or any of them under the Loan Documents (as defined in the Revolving Credit Agreement), including, without limitation, the L/C Obligations.

         "Secured Obligations" shall mean the Revolving Credit Agreement Obligations, the AXEL Credit Agreement Obligations and the Lender Interest Rate Agreement Obligations.

      Miscellaneous.
      -------------

         All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex, or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 8(a)) shall be as set forth under each party's name on the signature pages hereof.

         This Agreement, the Security Documents and the Guaranties may be modified or waived only by an instrument or instruments in writing signed by Collateral Agent and Requisite Obligees and, if applicable, the Loan Party signatory to this Agreement or any such Collateral Document.

         This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each other Party and each Secured Party and their respective successors and assigns.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute

                                    XIII-15
this Agreement by signing any such counterpart.

         This Agreement shall become effective as to the Revolving Facility Lenders and the Revolving Facility Agent upon execution thereof by Revolving Facility Agent and as to the AXEL Facility Lenders and the AXEL Facility Agent upon execution by AXEL Facility Agent thereof.

         Upon receipt by the Collateral Agent of evidence satisfactory to it of the termination of all commitments to extend credit which would constitute Secured Obligations and the indefeasible payment in full of all Secured Obligations (including, without limitation, the reasonable compensation, expenses and disbursements of the Collateral Agent) and expiration or cancellation of all Letters of Credit, this Agreement shall terminate and the Collateral Agent, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of the Collateral Documents and of this Agreement, and will duly assign, transfer and deliver to the Company all of the rights and moneys at the time held by the Collateral Agent under the Collateral Documents and hereunder, provided that Section 6(c) of this Agreement shall survive, and
               --------
remain operative and in full force and effect, regardless of the termination of this Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         By countersigning or otherwise accepting the terms of this Agreement, the Company and each other Loan Party acknowledges and consents to and agrees to perform and be bound by each of the provisions hereof stated to be applicable to it.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH LOAN PARTY AT ITS ADDRESSES PROVIDED ON THE APPLICABLE SIGNATURE PAGE HERETO; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
(III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE

                                    XIII-16

CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREE THAT THE PROVISIONS OF THIS SECTION 8(i) RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.


         EACH LOAN PARTY, COLLATERAL AGENT AND EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Loan Party, Collateral Agent and each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each Loan Party, Collateral Agent and each Party further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8(j) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                                    XIII-17

         Each Loan Party, by its execution of this Agreement in the space provided below, hereby accepts and agrees to be bound by the foregoing provisions of this Agreement.

                                    COMPANY:

                                    SEALY MATTRESS COMPANY

                                    By:
                                        Name:
                                        Title:

                                    Notice Address:

                                    HOLDINGS:

                                    SEALY CORPORATION

                                    By:
                                        Name:
                                       Title:

                                    Notice Address:

                                       SUBSIDIARIES:

                                       [NAME OF SUBSIDIARY]



                                       By:
                                            Name:
                                            Title:

                                       Notice Address:

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,
                                       as Collateral Agent, Revolving Facility
                                       Agent and AXEL Facility Agent



                                       By:
                                           Name:
                                           Title:

                                       Notice Address:

                                  EXHIBIT XIV

                       [FORM OF COMPANY PLEDGE AGREEMENT]

                            COMPANY PLEDGE AGREEMENT



    This COMPANY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and between SEALY MATTRESS COMPANY, an Ohio corporation ("PLEDGOR"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN GUARANTY"), as Collateral Agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).


                                    RECITALS


    A. Pledgor is the legal and beneficial owner of (i) the shares of stock (the "PLEDGED SHARES") described in Part A of Schedule I annexed hereto and
                                              ----------
issued by the corporations named therein and (ii) the indebtedness (the "PLEDGED DEBT") described in Part B of said Schedule I and issued by the
                                            ----------
obligors named therein.

    B. Sealy Corporation, a Delaware Corporation ("HOLDINGS"), the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT
LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO"), as documentation agent (in such capacity, "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Pledgor pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

    C. Pledgor, Holdings, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") and have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to

                                     XIV-1
the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Pledgor.

    D. Pledgor may from time to time enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Credit Agreement Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Financing Agreements (as hereinafter defined), and it is desired that the obligations of Pledgor under the Lender Interest Rate Agreements, including without limitation the obligation of Pledgor to make payments, if any, thereunder in the event of early termination thereof, together with all obligations of Pledgor under the Financing Agreements and any other Loan Documents (as hereinafter defined), be secured hereunder.

    E. It is a condition precedent to the initial extensions of credit by Secured Parties under the Financing Agreements that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

    NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Pledgor, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement, (iv) the AXEL Lenders to make their respective loans to the Pledgor and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Collateral Agent as follows:

SECTION 1.  DEFINED TERMS
            -------------

    (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

    (b) The following terms shall have the following meanings:

    "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

    "ADDITIONAL PLEDGED SHARES" has the meaning assigned to that term in
Section 2(c) of this Agreement.

    "AGREEMENT" means this Company Pledge Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

                                     XIV-2

    "AXEL COMMITMENTS" means the "Commitments" as defined in the AXEL Credit Agreement.

    "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "AXEL OBLIGATIONS" shall mean "Obligations" as defined in the AXEL Credit Agreement.

    "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

    "COMMITMENTS" means the Credit Agreement Commitments and the AXEL
Commitments.

    "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

    "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

    "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

    "FINANCING AGREEMENT" means the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

    "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

    "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

    "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

                                     XIV-3

    "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

    "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

    "NEW PLEDGED SHARES" has the meaning assigned to that term in Section 2(e) of this Agreement.

    "PLEDGE AMENDMENT" has the meaning assigned to that term in Section 7 of this Agreement.

    "PLEDGED COLLATERAL" has the meaning assigned to that term in Section 2 of this Agreement.

    "PLEDGED DEBT" has the meaning assigned to that term in the recitals of this Agreement.

    "PLEDGED SHARES" has the meaning assigned to that term in the recitals to this Agreement.

    "PLEDGOR" has the meaning assigned to that term in the introduction of this Agreement.

    "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

    "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

    "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

    "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

    "REQUISITE OBLIGEES" has the meaning assigned to that term in Section 17(a) of this Agreement.

    "SECURED OBLIGATIONS" has the meaning assigned to that term in Section 3 of this Agreement.

    "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

                                     XIV-4

SECTION 2.    PLEDGE OF SECURITY
              ------------------

    Pledgor hereby pledges and assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

         (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; provided, however, that to
                                                   --------  -------
    the extent the issuer of any of the Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 957(a) or a successor provision of the Internal Revenue Code), Pledgor shall only be required to pledge Pledged Shares of, certificates representing Pledged Shares of, and such interests pertaining to Pledged Shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

         (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

         (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "ADDITIONAL PLEDGED SHARES"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares; provided, however, that to the extent that the
                               --------  -------
    issuer of any Additional Pledged Shares is a controlled foreign corporation, Pledgor shall only be required to pledge Additional Pledged Shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares;

         (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash,

                                     XIV-5
    instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

         (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "NEW PLEDGED SHARES"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided, however, that in the event that any such direct
                  --------  -------
    Subsidiary is a controlled foreign corporation, Pledgor shall only be required to pledge New Pledged Shares of such Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such Subsidiary, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such New Pledged Shares;

         (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

         (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Collateral Agent from time to time with respect to any of the Pledged Collateral.

SECTION 3.  SECURITY FOR OBLIGATIONS.
            ------------------------

    This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
(S)362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with any Financing Agreements and any other Loan Documents and the Lender Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement

                                     XIV-6
of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "SECURED OBLIGATIONS").

SECTION 4.  DELIVERY OF PLEDGED COLLATERAL.
            ------------------------------

    All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 8(a). In addition, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evi dencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

    Pledgor represents and warrants as follows:

         (a) Due Authorization, etc. of Pledged Collateral.  All of the Pledged
             ---------------------------------------------
    Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

         (b) Description of Pledged Collateral.  The Pledged Shares constitute
             ---------------------------------
    the percentage of the issued and outstanding shares of stock of each issuer thereof set forth on Schedule I annexed hereto, and there are no outstanding
                         ----------
    warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

         (c) Ownership of Pledged Collateral.  Pledgor is the legal, record and
             -------------------------------
    beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

SECTION 6.  TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC.
            --------------------------------------------------------------

                                     XIV-7

    Pledgor shall:

         (a) not, except as expressly permitted by the Financing Agreements, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation provided that if the surviving or resulting
                                  --------
    corporation upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then Pledgor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; provided that in the event
                                                   --------
    Pledgor makes an Asset Sale permitted by the Financing Agreements and the assets subject to such Asset Sale are Pledged Shares, Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided,
                                                                     --------
    further that, as a condition precedent to such release, Collateral Agent
    -------
    shall have received evidence reasonably satisfactory to it that arrangements reasonably satisfactory to it have been made for delivery to Collateral Agent of the Net Asset Sale Proceeds of such Asset Sale in the event and to the extent that all or any portion of such Net Asset Sale Proceeds are required to be applied to prepay the Loans under the Financing Agreements;

         (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor; provided, that notwithstanding
                                                --------
    anything contained in this clause (b) to the contrary, Pledgor shall only be required to pledge the outstanding capital stock of a foreign controlled corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote;

         (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a Subsidiary of Pledgor; and

                                     XIV-8

         (d) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith.

SECTION 7.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.
            -------------------------------------

    (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect Pledgor's title to or Collateral Agent's security interest in all or any part of the Pledged Collateral.

    (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 6(b) or (c), promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"),
                          -----------
in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect
--------
to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

SECTION 8.  VOTING RIGHTS; DIVIDENDS; ETC.
            ------------------------------

    (a) So long as no Event of Default shall have occurred and be continuing:

         (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreements;

         (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that
                                                        --------  -------
    any and all dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated

                                     XIV-9
    from the other property or funds of Pledgor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements); provided, that Pledgor shall not be required to
                                 --------
    deliver the outstanding capital stock of a foreign controlled corporation paid as a dividend or interest to the Pledgor, if Collateral Agent would hold as Pledged Collateral outstanding capital stock of such controlled foreign corporation possessing greater than 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; and

         (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

    (b) Upon the occurrence and during the continuation of an Event of Default:

         (i) upon written notice from Collateral Agent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

         (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

         (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this
    Section 8(b) shall be (A) forthwith (and in any event within two Business
    Days) deposited by the Pledgor to the exact form received, duly endorsed by the Pledgor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent for the account of the Secured Parties only as provided in Section 15, (B) until so turned over in accordance with the preceding subsection (A), all such amounts and proceeds received by Grantor shall be received in trust for the benefit of Collateral Agent hereunder -- and shall be segregated from other funds of Pledgor.

    (c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 8(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 8(a)(ii) or Section 8(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Shares and to

                                     XIV-10
exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 9.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
            -------------------------------------------

    Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in Collateral Agent's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

         (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor to the extent allowed under applicable law;

         (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

         (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

         (d) to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral.

SECTION 10.  COLLATERAL AGENT MAY PERFORM.
             ----------------------------

    If Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 16(b).

SECTION 11.  STANDARD OF CARE.
             ----------------

    The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the

                                     XIV-11
accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

                                     XIV-12

SECTION 12.  REMEDIES.
             --------

    (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE")
(whether or not the Code applies to the affected Pledged Collateral), and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

    (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public

                                     XIV-13
offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

    (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.


SECTION 13.  PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
             ----------------------------------------------

    In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 8(b) with respect to payment of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Pledgor consisting of cash, checks and other near-cash items shall be held by the Pledgor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Pledgor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 15.

SECTION 14.  APPLICATION OF PROCEEDS.
             -----------------------

    All proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.


SECTION 15.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
             -----------------------------------------------

    This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent

                                     XIV-14
hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 16.  COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
             ----------------------------------------

    (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that Collateral Agent shall
                                           --------
exercise, or refrain from exercising, any remedies provided for in Section 12 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 18(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of and Interest Rate Exchangers in accordance with the terms of this Section 18(a).

    (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers,

                                     XIV-15
privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 17.  AMENDMENTS; ETC.
             ---------------

    No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 18.  NOTICES.
             -------

    Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent or Pledgor shall not be
           --------
effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or subsection 10.8 of the AXEL Credit Agreement, as applicable, or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 19.  SEVERABILITY.
             ------------

    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 20.  HEADINGS.
             --------

                                     XIV-16

    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 21.  GOVERNING LAW; TERMS.
             --------------------

    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Financing Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 22.  COUNTERPARTS.
             ------------

    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

                                     XIV-17

          IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                             SEALY MATTRESS COMPANY



                             By:  ________________________________
                                  Name:
                                  Title:



                             MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK, as Collateral Agent



                             By:  ________________________________
                                  Name:
                                  Title:

                                     XIV-18

                                  SCHEDULE I


    Attached to and forming a part of the Company Pledge Agreement dated as of December 18, 1997 between Sealy Mattress Company, as Pledgor, and Morgan Guaranty Trust Company of New York, as Collateral Agent.


                                     PART A

================================================================================
                                                                 PERCENTAGE OF
                                   STOCK              NUMBER      OUTSTANDING
                    CLASS OF    CERTIFICATE   PAR       OF           SHARES
   STOCK ISSUER       STOCK         NOS.      VALUE   SHARES        PLEDGED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================



                                     PART B

          ============================================================
                                                       AMOUNT OF
                      DEBT ISSUER                    INDEBTEDNESS
          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

          ============================================================

                                     XIV-19

                                  SCHEDULE II


                               PLEDGE AMENDMENT


    This Pledge Amendment, dated ____________, [199_][200_], is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Company Pledge Agreement dated as of December 18, 1997, between the undersigned and Morgan Guaranty Trust Company of New York, as Collateral Agent (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                        SEALY MATTRESS COMPANY



                                        By:  ___________________________________
                                             Name:
                                             Title:

================================================================================
                                                                  PERCENTAGE OF
                     CLASS        STOCK                 NUMBER     OUTSTANDING
                       OF      CERTIFICATE      PAR       OF      SHARES PLEDGED
  STOCK ISSUER       STOCK         NOS.        VALUE    SHARES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

          ============================================================
                                                       AMOUNT OF
                      DEBT ISSUER                    INDEBTEDNESS
          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

          ------------------------------------------------------------

          ============================================================

                                     XIV-20

                                   EXHIBIT XV

                      [FORM OF COMPANY SECURITY AGREEMENT]

                           COMPANY SECURITY AGREEMENT


    This COMPANY SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and between SEALY MATTRESS COMPANY, an Ohio corporation ("GRANTOR"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK
("MORGAN GUARANTY"), as Collateral Agent for and representative of (in such capacity, herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).


                                    RECITALS

      A. Grantor, Sealy Corporation, a Delaware Corporation ("HOLDINGS") the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the ("CREDIT AGREEMENT") pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

      B. Grantor, Holdings, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity the "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Grantor.

      C. Grantor may from time to time enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more CA Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Financing Agreements (as hereinafter defined), and it is desired that the obligations of Grantor under the Lender Interest Rate Agreements, including without limitation the obligation of Grantor to make payments, if any, thereunder in the event of early termination thereof, together with all obligations of Grantor under the Financing Agreements and any other Loan Documents (as hereinafter defined), be secured hereunder.

      D. It is a condition precedent to the initial extensions of credit by Secured Parties under the Financing Agreements that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

    NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Grantor, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement, (iv) the AXEL Lenders to make their respective loans to the Grantor and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:


1.  DEFINED TERMS.
    -------------

    (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

    (b) The following terms shall have the following meanings:

    "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

    "ACCOUNTS" has the meaning assigned to that term in Section 2 of this Agreement.

    "AGREEMENT" means this Company Security Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

    "ASSIGNED AGREEMENT" has the meaning assigned to that term in Section 2 of this Agreement.

    "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

    "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "AXEL OBLIGATIONS" shall mean the "Obligations" as defined in the AXEL Credit Agreement.

    "COLLATERAL" has the meaning assigned to that term in Section 2 of this Agreement.

    "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

    "COMMITMENTS" means the Credit Agreement Commitments and the AXEL
Commitments.

    "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

    "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

    "EQUIPMENT" has the meaning assigned to that term in Section 2 of this Agreement.

    "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

    "FINANCING AGREEMENT" means either the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

    "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

    "GRANTOR" has the meaning assigned to that term in the introduction of this Agreement.

    "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

    "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

    "INVENTORY" has the meaning assigned to that term in Section 2 of this Agreement.

    "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

    "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

    "NEGOTIABLE DOCUMENT OF TITLE" has the meaning assigned to that term in
Section 2 of this Agreement.

    "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

    "RELATED CONTRACTS" has the meaning assigned to that term in Section 2 of this Agreement.

    "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

    "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

    "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

    "REQUISITE OBLIGEES" has the meaning assigned to that term in Section 23 of this Agreement.

    "SECURED OBLIGATIONS" has the meaning assigned to that term in Section 2 of this Agreement.

    "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.


2.  GRANT OF SECURITY.
    -----------------

    Grantor hereby assigns to Collateral Agent and hereby grants to Collateral Agent, a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

         (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

         (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

         (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

         (d) all agreements and contracts to which Grantor is a party as of the date hereof or becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements,
    (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

         (e) all deposit accounts, including without limitation all deposit accounts maintained with Collateral Agent;

         (f) all tradesecrets, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

         (g) to the extent not included in any other paragraph of this Section 2, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

         (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

         (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

         (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

    Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that
                                                          --------
immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.


3.  SECURITY FOR OBLIGATIONS.
    ------------------------

    This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
(S)362(a)), of all obligations and liabilities of every nature, of Grantor now or hereafter existing under or arising out of or in connection with any Financing Agreement and any other Loan Documents and the Lender Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor being the "SECURED OBLIGATIONS").


4.  GRANTOR REMAINS LIABLE.
    ----------------------

    Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


5.  REPRESENTATIONS AND WARRANTIES.
    ------------------------------

    Grantor represents and warrants as follows:

         (a) Ownership of Collateral.  Except for the security interest created
             -----------------------
    by this Agreement, Grantor owns the Collateral free and clear of any Lien subject to Liens permitted by the Financing Agreements.

         (b) Location of Equipment and Inventory.  All of the Equipment and
             -----------------------------------
    Inventory is, as of the date hereof, located at the places specified in

    Schedule 5(b) annexed hereto.
    -------------

         (c) Negotiable Documents of Title.  No Negotiable Documents of Title
             -----------------------------
    are outstanding with respect to any of the Inventory (other than in respect of (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either
    (A) from a supplier to Grantor, (B) between the locations specified in
    Schedule 5(b) hereto, or (C) to customers of Grantor).
    -------------

         (d) Office Locations; Other Names.  The chief place of business, the
             -----------------------------
    chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the places indicated on Schedule 5d. Grantor has not in
                                               -----------
    the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 5d.
       -----------

6.  FURTHER ASSURANCES.
    ------------------

    (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the reasonable request of Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the reasonable request of Collateral Agent, deliver and pledge to Collateral Agent hereunder all promissory notes and other instruments (excluding checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Collateral Agent, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) upon the reasonable request of Collateral Agent, deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, and (vi) at Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

    (b) Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor to the extent permitted by applicable law. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.


7.  CERTAIN COVENANTS OF GRANTOR.
    ----------------------------

    Grantor shall:

         (a) notify Collateral Agent of any change in Grantor's name, identity or corporate structure within 30 days of such change;

         (b) give Collateral Agent 30 days' written notice following any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

         (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith.


8.  SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.
    ---------------------------------------------------------

    Grantor shall:

         (a) keep the Equipment and Inventory at the places therefor specified on Schedule 5(b) annexed hereto or, upon 30 days' written notice to
       -------------
    Collateral Agent following any change in location, at such other places in jurisdictions where all action that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

         (b) cause the Equipment to be maintained and preserved in working order, ordinary wear and tear and damage by casualty excepted, and in accordance with Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary in the Grantor's reasonable business judgment to such end;

         (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

         (d) if any Inventory is in possession or control of any of Grantor's agents or processors, upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent; and

         (e) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule 5(b) hereto, or (C) to customers of
                               -------------
    Grantor), deliver such Negotiable Document of Title to Collateral Agent.

9.  INSURANCE.
    ---------

    Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Financing Agreements.


10. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.
    ----------------------------------------------------------------

    (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 5 or, upon 30 days' written notice to Collateral Agent following any change in location, at such other location in a jurisdiction where all action that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Promptly upon the reasonable request of Collateral Agent, Grantor shall deliver to Collateral Agent complete and correct copies of each Related Contract.

    (b) Grantor shall, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and
(ii) all documentation relating thereto in accordance with prudent business practices.

    (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor shall take such action as Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Collateral Agent shall have the
                        --------  -------
right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Collateral Agent referred to in the proviso to
                                                                  -------
the preceding sentence, (i) any payments of Accounts, received by the Grantor shall be forthwith (and in any event within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in
Section 21, (ii) until so turned over in accordance with the preceding subsection (i), all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related

Contracts shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of Grantor and (iii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

11. DEPOSIT ACCOUNTS.
    ----------------

    Upon the occurrence and during the continuation of an Event of Default, Collateral Agent may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Collateral Agent constituting part of the Collateral.

12. LICENSE OF COPYRIGHTS, ETC.
    --------------------------

    Grantor hereby assigns, transfers and conveys to Collateral Agent, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all copyrights or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Collateral Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

13. TRANSFERS AND OTHER LIENS.
    -------------------------

    Grantor shall not:

         (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Financing Agreements; or

         (b) except for the security interest created by this Agreement and Liens permitted by the Financing Agreements, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

14. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
    -------------------------------------------

    Grantor hereby irrevocably appoints Collateral Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time, upon the occurrence and continuance of an Event of Default, in Collateral Agent's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

         (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Collateral Agent pursuant to Section 9;

         (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

         (d) to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

         (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Financing Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its reasonable discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand;

         (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

         (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.


15. COLLATERAL AGENT MAY PERFORM.
    ----------------------------

    If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 17.

16. INDEMNITY AND EXPENSES.
    ----------------------

    (a) Grantor agrees to indemnify Collateral Agent, each Secured Party and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Collateral Agent's or such Secured Party's or Interest Rate Exchanger's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

    (b) Grantor agrees to pay to Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

    (c) The obligations of Grantor in this Section 17 shall survive the termination of this Agreement and the discharge of Grantor's other obligations under this Agreement, the Interest Rate Agreements, the Financing Agreements and any other Loan Documents.

17. STANDARD OF CARE.
    ----------------

    The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

18. REMEDIES.
    --------

    If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties,
(b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

19. PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
    ----------------------------------------------

    In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 10 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 21.

20. APPLICATION OF PROCEEDS.
    -----------------------

    Except as expressly provided elsewhere in this Agreement, all proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

21. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
    -----------------------------------------------

    This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Collateral Agent will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement.

22. COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
    ----------------------------------------

    (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that
                                                                --------
Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 21 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 23(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties and Interest Rate Exchangers in accordance with the terms of this Section 23(a).

    (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

23. AMENDMENTS; ETC.
    ---------------

    No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

24. NOTICES.
    -------

    Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent and Grantor shall not be
           --------
effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or subsection 10.8 of the AXEL Credit Agreement, as applicable, or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

25. SEVERABILITY.
    ------------

    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

26. HEADINGS.
    --------

    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

27. GOVERNING LAW; TERMS.
    --------------------

    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 26.  COUNTERPARTS.
             ------------

    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

  IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                             SEALY MATTRESS COMPANY



                             By:
                                ----------------------------------
                                  Name:
                                  Title:



                             MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK, as Collateral Agent



                             By:
                                ----------------------------------
                                  Name:
                                    Title:

                                 SCHEDULE 5(b)
                         TO COMPANY SECURITY AGREEMENT

Locations of Equipment:



Locations of Inventory:

                                  EXHIBIT XVI

           [FORM OF COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT]

                COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT


    This COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and among SEALY MATTRESS COMPANY, an Ohio corporation ("COMPANY")(Company being referred to herein as a "GRANTOR"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN
GUARANTY"), as Collateral Agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).


                                   RECITALS

    (A) Grantor, Sealy Corporation, a Delaware Corporation ("HOLDINGS"), the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

    B. Grantor, Holdings, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo. as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Grantor.

    C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more CA Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such

                                     XVI-1
capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Financing Agreements (as hereinafter defined), and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Financing Agreements and any other Loan Documents (as hereinafter defined), be secured hereunder.

    D. Grantor has and may in the future have rights, title and interests in and to various Patents and other related Collateral (as such terms are hereinafter defined).

    E. Grantor owns and uses in its business, and will in the future adopt and so use, various intangible assets, including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto (collectively, the "TRADEMARKS").

    F. Collateral Agent desires Grantor to grant to it a lien on and security interest in all of Grantor's existing and future Patents, existing and future Trademarks, all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof (the "REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof (the "TRADEMARK RIGHTS"), all goodwill of Grantor's business symbolized by the Trademarks and associated therewith, including without limitation the documents and things described in Section 2(b) (the "ASSOCIATED GOODWILL"), any other Collateral and all proceeds of the Patents, the Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill and any other Collateral, and Grantor agrees to grant to Collateral Agent a secured and protected interest in the Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill, any other Collateral and all the proceeds thereof as provided herein.

    G. Pursuant to the Company Security Agreement, Grantor has granted to Collateral Agent a lien on and security interest in, among other assets, all Grantor's equipment, inventory, accounts and general intangibles relating to the products and services sold or delivered under or in connection with the Trademarks such that, upon the occurrence and during the continuation of an Event of Default, Collateral Agent would be able to exercise its remedies consistent with the Security Agreement, this Agreement and applicable law to foreclose upon Grantor's business and use the Trademarks, the Registrations and the Trademark Rights in conjunction with the continued operation of such business, maintaining substantially the same product and service specifications and quality as maintained by Grantor, and benefit from the Associated Goodwill.

    H. It is a condition precedent to the initial extensions of credit by Secured Parties under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

    NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Grantor, (iii) the AXEL Administrative Agent, the AXEL

                                     XVI-2

Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement,
(iv) the AXEL Lenders to make their respective loans to the Grantor, and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:

1.   DEFINED TERMS.
     -------------

    (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

    (b) The following terms shall have the following meanings:

    "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

    "AGREEMENT" means this Company Security Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

    "ASSOCIATED GOODWILL" has the meaning assigned to that term in the recitals to this Agreement.

    "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

    "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "AXEL LENDERS" has the meaning assigned to that term in the recitals to this Agreement.

    "AXEL OBLIGATIONS" shall mean the "Obligations" as defined in the AXEL Credit Agreement.

    "AXEL SYNDICATION AGENT" has the meaning assigned to that term in the recitals to this Agreement.

    "COLLATERAL" has the meaning assigned to that term in Section 5 of this Agreement.

    "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

    "COLLATERAL AGENT" has the meaning assigned to that term in the introduction.

                                     XVI-3

    "COMMITMENTS" means the Credit Agreement Commitments and the AXEL
Commitments.

    "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

    "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

    "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

    "FINANCING AGREEMENT" means the Credit Agreement or the AXEL Credit Agreement, and "FINANCING AGREEMENTS" means the Credit Agreement and the AXEL Credit Agreement, collectively.

    "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

    "GRANTOR" has the meaning assigned to that term in the introduction of this Agreement.

    "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

    "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

    "INTEREST RATE OBLIGATIONS" has the meaning assigned to that term in the recitals to this Agreement.

    "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

    "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

                                     XVI-4

    "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

    "MATERIAL PATENT" has the meaning assigned to that term in Section 5 of this Agreement.

    "MATERIAL TRADEMARK PROPERTY" has the meaning assigned to that term in
Section 5 of this Agreement.

    "PATENTS" has the meaning assigned to that term in Section 2 of this Agreement.

    "PERMITTED PATENT LIENS" has the meaning assigned to that term in Section 5 of this Agreement.

    "PERMITTED TRADEMARK LIENS" has the meaning assigned to that term in
Section 5 of this Agreement.

    "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

    "REGISTRATIONS" has the meaning assigned to that term in the recitals to this Agreement.

    "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

    "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

    "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

    "REQUISITE OBLIGEES" has the meaning assigned to that term in Section 19 of this Agreement.

    "SECURED OBLIGATIONS" has the meaning assigned to that term in Section 3 of this Agreement.

    "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

    "TRADEMARKS" has the meaning assigned to that term in the recitals to this Agreement.

    "TRADEMARK RIGHTS" has the meaning assigned to that term in the recitals to this Agreement.

                                     XVI-5

2.    GRANT OF SECURITY.
      -----------------

      Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          A. each of the U.S. Trademarks and rights and interests in Trademarks which are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part (including without limitation the U.S. Trademarks specifically identified in
    Schedule I), and including all Trademark Rights with respect thereto and all
    ----------
    federal and state Registrations therefor heretofore or hereafter granted or applied for, the right (but not the obligation) to file for registration claims under any state or federal trademark law or regulation and to apply for, renew and extend the Trademarks, Registrations and Trademark Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of Collateral Agent or otherwise for past, present and future infringements of the Trademarks, Registrations or Trademark Rights and all rights (but not obligations) corresponding thereto in the United States, and the Associated Goodwill; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Grantor pertaining to any Trademarks, Registrations or Trademark Rights presently or in the future owned, held or used by third parties but, in the case of third parties which are not Affiliates of Grantor, only to the extent permitted by such licensing or other contracts or otherwise permitted by applicable law and, if not so permitted under any such contracts and applicable law, only with the consent of such third parties;

          B. the following documents and things in Grantor's possession, or subject to Grantor's right to possession, related to (Y) the production, sale and delivery by Grantor, or by any Affiliate, licensee or subcontractor of Grantor, of products or services sold or delivered by or under the authority of Grantor in connection with the Trademarks, Registrations or Trademark Rights (which products and services shall, for purposes of this Agreement, be deemed to include, without limitation, products and services sold or delivered pursuant to merchandising operations utilizing any Trademarks, Registrations or Trademark Rights); or (Z) any retail or other merchandising operations conducted under the name of or in connection with the Trademarks, Registrations or Trademark Rights by Grantor or any Affiliate, licensee or subcontractor of Grantor:

              i. all lists and ancillary documents that identify and describe any of Grantor's customers, or those of its Affiliates, licensees or subcontractors, for products sold and services delivered under or in connection with the Trademarks or Trademark Rights, including without limitation any lists and ancillary documents that contain a customer's name and address, the name and address of any of its warehouses, branches or other places of business, the identity of the Person or Persons having the principal responsibility on a customer's behalf for ordering

                                     XVI-6
         products or services of the kind supplied by Grantor, or the credit, payment, discount, delivery or other sale terms applicable to such customer, together with information setting forth the total purchases, by brand, product, service, style, size or other criteria, and the patterns of such purchases;

             ii. all product and service specification documents and production and quality control manuals used in the manufacture or delivery of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights;

            iii. all documents which reveal the name and address of any source of supply, and any terms of purchase and delivery, for any and all materials, components and services used in the production of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights; and

             iv. all documents constituting or concerning the then current or proposed advertising and promotion by Grantor or its Affiliates, licensees or subcontractors of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights including, without limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and services; and

         (c) all patents and patent applications and rights and interests in U.S. patents and patent applications that are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by Grantor in whole or in part (including, without limitation, the U.S. patents and patent applications listed in Schedule II annexed hereto, all rights
                                      -----------
    (but not obligations) corresponding thereto (including without limitation the right (but not the obligation) to sue for past, present and future infringements in the name of Grantor or in the name of Collateral Agent), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interests granted hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of Grantor pertaining to any Patent presently or in the future owned, held or used by third parties but, in the case of third parties which are not Affiliates of Grantor, only to the extent permitted by such licensing or other contracts or otherwise permitted by applicable law and, if not so permitted under any such contracts and applicable law, only with the consent of such third parties;

         (d) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

         (e) to the extent not included in the foregoing clauses (a) - (d), all general intangibles relating to the Collateral; and

                                     XVI-7

         (f) all proceeds, products, and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

3.  SECURITY FOR OBLIGATIONS.
    ------------------------

    This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all Secured Obligations with respect to Grantor. "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with any Financing Agreements and any other Loan Documents and any Lender Interest Rate Agreement, and in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Agreement.

4.  GRANTOR REMAINS LIABLE.
    ----------------------

    Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                     XVI-8

5.  REPRESENTATIONS AND WARRANTIES.
    ------------------------------

    Grantor represents and warrants as follows:

         (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Financing Agreements and for the security interest and conditional assignment created by this Agreement (other than ownership and other rights reserved by third party owners with respect to each Material Trademark Property and each Material Patent that Grantor is licensed to use), Grantor is the legal and beneficial owner of the entire right, title and interest in and to (i) each Material Trademark Property, free and clear of any Lien other than Liens of mechanics, materialmen, attorneys and other similar liens imposed by laws in the ordinary course of business in connection with the establishment, creation or application for registration of any Trademarks, Registrations or Trademark Rights for sums not yet delinquent or being contested in good faith (such Liens being referred to herein as "PERMITTED TRADEMARK LIENS"), and (ii) each Material Patent, free and clear of any Lien other than Liens of mechanics, materialmen, attorneys and other similar liens imposed by law in the ordinary course of business in connection with the establishment, creation or application for any Patent for sums not yet delinquent or being contested in good faith (such Liens being referred to herein as "PERMITTED PATENT LIENS"). Except such as may have been filed in favor of Collateral Agent relating to this Agreement or except as permitted by the Financing Agreements, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including the United States Patent and Trademark Office.

         (b) DESCRIPTION OF COLLATERAL. A true and complete list of all Registrations, tradenames, corporate names, fictitious business names and Trademark license agreements owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule I annexed hereto. Each Registration,
                              ----------
    tradename, corporate name, fictitious business name and Trademark license designated on Schedule I annexed hereto as a Material Trademark Property,
                  ----------
    and each other Trademark, Registration or Trademark Right hereafter arising or otherwise owned, held or used by Grantor that is material to any of Grantor's business or operations is referred to herein as a "MATERIAL TRADEMARK PROPERTY". A true and complete list of all Patents owned or held (whether pursuant to a license or otherwise) by Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule II annexed
                                                           -----------
    hereto.  Each Patent designated on Schedule II annexed hereto as a Material
                                       -----------
    Patent and each other Patent hereafter arising or otherwise owned or held by Grantor that is material to any of Grantor's business or operations is referred to herein as a "MATERIAL PATENT".

         (c) VALIDITY AND ENFORCEABILITY OF COLLATERAL. Each Material Trademark Property and each Material Patent is subsisting and had not been adjudged invalid or unenforceable, in whole or in part and Grantor is not aware of any pending or threatened claim by any third party that any Material Trademark Property or any Material Patent is invalid or unenforceable or that the use of any Material Trademark Property or any Material Patent violates the rights of any third person.

                                     XVI-9

         (d) PERFECTION. This Agreement together with the filing of UCC financing statements naming Grantor as "debtor", naming secured party as "Collateral Agent" and describing the Collateral in the filing offices set forth on Schedule III annexed hereto and the recording of this Agreement
             ------------
    with the United States Patent and Trademark Office, creates a valid, perfected and First Priority security interest in the U.S. Collateral (subject only to Permitted Patent Liens and Permitted Trademark Liens) securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect and protect such security interest under the laws of the United States or any State thereof have been or will promptly following execution hereof be duly made or taken.

         (e) OTHER INFORMATION. All information hereto, herein or hereafter supplied to Collateral Agent by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.

6.   FURTHER ASSURANCES; NEW TRADEMARKS, REGISTRATIONS AND TRADEMARK RIGHTS; NEW
     ---------------------------------------------------------------------------
PATENTS AND PATENT APPLICATIONS; CERTAIN INSPECTION RIGHTS.
----------------------------------------------------------

    (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action that Collateral Agent may reasonably request, in order to perfect and protect any security interest or conditional assignment granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the reasonable request of Collateral Agent, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Collateral Agent indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) use its best efforts to obtain any necessary consents of third parties to the grant and perfection of a security interest to Collateral Agent with respect to any Collateral, and (iv) at Collateral Agent's request, appear in and defend any action or proceeding that would reasonably be expected to affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

    (b) Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor to the extent permitted by applicable law. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

    (c) Grantor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

                                    XVI-10

    (d) If Grantor shall obtain rights to any new Trademarks, Registrations or Trademark Rights, or to any patentable inventions, or become entitled to the benefit of any U.S. patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement in any Patent, the provisions of this Agreement shall automatically apply thereto. Once per calendar year, Grantor shall notify Collateral Agent in writing of any Registrations or Patents acquired by Grantor during such calendar year and of any Registrations or Patents issued or applications for Registration or Patents made during such calendar year, which notice shall state whether such Registration constitutes a Material Trademark Property or whether such Patent constitutes a Material Patent. Concurrently with the filing of an application for Registration for any Trademark, or an application for any Patent the Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Patent and Trademark Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which Grantor shall grant a security interest to the extent of its interest in such Registration or Patent as provided herein to Collateral Agent unless so doing would, in the reasonable judgment of Grantor, after due inquiry, result in the grant of a Patent or Registration in the name of Collateral Agent, in which event Grantor shall give written notice to Collateral Agent as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of such Patent or Registration.

    (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest and conditional assignment granted hereby, (ii) the execution, delivery or performance of this Agreement by grantor, or (iii) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

7.     CERTAIN COVENANTS OF GRANTOR.
       ----------------------------

    Grantor shall:

         (a) notify Collateral Agent of any change in Grantor's name, identity or corporate structure within 30 days of such change;

         (b) give Collateral Agent 30 days' written notice following any change in Grantor's chief place of business or chief executive office or the office where Grantor keeps its records regarding the Collateral;

         (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith;

         (d) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Financing Agreements;

                                    XVI-11

         (e) except for Permitted Patent Liens and Permitted Trademark Liens and the security interest and conditional assignment created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person other than Liens permitted by the Financing Agreements;

         (f) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Patents and Registrations at its chief executive office or principal place of business;

         (g) take all steps reasonably necessary in Grantor's business judgment to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Patents, Trademarks and Trademark Rights;

         (h) use proper statutory notice in connection with its use of each Material Patent and Material Trademark Property to the extent reasonably necessary for the protection of such Material Patent or Material Trademark Property; and

         (i) use consistent standards of high quality (which may be consistent with Grantor's past practices or with Grantor's business judgment) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Patents, Trademarks, Registrations and Trademark Rights, including, to the extent applicable, in the operation and maintenance of its merchandising operations.

8.  AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL.
    --------------------------------------------

    Except as otherwise provided in this Section 8, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantors in respect of the Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, at Collateral Agent's direction, shall take) such action as Grantor may deem necessary or advisable to enforce collection of such amounts; provided, however, that Collateral Agent shall have
                            --------  -------
the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest and the conditional assignment created hereby, and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of Collateral or any portion thereof received by the Grantor shall be forthwith (and in any event within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of Secured Parties only as provided in Section 16, (ii) until so turned over in accordance with the preceding subsection (i), all such amounts and proceeds received by Grantor shall be received in trust for the benefit of Collateral Agent hereunder- and shall be segregated from other funds of Grantor and (iii) Grantor shall not

                                    XVI-12
adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

9.  PATENT OR TRADEMARK APPLICATIONS AND LITIGATION.
    -----------------------------------------------

    (a) Grantor shall have the duty diligently, to prosecute any trademark application relating to any Material Trademark Property that is pending as of the date of this Agreement, to make federal application on any existing or future registerable but unregistered Material Trademark Property (whenever it is commercially reasonable in the reasonable judgement of Grantor to do so), and to file and prosecute opposition and cancellation proceedings, renew Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Material Trademark Properties; provided, however,
                                                          --------  -------
that Grantor shall not be obligated to prosecute or apply for registration of any Trademark or Registration that Grantor determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business.
Any expenses incurred in connection therewith shall be borne solely by Grantor. Grantor shall not abandon any Material Trademark Property; provided, however,
                                                           --------  -------
that Grantor shall not be obligated to maintain any Trademark or Registration that Grantor determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business.

    (b) Grantor shall have the duty diligently to prosecute any patent application relating to any Material Patent that is pending as of the date of this Agreement and to do any and all acts which are necessary or desirable to preserve and maintain all rights in all Material Patents; provided, however,
                                                          --------  -------
that Grantor shall not be obligated to prosecute or maintain any Patent that Grantor determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business. Any expenses incurred in connection therewith shall be borne solely by Grantor. Grantor shall not, as to any patentable invention or Patent that constitutes or could constitute a Material Patent, abandon any pending patent application or any Patent without the prior written consent of Collateral Agent; provided, however, that Grantor shall not
                                     --------  -------
be obligated to prosecute or maintain any Patent that Grantor determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business.

    (c) Except as provided in Section 9(e), Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Collateral. Collateral Agent shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

    (d) Grantor shall promptly, following its becoming aware thereof, notify Collateral Agent of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in subsection 9(a), 9(b) or 9(c) or regarding Grantor's claim of ownership in or right to use any of the Trademarks, Registrations or Trademark Rights, its right to register the same, or its right to keep and maintain such Registration. Grantor shall provide to Collateral Agent any information with respect thereto requested by Collateral Agent.

                                    XVI-13

    (e) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right (but not the obligation) to bring suit, in the name of Grantor, Collateral Agent or otherwise, to enforce any Patent, Trademark, Registration, Trademark Right, Associated Goodwill and any license thereunder, in which event Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 17 in connection with the exercise of its rights under this Section 9. To the extent that Collateral Agent shall elect not to bring suit to enforce any Patent, Trademark, Registration, Trademark Right Associated Goodwill or any license thereunder as provided in this Section 9(e), Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Patents, Trademarks, Registrations, Trademark Rights or Associated Goodwill by others and for that purpose agrees to diligently maintain in accordance with reasonable business practice any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

10.  NON-DISTURBANCE AGREEMENTS, ETC.
     --------------------------------

    If and to the extent that Grantor is permitted to license the Collateral, Collateral Agent shall enter into a non-disturbance agreement or other similar arrangement, at Grantor's request and expense, with Grantor and any licensee of any Collateral permitted hereunder in form and substance reasonably satisfactory to Collateral Agent pursuant to which (a) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with Grantor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest and conditional assignment created in favor of Collateral Agent and the other terms of this Agreement.

11.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
     -------------------------------------------

    Grantor hereby irrevocably appoints Collateral Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in Collateral Agent's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

         (a) to endorse Grantor's name on all applications, documents, papers and instruments necessary for Collateral Agent in the use or maintenance of the Collateral;

         (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                                    XVI-14

         (d) to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

         (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Financing Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand; and

         (f) upon the occurrence and during the continuance of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by Collateral Agent pursuant to Section 14(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

12.   COLLATERAL AGENT MAY PERFORM.
      ----------------------------

    If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 17.

13.   STANDARD OF CARE.
      ----------------

    The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

                                    XVI-15

14. REMEDIES.
    --------

    If any Event of Default shall have occurred and be continuing:

                                    XVI-16

         (a) Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iv) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Grantor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees, (shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the

                                    XVI-17
    deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

         (b) Upon written demand from Collateral Agent, Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Patents, Trademarks, Registrations, Trademark Rights and the Associated Goodwill and such other documents as are requested by Collateral Agent. Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

         (c) Within five Business Days after written notice from Collateral Agent, Grantor shall make available to Collateral Agent, to the extent within Grantor's power and authority, such personnel in Grantor's employ on the date of such Event of Default as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Patents, Trademarks, Registrations and Trademark Rights, such persons to be available to perform their prior functions on Collateral Agent's behalf and to be compensated by Collateral Agent at Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

15.   PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
      ----------------------------------------------

    In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 8 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 16.

16.   APPLICATION OF PROCEEDS.
      -----------------------

    Except as expressly provided elsewhere in this Agreement, all proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

                                    XVI-18

17.    INDEMNITY AND EXPENSES.
       ----------------------

    (a) Grantor agrees to indemnify Collateral Agent, each Secured Party and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Collateral Agent's or such Secured Party's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

    (b) Grantor agrees to pay to Collateral Agent promptly following written demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

    (c) The obligations of Grantor in this Section 17 shall survive the termination of this Agreement and the discharge of Grantor's other obligations under this Agreement, the Interest Rate Agreements, the Credit Agreement and the other Loan Documents.

18.    CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
       -----------------------------------------------

    This Agreement shall create a continuing security interest in, and a conditional assignment of the Collateral effective upon the occurrence and during the continuance of an Event of Default and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor and its respective successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest and conditional assignment granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Collateral Agent will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement.

                                    XVI-19

19.  COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
     ----------------------------------------

    (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that
                                                                --------
Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 14 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 19(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties and Interest Rate Exchangers in accordance with the terms of this Section 19(a).

    (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

                                    XVI-20

20.    AMENDMENTS; ETC.
       ---------------

    No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

21.    NOTICES.
       -------

    Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent or Grantor shall not be
           --------
effective until received. For the purposes hereof, the address of each party hereto shall be provided in subsection 10.8 of the Credit Agreement or subsection 10.8 of the AXEL Credit Agreement, as applicable, or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

22.    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
       -----------------------------------------------------

    No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

23.    SEVERABILITY.
       ------------

    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

24.    HEADINGS.
       --------

    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                                    XVI-21

25.    GOVERNING LAW; TERMS.
       --------------------

    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

26.    COUNTERPARTS.
       ------------

    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 [Remainder of page intentionally left blank]

                                    XVI-22

      IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             SEALY MATTRESS COMPANY




                             By:  ________________________________
                                  Name: __________________________
                                  Title:__________________________


                             MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent




                             By:  ________________________________
                                  Name: __________________________
                                  Title:__________________________

                                    XVI-23

                                  SCHEDULE I
                                      TO
                COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT

REGISTERED      UNITED STATES TRADEMARK      REGISTRATION   REGISTRATION
  OWNER               DESCRIPTION               NUMBER          DATE
-------------   -----------------------      ------------   ------------








                                    XVI-24

                                  SCHEDULE II
                                      TO
                     COMPANY PATENT AND SECURITY AGREEMENT


                                PATENTS ISSUED
                                --------------


     Patent No.                   Issue Date                    Invention
     ----------                   ----------                    ---------



                                PATENTS PENDING
                                ---------------


Applicant's    Date         Application
   Name        Filed            No.           Invention        Inventor
-----------    -----        -----------       ---------        --------





                                    XVI-25

                                 SCHEDULE III
                                      TO
                COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT

                                FILING OFFICES
                                --------------





                                    XVI-26

                                 EXHIBIT XVII

                         [FORM OF SUBSIDIARY GUARANTY]

                              SUBSIDIARY GUARANTY


          This SUBSIDIARY GUARANTY is entered into as of December 18, 1997 by THE UNDERSIGNED (each a "GUARANTOR" and collectively, "GUARANTORS") in favor of and for the benefit of MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN GUARANTY"), as collateral agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined), and, subject to subsection 3.12, for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

          A. Sealy Mattress Company, an Ohio corporation ("COMPANY"), Sealy Corporation, a Delaware corporation ("HOLDINGS"), the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION
AGENT") have entered into a Credit Agreement dated as of December 18, 1997
(said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the ("CREDIT AGREEMENT") pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

          B. Company, Holdings, the financial institutions from time to time parties thereto(the "AXEL LENDERS"), GSCP, as arranger and syndication agent
(in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Company.

          C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with or one or more Credit Agreement Lenders or their Affiliates or AXEL Lenders

                                    XVII-1
or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Financing Agreements (as hereinafter defined), and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Financing Agreements and any other Loan Documents (as hereinafter defined), be guarantied hereunder.

          D. A portion of the proceeds of the Loans (as hereinafter defined) may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

          E. It is a condition precedent to the making of the initial Loans under the Financing Agreements that Company's obligations thereunder be guarantied by Guarantors.

          F. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

          NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Company, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement and (iv) the AXEL Lenders to make their respective loans to the Company, and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors hereby agree as follows:


SECTION 1.  DEFINITIONS

          1.1  CERTAIN DEFINED TERMS.
               ---------------------

          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

          (b) The following terms shall have the following meanings:

          "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

                                    XVII-2

          "ADDITIONAL GUARANTOR" has the meaning assigned to that term ins subsection 3.12.

          "ADJUSTED MAXIMUM AMOUNT" has the meaning assigned to that term ins subsection 2.2.

          "AGGREGATE PAYMENTS" has the meaning assigned to that term ins subsection 2.2.

          "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

          "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "AXEL OBLIGATIONS" shall mean the "Obligations" as defined in the AXEL Credit Agreement.

          "BENEFICIARIES" means Guarantied Party, Secured Parties and any Interest Rate Exchangers.

          "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

          "COMMITMENTS" means the Credit Agreement Commitments and the AXEL Commitments.

          "CONTRIBUTING GUARANTORS" has the meaning assigned to that term ins subsection 2.2.

          "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

          "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

          "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

                                    XVII-3

          "FAIR SHARE" has the meaning assigned to that term ins subsection
2.2.

          "FINANCING AGREEMENT" means either the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

          "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

          "FRAUDULENT TRANSFER LAWS" has the meaning assigned to that term ins subsection 2.2.

          "FAIR SHARE SHORTFALL" has the meaning assigned to that term ins subsection 2.2.

          "FUNDING GUARANTOR" has the meaning assigned to that term ins subsection 2.2.

          "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

          "GUARANTY" means this Subsidiary Guaranty dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "GRANTOR" has the meaning assigned to that term in the introduction of this Agreement.

          "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

          "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

          "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

                                    XVII-4

          "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

          "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

          "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

          "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

          "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

          "REQUISITE OBLIGEES" has the meaning assigned to that term in subsection 3.14 of this Agreement.

          "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

          "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Lender Interest Rate Agreements.

          1.2  INTERPRETATION.  References to "Sections" and "subsections"
               --------------
shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2.  THE GUARANTY

          2.1  GUARANTY OF THE GUARANTIED OBLIGATIONS.  Subject to the
               --------------------------------------
provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

                                    XVII-5

          (a) any and all Financing Agreement Obligations of Company and any and all Interest Rate Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Financing Agreement and any other Loan Documents and the Lender Interest Rate Agreements, including those arising under successive borrowing transactions under any Financing Agreement which shall either continue the Financing Agreement Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

          (b) those expenses set forth in subsection 2.9 hereof.

          2.2  LIMITATION ON AMOUNT GUARANTIED; CONTRIBUTION BY GUARANTORS.
               -----------------------------------------------------------
(a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b) or under the Holdings Guaranty as contemplated by subsection 2.2(b)).

          (b) Guarantors under this Guaranty, and Holdings under the Holdings Guaranty, together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Holdings Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty or Holdings under the Holdings Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to

                                    XVII-6
equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors multiplied by (ii) the aggregate
                                            ---------- --
amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Holdings Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or the Holdings Guaranty, as applicable, determined as of such date, in the case of any Guarantor, in accordance with subsection 2.2(a); provided that, solely for
                                                 --------
purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under subsection 2.2 of the Holdings Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty or the Holdings Guaranty, as applicable (including, without limitation, in respect of this subsection 2.2(b) or subsection 2.2 of the Holdings Guaranty) minus (ii) the aggregate amount of all
                                         -----
payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b) or subsection 2.2 of the Holdings Guaranty. The amounts payable as contributions hereunder and under subsection 2.2 of the Holdings Guaranty shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) and subsection 2.2 of the Holdings Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under the Holdings Guaranty. Holdings is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b).

          2.3  PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS.  Subject to the
               ----------------------------------------------
provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantors will promptly following written demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as

                                    XVII-7
aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 3 of the Intercreditor Agreement.

          2.4  LIABILITY OF GUARANTORS ABSOLUTE.  Each Guarantor agrees that its
               --------------------------------
obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

               A. This Guaranty is a guaranty of payment when due and not of collectibility.

               B. The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

               C. Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

               D. Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied

                                    XVII-8

Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the applicable Financing Agreement or the applicable Lender Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Lender Interest Rate Agreements.

               E. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Lender Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any Financing Agreement, any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of such Financing Agreement or such Loan Document, such Lender Interest Rate Agreement or any agreement relating to such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Lender Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (iv) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vi) any defenses, set-offs or

                                    XVII-9
counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

          2.5  WAIVERS BY GUARANTORS.  Each Guarantor hereby waives, for the
               ---------------------
benefit of Beneficiaries:

          (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; and

          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Financing Agreements, the Lender Interest Rate Agreements or any agreement or instrument related thereto, notices of any

                                    XVII-10
renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof.

          2.6  CERTAIN CALIFORNIA LAW WAIVERS.   As used in this subsection 2.6,
               ------------------------------
any reference to "the principal" includes Company, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

          (a) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Company or against any collateral or security granted by Company for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.7;

          (b) each Guarantor waives any and all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any other Guarantor) of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

          (c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any other Guarantor) of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor.

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6. In accordance with subsection 3.6 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This subsection 2.6 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

                                    XVII-11

          2.7  GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.  Each
               ----------------------------------------------------
Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guarantied Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section 2848 or under subsection 2.2(b) or under the Holdings Guaranty as contemplated by subsection 2.2(b). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

          2.8  SUBORDINATION OF OTHER OBLIGATIONS.  Any indebtedness of Company
               ----------------------------------
now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

          2.9  EXPENSES.  Guarantors jointly and severally agree to pay, or
               --------
cause to be paid, promptly upon written demand, and to save Beneficiaries harmless against liability for, any and all reasonable costs and reasonable expenses (including reasonable fees and reasonable disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

                                    XVII-12

          2.10 CONTINUING GUARANTY.   This Guaranty is a continuing guaranty and
               -------------------
shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

          2.11 AUTHORITY OF GUARANTORS OR COMPANY.  It is not necessary for any
               ----------------------------------
Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          2.12 FINANCIAL CONDITION OF COMPANY.  Any Loans may be granted to
               ------------------------------
Company or continued from time to time, and any Lender Interest Rate Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Lender Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Lender Interest Rate Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

          2.13 RIGHTS CUMULATIVE.  The rights, powers and remedies given to
               -----------------
Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          2.14 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.
               -------------------------------------------------------------
(a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in subsection 3.12), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                                    XVII-13

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty until indefeasibly paid in full.

          2.15 SET OFF.  In addition to any other rights any Beneficiary may
               -------
have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

          2.16 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR.   If all of the
               --------------------------------------------
stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided that, as a
                                                          --------
condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for disposition of the applicable Net Asset Sale Proceeds in accordance with the requirements of the Credit Agreement.

SECTION 3.  MISCELLANEOUS

          3.1  SURVIVAL OF WARRANTIES.  All agreements, representations and
               ----------------------
warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents

                                    XVII-14
and the Lender Interest Rate Agreements and any increase in the Commitments under any Financing Agreement.

          3.2  NOTICES.  Any communications between Guarantied Party and any
               -------
Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its addresses set forth in the Financing Agreements, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or any Guarantor shall not be effective until received.

          3.3  SEVERABILITY.  In case any provision in or obligation under this
               ------------
Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          3.4  AMENDMENTS AND WAIVERS.  No amendment, modification, termination
               ----------------------
or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          3.5  HEADINGS.  Section and subsection headings in this Guaranty are
               --------
included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

          3.6  APPLICABLE LAW.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
               --------------
GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          3.7  SUCCESSORS AND ASSIGNS.  This Guaranty is a continuing guaranty
               ----------------------
and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Secured Parties. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          3.8  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ALL JUDICIAL
               ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR

                                    XVII-15

RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

          3.9  WAIVER OF TRIAL BY JURY.  EACH GUARANTOR AND, BY ITS ACCEPTANCE
               -----------------------
OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and

                                    XVII-16
represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          3.10 NO OTHER WRITING.  This writing is intended by Guarantors and
               ----------------
Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

          3.11 FURTHER ASSURANCES.  At any time or from time to time, upon the
               ------------------
request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

          3.12     ADDITIONAL GUARANTORS.  The initial Guarantors hereunder
                   ---------------------
shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

          3.13 COUNTERPARTS; EFFECTIVENESS.  This Guaranty may be executed in
               ---------------------------
any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

          3.14 GUARANTIED PARTY AS COLLATERAL AGENT.
               ------------------------------------

                                    XVII-17

          (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and by AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement, and, by their acceptance of the benefits hereof, Interest Rate Exchangers and shall be entitled to the benefits of the Intercreditor Agreement. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Intercreditor Agreements;

provided that Guarantied Party shall exercise, or refrain from exercising, any
--------
remedies hereunder in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this subsection 3.14, each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Guarantied Party for the benefit of Beneficiaries in accordance with the terms of this subsection 3.14.

          (b) Guarantied Party shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to the Intercreditor Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Collateral Agent pursuant to the Intercreditor Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Collateral Agent pursuant to the Intercreditor Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.



                  [Remainder of page intentionally left blank]

                                    XVII-18

      IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                            [NAMES OF GUARANTORS]



                                            By:        -----------------
                                                       Name:
                                                       Title:


                                            Notice Address:
_____________________
_____________________
_____________________

                                    XVII-19

          IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, [199_][200_].

                                            [NAME OF ADDITIONAL GUARANTOR]



                                            By:___________________________
                                                Name:
                                                Title:


                                            Notice Address:

                                            _____________________

                                            _____________________

                                            _____________________

                                    XVII-20

                                 EXHIBIT XVIII

                     [FORM OF SUBSIDIARY PLEDGE AGREEMENT]

                          SUBSIDIARY PLEDGE AGREEMENT



          This SUBSIDIARY PLEDGE AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and among THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES (each of such undersigned Subsidiaries being a "PLEDGOR" and collectively "PLEDGORS"; provided that after the Closing Date,
                             --------
"Pledgors" shall be deemed to include any Additional Pledgors (as hereinafter defined)) of Sealy Mattress Company, an Ohio corporation ("COMPANY"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN GUARANTY"), as Collateral Agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).


                                   RECITALS


          A. Pledgors are the legal and beneficial owners of (i) the shares of stock (the "PLEDGED SHARES") described in Part A of Schedule I annexed hereto
                                                    ----------
and issued by the corporations named therein and (ii) the indebtedness (the "PLEDGED DEBT") described in Part B of said Schedule I and issued by the
                                            ----------
obligors named therein.

          B. Sealy Corporation, a Delaware Corporation ("HOLDINGS"), the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent ( in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Company pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

          C. Company, Holdings, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity the "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT")have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT

                                    XVIII-1

AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Company.

          D. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more CA Lenders and their Affiliates or AXEL Lenders and their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS").

          E. Pledgors have executed and delivered that certain Subsidiary Guaranty dated as of December 18, 1997 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Collateral Agent for the benefit of Secured Parties and any Interest Rate Exchangers, pursuant to which Pledgors have guarantied the prompt payment and performance when due of all obligations of Company under the Financing Agreements and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments, if any, thereunder in the event of early termination thereof.

          F. It is a condition precedent to the initial extensions of credit by Secured Parties under the Financing Agreements that each Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, Company, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement, (iv) the AXEL Lenders to make their respective loans to Company and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees with Collateral Agent as follows:

SECTION 1.  DEFINED TERMS
            -------------

          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

          (b) The following terms shall have the following meanings:

          "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the

                                    XVIII-2

AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

          "ADDITIONAL PLEDGED SHARES" has the meaning assigned to that term in
Section 2(c) of this Agreement.

          "AGREEMENT" means this Company Pledge Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

          "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "AXEL OBLIGATIONS" shall mean "Obligations" as defined in the AXEL Credit Agreement.

          "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

          "COMMITMENTS" means the Credit Agreement Commitments and the AXEL Commitments.

          "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

          "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

          "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which the Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

          "FINANCING AGREEMENT" means the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

                                    XVIII-3

          "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

          "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

          "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

          "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

          "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

          "NEW PLEDGED SHARES" has the meaning assigned to that term in
Section 2(e) of this Agreement.

          "PLEDGE AMENDMENT" has the meaning assigned to that term in Section 7 of this Agreement.

          "PLEDGED COLLATERAL" has the meaning assigned to that term in
Section 2 of this Agreement.

          "PLEDGED DEBT" has the meaning assigned to that term in the recitals to this Agreement.

          "PLEDGED SHARES" has the meaning assigned to that term in the recitals to this Agreement.

          "PLEDGOR" has the meaning assigned to that term in the introduction of this Agreement.

          "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

          "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

                                    XVIII-4

          "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

          "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

          "REQUISITE OBLIGEES" has the meaning assigned to that term in
Section 17(a) of this Agreement.

          "SECURED OBLIGATIONS" has the meaning assigned to that term in
Section 3 of this Agreement.

          "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

SECTION 2.  PLEDGE OF SECURITY.
            ------------------

          Each Pledgor hereby pledges and assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of such Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

              (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

              (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

              (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "ADDITIONAL PLEDGED SHARES"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or

                                    XVIII-5
          in exchange for any or all of such Additional Pledged Shares; provided, however, that to the extent that the issuer of any
          -------   -------
          Additional Pledged Shares is a controlled foreign corporation, such Pledgor shall only be required to pledge Additional Pledged Shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares;

              (d) all additional indebtedness from time to time owed to such Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

              (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "NEW PLEDGED SHARES"), securities, warrants, options or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided, however, that in the event that any such direct
                  --------  -------
          Subsidiary is a controlled foreign corporation, such Pledgor shall only be required to pledge New Pledged Shares of such Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such Subsidiary, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such New Pledged Shares;

              (f) all indebtedness from time to time owed to such Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

              (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise

                                    XVIII-6
          disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to such Pledgor or Collateral Agent from time to time with respect to any of the Pledged Collateral.

SECTION 3.  SECURITY FOR OBLIGATIONS.
            ------------------------

          This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all obligations and liabilities of every nature of Pledgors now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgors now or hereafter existing under this Agreement (all such obligations of Pledgors being the "SECURED OBLIGATIONS").

SECTION 4.  DELIVERY OF PLEDGED COLLATERAL.
            ------------------------------

          All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to any Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in
Section 8(a). In addition, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

          Each Pledgor represents and warrants as follows:

                                    XVIII-7

              (a) Due Authorization, etc. of Pledged Collateral. All of the
                  ---------------------------------------------
          Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

              (b) Description of Pledged Collateral. The Pledged Shares
                  ---------------------------------
          constitute the percentage of the issued and outstanding shares of stock of each issuer thereof set forth on Schedule I annexed hereto,
                                                    ----------
          and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt consti tutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

              (c) Ownership of Pledged Collateral. Pledgors are the legal,
                  -------------------------------
          record and beneficial owners of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

SECTION 6.  TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC.
            --------------------------------------------------------------

          Each Pledgor shall:

              (a) not, except as expressly permitted by the Financing Agreements, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that if the surviving or
                                         --------
          resulting corporation upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then such Pledgor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; provided that in the event a Pledgor makes an Asset Sale
                   --------
          permitted by the Financing Agreements and the assets subject to such Asset Sale are Pledged Shares, Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided,
                                                                 --------
          further that, as a condition precedent to such release, Collateral
          -------
          Agent shall have received evidence reasonably satisfactory to it that arrangements reasonably satisfactory to it have been made for delivery to Collateral Agent of the Net Asset Sale Proceeds of

                                    XVIII-8
such Asset Sale in the event and to the extent that all or any portion of such Net Asset Sale Proceeds are required to be applied to prepay the Loans under the Financing Agreements;

              (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to a Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Pledgor; provided, that notwithstanding anything contained in this
                   --------
          clause (b) to the contrary, such Pledgor shall only be required to pledge the outstanding capital stock of a foreign controlled corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote;

              (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a Subsidiary of such Pledgor; and

              (d) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith.

SECTION 7.  FURTHER ASSURANCES; PLEDGE AMENDMENTS; ADDITIONAL PLEDGORS.
            ----------------------------------------------------------

          (a) Each Pledgor agrees that from time to time, at the expense of Pledgors, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor will:
(i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect such Pledgor's title to or Collateral Agent's security interest in all or any part of the Pledged Collateral.

          (b) Each Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 6(b)

                                    XVIII-9
or (c), promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"),
                          -----------
in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of any Pledgor to execute a Pledge Amendment with
--------
respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

          (c) The initial Pledgors hereunder shall be those Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Pledgors (each an "ADDITIONAL PLEDGOR"), by executing a counterpart of this Agreement substantially in the form of Schedule
                                                                       --------
III annexed hereto.  Upon delivery of any such counterpart to the Collateral
---
Agent, notice of which is hereby waived by the Pledgors, each Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder. Each Additional Pledgor shall execute and file such financing statements and such other instruments or notices as may be necessary or desirable, or as Collateral Agent may reasonably request, in order to perfect the security interests granted or purported to be granted hereunder.

SECTION 8.  VOTING RIGHTS; DIVIDENDS; ETC.
            ------------------------------

          (a) So long as no Event of Default shall have occurred and be continuing:

              (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreements;

              (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and interest paid
          --------  -------
          or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of

                                   XVIII-10

          Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements); provided, that such Pledgor shall not be required
                         --------
          to deliver the outstanding capital stock of a foreign controlled corporation paid as a dividend or interest to such Pledgor, if Collateral Agent would hold as Pledged Collateral outstanding capital stock of such controlled foreign corporation possessing greater than 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; and

              (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuation of an Event of
Default:

              (i) upon written notice from Collateral Agent to a Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
          Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

              (ii) all rights of such Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

              (iii) all dividends, principal and interest payments which are received by such Pledgor contrary to the provisions of paragraph (ii) of this Section 8(b) shall be (A) forthwith (and in any event within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Pledgor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 15, (B) until turned over in accordance with the preceding subsection (A), all such amounts and proceeds received by Pledgor shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of Pledgor.

          (c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 8(b)(i) and to receive

                                   XVIII-11
all dividends and other distributions which it may be entitled to receive under
Section 8(a)(ii) or Section 8(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 9.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
            -------------------------------------------

          Each Pledgor hereby irrevocably appoints Collateral Agent as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Collateral Agent or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in Collateral Agent's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral.

SECTION 10.  COLLATERAL AGENT MAY PERFORM.
             ----------------------------

          If any Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of

                                   XVIII-12

Collateral Agent incurred in connection therewith shall be payable by Pledgors under Section 16(b).

SECTION 11.  STANDARD OF CARE.
             ----------------

          The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

                                   XVIII-13

SECTION 12.  REMEDIES.
             --------

          (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE")
(whether or not the Code applies to the affected Pledged Collateral), and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Collateral Agent, as administrative agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be jointly and severally liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

          (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire

                                   XVIII-14
the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities
Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, such Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 13. PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
            ----------------------------------------------

          In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 8, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 15.

SECTION 14.  APPLICATION OF PROCEEDS.
             -----------------------

          All proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

SECTION 15.  INDEMNITY AND EXPENSES.
             ----------------------

          (a) Pledgors jointly and severally agree to indemnify Collateral Agent, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the

                                   XVIII-15
transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such Secured Party's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgors jointly and severally agree to pay to Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 16.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
             -----------------------------------------------

          This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgors. Upon any such termination Collateral Agent will, at the joint and several expense of Pledgors, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement and Pledgors shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 17.  COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
             ----------------------------------------

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers and shall be entitled to

                                   XVIII-16
the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that Collateral Agent shall exercise, or
                         --------
refrain from exercising, any remedies provided for in Section 12 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 18(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 18(a).

          (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 18.  AMENDMENTS; ETC.
             ---------------

          No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgors; provided that any Pledge Amendment in the form of Schedule II annexed
          --------                                          -----------
hereto or any amendment hereto pursuant to Section 6(c) shall be

                                   XVIII-17
effective upon execution by any Pledgor and Pledgors hereby waive any requirement of notice or of consent to any such Pledge Amendment or amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.


SECTION 19.  NOTICES.
             -------

          Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent and Pledgors shall not be
           --------
effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement and subsection 10.8 AXEL Credit Agreement, as applicable, or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.


SECTION 20.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
             -----------------------------------------------------

          No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 21.  SEVERABILITY.
             ------------

          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 22.  HEADINGS.
             --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 23.  GOVERNING LAW; TERMS.  THIS AGREEMENT AND THE RIGHTS AND
             --------------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT

                                   XVIII-18

LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Financing Agreements, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 24.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
             ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 20;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 25 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

                                   XVIII-19

SECTION 25.  WAIVER OF JURY TRIAL.
             --------------------

          EACH PLEDGOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgors and Collateral Agent each acknowledge that this waiver is a material induce ment for Pledgors and Collateral Agent to enter into a business relationship, that each Pledgor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Pledgor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 26 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 26.  COUNTERPARTS.
             ------------

          This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                 [Remainder of page intentionally left blank]

                                   XVIII-20

          IN WITNESS WHEREOF, Pledgors and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            SEALY, INC.
                                            THE STEARNS & FOSTER
                                            BEDDING COMPANY
                                            THE STEARNS & FOSTER
                                            UPHOLSTERY FURNITURE
                                            COMPANY
                                            ADVANCED SLEEP
                                            PRODUCTS
                                            SEALY MATTRESS
                                            COMPANY OF SAN DIEGO
                                            SEALY MATTRESS
                                            COMPANY OF PUERTO RICO
                                            OHIO-SEALY MATTRESS
                                            MANUFACTURING CO. INC.
                                            OHIO-SEALY MATTRESS
                                            MANUFACTURING CO. --
                                            FORT WORTH
                                            OHIO-SEALY MATTRESS
                                            MANUFACTURING CO.
                                            OHIO-SEALY MATTRESS
                                            MANUFACTURING CO. --
                                            HOUSTON
                                            [OTHER PLEDGORS]



                                            By:    _________________________
                                                   Name:
                                                   Title:


                                            Notice Address:
_____________________
_____________________
_____________________

                                   XVIII-21

                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK



                                            By:    _________________________
                                                   Name:
                                                   Title:


                                            Notice Address:
_____________________
_____________________
_____________________

                                   XVIII-22

                                  SCHEDULE I


          Attached to and forming a part of the Subsidiary Pledge Agreement dated as of December 18, 1997 between the subsidiaries of Sealy Mattress Company party thereto from time to time, as Pledgors, and Morgan Guaranty Trust Company of New York, as Collateral Agent.


                                     PART A

=================================================================================
                                                                      PERCENTAGE
                                        STOCK             NUMBER OF       OF
                            CLASS OF   CERTIFI-    PAR     SHARES     OUTSTANDING
PLEDGOR    STOCK ISSUER     STOCK        CATE     VALUE                 SHARES
                                         NOS.                          PLEDGED
=================================================================================
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
=================================================================================


                                    Part B

             =========================================================
                                  AMOUNT OF
                  PLEDGOR        DEBT ISSUER     INDEBTEDNESS
             =========================================================
             ---------------------------------------------------------
             ---------------------------------------------------------
             ---------------------------------------------------------
             =========================================================

                                   XVIII-23

                                  SCHEDULE II


                               PLEDGE AMENDMENT


          This Pledge Amendment, dated ____________, [199_][200_], is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Subsidiary Pledge Agreement dated as of December 18, 1997, between the undersigned, the other Pledgors party thereto from time to time, and Morgan Guaranty Trust Company of New York, as Collateral Agent (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                                            [NAME OF PLEDGOR]


                                            By:    ____________________
                                                   Name:
                                                   Title:

===========================================================================
                                                             PERCENTAGE OF
                                STOCK               NUM-      OUTSTANDING
                  CLASS OF   CERTIFICATE    PAR     BER OF   SHARES PLEDGED
STOCK ISSUER       STOCK        NOS.       VALUE   SHARES
===========================================================================
---------------------------------------------------------------------------
---------------------------------------------------------------------------
---------------------------------------------------------------------------
===========================================================================

                  ====================================
                                        AMOUNT OF
                      DEBT ISSUER      INDEBTEDNESS
                  ====================================
                  ------------------------------------
                  ------------------------------------
                  ------------------------------------
                  ====================================

                                   XVIII-24

                                 SCHEDULE III

             [FORM OF COUNTERPART TO SUBSIDIARY PLEDGE AGREEMENT]


          This counterpart, dated ___________, [199_][200_] is delivered pursuant to Section 6(c) of that certain Subsidiary Pledge Agreement dated as of December 18, 1997, among the Pledgors party thereto from time to time, and Morgan Guaranty Trust Company of New York, as Collateral Agent (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined). The undersigned hereby agrees (i) that this counterpart may be attached to the Pledge Agreement, (ii) that the undersigned will comply with all the terms and conditions of the Pledge Agreement as if it were an original signatory thereto, and (iii) that the [Pledged Shares] [Pledged Debt] listed below shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                            [NAME OF ADDITIONAL PLEDGOR]


                                            By:    ________________________
                                                   Name:
                                                   Title:

==========================================================================
                                                             PERCENTAGE OF
                                STOCK                NUM-     OUTSTANDING
                  CLASS OF   CERTIFICATE    PAR    BER OF       SHARES
STOCK ISSUER       STOCK        NOS.       VALUE   SHARES      PLEDGED
==========================================================================
--------------------------------------------------------------------------
--------------------------------------------------------------------------
--------------------------------------------------------------------------
==========================================================================


               ========================================
                                        AMOUNT OF
                    DEBT ISSUER        INDEBTEDNESS
               ========================================
               ----------------------------------------
               ----------------------------------------
               ----------------------------------------
               ========================================

                                   XVIII-25

                                  EXHIBIT XIX

                    [FORM OF SUBSIDIARY SECURITY AGREEMENT]

                         SUBSIDIARY SECURITY AGREEMENT


          This SUBSIDIARY SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and among THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES (each of such undersigned Subsidiaries being a "GRANTOR" and collectively "GRANTORS"; provided that after the Closing Date,
                               --------
"Grantors" shall be deemed to include any Additional Grantors (as hereinafter defined)) of Sealy Mattress Company, an Ohio corporation ("COMPANY"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN GUARANTY"), as Collateral Agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).


                                    RECITALS

          A.   Company, Sealy Corporation, a Delaware Corporation
("HOLDINGS"), the financial institutions from time to time parties thereto
(the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P.
("GSCP"), as arranger and syndication agent (in such capacity, "CA
SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the ("CREDIT AGREEMENT") pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

          B. Company, Holdings, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Company.

                                     XIX-1

          C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more CA Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS").

          D. Grantors have executed and delivered that certain Subsidiary Guaranty dated as of December 18, 1997 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Collateral Agent for the benefit of Secured Parties and any Interest Rate Exchangers, pursuant to which Grantors have guarantied the prompt payment and performance when due of all obligations of Company under the Financing Agreements and any other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments, if any, thereunder in the event of early termination thereof.

          E. It is a condition precedent to the initial extensions of credit by Secured Parties under the Financing Agreements that each Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, Company, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement, (iv) the AXEL Lenders to make their respective loans to Company and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with the Collateral Agent as follows:


1.        DEFINED TERMS.
          -------------

          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

          (b) The following terms shall have the following meanings:

          "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

          "ACCOUNTS" has the meaning assigned to that term in Section 2 of this Agreement.

                                     XIX-2

          "AGREEMENT" means this Company Security Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "ASSIGNED AGREEMENT" has the meaning assigned to that term in
Section 2 of this Agreement.

          "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

          "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "AXEL OBLIGATIONS" shall mean the "Obligations" as defined in the AXEL Credit Agreement.

          "COLLATERAL" has the meaning assigned to that term in Section 2 of this Agreement.

          "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

          "COMMITMENTS" means the Credit Agreement Commitments and the AXEL Commitments.

          "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

          "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

          "EQUIPMENT" has the meaning assigned to that term in Section 2 of this Agreement.

          "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

                                     XIX-3

          "FINANCING AGREEMENT" means either the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

          "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

          "GRANTOR" has the meaning assigned to that term in the introduction of this Agreement.

          "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

          "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

          "INVENTORY" has the meaning assigned to that term in Section 2 of this Agreement.

          "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

          "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

          "NEGOTIABLE DOCUMENT OF TITLE" has the meaning assigned to that term in Section 2 of this Agreement.

          "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

          "RELATED CONTRACTS" has the meaning assigned to that term in Section 2 of this Agreement.

          "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

          "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

                                     XIX-4

          "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

          "REQUISITE OBLIGEES" has the meaning assigned to that term in
Section 23 of this Agreement.

          "SECURED OBLIGATIONS" has the meaning assigned to that term in
Section 2 of this Agreement.

          "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.


SECTION 2.  GRANT OF SECURITY.
            -----------------

          Each Grantor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

          (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

          (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper,

                                     XIX-5
documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

          (d) all agreements and contracts to which such Grantor is a party as of the date hereof or becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (e) all deposit accounts, including without limitation all deposit accounts maintained with Collateral Agent;

          (f) all tradesecrets, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

          (g) to the extent not included in any other paragraph of this Section 2, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

          (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

          (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received

                                     XIX-6
when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and each Grantor shall not be deemed to have granted a security interest in, any of such Grantor's rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that
                                                              --------
immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 3.  SECURITY FOR OBLIGATIONS.
            ------------------------

          This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
(S)362(a)), of all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantors now or hereafter existing under this Agreement (all such obligations of Grantors being the "SECURED OBLIGATIONS").

SECTION 4.  GRANTORS REMAIN LIABLE.
            ----------------------

          Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and

                                     XIX-7
agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

          Each Grantor represents and warrants as follows:

          (a) Ownership of Collateral.  Except for the security interest created
              -----------------------
by this Agreement, Grantors own the Collateral free and clear of any Lien subject to liens permitted by the Financing Agreements.

          (b) Location of Equipment and Inventory.  All of the Equipment and
              -----------------------------------
Inventory is, as of the date hereof, located at the places specified in Schedule
                                                                        --------
5(b) annexed hereto.
----

          (c) Negotiable Documents of Title.  No Negotiable Documents of Title
              -----------------------------
are outstanding with respect to any of the Inventory (other than in respect of
(i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule 5(b)
                                                                   -------------
hereto, or (C) to customers of Grantor).

          (d) Office Locations; Other Names.  The chief place of business, the
              -----------------------------
chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the offices set forth on Schedule 5(d) annexed hereto. Grantors have
                                    -------------
not in the past done, and do not now do, business under any other name (including any trade-name or fictitious business name) except as set forth on
Schedule 5(d) annexed hereto.
-------------

                                     XIX-8

SECTION 6.  FURTHER ASSURANCES; ADDITIONAL GRANTORS.
            ---------------------------------------

          (a) Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the reasonable request of Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance reasonable satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the reasonable request of Collateral Agent, deliver and pledge to Collateral Agent hereunder all promissory notes and other instruments (excluding checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Collateral Agent, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) after the acquisition by such Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) upon the reasonable request of Collateral Agent, deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, and (vi) at Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect such Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

          (b) Each Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor to the extent permitted by applicable law. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                                     XIX-9

          (c) The initial Grantors hereunder shall be those Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a counterpart of this Agreement substantially in the form of Schedule
                                                                       --------
6(d) annexed hereto.  Upon delivery of any such counterpart to the Collateral
----
Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder. Each Additional Grantor shall execute and file such financing statements and such other instruments or notices or as Collateral Agent may reasonably request, in order to perfect the security interests granted or purported to be granted hereunder.


SECTION 7.  CERTAIN COVENANTS OF GRANTORS.
            -----------------------------

          Each Grantor shall:

          (a) notify Collateral Agent of any change in such Grantor's name, identity or corporate structure within 30 days of such change;

          (b) give Collateral Agent 30 days' written notice following any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

          (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith.

SECTION 8.  SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.
            ---------------------------------------------------------

          Each Grantor shall:

          (a) keep the Equipment and Inventory at the places therefor specified on Schedule 5(b) annexed hereto or, upon 30 days' written notice to Collateral
   -------------
Agent following any change in location, at such other places in jurisdictions where all action, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

                                     XIX-10

          (b) cause the Equipment to be maintained and preserved working order as when new, ordinary wear and tear and damage by casualty excepted, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary in the Grantor's reasonable business judgment to such end;

          (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

          (d) if any Inventory is in possession or control of any of such Grantor's agents or processors, upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent; and

          (e) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to such Grantor, (B) between the locations specified in Schedule 5(b) hereto, or (C) to customers of such Grantor), deliver such
   -------------
Negotiable Document of Title to Collateral Agent.


SECTION 9.  SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.
            ----------------------------------------------------------------

          (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 5 or, upon 30 days' written notice to Collateral Agent following any change in location, at such other location in a jurisdiction where all action that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Promptly upon the reasonable request of Collateral Agent, Grantors shall deliver to Collateral Agent complete and correct copies of each Related Contract.

          (b) Grantors shall, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto in accordance with prudent business practices.

          (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to each Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor shall

                                     XIX-11
take such action as such Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Collateral Agent shall have the right at any
          --------  -------
time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantors might have done. After receipt by a Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) any payments of Accounts, received by the
-------
Grantor shall be forthwith (and in any event within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in subsection 19, (ii) until so turned over in accordance with the proceeding subsection (i), all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of Grantor and (iii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 10.  DEPOSIT ACCOUNTS.
             ----------------

          Upon the occurrence and during the continuation of an Event of Default, Collateral Agent may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Collateral Agent constituting part of the Collateral.

SECTION 11.  LICENSE OF COPYRIGHTS, ETC.
             --------------------------

          Each Grantor hereby assigns, transfers and conveys to Collateral Agent, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all copyrights or technical processes owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Collateral Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to any Grantor.

                                     XIX-12

SECTION 12.  TRANSFERS AND OTHER LIENS.
             -------------------------

          Each Grantor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Financing Agreements; or

          (b) except for the security interest created by this Agreement and Liens permitted by the Financing Agreements, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

SECTION 13.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
             -------------------------------------------

          Each Grantor hereby irrevocably appoints Collateral Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in Collateral Agent's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to obtain and adjust insurance required to be maintained on the Collateral or paid to Collateral Agent under the Financing Agreements;

          (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

          (d) to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its reasonable discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand;

                                     XIX-13

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

          (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantors' expense, at any time or from time to time, all acts and things that Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as any Grantor might do.

SECTION 14.  COLLATERAL AGENT MAY PERFORM.
             ----------------------------

          If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Grantors under Section 20.

SECTION 15.  STANDARD OF CARE.
             ----------------

          The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

SECTION 16.  REMEDIES.
             --------

          If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE")
(whether or not the Code applies to the affected Collateral), and also may (a) require Grantors to, and each Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral,

                                     XIX-14
store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (d) take possession of any or each Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

SECTION 17.  PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
             ----------------------------------------------

          In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 9 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor

                                     XIX-15

Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Borrower in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 19.

SECTION 18.  APPLICATION OF PROCEEDS.
             -----------------------

          Except as expressly provided elsewhere in this Agreement, all proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

SECTION 19.  INDEMNITY AND EXPENSES.
             ----------------------

          (a) Grantors jointly and severally agree to indemnify Collateral Agent, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Collateral Agent's or such Lender's or Interest Rate Exchanger's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          (b) Grantors jointly and severally agree to pay to Collateral Agent, promptly following written upon demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

SECTION 20.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
             -----------------------------------------------

          This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with

                                     XIX-16
respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Collateral Agent will, at the joint and several expense of Grantors, expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement.

SECTION 21.  COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
             ----------------------------------------

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL administrative agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that
                                                                   --------
Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 17 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 22(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this
Section 22(a).

          (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner
provided in the Intercreditor Agreement.   Upon the acceptance of any
appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or

                                     XIX-17
appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 23.  AMENDMENTS; ETC.
             ---------------

          No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantors; provided that any amendment hereto pursuant to Section 5(d) shall be
          --------
effective upon execution by any Grantor and Grantors hereby waive any requirement of notice or of consent to any such amendment.

SECTION 23.  NOTICES.
             -------

          Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent and Grantor shall not be
           --------
effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or subsection 10.8 of the AXEL Credit Agreement, as applicable, or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 24.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
             -----------------------------------------------------

          No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 25.  SEVERABILITY.
             ------------

          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                                     XIX-18

SECTION 26.  HEADINGS.
             --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 27.  GOVERNING LAW; TERMS.
             --------------------

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 28.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
             ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 24;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH

                                     XIX-19

COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 29.  WAIVER OF JURY TRIAL.
             --------------------

          EACH GRANTOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantors and Collateral Agent each acknowledge that this waiver is a material inducement for Grantors and Collateral Agent to enter into a business relationship, that each Grantor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 30.  COUNTERPARTS.
             ------------

          This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

                                     XIX-20

   IN WITNESS WHEREOF, Grantors and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                                 SEALY, INC.
                                                 THE STEARNS & FOSTER
                                                 BEDDING COMPANY
                                                 THE STEARNS & FOSTER
                                                 UPHOLSTERY FURNITURE
                                                 COMPANY
                                                 ADVANCED SLEEP
                                                 PRODUCTS
                                                 SEALY MATTRESS
                                                 COMPANY OF SAN DIEGO
                                                 SEALY MATTRESS
                                                 COMPANY OF PUERTO
                                                 RICO
                                                 OHIO-SEALY MATTRESS
                                                 MANUFACTURING CO.
                                                 INC.
                                                 OHIO-SEALY MATTRESS
                                                 MANUFACTURING CO. --
                                                 FORT WORTH
                                                 OHIO-SEALY MATTRESS
                                                 MANUFACTURING CO.
                                                 OHIO-SEALY MATTRESS
                                                 MANUFACTURING CO. --
                                                 HOUSTON
                                                 [OTHER GRANTORS]



                                                 By:
                                                    -------------------
                                                    Name:
                                                    Title:


                                                 Notice Address:

             --------------------------

             --------------------------

             --------------------------

                                     XIX-21

                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK, AS COLLATERAL AGENT



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            Notice Address:
--------------------------

--------------------------

--------------------------

                                     XIX-22

                                 SCHEDULE 5(b)
                        TO SUBSIDIARY SECURITY AGREEMENT

Locations of Equipment:



Locations of Inventory:

                                     XIX-23

                                 SCHEDULE 5(d)
                        TO SUBSIDIARY SECURITY AGREEMENT


                         Office Locations; Other Names

                                     XIX-24

                                 SCHEDULE 6(d)
                        TO SUBSIDIARY SECURITY AGREEMENT

             [FORM OF COUNTERPART TO SUBSIDIARY SECURITY AGREEMENT]


          This counterpart, dated ___________, [199__][200__] is delivered pursuant to Section 5(d) of that certain Subsidiary Security Agreement dated as of December 18, 1997, among the Grantors party thereto from time to time, and Morgan Guaranty Trust Company of New York, as Collateral Agent (the "SECURITY AGREEMENT," capitalized terms defined therein being used herein as therein defined). The undersigned hereby agrees (i) that this counterpart may be attached to the Security Agreement, and (ii) that the undersigned will comply with all the terms and conditions of the Pledge Agreement as if it were an original signatory thereto.


                                            [NAME OF ADDITIONAL GRANTOR]


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                     XIX-25

                                   EXHIBIT XX

          [FORM OF SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT]

               SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT


          This SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and among THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES (each of such undersigned Subsidiaries being a "GRANTOR" and collectively "GRANTORS"; provided that after
                                                            --------
the Closing Date, "Grantors" shall be deemed to include any Additional Grantors (as hereinafter defined)) of Sealy Mattress Company, an Ohio corporation ("COMPANY"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN GUARANTY"), as Collateral Agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).

                                    RECITALS

          A. Sealy Corporation, a Delaware Corporation ("HOLDINGS"), the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"), with Company pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

          B. Company, Holdings, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Company.

          C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more CA Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Financing Agreements (as hereinafter defined), and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Financing Agreements and the any other Loan Documents, be secured hereunder.

          D. Grantors have executed and delivered that certain Subsidiary Guaranty dated as of December 18, 1997 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Collateral Agent for the benefit of Secured Parties and any Interest Rate Exchangers, pursuant to which Grantors have guarantied the prompt payment and performance when due of all obligations of Company under the Financing Agreements and any other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof.

          E. Additional Grantors shall execute and deliver counterparts to the Subsidiary Guaranty in favor of Collateral Agent for the benefit of Secured Parties and any Interest Rate Exchangers, pursuant to which each Additional Grantor shall guaranty the prompt payment and performance when due of all obligations of Company under the Financing Agreements and any other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof.

          F. Grantors have and may in the future have rights, title and interests in and to various Patents and other related Collateral (as such terms are hereinafter defined).

          G. Grantors own and use in their business, and will in the future adopt and so use, various intangible assets, including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto (collectively, the "TRADEMARKS").

          G. Collateral Agent desires Grantors to grant to it a lien on and security interest in all of Grantors' existing and future Patents, existing and future Trademarks, all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof (the "REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof (the "TRADEMARK RIGHTS"), all goodwill of Grantors' business symbolized by the Trademarks and associated therewith, including without limitation the documents and things described in Section 2(b) (the "ASSO-

CIATED GOODWILL") and any other Collateral, and all proceeds of the Patents, Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill and any other Collateral, and Grantors agree to grant to Collateral Agent a secured and protected interest in the Trademarks, the Registrations, the Trademark Rights, the Associated Goodwill and all the proceeds thereof as provided herein.

          I. Pursuant to the Subsidiary Security Agreement, each Grantor has granted to Collateral Agent a lien on and security interest in, among other assets, all Grantors' equipment, inventory, accounts and general intangibles relating to the products and services sold or delivered under or in connection with the Trademarks such that, upon the occurrence and during the continuation of an Event of Default (as hereinafter defined) Collateral Agent would be able to exercise its remedies consistent with the Security Agreement, this Agreement and applicable law to foreclose upon Grantors' business and use the Trademarks, the Registrations and the Trademark Rights in conjunction with the continued operation of such business, maintaining substantially the same product and service specifications and quality as maintained by Grantors, and benefit from the Associated Goodwill.

          J. It is a condition precedent to the initial extensions of credit by Lenders under the Financing Agreements that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, Company, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement, (iv) the AXEL Lenders to make their respective loans to Company, and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with the Collateral Agent as follows:

1.       DEFINED TERMS.
         -------------

          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

          (b) The following terms shall have the following meanings:

          "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

          "AGREEMENT" means this Company Security Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "ASSOCIATED GOODWILL" has the meaning assigned to that term in the recitals to this Agreement.

          "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

          "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "AXEL LENDERS" has the meaning assigned to that term in the recitals to this Agreement.

          "AXEL OBLIGATIONS" shall mean "Obligations" as defined in the AXEL Credit Agreement.

          "AXEL SYNDICATION AGENT" has the meaning assigned to that term in the recitals to this Agreement.

          "COLLATERAL" has the meaning assigned to that term in Section 5 of this Agreement.

          "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

          "COLLATERAL AGENT" has the meaning assigned to that term in the introduction.

          "COMMITMENTS" means the Credit Agreement Commitments and the AXEL Commitments.

          "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

          "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

          "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company in the Defaulting Party and which results in the designation of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

          "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

          "FINANCING AGREEMENT" means the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

          "FINANCING AGREEMENT OBLIGATIONS" means "Credit Agreement Obligations and AXEL Obligations.

          "GRANTOR" has the meaning assigned to that term in the introduction of this Agreement.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

          "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

          "INTEREST RATE OBLIGATIONS" has the meaning assigned to that term in the recitals to this Agreement.

          "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

          "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

          "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

          "MATERIAL PATENT" has the meaning assigned to that term in Section 5 of this Agreement.

          "MATERIAL TRADEMARK PROPERTY" has the meaning assigned to that term in Section 5 of this Agreement.

          "PATENTS" has the meaning assigned to that term in Section 2 of this Agreement.

          "PERMITTED PATENT LIENS" has the meaning assigned to that term in
Section 5 of this Agreement.

          "PERMITTED TRADEMARK LIENS" has the meaning assigned to that term in
Section 5 of this Agreement.

          "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

          "REGISTRATIONS" has the meaning assigned to that term in the recitals to this Agreement.

          "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

          "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

          "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

          "REQUISITE OBLIGEES" has the meaning assigned to that term in
Section 19 of this Agreement.

          "SECURED OBLIGATIONS" has the meaning assigned to that term in
Section 3 of this Agreement.

          "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

          "TRADEMARKS" has the meaning assigned to that term in the recitals to this Agreement.

          "TRADEMARK RIGHTS" has the meaning assigned to that term in the recitals to this Agreement.

2.     GRANT OF SECURITY.
       -----------------

          Each Grantor hereby grants to Collateral Agent a security interest in all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

                 A. each of the U.S. Trademarks and rights and interests in Trademarks which are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part (including without limitation the U.S. Trademarks specifically identified in Schedule I
                                     ----------
          annexed hereto) and including all Trademark Rights with respect thereto and all federal and state Registrations heretofore or hereafter granted or applied for, the right (but not the obligation) to file for registration claims under any state or federal trademark law or regulation and to apply for, renew and extend the Trademarks, Registrations and Trademark Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of such Grantor or in the name of Collateral Agent or otherwise for past, present and future infringements of the Trademarks, Registrations or Trademark Rights and all rights (but not obligations) corresponding thereto in the United States, and the Associated Goodwill; it being understood that the rights and interests included herein shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to any Trademarks, Registrations or Trademark Rights presently or in the future owned, held or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts or otherwise permitted by applicable law and, if not so permitted under any such contracts and applicable law, only with the consent of such third parties;

                 B. the following documents and things in such Grantor's possession, or subject to such Grantor's right to possession, related to (Y) the production, sale and delivery by such Grantor, or by any Affiliate, licensee or subcontractor of such Grantor, of products or services sold or delivered by or under the authority of such Grantor in connection with the Trademarks, Registrations or Trademark Rights (which products and services shall, for purposes of this Agreement, be deemed to include, without limitation, products and services sold or delivered pursuant to merchandising operations utilizing any Trademarks, Registrations or Trademark Rights); or (Z) any retail or other merchandising operations conducted under the name of or in connection with the Trademarks, Registrations or Trademark Rights by such Grantor or any Affiliate, licensee or subcontractor of such
          Grantor:

                   1. all lists and ancillary documents that identify and describe any of such Grantor's customers, or those of their Affiliates, licensees or subcontractors, for products sold and services delivered under or in connection with the Trademarks or Trademark Rights, including without limitation any lists and ancillary documents that contain a customer's name and address, the name and address of any of its warehouses, branches or other places of business, the identity of the Person or Persons having the principal responsibility on a customer's behalf for ordering products or services of the kind supplied by such Grantor, or the credit, payment, discount, delivery or other sale terms applicable to such customer, together with information setting forth the total purchases, by brand, product, service, style, size or other criteria, and the patterns of such purchases;

                   2. all product and service specification documents and production and quality control manuals used in the manufacture or delivery of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights;

                   3. all documents which reveal the name and address of any source of supply, and any terms of purchase and delivery, for any and all materials, components and services used in the production of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights; and

                   4. all documents constituting or concerning the then current or proposed advertising and promotion by such Grantor or its Affiliates, licensees or subcontractors of products and services sold or delivered under or in connection with the Trademarks or Trademark Rights including, without limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and services; and

              C. all patents and patent applications and rights and interests in U.S. patents and patent applications that are presently, or in the future may be, owned, held (whether pursuant to a license or otherwise) or used by such Grantor in whole or in part (including, without limitation, the U.S. patents and patent applications listed in Schedule
                                                                      --------
       II annexed hereto, all rights (but not obligations) corresponding thereto
       --
       (including without limitation the right (but not the obligation) to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interests granted hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to any Patent presently or in the future owned, held or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts or otherwise permitted by applicable law and, if not so permitted under any such contracts and applicable law, only with the consent of such third parties;

              D. all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

              E. to the extent not included in the foregoing clauses (a) -(d), all general intangibles relating to the Collateral; and

              F. all proceeds, products, and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

3.   SECURITY FOR OBLIGATIONS.
     ------------------------

       This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all Secured Obligations with respect to such Grantor. "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty, in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

4.    GRANTORS REMAINS LIABLE.
      -----------------------

       Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.     REPRESENTATIONS AND WARRANTIES.
       ------------------------------

          Each Grantor represents and warrants as follows:

               (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Financing Agreements and for the security interest and conditional assignment created by this Agreement (and other than ownership and other rights reserved by third party owners with respect to each Material Trademark Property and each Material Patent that Grantor is licensed to use), such Grantor is the legal and beneficial owner of the entire right, title and interest in and to (i) each Material Trademark Property, free and clear of any Lien other than Liens of mechanics, materialmen, attorneys and other similar liens imposed by laws in the ordinary course of business in connection with the establishment, creation or application for registration of any Trademarks, Registrations or Trademark Rights for sums not yet delinquent or being contested in good faith (such Liens being referred to herein as "PERMITTED TRADEMARK LIENS"), and (ii) each Material Patent, free and clear of any Lien other than Liens of mechanics, materialmen, attorneys and other similar liens imposed by law in the ordinary course of business in connection with the establishment, creation or application for any Patent for sums not yet delinquent or being contested in good faith (such Liens being referred to herein as "PERMITTED PATENT LIENS"). Except such as may have been filed in favor of Collateral Agent relating to this Agreement except as permitted by the Financing Agreements, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including the United States Patent and Trademark Office.

               (b) DESCRIPTION OF COLLATERAL. A true and complete list of all Registrations, trade names, corporate names, fictitious business names and Trademark license agreements owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date such Grantor has entered into this Agreement is set forth in Schedule I annexed hereto. Each Registration, trade name, corporate
             ----------
          name, fictitious business name and Trademark license designated on
          Schedule I annexed hereto as a Material Trademark Property, and each other Trademark, Registration or Trademark Right hereafter arising or otherwise owned, held or used by any Grantor that is material to any of such Grantor's business or operations is referred to herein as a "MATERIAL TRADEMARK PROPERTY". A true and complete list of all Patents owned or held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, as of the date such Grantor has entered into this Agreement is set forth in Schedule II annexed hereto. Each
                                              -----------
          Patent designated on Schedule II annexed hereto as a Material Patent
                               -----------
          and each other Patent hereafter arising or otherwise owned or held by such Grantor that is material to any of such Grantor's business or operations is referred to herein as a "MATERIAL PATENT".

               (c) VALIDITY AND ENFORCEABILITY OF COLLATERAL. Each Material Trademark Property and each Material Patent is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and Grantor has entered into this Agreement, such Grantor is not aware of any pending or threatened claim by any third party that any Material Trademark Property or any Material Patent is invalid or unenforceable or that the use of any Material Trademark Property or any Material Patent violates the rights of any third person.

               (d) PERFECTION. This Agreement together with the filing of UCC financing statements naming each Grantor as "debtor", naming Collateral Agent as "secured party" and describing the U.S. Collateral in the filing offices set forth on Schedule III annexed hereto and the
                                             ------------
          recording of this Agreement with the United States Patent and Trademark Office, creates a valid, perfected and First Priority security interest in the Collateral (subject only to Permitted Patent Liens and Permitted Trademark Liens) securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect and protect such security interests under the laws of the United States or any State thereunder have been or will promptly be following execution hereof duly made or taken.

               (e) OTHER INFORMATION. All information hereto, herein or hereafter supplied to Collateral Agent by or on behalf of each Grantor with respect to the Collateral is accurate and complete in all material respects.

          6.      FURTHER ASSURANCES; NEW TRADEMARKS, REGISTRATIONS AND
                  -----------------------------------------------------
TRADEMARK RIGHTS; NEW PATENTS AND PATENT APPLICATIONS; CERTAIN INSPECTION
-------------------------------------------------------------------------
RIGHTS.
------
          (a) Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest or conditional assignment granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the reasonable request of Collateral Agent, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Collateral Agent indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) use its best efforts to obtain any necessary consents of third parties to the grant and perfection of a security interest to Collateral Agent with respect to any Collateral, and (iv) at Collateral Agent's request, appear in and defend any action or proceeding that would reasonably be expected to affect such Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

          (b) Each Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor to the extent permitted by applicable law. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (c) Each Grantor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          (d) If any Grantor shall obtain rights to any new Trademarks, Registrations or Trademark Rights, or to any patentable inventions, or become entitled to the benefit of any U.S. patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement in any Patent, the provisions of this Agreement shall automatically apply thereto. Once per calendar year, each Grantor shall notify Collateral Agent in writing of any Registrations or Patents acquired by such Grantor during such calendar year and of any Registrations issued or applications for Registration made during such calendar year, which notice shall state whether such Registration constitutes a Material Trademark Property or whether such Patent constitutes a Material Patent. Concurrently with the filing of an application for Registration for any Trademark, or an application for any Patent the applicable Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Patent and Trademark Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which such Grantor shall grant a security interest to the extent of its interest in such Registration or Patent as provided herein to Collateral Agent unless so doing would, in the reasonable judgment of such Grantor, after due inquiry, result in the grant of a Patent or Registration in the name of Collateral Agent, in which event such Grantor shall give written notice to Collateral Agent as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of such Patent or Registration.

7.     CERTAIN COVENANTS OF GRANTORS.
       -----------------------------

          Each Grantor shall:

                (a) notify Collateral Agent of any change in such Grantor's name, identity or corporate structure within 30 days of such change;

                (b) give Collateral Agent 30 days' written notice following any change in such Grantor's chief place of business or chief executive office or the office where such Grantor keeps its records regarding the Collateral;

                (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith;

                (d) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Financing Agreements;

                (e) except for Permitted Patent Liens and Permitted Trademark Liens and the security interest and conditional assignment created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person other than Lien permitted by the Financing Agreements;

                (f) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Patents and Registrations at its chief executive office or principal place of business;

                (g) take all steps reasonably necessary in such Grantor's business judgment to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Patents, Trademarks and Trademark Rights;

                (h) use proper statutory notice in connection with its use of each Material Patent and Material Trademark Property to the extent reasonably necessary for the protection of such Material Patent or Material Trademark Property; and

                (i) use consistent standards of high quality (which may be consis tent with such Grantor's past practices or with such Grantor's business judgment) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks, Registrations and Trademark Rights, including, to the extent applicable, in the operation and maintenance of its merchandising operations.

8.    AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL.
      --------------------------------------------

          Except as otherwise provided in this Section 8, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantors in respect of the Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, at Collateral Agent's direction, shall take) such action as such Grantor may deem necessary or advisable to enforce collection of such amounts; provided, however, that
                                                 --------  -------
Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest and the conditional assignment created hereby, and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of Grantors, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be forthwith (and in any event within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of Secured Parties only as provided in Section 16, (ii) until so turned over in accordance with the preceding subsection (i), all such amounts and proceeds received by such Grantor shall be received in trust for the benefit of Collateral Agent hereunder- and shall be segregated from other funds of Grantor and (iii)such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

9.     PATENT OR TRADEMARK APPLICATIONS AND LITIGATION.
       -----------------------------------------------

          (a) Each Grantor shall have the duty diligently, to prosecute any trademark application relating to any Material Trademark Property that is pending as of the date of this Agreement, to make federal application on any existing or future registerable but unregistered Material Trademark Property (whenever it is commercially reasonable in the reasonable judgement of such Grantor to do so), and to file and prosecute opposition and cancellation proceedings, renew Registrations and do any and all reasonable acts which are necessary or desirable to preserve and maintain all rights in all Material Trademark Properties; provided, however, that Grantor shall not be obligated to
                      --------  -------
prosecute or apply for registration of any Trademark or Registration that Grant determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business. Any expenses incurred in connection therewith shall be borne solely by Grantors. No Grantor shall abandon any Material Trademark Property; provided, however, that Grantor shall not be
                             --------  -------
obligated to maintain any Trademark or Registration that Grantor determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business.

          (b) Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Collateral Agent, to prosecute any patent application relating to any Material Patent that is pending as of the date of this Agreement and to do any and all acts which are necessary or desirable to preserve and maintain all rights in all Material Patents; provided, however, that Grantor
                                             --------  -------
shall not be obligated to prosecute or maintain any Patent that Grantor determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business. Any expenses incurred in connection therewith shall be borne solely by Grantors. Each Grantor shall not, as to any patentable invention or Patent that constitutes or could constitute a Material Patent, abandon any pending patent application or any Patent without the prior written consent of Collateral Agent; provided, however, that Grantor shall not
                                     --------  -------
be obligated to prosecute or maintain any Patent that Grantor determines in its reasonable business judgment is no longer necessary or desirable in the conduct of its business.

          (c) Except as provided in Section 9(e), each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Collateral. Collateral Agent shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

          (d) Each Grantor shall promptly, following its becoming aware thereof, notify Collateral Agent of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or any federal, state, local or foreign court) described in subsection 9(a), 9(b) or 9(c) or regarding such Grantor's claim of ownership in or right to use any of the Trademarks, Registrations or Trademark Rights, its right to register the same, or its right to keep and maintain such Registration. Such Grantor shall provide to Collateral Agent any information with respect thereto requested by Collateral Agent.

          (e) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Collateral Agent or otherwise, to enforce any Patent, Trademark, Registration, Trademark Right, Associated Goodwill and any license thereunder, in which event each Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 17 in connection with the exercise of its rights under this Section 9. To the extent that Collateral Agent shall elect not to bring suit to enforce any Patent, Trademark, Registration, Trademark Right, Associated Goodwill or any license thereunder as provided in this Section 9(e), each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Patents, Trademarks, Registrations, Trademark Rights or Associated Goodwill by others and for that purpose agrees to diligently maintain in accordance with reasonable business practice any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

10.     NON-DISTURBANCE AGREEMENTS, ETC.
        --------------------------------

          If and to the extent that any Grantor is permitted to license the Collateral, Collateral Agent shall enter into a non-disturbance agreement or other similar arrangement, at Grantors' request and expense, with such Grantor and any licensee of any Collateral permitted hereunder in form and substance reasonably satisfactory to Collateral Agent pursuant to which (a) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest and conditional assignment created in favor of Collateral Agent and the other terms of this Agreement.

11.      COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
         -------------------------------------------

         Each Grantor hereby irrevocably appoints Collateral Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time, upon the occurrence during the continuance of an Event of Default, in Collateral Agent's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

               A. to endorse such Grantor's name on all applications, documents, papers and instruments necessary for Collateral Agent in the use or maintenance of the Collateral;

               B. to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               C. to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

               D. upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

               E. to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Financing Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand; and

               F. upon the occurrence and during the continuance of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by Collateral Agent pursuant to Section 14(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantors' expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

12. COLLATERAL AGENT MAY PERFORM.
    ----------------------------

          If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 17.

13. STANDARD OF CARE.
    ----------------

          The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

14.  REMEDIES.
     --------

          If any Event of Default shall have occurred and be continuing:

          A. Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a collateral agent on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Grantors under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Grantors to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

      B. Upon written demand from Secured Party, each Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Patents, Trademarks, Registrations, Trademark Rights and the Associated Goodwill and such other documents as are requested by Collateral Agent. Each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Secured) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

      C. Within five Business Days after written notice from Collateral Agent, each Grantor shall make available to Collateral Agent, to the extent within each applicable Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Patents, Trademarks, Registrations and Trademark Rights, such persons to be available to perform their prior functions on Collateral Agent's behalf and to be compensated by Collateral Agent at Grantors' expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

15.   PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
      ----------------------------------------------

          In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 8 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 16.

16.   APPLICATION OF PROCEEDS.
      -----------------------

          Except as expressly provided elsewhere in this Agreement, all proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

17.   INDEMNITY AND EXPENSES.
      ----------------------

          (a) Grantors jointly and severally agree to indemnify Collateral Agent, each Secured Party and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agent's or such Secured Party's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantors jointly and severally agree to pay to Collateral Agent promptly following written demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

          (c) The obligations of Grantors in this Section 17 shall survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Interest Rate Agreements, the Credit Agreement and the other Loan Documents.

18.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
     -----------------------------------------------

          This Agreement shall create a continuing security interest in and conditional assignment of the Collateral effective only upon the occurrence and during the continuance of an Event of Default and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantors and their respective successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest and conditional assignment granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Collateral Agent will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement.

19.   COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
      ----------------------------------------

          (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that
                                                                   --------
Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 14 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 19(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties and Interest Rate Exchangers in accordance with the terms of this Section 19(a).

          (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

20.   AMENDMENTS; ETC.
      ---------------

          No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantors; provided that any amendment hereto pursuant to Section 22 or Section
          --------
6(c) shall be effective upon execution by any Additional Grantor and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

21.   NOTICES.
      -------

          Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent or Grantor shall not be
           --------
effective until received. For the purposes hereof, the address of each party hereto shall be provided in subsection 10.8 of the Credit Agreement or subsection 10.8 of the AXEL Credit Agreement, or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

22.   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
      -----------------------------------------------------

          No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

23.   ADDITIONAL GRANTORS.
      -------------------

          From time to time subsequent to the date hereof, Subsidiaries of Company may become parties hereto as additional Grantors (each an "ADDITIONAL GRANTOR") by executing an acknowledgement to this Agreement substantially in the form of Schedule IV annexed hereto.  Upon delivery of any such
            -----------
acknowledgment to Collateral Agent and Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

24.   SEVERABILITY.
      ------------

          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

25.   HEADINGS.
      --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

26.   GOVERNING LAW; TERMS.
      --------------------

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

27.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
     ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

               a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               b)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 21;

               d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEED ING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

               e) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

               f) AGREES THAT THE PROVISIONS OF THIS SECTION 25 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

28. WAIVER OF JURY TRIAL.
    --------------------

          GRANTORS AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Collateral Agent acknowledge that this waiver is a material inducement for Grantors and Collateral Agent to enter into a business relationship, that Grantors and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

 29. COUNTERPARTS.
     ------------

          This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantors and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            SEALY, INC.
                                            THE STEARNS & FOSTER BEDDING COMPANY
                                            THE STEARNS & FOSTER UPHOLSTERY
                                            FURNITURE COMPANY
                                            ADVANCED SLEEP PRODUCTS
                                            SEALY MATTRESS COMPANY OF SAN DIEGO
                                            SEALY MATTRESS COMPANY OF PUERTO
                                            RICO
                                            OHIO-SEALY MATTRESS MANUFACTURING
                                            CO. INC.
                                            OHIO-SEALY MATTRESS MANUFACTURING
                                            CO. -- FORT WORTH
                                            OHIO-SEALY MATTRESS MANUFACTURING
                                            CO.
                                            OHIO-SEALY MATTRESS MANUFACTURING
                                            CO. -- HOUSTON
                                            [OTHER GRANTORS]



                                            By:        __________________
                                                       Name:
                                                       Title:


                                            Notice Address:

     _____________________

     _____________________

     _____________________

                                            MORGAN GUARANTY TRUST COMPANY OF
                                            NEW YORK,
                                            as Secured Party



                                            By:        -----------------
                                                       Name:
                                                       Title:

                                   SCHEDULE I
                                       TO
               SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT

REGISTERED           UNITED STATES TRADEMARK       REGISTRATION   REGISTRATION
OWNER                      DESCRIPTION                NUMBER          DATE
-------------        -----------------------       ------------   ------------










                                  SCHEDULE II
                                       TO
                    SUBSIDIARY PATENT AND SECURITY AGREEMENT


                                 PATENTS ISSUED
                                 --------------


     Patent No.                Issue Date                    Invention
     ----------                ----------                    ---------



                                PATENTS PENDING
                                ---------------


Applicant's        Date         Application
   Name            Filed            No.            Invention   Inventor
-----------        -----        -----------        ---------   --------

                                  SCHEDULE III
                                       TO
               SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT

                                 FILING OFFICES
                                 --------------

                                  SCHEDULE IV
                                       TO
               SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT

                           [FORM OF ACKNOWLEDGEMENT]


       This Acknowledgement, dated _______________, [199_] [200_], is delivered pursuant to Section 23 of the Patent and Trademark Security Agreement referred to below. The undersigned hereby agrees that this Acknowledgement may be attached to the Patent and Trademark Security Agreement dated December 18, 1996, by and among the Grantors referred to therein and Morgan Guaranty Trust Company of New York, as Collateral Agent (the "PATENT AND TRADEMARK SECURITY
AGREEMENT", capitalized terms defined therein being used herein as therein defined), that the undersigned by executing and delivering this Acknowledgement hereby becomes a Grantor under the Patent and Trademark Security Agreement in accordance with Section 20 thereof and agrees to be bound by all of the terms thereof, and that the Patents, Registrations and Trademark Rights described on this Acknowledgement shall be deemed to be part of the and shall become part of the Collateral and shall secure all Secured Obligations.

                                [NAME OF ADDITIONAL GRANTOR]


                             By: ___________________________________
                                     Name:
                                     Title:

                                Notice Address:


                                -----------------------------
                                -----------------------------
                                -----------------------------
                                -----------------------------


                            TRADEMARK REGISTRATIONS
                            -----------------------


REGISTERED       TRADEMARK    REGISTRATION   REGISTRATION
OWNER           DESCRIPTION      NUMBER          DATE       JURISDICTION
-------------   -----------   ------------   ------------   ------------



                                 PATENTS ISSUED
                                 --------------

   PATENT NO.    ISSUE DATE          INVENTION      INVENTOR
   ----------    ----------          ---------      --------



                                PATENTS PENDING
                                ---------------



APPLICANT'S NAME    DATE FILED    APPLICATION NO.    INVENTION     INVENTOR
----------------    ----------    ---------------    ---------     --------

                                  EXHIBIT XXI

                          [FORM OF HOLDINGS GUARANTY]

                               HOLDINGS GUARANTY


       This HOLDINGS GUARANTY is entered into as of December 18, 1997 and entered into by and between SEALY CORPORATION, a Delaware corporation ("GUARANTOR"), in favor and for the benefit of MORGAN GUARANTY TRUST COMPANY
OF NEW YORK ("MORGAN GUARANTY"), as collateral for and representative of (in such capacity herein called "GUARANTIED PARTY") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined), and, subject to subsection 3.12, for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

       A. Sealy Mattress Company, an Ohio corporation and a wholly-owned subsidiary of Guarantor ("COMPANY"), Guarantor, the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION
AGENT") have entered into a Credit Agreement dated as of December 18, 1997
(said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the ("CREDIT AGREEMENT") pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

       B. Company, Guarantor, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Company.

       C. Company may from time to time enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with or one or more Credit Agreement Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such

                                     XXI-1
capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Financing Agreements (as hereinafter defined), and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Financing Agreements and any other Loan Documents, be guarantied hereunder.

       D. It is a condition precedent to the making of the initial Loans under the Financing Agreements that Company's obligations thereunder be guarantied by Guarantor.

       E. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Company.

       NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Company, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement and (iv) the AXEL Lenders to make their respective loans to the Company, and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees as follows:


SECTION 1.  DEFINITIONS

       (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

       (b) The following terms shall have the following meanings:

       "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

       "AGGREGATE PAYMENTS" has the meaning assigned to that term ins subsection 2.2.

       "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

       "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

                                     XXI-2

       "AXEL OBLIGATIONS" shall mean the "Obligations" as defined in the AXEL Credit Agreement.

       "BENEFICIARIES" means Guarantied Party, Secured Parties and any Interest Rate Exchangers.

       "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

       "COMMITMENTS" means the Credit Agreement Commitments and the AXEL Commitments.

       "CONTRIBUTING GUARANTORS" has the meaning assigned to that term ins subsection 2.2.

       "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

       "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

       "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

       "FAIR SHARE" has the meaning assigned to that term ins subsection 2.2.

       "FAIR SHARE CONTRIBUTION AMOUNT" has the meaning assigned to that term ins subsection 2.2.

       "FINANCING AGREEMENT" means either the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

       "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

                                     XXI-3

       "FRAUDULENT TRANSFER LAWS" has the meaning assigned to that term ins subsection 2.2.

       "FAIR SHARE SHORTFALL" has the meaning assigned to that term ins subsection 2.2.

       "FUNDING GUARANTOR" has the meaning assigned to that term ins subsection 2.2.

       "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

       "GUARANTY" means this Holdings Guaranty dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

       "GRANTOR" has the meaning assigned to that term in the introduction of this Agreement.

       "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

       "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

       "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

       "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

       "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

       "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

       "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

       "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL

                                     XXI-4

    Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

       "REQUISITE OBLIGEES" has the meaning assigned to that term in subsection 3.14 of this Agreement.

       "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

       "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Lender Interest Rate Agreements.


       1.2  INTERPRETATION.  References to "Sections" and "subsections"
            --------------
shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

SECTION 2.  THE GUARANTY

       2.1  GUARANTY OF THE GUARANTIED OBLIGATIONS.  Guarantor hereby
            --------------------------------------
irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

       (a) any and all Financing Agreement Obligations of Company and any and all Interest Rate Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with any Financing Agreement and any other Loan Documents and the Lender Interest Rate Agreements, including those arising under successive borrowing transactions under any Financing Agreement which shall either continue the Financing Agreement Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

       (b) those expenses set forth in subsection 2.9 hereof.

       2.2  CONTRIBUTION BY GUARANTOR.  Guarantor under this Guaranty, and each
            -------------------------
Subsidiary Guarantor under the Subsidiary Guaranty, together desire to allocate among

                                     XXI-5
themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Subsidiary Guaranty. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or a Subsidiary Guarantor under the Subsidiary Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (ii) the
                                                    ---------- --
aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Subsidiary Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or the Subsidiary Guaranty, as applicable, that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided that, solely for
                                                      --------
purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under subsection 2.2(b) of the Subsidiary Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty or the Subsidiary Guaranty, as applicable (including, without limitation, in respect of this subsection 2.2 or subsection 2.2(b) of the Subsidiary Guaranty), minus (ii) the aggregate amount of all
                                    -----
payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2 or subsection 2.2(b) of the Subsidiary Guaranty. The amounts payable as contributions hereunder and under subsection 2.2(b) of the Subsidiary Guaranty shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2 and subsection 2.2(b) of the Subsidiary Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under the Subsidiary Guaranty. Each Subsidiary Guarantor is a third party beneficiary to the contribution agreement set forth in this subsection 2.2.

       2.3  PAYMENT BY GUARANTOR; APPLICATION OF PAYMENTS.  Guarantor hereby
            ---------------------------------------------
agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against Guarantor by virtue hereof, that upon the

                                     XXI-6
failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantor will promptly following written demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 3 of the Intercreditor Agreement.

       2.4  LIABILITY OF GUARANTOR ABSOLUTE.  Guarantor agrees that its
            -------------------------------
obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

       (a) This Guaranty is a guaranty of payment when due and not of collectibility.

       (b) The obligations of Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements and the obligations of any other guarantor (including any Subsidiary Guarantor) of the obligations of Company under the Loan Documents or the Lender Interest Rate Agreements, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

       (c) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

       (d) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or

                                     XXI-7
    accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;
    (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties (including the Subsidiary Guaranty) of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the applicable Financing Agreement or the applicable Lender Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Lender Interest Rate Agreements.

       (e) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Lender Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to the Subsidiary Guaranty or any other guaranty of or security for the payment of
    the Guarantied Obligations; (ii) any rescission   , waiver, amendment or
    modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any Financing Agreement, any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of the Subsidiary Guaranty or any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of such Financing Agreement or such Loan Document, such Lender Interest Rate Agreement or any agreement relating to the Subsidiary Guaranty or such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Lender Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the

                                     XXI-8
    payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (iv) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vi) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

       2.5  WAIVERS BY GUARANTOR.  Guarantor hereby waives, for the benefit of
            --------------------
Beneficiaries:

       (a) any right to require any Beneficiary, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor (including any Subsidiary Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

       (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

       (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

       (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

       (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness,

                                     XXI-9
    diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; and

       (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Financing Agreements, the Lender Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof.

       2.6  CERTAIN CALIFORNIA LAW WAIVERS.  As used in this subsection 2.6, any
            ------------------------------
reference to "the principal" includes Company, and any reference to "the creditor" includes each Beneficiary. In accordance with Section 2856 of the California Civil Code:

       (a) Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against Company or against any collateral or security granted by Company for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor (including any Subsidiary Guarantor) of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, all as more fully set forth in subsection 2.7;

       (b) Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor (including any Subsidiary Guarantor) of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

       (c) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor (including any Subsidiary Guarantor) of any of the Guarantied Obligations, has destroyed Guarantor's rights of contribution against such other guarantor.

                                    XXI-10

No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this subsection 2.6. In accordance with subsection 3.6 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This subsection 2.6 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

       2.7  GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.  Guarantor
            ----------------------------------------------------
hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code
Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company with respect to the Guarantied Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor of the Guarantied Obligations (including without limitation any such right of contribution under California Civil Code Section 2848 or under the Subsidiary Guaranty as contemplated by subsection 2.2). Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

                                    XXI-11

       2.8  SUBORDINATION OF OTHER OBLIGATIONS.  Any indebtedness of Company now
            ----------------------------------
or hereafter held by Guarantor is hereby subordinated in right of payment to the Guarantied Obligations (except for indebtedness of Company arising from tax payments made by Guarantor on behalf of Company), and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

       2.9  EXPENSES.  Guarantor agrees to pay, or cause to be paid, promptly
            --------
upon written demand, and to save Beneficiaries harmless against liability for, any and all reasonable costs and reasonable expenses (including reasonable fees and reasonable disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

       2.10 CONTINUING GUARANTY; TERMINATION OF GUARANTY.  This Guaranty is a
            --------------------------------------------
continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

       2.11 AUTHORITY OF GUARANTOR OR COMPANY.  It is not necessary for any
            ---------------------------------
Beneficiary to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

       2.12 FINANCIAL CONDITION OF COMPANY.  Any Loans may be granted to Company
            ------------------------------
or continued from time to time, and any Lender Interest Rate Agreements may be entered into from time to time, in each case without notice to or authorization from Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Lender Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Lender Interest Rate Agreements, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary .

       2.13 RIGHTS CUMULATIVE.  The rights, powers and remedies given to
            -----------------
Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement

                                    XXI-12
between Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

       2.14 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY. (a)
            -------------------------------------------------------------
So long as any Guarantied Obligations remain outstanding, Guarantor shall not, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in subsection 3.12), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The agreements of Guarantor in this subsection 2.14(a) shall not alter or impair its rights as a shareholder of Borrower.

       (b) Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

       (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty until indefeasibly paid in full.

       2.15 SET OFF.  In addition to any other rights any Beneficiary may have
            -------
under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by any

                                    XXI-13

Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

SECTION 3.  MISCELLANEOUS

       3.1  SURVIVAL OF WARRANTIES.  All agreements, representations and
            ----------------------
warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Lender Interest Rate Agreements and any increase in the Commitments under any Financing Agreement.

       3.2  NOTICES.  Any communications between Guarantied Party and Guarantor
            -------
and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its addresses set forth in the Financing Agreements, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or Guarantor shall not be effective until received.

       3.3  SEVERABILITY.  In case any provision in or obligation under this
            ------------
Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       3.4  AMENDMENTS AND WAIVERS.  No amendment, modification, termination or
            ----------------------
waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

       3.5  HEADINGS.  Section and subsection headings in this Guaranty are
            --------
included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

       3.6  APPLICABLE LAW.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
            --------------
GUARANTOR AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

       3.7  SUCCESSORS AND ASSIGNS.  This Guaranty is a continuing guaranty and
            ----------------------
shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its

                                    XXI-14
interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

       3.8  NO OTHER WRITING.  This writing is intended by Guarantor and
            ----------------
Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

       3.9  FURTHER ASSURANCES.  At any time or from time to time, upon the
            ------------------
request of Guarantied Party, Guarantor shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

       3.10 GUARANTIED PARTY AS COLLATERAL AGENT.
            ------------------------------------

       (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and by AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement, and by their acceptance of the benefits hereof, Interest Rate Exchangers and shall be entitled to the benefits of the Intercreditor Agreement. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and Intercreditor Agreement; provided
                                                                     --------
that Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this subsection 3.12, each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Guarantied Party for the benefit of Beneficiaries in accordance with the terms of this subsection 3.12.

       (b) Guarantied Party shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to the Intercreditor Agreement shall also constitute

                                    XXI-15
notice of resignation as Guarantied Party under this Guaranty; removal of Collateral Agent pursuant to the Intercreditor Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Collateral Agent pursuant to the Intercreditor Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.



                  [Remainder of page intentionally left blank]

                                    XXI-16

  IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                SEALY CORPORATION



                             By:  --------------------------------------
                                     Name:
                                     Title:

                                    XXI-17

                                  EXHIBIT XXII

                      [FORM OF HOLDINGS PLEDGE AGREEMENT]

                           HOLDINGS PLEDGE AGREEMENT


       This HOLDINGS PLEDGE AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and between SEALY CORPORATION, a Delaware corporation ("PLEDGOR"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK
("MORGAN GUARANTY"), as Collateral Agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).


                                    RECITALS


       A. Pledgor is the legal and beneficial owner of (i) the shares of stock (the "PLEDGED SHARES") described in Part A of Schedule I annexed hereto and
                                              ----------
issued by the corporations named therein and (ii) the indebtedness (the
"PLEDGED DEBT") described in Part B of said Schedule I and issued by the
                                            ----------
obligors named therein.

       B. Sealy Mattress Company, an Ohio Corporation ("COMPANY"), Pledgor, the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE
AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the ("CREDIT AGREEMENT") pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

       C. Company, Pledgor, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL

                                     XXII-1

Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Company.

       D. Company may from time to time enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more CA Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS").

       E. Pledgor has executed and delivered that certain Holdings Guaranty dated as of December 18, 1997 (said Holdings Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Collateral Agent for the benefit of Secured Parties and any Interest Rate Exchangers, pursuant to which Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Financing Agreements and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments, if any, thereunder in the event of early termination thereof.

       F. It is a condition precedent to the initial extensions of credit by Secured Parties under the Financing Agreements that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

       NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of, the Company, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement, (iv) the AXEL Lenders to make their respective loans to the Company and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Collateral Agent as follows:

SECTION 1.  DEFINED TERMS
            -------------

       (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

       (b) The following terms shall have the following meanings:

       "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

                                     XXII-2

       "ADDITIONAL PLEDGED SHARES" has the meaning assigned to that term in
Section 2(c) of this Agreement.

       "AGREEMENT" means this Company Pledge Agreement dated as of December
18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

       "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "AXEL COMMITMENTS" shall mean "Commitments" as defined in the AXEL Credit Agreement.

       "AXEL OBLIGATIONS" shall mean "Obligations" as defined in the AXEL Credit Agreement.

       "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

       "COMMITMENTS" means the Credit Agreement Commitments and the AXEL Commitments.

       "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

       "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

       "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

       "FINANCING AGREEMENT" means the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

       "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

                                     XXII-3

       "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

       "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

       "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

       "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

       "NEW PLEDGED SHARES" has the meaning assigned to that term in Section 2(e) of this Agreement.

       "PLEDGE AMENDMENT" has the meaning assigned to that term in Section 7 of this Agreement.

       "PLEDGED COLLATERAL" has the meaning assigned to that term in Section 2 of this Agreement.

       "PLEDGED DEBT" has the meaning assigned to that term in the recitals to this Agreement.

       "PLEDGED SHARES" has the meaning assigned to that term in the recitals to this Agreement.

       "PLEDGOR" has the meaning assigned to that term in the introduction of this Agreement.

       "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

       "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

       "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

       "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B)

                                     XXII-4
if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

       "REQUISITE OBLIGEES" has the meaning assigned to that term in Section 17(a) of this Agreement.

       "SECURED OBLIGATIONS" has the meaning assigned to that term in Section 3 of this Agreement.

       "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

SECTION 2.  PLEDGE OF SECURITY.
            ------------------

       Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Collateral Agent a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

       (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

       (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

       (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "ADDITIONAL PLEDGED SHARES"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Shares;

       (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

                                     XXII-5

       (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "NEW PLEDGED SHARES"), and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights;

       (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

       (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Collateral Agent from time to time with respect to any of the Pledged Collateral.

SECTION 3.  SECURITY FOR OBLIGATIONS.
            ------------------------

       This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
(S)362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all

                                     XXII-6
obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "SECURED OBLIGATIONS").

SECTION 4.  DELIVERY OF PLEDGED COLLATERAL.
            ------------------------------

       All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 8(a). In addition, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

       Pledgor represents and warrants as follows:

       (a) Due Authorization, etc. of Pledged Collateral.  All of the Pledged
           ---------------------------------------------
    Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

       (b) Description of Pledged Collateral.  The Pledged Shares constitute the
           ---------------------------------
    percentage of the issued and outstanding shares of stock of each issuer thereof set forth on Schedule I annexed hereto, and there are no outstanding
                         ----------
    warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

       (c) Ownership of Pledged Collateral.  Pledgor is the legal, record and
           -------------------------------
    beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

                                     XXII-7

SECTION 6.  TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC.
            --------------------------------------------------------------

       Pledgor shall:

       (a) not, except as expressly permitted by the Financing Agreements (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate;

       (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor;

       (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a Subsidiary of Pledgor;

       (d) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith.

SECTION 7.  FURTHER ASSURANCES; PLEDGE AMENDMENTS.
            -------------------------------------

       (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's reasonable request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

                                     XXII-8

       (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 6(b) or (c), promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "PLEDGE AMENDMENT"),
                          -----------
in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral;

provided that the failure of Pledgor to execute a Pledge Amendment with respect
--------
to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

SECTION 8.  VOTING RIGHTS; DIVIDENDS; ETC.
            ------------------------------

       (a) So long as no Event of Default shall have occurred and be continuing:

       (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreements;

       (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and
                                               --------  -------
    all dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements); and

       (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

       (b) Upon the occurrence and during the continuation of an Event of
Default:

       (i) upon written notice from Collateral Agent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall

                                     XXII-9
    thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

       (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to
    Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

       (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 8(b) shall be (A) forthwith (and in any event within two Business Days) deposited by the Pledgor to the exact form received, duly endorsed by the Pledgor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent for the account of the Secured Parties only as provided in Section 15, (B) until so turned over in accordance with the preceding subsection (A), all such amounts and proceeds received by Grantor shall be received in trust for the benefit of Collateral Agent hereunder -- and shall be segregated from other funds of Pledgor.

       (c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 8(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 8(a)(ii) or Section 8(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 9.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
            -------------------------------------------

       Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in Collateral Agents's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                                    XXII-10

       (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

       (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

       (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

       (d) to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral.

SECTION 10.  COLLATERAL AGENT MAY PERFORM.
             ----------------------------

       If Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 16(b).

SECTION 11.  STANDARD OF CARE.
             ----------------

       The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

                                    XXII-11

SECTION 12.  REMEDIES.
             --------

       (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE")
(whether or not the Code applies to the affected Pledged Collateral), and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees (shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

       (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the

                                    XXII-12
distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Collateral Agent by Pledgor pursuant to Section 13, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

       (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 13.  REGISTRATION RIGHTS.
             -------------------

       If Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 12, Pledgor agrees that, upon request of Collateral Agent (which request may be made by Collateral Agent in its sole discretion), Pledgor will, at its own expense:

       (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Collateral Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

       (b) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Collateral Agent;

       (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

                                    XXII-13

       (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law; and

       (e) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 13.

       Pledgor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 13 shall in any way alter the rights of Collateral Agent under Section 13.


SECTION 14.  PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
             ----------------------------------------------

       In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 8(b), if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Pledgor consisting of cash, checks and other near-cash items shall be held by the Pledgor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Pledgor and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Pledgor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 15.

SECTION 15.  APPLICATION OF PROCEEDS.
             -----------------------

       All proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

SECTION 16.  INDEMNITY AND EXPENSES.
             ----------------------

       (a) Pledgor agrees to indemnify Collateral Agent, each Secured Party and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Collateral Agents's or such Secured Party's or

                                    XXII-14

Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

       (b) Pledgor shall pay to Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

       (c) In the event of any public sale described in Section 13, Pledgor agrees to indemnify and hold harmless Collateral Agent, each Secured Party and each Interest Rate Exchanger and each of their respective directors, officers, employees and agents (collectively, called the "INDEMNITEES") from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Pledgor shall not have an obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or wilful misconduct of that Indemnitee as determined by a final, non-appealable judgement of a court of competent jurisdiction. This indemnity shall be in addition to any liability which Pledgor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Collateral Agent or such Persons within the meaning of the Securities Act.

          As used herein, "INDEMNIFIED LIABILITIES" means, collectively any and all liabilities, obligations, losses, fees, costs, expenses, damages, or claims, joint or several, to which any such Indemnitee may become subject or for which any Indemnitee may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact made by Pledgor or its Subsidiaries or based on information provided by Pledgor or its Subsidiaries, contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon an omission or alleged omission by Pledgor or its Subsidiaries or caused by the inaction of Pledgor or its Subsidiaries to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and any legal or other expenses reasonably incurred by any Indemnitee in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including without limitation any and all fees, costs and expenses whatsoever reasonably incurred by any Indemnitee and counsel for any Indemnitee in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted).

SECTION 17.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
             -----------------------------------------------

       This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations

                                    XXII-15

(other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 18.  COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
             ----------------------------------------

       (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that Collateral Agent shall exercise, or refrain from
           --------
exercising, any remedies provided for in Section 12 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 18(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties and Interest Rate Exchangers in accordance with the terms of this Section 18(a).

                                    XXII-16

       (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 19. AMENDMENTS; ETC.
            ---------------

       No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 20.  NOTICES.
             -------

       Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notice to
                                                         --------
Collateral Agent and Pledgor shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 21.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
             -----------------------------------------------------

       No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other

                                    XXII-17
power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 22.  SEVERABILITY.
             ------------

       In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 23.  HEADINGS.
             --------

       Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 24.  GOVERNING LAW; TERMS.
             --------------------

       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 25.  COUNTERPARTS.
             ------------

       This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                  [Remainder of page intentionally left blank]

                                    XXII-18

       IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                SEALY CORPORATION



                             By:  ______________________________________
                                     Name:
                                     Title:



                                MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK, as Collateral Agent



                             By:  ______________________________________
                                     Name:
                                     Title:

                                    XXII-19

                                   SCHEDULE I


       Attached to and forming a part of the Holdings Pledge Agreement dated as of December 18, 1997 between Sealy Corporation, as Pledgor, and Morgan Guaranty Trust Company of New York, as Collateral Agent.


                                     PART A

================================================================================
                                                              PERCENTAGE OF
                                STOCK               NUMBER     OUTSTANDING
                  CLASS OF   CERTIFICATE     PAR      OF         SHARES
STOCK ISSUER       STOCK         NOS.       VALUE   SHARES       PLEDGED
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================



                                     PART B

                 ============================================
                                                AMOUNT OF
                         DEBT ISSUER          INDEBTEDNESS
                 ============================================

                 --------------------------------------------

                 --------------------------------------------

                 --------------------------------------------

                 --------------------------------------------

                 ============================================

                                    XXII-20

                                 SCHEDULE II


                                PLEDGE AMENDMENT


       This Pledge Amendment, dated ____________, [199_][200_], is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Holdings Pledge Agreement dated as of December 18, 1997, between the undersigned and Morgan Guaranty Trust Company of New York, as Collateral Agent (the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                SEALY CORPORATION



                             By:  ___________________________________
                                     Name:
                                     Title:


================================================================================
                                                              PERCENTAGE OF
                                STOCK               NUMBER     OUTSTANDING
                  CLASS OF   CERTIFICATE     PAR      OF         SHARES
STOCK ISSUER       STOCK         NOS.       VALUE   SHARES       PLEDGED
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================



                                     PART B

                 ============================================
                                                AMOUNT OF
                         DEBT ISSUER          INDEBTEDNESS
                 ============================================

                 --------------------------------------------

                 --------------------------------------------

                 --------------------------------------------

                 --------------------------------------------

                 ============================================

                                    XXII-21

                                 EXHIBIT XXIII

                     [FORM OF HOLDINGS SECURITY AGREEMENT]

                          HOLDINGS SECURITY AGREEMENT


       This HOLDINGS SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 18, 1997 and entered into by and between SEALY CORPORATION, a Delaware corporation ("GRANTOR"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK
("MORGAN GUARANTY"), as Collateral Agent, for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).


                                    RECITALS

       A. Sealy Mattress Company, an Ohio Corporation ("COMPANY"), Grantor, the financial institutions from time to time parties thereto (the "CREDIT AGREEMENT LENDERS"), Goldman Sachs Credit Partners L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "CA SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "CA ADMINISTRATIVE
AGENT"), and Bankers Trust Company ("BTCO."), as documentation agent (in such capacity, "CA DOCUMENTATION AGENT") have entered into a Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") pursuant to which Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

       B. Company, Grantor, the financial institutions from time to time parties thereto (the "AXEL LENDERS"), GSCP, as arranger and syndication agent (in such capacity, "AXEL SYNDICATION AGENT"), Morgan Guaranty, as administrative agent (in such capacity, "AXEL ADMINISTRATIVE AGENT"), and BTCo., as documentation agent (in such capacity, "AXEL DOCUMENTATION AGENT") have entered into an AXEL Credit Agreement dated as of December 18, 1997 (said AXEL Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "AXEL CREDIT AGREEMENT"; the Credit Agreement Lenders, the CA Syndication Agent, the CA Administrative Agent, the CA Documentation Agent, the AXEL Lenders, the AXEL Syndication Agent, the AXEL Administrative Agent, and the AXEL Documentation Agent each being a "SECURED PARTY" and collectively the "SECURED PARTIES") pursuant to which AXEL Lenders have made certain commitments, subject to the terms and conditions set forth in the AXEL Credit Agreement, to extend certain credit facilities to Company.

       C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE

                                    XXIII-1

AGREEMENTS") with one or more CA Lenders or their Affiliates or AXEL Lenders or their Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS").

       D. Grantor has executed and delivered that certain Holdings Guaranty dated as of December 18, 1997 (said Holdings Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Collateral Agent for the benefit of Secured Parties and any Interest Rate Exchangers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Finance Agreements and any other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments, if any, thereunder in the event of early termination thereof.

       E. It is a condition precedent to the initial extensions of credit by Secured Parties under the Financing Agreements that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

       NOW, THEREFORE, in consideration of the premises and to induce (i) the CA Administrative Agent, the CA Syndication Agent and the Credit Agreement Lenders to enter into the Credit Agreement, (ii) the Credit Agreement Lenders to make their respective loans to, and issue Letters of Credit for the account of Company, (iii) the AXEL Administrative Agent, the AXEL Syndication Agent and the AXEL Lenders to enter into the AXEL Loan Agreement, (iv) the AXEL Lenders to make their respective loans to Company and (v) to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor hereby agrees with the Collateral Agent as follows:


SECTION 1.  DEFINED TERMS.
            -------------

       (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement;

       (b) The following terms shall have the following meanings:

       "ACCELERATION" shall mean any of the Credit Agreement Obligations or the AXEL Credit Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments to extend credit of the Credit Agreement Lenders or the AXEL Lenders shall have been terminated under Section 8 of the Credit Agreement or Section 7 of the AXEL Credit Agreement, respectively.

       "ACCOUNTS" has the meaning assigned to that term in Section 2 of this Agreement.

       "AGREEMENT" means this Company Security Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

                                    XXIII-2

       "ASSIGNED AGREEMENT" has the meaning assigned to that term in Section 2 of this Agreement.

       "AXEL COMMITMENTS" shall mean the "Commitments" as defined in the AXEL Credit Agreement.

      "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "AXEL OBLIGATIONS" shall mean the "Obligations" as defined in the AXEL Credit Agreement.

       "COLLATERAL" has the meaning assigned to that term in Section 2 of this Agreement.

       "COLLATERAL ACCOUNTS" shall mean "Collateral Accounts" as defined in the Intercreditor Agreement.

       "COMMITMENTS" means the Credit Agreement Commitments and the AXEL Commitments.

       "CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "CREDIT AGREEMENT COMMITMENTS" shall mean the "Commitments" as defined in the Credit Agreement.

       "CREDIT AGREEMENT OBLIGATIONS" shall mean the "Obligations" as defined in the Credit Agreement.

       "EQUIPMENT" has the meaning assigned to that term in Section 2 of this Agreement.

       "EVENT OF DEFAULT" means any "Event of Default" as defined in any Financing Agreement or the occurrence of an Event of Default in which Company is the Defaulting Party and which results in the designation of an Early Termination Date (as such terms are defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

       "FINANCING AGREEMENT" means either the Credit Agreement or the AXEL Credit Agreement, and "Financing Agreements" means the Credit Agreement and the AXEL Credit Agreement, collectively.

       "FINANCING AGREEMENT OBLIGATIONS" means Credit Agreement Obligations and AXEL Obligations.

                                    XXIII-3

       "GRANTOR" has the meaning assigned to that term in the introduction of this Agreement.

       "HOLDINGS" has the meaning assigned to that term in the recitals to this Agreement.

       "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 18, 1997, by and among CA Administrative Agent, AXEL Administrative Agent and Collateral Agent.

       "INTEREST RATE EXCHANGERS" has the meaning assigned to that term in the recitals to this Agreement.

       "INVENTORY" has the meaning assigned to that term in Section 2 of this Agreement.

       "LENDER INTEREST RATE AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

       "LOAN" means any "Loan" as defined in any Financing Agreement, and "LOANS" means all such Loans collectively.

       "LOAN DOCUMENT" means any "Loan Document" as defined in any Financing Agreement, and "LOAN DOCUMENTS" means all such Loan Documents collectively.

       "NEGOTIABLE DOCUMENT OF TITLE" has the meaning assigned to that term in
Section 2 of this Agreement.

       "POTENTIAL EVENT OF DEFAULT" means any "Potential Event of Default" as defined in any Financing Agreement.

       "RELATED CONTRACTS" has the meaning assigned to that term in Section 2 of this Agreement.

       "REQUISITE AXEL LENDERS" means "Requisite Lenders" as defined in the AXEL Credit Agreement.

       "REQUISITE CREDIT AGREEMENT LENDERS" means "Requisite Lenders" as defined in the Credit Agreement.

       "REQUISITE LENDERS" means (A) unless an Acceleration shall have occurred and be continuing, the Requisite Credit Agreement Lenders and the Requisite AXEL Lenders, and (B) if an Acceleration has occurred and is continuing, Secured Parties holding more than 50% of the Financing Agreement Obligations.

                                    XXIII-4

       "REQUISITE OBLIGEES" has the meaning assigned to that term in Section 23 of this Agreement.

       "SECURED OBLIGATIONS" has the meaning assigned to that term in Section 2 of this Agreement.

       "SECURED PARTIES" has the meaning assigned to that term in the recitals to this Agreement.

SECTION 2.  GRANT OF SECURITY.
            -----------------

       Grantor hereby assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

       (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

       (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

       (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

       (d) all agreements and contracts to which Grantor is a party as of the date hereof or becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including

                                    XXIII-5

    (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

       (e) all deposit accounts, including without limitation all deposit accounts maintained with Collateral Agent;

       (f) all trademarks, tradenames, tradesecrets, business names, patents, patent applications, licenses, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

       (g) to the extent not included in any other paragraph of this Section 2, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

       (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

       (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

       (j) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

       Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided,
                                                          --------

                                    XXIII-6
that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

SECTION 3.  SECURITY FOR OBLIGATIONS.
            ------------------------

       This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
(S)362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor being the "SECURED OBLIGATIONS").

SECTION 4.  GRANTOR REMAINS LIABLE.
            ----------------------

       Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

       Grantor represents and warrants as follows:

       (a) Ownership of Collateral.  Except for the security interest created by
           -----------------------
    this Agreement, Grantor owns the Collateral free and clear of any Lien subject to Liens permitted by the Financing Agreements.

                                    XXIII-7

       (b) Location of Equipment and Inventory.  All of the Equipment and
           -----------------------------------
    Inventory is, as of the date hereof, located at the places specified in
    Schedule 5(b) annexed hereto.
    -------------

       (c) Negotiable Documents of Title.  No Negotiable Documents of Title are
           -----------------------------
    outstanding with respect to any of the Inventory (other than in respect of
    (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either
    (A) from a supplier to Grantor, (B) between the locations specified in
    Schedule 5(b) hereto, or (C) to customers of Grantor).
    -------------

       (d) Office Locations; Other Names.  The chief place of business, the
           -----------------------------
    chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the places indicated on Schedule 5d. Grantor has not in
                                               -----------
    the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 5d.
       -----------

                                    XXIII-8

SECTION 6.  FURTHER ASSURANCES.
            ------------------

       (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the reasonable request of Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the reasonable request of Collateral Agent, deliver and pledge to Collateral Agent hereunder all promissory notes and other instruments (excluding checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Collateral Agent, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) upon the reasonable request of Collateral Agent, deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, and (vi) at Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

       (b) Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor to the extent permitted by applicable law. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

SECTION 7.  CERTAIN COVENANTS OF GRANTOR.
            ----------------------------

       Grantor shall:

         1. notify Collateral Agent of any change in Grantor's name, identity or corporate structure within 30 days of such change;

                                    XXIII-9

         2. give Collateral Agent 30 days' written notice following any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

         3. pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith.

SECTION 8.  SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.
            ---------------------------------------------------------

       Grantor shall:

       (a) keep the Equipment and Inventory at the places therefor specified on
    Schedule 5(b) annexed hereto or, upon 30 days' written notice to Collateral
    -------------
    Agent following any change in location, at such other places in jurisdictions where all action that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

       (b) cause the Equipment to be maintained and preserved in working order, ordinary wear and tear and damage by casualty excepted, and in accordance with Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary in the Grantor's reasonable business judgment to such end.

       (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

       (d) if any Inventory is in possession or control of any of Grantor's agents or processors, upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent; and

       (e) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering (i) Inventory with an aggregate value not in excess of $1,000,000 or (ii) Inventory which, in the ordinary course of business, is in transit either (A) from a supplier to Grantor, (B) between the locations specified in Schedule 5(b) hereto, or (C) to customers of Grantor), deliver such
       -------------
    Negotiable Document of Title to Collateral Agent.

SECTION 9.  INSURANCE.
            ---------

                                    XXIII-10

       Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Financing Agreements.

SECTION 10.  SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.
             ----------------------------------------------------------------

       (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' written notice to Collateral Agent following any change in location, at such other location in a jurisdiction where all action that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Promptly upon the reasonable request of Collateral Agent, Grantor shall deliver to Collateral Agent complete and correct copies of each Related Contract.

       (b) Grantor shall, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto in accordance with prudent business practices.

       (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor shall take such action as Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Collateral Agent shall have the
                        --------  -------
right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) any payments of Accounts, received by the
-------
Grantor shall be forthwith (and in any event within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in
Section 20, (ii) until so turned over in accordance with the proceeding subsection (i), all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of Grantor and (iii) Grantor shall not

                                    XXIII-11
adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 11.  DEPOSIT ACCOUNTS.
             ----------------

       Upon the occurrence and during the continuation of an Event of Default, Collateral Agent may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Collateral Agent constituting part of the Collateral.

SECTION 12.  LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC.
             -----------------------------------------------

       Grantor hereby assigns, transfers and conveys to Collateral Agent, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Collateral Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

SECTION 13.  TRANSFERS AND OTHER LIENS.
             -------------------------

       Grantor shall not:

       (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Financing Agreements; or

       (b) except for the security interest created by this Agreement and Liens permitted by the Financing Agreements, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

SECTION 14.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
             -------------------------------------------

       Grantor hereby irrevocably appoints Collateral Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in Collateral Agent's reasonable discretion to take any action and to execute any instrument that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                                    XXIII-12

       (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Collateral Agent pursuant to Section 9;

       (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

       (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

       (d) to file any claims or take any action or institute any proceedings that Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

       (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreements) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its reasonable discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand;

       (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

       (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

SECTION 15.  COLLATERAL AGENT MAY PERFORM.
             ----------------------------

       If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 21.

                                    XXIII-13

SECTION 16.  STANDARD OF CARE.
             ----------------

       The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

SECTION 17.  REMEDIES.
             --------

       If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties,
(b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any Secured Party or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties and Interest Rate Exchangers (but not any Secured Party or Secured Parties or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten

                                    XXIII-14
days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency.

SECTION 18.  PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.
             ----------------------------------------------

       In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 10 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account maintained under the Intercreditor Agreement. All proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 20.

SECTION 19.  APPLICATION OF PROCEEDS.
             -----------------------

       Except as expressly provided elsewhere in this Agreement, all proceeds held in any Collateral Account and all other proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

SECTION 20.  INDEMNITY AND EXPENSES.
             ----------------------

       (a) Grantor agrees to indemnify Collateral Agent, each Secured Party Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Collateral Agent's or such Secured Party's or Interest Rate Exchanger's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                                    XXIII-15

       (b) Grantor shall pay to Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and reasonable expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

SECTION 21.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
             -----------------------------------------------

       This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement and subsection 10.1 of the AXEL Credit Agreement, any Secured Party may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Collateral Agent will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination in accordance with the terms of the Intercreditor Agreement.

SECTION 22.  COLLATERAL AGENT AS ADMINISTRATIVE AGENT.
             ----------------------------------------

       (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by CA Administrative Agent on behalf of the Credit Agreement Lenders and AXEL Administrative Agent on behalf of the AXEL Lenders pursuant to the Intercreditor Agreement and, by their acceptance of the benefits hereof, Interest Rate Exchangers, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Intercreditor Agreement; provided that Collateral Agent shall exercise, or refrain from exercising, any
--------
remedies provided for in Section 18 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Financing Agreement Obligations under the Financing Agreements and any other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar

                                    XXIII-16
payments but including any early termination payments then due) under such Lender Interest Rate Agreement) under all Lender Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this
Section 23(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties and Interest Rate Exchangers in accordance with the terms of this Section 23(a).

       (b) Collateral Agent shall at all times be the same Person that is appointed Collateral Agent under the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner
provided in the Intercreditor Agreement.   Upon the acceptance of any
appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 23.  AMENDMENTS; ETC.
             ---------------

       No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                                    XXIII-17

SECTION 24.  NOTICES.
             -------

       Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices
                                                         --------
to Collateral Agent and Grantor shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 25.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
             -----------------------------------------------------

       No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 26.  SEVERABILITY.
             ------------

       In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 27.  HEADINGS.
             --------

       Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 28.  GOVERNING LAW; TERMS.
             --------------------

       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined

                                    XXIII-18
herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 29.  COUNTERPARTS.
             ------------

       This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

                                    XXIII-19

    IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                SEALY CORPORATION



                             By:
                                 -------------------------------------
                                     Name:
                                     Title:



                                MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK, as Collateral Agent



                             By:
                                 -------------------------------------
                                     Name:
                                     Title:

                                    XXIII-20

                                 SCHEDULE 5(b)
                         TO HOLDINGS SECURITY AGREEMENT

Locations of Equipment:



Locations of Inventory:

                                    XXIII-21

                                  EXHIBIT XXIV

                               [FORM OF MORTGAGE]
           --------------------------------------------------------

                   MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
                     SECURITY AGREEMENT AND FIXTURE FILING
                                 ([**STATE**])

                                   made from

                        [** SEALY OWNERSHIP ENTITY **],
                                  "Mortgagor"

                                       to

      MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent,
                                  "Mortgagee"

                         Date:  As of December 18, 1997

           --------------------------------------------------------

                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                             O'Melveny & Myers LLP
                              153 East 53rd Street
                         New York, New York  10022-4611
                     Attention:  Francis J. Burgweger, Esq.
                                 File #317,790-084[1]












-------------------
[16]NOTE: If this Mortgage or the Notes which this Mortgage secures are in your possession, DO NOT DESTROY THEM. State law may require presentation of this Mortgage and/or the Notes in order to obtain a termination or release of this Mortgage upon satisfaction of the indebtedness secured hereby. The termination or release must be recorded in the city, town, county or parish records for the jurisdiction in which the land described in the Exhibit A is
                                                                ---------
located.





                                    XXIV-1

                               TABLE OF CONTENTS

                                                                                        Page
Definition of Mortgaged Property,
Granting Clauses.........................................................................  1


          SECTION 1
             OBLIGATIONS OF BORROWER UNDER THE CREDIT AGREEMENT..........................  8

          SECTION 2
             COVENANTS AND AGREEMENTS OF MORTGAGOR.......................................  8

2.1       Payment and Performance of Obligations.........................................  8

2.2       Assignment of Policies Upon Foreclosure........................................  8

2.3       Inspections....................................................................  9

2.4       Actions by Mortgagee To Preserve Mortgaged Property............................ 10

2.5       Action by Mortgagee to Protect Interests; Subrogation; Waiver of Offset........ 11

2.6       Restrictions on Transfer of Mortgaged Property by Mortgagor.................... 12

2.7       Incorporation by Reference; Full Performance Required; Survival of Warranties.. 13

2.8       Additional Security............................................................ 13

2.9       Further Acts................................................................... 13

2.10      Offsite Improvements........................................................... 14

2.11      Utilities...................................................................... 15

2.12      Leasehold Estate............................................................... 15

          SECTION 3
             ASSIGNMENT OF RENTS AND LEASES.............................................. 22

3.1       Assignment of Rents and Leases................................................. 22

                                     XXIV-i

                                                                                        Page

3.2      No Limitation of Rights......................................................... 22

3.3      Sale of Mortgaged Property...................................................... 23

3.4      Term of Assignment.............................................................. 23

3.5      Perfection Upon Recordation..................................................... 24

3.6      Bankruptcy Provisions........................................................... 24

         SECTION 4
             SECURITY AGREEMENT.......................................................... 24

4.1      Grant of Security; Incorporation by Reference................................... 24

4.2      Fixture Filing Financing Statements............................................. 25

4.3      Mortgagee as Secured Party...................................................... 25

         SECTION 5
             DEFAULTS AND REMEDIES....................................................... 25

5.1      Events of Default............................................................... 25

5.2      Fixtures........................................................................ 26

5.3      Remedies........................................................................ 26

5.4      Costs and Expenses.............................................................. 32

5.5      Additional Rights of Mortgagee.................................................. 32

5.6      Application of Proceeds......................................................... 32

         SECTION 6
             INDEMNIFICATION............................................................. 33

         SECTION 7
             TERMINATION................................................................. 33


                                    XXIV-ii

                                                                                        Page
         SECTION 8
             MISCELLANEOUS COVENANTS AND AGREEMENTS...................................... 34

8.1      Cumulative Rights; Waivers; Modifications....................................... 34

8.2      Partial Releases................................................................ 34

8.3      Severability.................................................................... 34

8.4      Subrogation..................................................................... 35

8.5      Mortgagee's Powers.............................................................. 35

8.6      Enforceability of Mortgage...................................................... 36

8.7      Interest........................................................................ 36

8.8      Choice of Law................................................................... 36

8.9      Counterparts.................................................................... 36

8.10     Recording References............................................................ 37

8.11     Notices......................................................................... 37

8.12     Successors and Assigns.......................................................... 37

8.13     Expenses........................................................................ 38

8.14     Nonforeign Entity............................................................... 38

8.15     Purpose of the Loans............................................................ 38

8.16     No Joint Venture or Partnership................................................. 39

8.17     Amendments and Waivers.......................................................... 39

8.18     Covenants and Agreements Run with Land.......................................... 39

                                    XXIV-iii

                                                                                        Page
8.19     Statements by Mortgagor......................................................... 39

8.20     Non-Waiver...................................................................... 39

8.21     Survival of Obligations......................................................... 40

8.22     Consent to Jurisdiction and Service of Process.................................. 40

8.23     Waiver of Jury Trial............................................................ 41



EXHIBIT A                   -       LEGAL DESCRIPTION OF LAND

EXHIBIT B                   -       DESCRIPTION OF ADDITIONAL MORTGAGED
                                    PROPERTY

EXHIBIT C                   -       UCC INFORMATION

SCHEDULE I                  -       MORTGAGEE'S ADDITIONAL RIGHTS

                                    XXIV-iv

                    MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
              SECURITY AGREEMENT AND FIXTURE FILING ([**STATE**])

          THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING ([**STATE**]) (this "MORTGAGE") is dated as of December 18, 1997, from [** SEALY OWNERSHIP ENTITY **], a _________ corporation ("MORTGAGOR"), whose address is [** ________ **], to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a [** ________ **] corporation, as Administrative Agent for the Lenders listed in the Credit Agreement (as hereinafter defined), having an address at [** _____ **] and all successors and assigns as agents (in such capacity, "AGENT"; Agent, together with its successors and assigns, "MORTGAGEE").

          All capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

MORTGAGOR IS THE OWNER OF THE RECORD INTEREST IN THE PARCELS OF LAND AS INDICATED IN EXHIBIT A HERETO.
             ---------

THIS MORTGAGE COVERS GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS MORTGAGE IS A FIXTURE FILING AND
                      ---------
IS TO BE INDEXED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF EACH COUNTY (OR, TO THE EXTENT SIMILAR RECORDS ARE MAINTAINED AT THE CITY OR TOWN LEVEL INSTEAD OF THE COUNTY LEVEL, EACH SUCH CITY OR TOWN) IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED.

          NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, and in order to secure the Obligations (as hereinafter defined), MORTGAGOR HEREBY COVENANTS AND AGREES WITH AND REPRESENTS AND WARRANTS TO MORTGAGEE AS FOLLOWS:

     A.   GRANTING CLAUSES.  Mortgagor hereby:

          (i) grants, bargains, sells, assigns, pledges, transfers, mortgages and conveys, as security for the Obligations, those portions of the following described Mortgaged Property (as hereinafter defined) that constitute real property under the laws of the State wherein located to Mortgagee, WITH POWER OF SALE, pursuant to this Mortgage and Applicable Law, but subject to the Security Agreement (as hereinafter defined) and the assignment made in paragraph (iii)
                                                              ---------------
below, and subject to the Permitted Encumbrances, TO HAVE AND TO HOLD such portions of the Mortgaged Property, to Mortgagee and its successors and assigns forever, subject to all of the terms, conditions, covenants and agreements herein set forth, for the security and benefit of Mortgagee and its successors and assigns; and

          (ii) grants, as security for the Obligations, a security interest to Mortgagee in that portion of the Mortgaged Property constituting fixtures or personal property; and

          (iii) assigns and transfers to Mortgagee, as security for the Obligations, all of the Leases (as defined in Exhibit B) and all of the Rents
                                              ---------
(as hereinafter defined) and other benefits derived from any Leases, whether now existing or hereafter created.

All of Mortgagor's right, title and interest in and to the following described property now or hereafter located upon the Premises (as hereinafter defined), or appurtenant thereto, or used or to be used in connection with the present or future use, construction upon, leasing, sale, operation or occupancy of the Premises is herein collectively referred to as the "MORTGAGED PROPERTY":

                             GRANTING CLAUSE FIRST
                                      LAND

      1. The parcel of land located at ______________ in the City of_______________, County of _______________________ and State of
_________________,  as more particularly described in Exhibit A attached hereto
                                                      ---------
and by this reference incorporated herein, together with all strips and gores within or adjoining such property, all estate, right, title, interest, claim or demand whatsoever of Mortgagor in the streets, roads, sidewalks, alleys, and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all vaults or chutes adjoining such land, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use said air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and shares of stock evidencing the same, all mineral, mining, gravel, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto, and all claims or demands of Mortgagor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same (all of the foregoing being referred to herein, collectively, as the "LAND");

                             GRANTING CLAUSE SECOND
                                  IMPROVEMENTS

      2.    The Improvements described in Exhibit B attached hereto and by this
                                          ---------
reference incorporated herein. The Land and the Improvements are referred to herein, collectively, as the "PREMISES";

                                     XXIV-2

                             GRANTING CLAUSE THIRD
                       RENTS, LEASES AND LEASE PROVISIONS

      3.    The Rents, Leases and Lease Provisions described in Exhibit B
                                                                ---------
attached hereto and by this reference incorporated herein, and that certain Subsidiary Pledge Agreement dated as of even date herewith from Mortgagor and the other pledgors listed on the signature pages thereof, as debtors, to Mortgagee, as secured party and as executed by any additional Subsidiary Guarantor from time to time thereafter as the same may hereafter be amended, modified, supplemented, restated or renewed (such Subsidiary Pledge Agreement, together with any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "SUBSIDIARY PLEDGE AGREEMENT" and that certain Subsidiary Security Agreement dated as of even date herewith from Mortgagor and the other grantors listed on the signature pages thereof, as debtors, to Mortgagee, as secured party, as the same may hereafter be amended, modified, supplemented, restated or renewed (such Subsidiary Security Agreement, together with any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "SUBSIDIARY SECURITY AGREEMENT") (the Subsidiary Pledge Agreement and the Subsidiary Security Agreement are collectively referred to as the "SECURITY AGREEMENT");

                             GRANTING CLAUSE FOURTH
                               VARIOUS COLLATERAL

      4. The Equipment, Materials, Specifications, Security Deposits, Financing Commitments, Inventory, Negotiable Documents of Title, Rolling Stock, Payment Rights, Accounts, Related Contracts, Assigned Related Agreements, Deposit Accounts, Deposit Account Collateral, Intellectual Property and General Intangibles described in Exhibit B attached hereto and by this reference
                         ---------
incorporated herein and any other property described in Exhibit B and not
                                                        ---------
described in any other Granting Clause (collectively, the "VARIOUS COLLATERAL"), subject to the terms and provisions of the Security Agreement;

                             GRANTING CLAUSE FIFTH
                                    REFUNDS

      5.    The Refunds described in Exhibit B attached hereto and by this
                                     ---------
reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                             GRANTING CLAUSE SIXTH
                        INSURANCE/CONDEMNATION PROCEEDS

      6.    The Insurance/Condemnation Proceeds described in Exhibit B
                                                             ---------
attached hereto and by this reference incorporated herein, subject to the terms and provisions of the Security Agreement and Section 6.11 of the Credit
                                             ------------
Agreement;

                                     XXIV-3

                            GRANTING CLAUSE SEVENTH
                              RECORDS AND PERMITS

      7.    The Records and Permits described in Exhibit B attached hereto and
                                                 ---------
by this reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                             GRANTING CLAUSE EIGHTH
                                    OPTIONS

      8.    The Options described in Exhibit B attached hereto and by this
                                     ---------
reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                             GRANTING CLAUSE NINTH
                               PROCEEDING RIGHTS

      9.    The Proceeding Rights described in Exhibit B attached hereto and by
                                               ---------
this reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                             GRANTING CLAUSE TENTH
                               ENCUMBRANCE RIGHTS

     10.    The Encumbrance Rights described in Exhibit B attached hereto and by
                                                ---------
this reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                            GRANTING CLAUSE ELEVENTH
                             GREATER ESTATE RIGHTS

     11.    The Greater Estate Rights described in Exhibit B attached hereto and
                                                   ---------
by this reference incorporated herein, subject to the terms and provisions of the Security Agreement;

                            GRANTING CLAUSE TWELFTH
                            AFTER ACQUIRED PROPERTY

     12. All property hereafter acquired or constructed by Mortgagor of the type described in the foregoing Granting Clauses and located upon the Premises, or appurtenant thereto, or used or to be used in connection with the present or future use, construction upon, leasing, sale, operation or occupancy of the Premises, which shall forthwith, upon acquisition or construction thereof by Mortgagor and without any act or deed by Mortgagor or Mortgagee, become subject to the lien and security interest of this Mortgage as if such property were now owned by Mortgagor and were specifically described in this Mortgage and were specifically conveyed or encumbered hereby; and


                                     XXIV-4

                           GRANTING CLAUSE THIRTEENTH
                            ACCESSIONS AND PROCEEDS

     13. All accessions, additions, replacements, substitutions, renewals or attachments to, and proceeds of, any of the foregoing,

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns, for the uses and purposes set forth herein, forever.

     B.   OBLIGATIONS.

          This Mortgage is given to secure ratably and equally the payment and performance of the following obligations (collectively referred to as the "OBLIGATIONS"):

          1. Payment of and performance of (a) all "Guarantied Obligations" (the "GUARANTIED OBLIGATIONS") of Mortgagor under, and as defined in, that certain Subsidiary Guaranty dated as of even date herewith (the "SUBSIDIARY GUARANTY") from Mortgagor and other subsidiaries of Company and Holdings (Company and Holdings collectively, "BORROWER") in favor of and for the benefit of Mortgagee, pursuant to which Mortgagor is unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantying the due and punctual payment in full of the "Obligations" of Borrower under and as defined in that certain Credit Agreement dated as of even date herewith by and among Borrower, as borrower, Goldman Sachs Credit Partners, as syndication agent and arranger, the financial institutions listed on the signature pages thereof (each individually referred to herein as a "LENDER" and collectively as "LENDERS") and Mortgagee, and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof (such Senior Secured Revolving Credit Agreement and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "CREDIT AGREEMENT"); and (b) all obligations of Mortgagor under, with respect to or arising in connection with this Mortgage, including, without limitation, all obligations to Mortgagee for fees, costs and expenses (including attorneys' fees and disbursements) as provided therein and herein;

          2. Payment and performance of all obligations of Mortgagor to the Lenders and/or Mortgagee for fees, costs and expenses required to be paid by Mortgagor under the other Loan Documents including, without limitation fees, costs and expenses (including attorneys' fees and disbursements), all becoming due as provided therein;

                                     XXIV-5

          3. Payment of all sums advanced by the Lenders or Mortgagee in accordance with the provisions of this Mortgage or the other Loan Documents to protect the Mortgaged Property, with interest thereon at the rate specified in Section 2.2.E of the Credit Agreement (the "AGREED RATE");
                  -------------

          4. Payment of all sums advanced and costs and expenses incurred by the Lenders or Mortgagee in accordance with the terms of the Loan Documents in connection with the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of Borrower, Mortgagor, Mortgagee or any Lender;

          5. Payment of all other sums, with interest thereon, which may hereafter be loaned to Mortgagor, or its successors or assigns, by the Lenders or Mortgagee, or their respective successors or assigns, or by the holder of any of the Notes, pursuant to an agreement that recites that the repayment of such sums and Mortgagor's other obligations under such agreement are secured by this Mortgage;

          6. Payment of all sums with respect to the Obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a), including, without limitation, interest, fees and other charges that, but for the filing of a petition in bankruptcy with respect to Mortgagor would accrue on the Obligations, whether or not a claim is alleged against Mortgagor for such sums in any such bankruptcy proceeding;

          7. Due, prompt and complete performance of every obligation, covenant and agreement of Mortgagor contained in any agreement now or hereafter executed by Mortgagor which recites that the obligations thereunder are secured by this Mortgage from and after the date on which all mortgage recording taxes, general intangible taxes or other taxes payable in respect of obligations have been paid; and

          8. All renewals, extensions, amendments, modifications and changes and supplements of, or substitutions or replacements for, all or any part of the items described in Paragraphs 1 through 7 above.
                            ----------------------

   C.     FUTURE ADVANCES.

          In addition to all other indebtedness secured by this Mortgage, this Mortgage shall also secure and constitute a first Lien on the Mortgaged Property for:

                                     XXIV-6

          1. Mortgagor's guaranty of all future advances (including all extensions, renewals and modifications of such future advances) that relate directly or indirectly to the Credit Agreement (including advances pursuant to Section 2.1 thereof) or to this Mortgage and are made as provided in any
        -----------
     of the Loan Documents by the Lenders or Mortgagee to Borrower or Mortgagor or otherwise as provided in any of the Loan Documents for any purpose so related after the date of this Mortgage, and Mortgagor acknowledges that the irrevocable and unconditional guaranty of such future advances is among the Obligations; and

          2. all sums advanced or paid pursuant to the terms of this Mortgage by Mortgagee upon a default or Event of Default under the terms of this Mortgage (a) for real estate taxes, charges and assessments that may be imposed by law upon the Premises, (b) for premiums on insurance policies covering the Premises, (c) for expenses incurred in upholding the Lien of this Mortgage, including but not limited to the expenses of any litigation to prosecute or defend the rights and Lien created by this Mortgage, (d) to which Mortgagee becomes subrogated, upon payment, under recognized principles of law or equity, or under express statutory authority or (e) for any other purpose, in each case, with interest thereon at the Agreed Rate; and

          3. all other sums expended by Mortgagee in accordance with the terms of this Mortgage (including without limitation the amounts advanced pursuant to Sections 2.3, 2.4, 2.5 and 5.5 hereof),
                 ------------  ---  ---     ---

just as if such advances were made on the date of this Mortgage. Any future advances may be made in accordance with the terms of the Credit Agreement, or at the option of Mortgagee, as provided herein or in the other Loan Documents. The total amount of the indebtedness that may be secured by this Mortgage may increase or decrease from time to time.

  D.      DEFINITIONS AND INTERPRETATION.

          Supplementing the definitions listed below in this Paragraph D, the
                                                             -----------
definitions set forth in Section 1.1 of the Credit Agreement and the provisions
                         -----------
with respect to interpretation and construction of the Loan Documents as set forth in Sections 1.3 and 9.16 of the Credit Agreement are hereby incorporated
         ------------     ----
by reference into this Mortgage with the same effect as if set forth in full herein. The following terms used in this Mortgage shall have the following meanings:

       "APPLICABLE LAW" means, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of governmental authorities (including Environmental Laws) affecting Borrower or the Collateral or any part thereof (including the acquisition, development, construction, renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), whether now or hereafter enacted and in force, and all authorizations relating thereto, and all covenants, conditions and restrictions contained in any instruments, either of record or known to Borrower, at any time in


                                     XXIV-7
force affecting any Property or any part thereof, including any such covenants, conditions and restrictions which may (i) require improvements, repairs or alterations in or to such Property or any part thereof or (ii) in any way limit the use and enjoyment thereof; for purposes of usury, Applicable Law means the law of the State of New York applicable to maximum rates of interest.

       "SECURED PARTY" means Mortgagee, in its capacity as administrative agent for and representative of the Lenders and any Interest Rate Exchangers (as defined in the Security Agreement (defined below)).

       "SECURITY AGREEMENT" means the Security Agreement executed and delivered by Borrower and the Mortgagee on or before the Closing Date, pursuant to which Borrower will pledge and grant a security interest in the Collateral described therein to Mortgagee for the benefit of the Mortgagee and the Lenders, as such Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

       "TRANSFER" means any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of any Property or (ii) in any other assets of Borrower or any of Borrower's subsidiaries.

                                   Section 1
              OBLIGATIONS OF BORROWER UNDER THE CREDIT AGREEMENT

          The "Obligations" of Borrower under and as defined in the Credit Agreement include, without limitation: (a) the due and punctual payment of the indebtedness, together with interest thereon and other amounts payable with respect thereto, owed under the Notes up to the maximum aggregate principal amount set forth in Section 2.1 of the Credit Agreement; (b) the due and
                    -----------
punctual payment of all reimbursement obligations in respect of Letters of Credit together with interest thereon and other amounts payable with respect thereto; and (c) the due and punctual payment of any fee payable in accordance with Section 2.4 of the Credit Agreement (together with interest thereon and
     -----------
other amounts payable with respect thereto).

                                     XXIV-8

                                   Section 2
                     COVENANTS AND AGREEMENTS OF MORTGAGOR

      2.1     PAYMENT AND PERFORMANCE OF OBLIGATIONS.
              --------------------------------------

          Mortgagor shall pay when due and perform the Obligations, including, without limitation, all amounts payable under and with respect to the Subsidiary Guaranty (including interest thereon as provided in the Subsidiary Guaranty); all charges, fees and other sums (including, without limitation, attorneys' fees and disbursements, late charges, prepayment charges and other amounts and all costs of collection) to be paid by Mortgagor as provided in this Mortgage or in the other Loan Documents; the principal and interest on any future advances secured by this Mortgage; and the principal of and interest on any other indebtedness secured by this Mortgage.

      2.2     ASSIGNMENT OF POLICIES UPON FORECLOSURE.
              ---------------------------------------

          In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property, the acceptance by Mortgagee (or a nominee of Mortgagee) of a deed to any part of the Mortgaged Property in lieu of foreclosure of this Mortgage or in connection with a plan of reorganization filed under Chapter 11 of the Bankruptcy Code, or the exercise by Mortgagee of any remedy set forth herein, in extinguishment, in whole or in part, of the debt secured hereby or upon the acceptance by Mortgagee (or a nominee of Mortgagee) of a deed to any part of the Mortgaged Property in lieu of foreclosure of this Mortgage but not in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required pursuant to Section 6.4 of the Credit Agreement shall inure
                               -----------
to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Mortgaged Property.

                                     XXIV-9

      2.3     INSPECTIONS.
              -----------

          Mortgagee and its agents, representatives and employees are authorized to enter, at any reasonable time and upon reasonable prior notice to Mortgagor, upon or in any part of the Mortgaged Property as set forth in the Credit Agreement for the purpose of inspecting the same and for the purpose of performing any of the acts they are authorized to perform hereunder or under the terms of the Loan Documents, including performing any architectural, environmental and engineering audits and assessments. Mortgagee agrees that employees of Mortgagor shall be entitled to accompany Mortgagee and its agents, representatives and employees during any such inspection or other entry upon the Mortgaged Property, and Mortgagee and its agents, representatives and employees shall use reasonable efforts not to interfere with Mortgagor's operations at the Premises in connection with such inspection or other entry. Mortgagor shall, at Mortgagor's sole expense, conduct and complete all environmental investigations (including Phase I, Phase II and Phase III environmental investigations), inspections, monitoring, studies, sampling, testing, boring, reporting, clean up, containment, remediation and/or removal of any Hazardous Materials as and when required, and if the same are not timely conducted and completed by Mortgagor due to the fault of Mortgagor or any of its employees, then Mortgagee shall have the right to do so (at Mortgagee's option and without any obligation to do so) on Mortgagor's behalf and at Mortgagor's expense. Mortgagor hereby grants Mortgagee and its employees and agents an irrevocable and non-exclusive royalty-free license, to enter the Mortgaged Property and to investigate (including conducting Phase I, Phase II and Phase III environmental investigations), inspect, monitor, study, sample, test and conduct borings, to make such reports of the findings as may be required by Applicable Law, and to clean up, contain, remediate and/or remove Hazardous Materials (but Mortgagee shall have no obligation to do so). Without limitation of any other rights or remedies of Mortgagee, Mortgagor hereby irrevocably appoints and constitutes Mortgagee as its lawful attorney-in-fact, coupled with an interest and with full power of substitution, for the purpose of taking any of the actions described in the immediately preceding sentence and all acts incidental thereto. The costs of any investigation, inspection, monitoring, studying, sampling, testing, boring, clean-up, containment, remediation and/or removal shall be paid by Mortgagor and shall be secured by this Mortgage. Notwithstanding the foregoing, Mortgagee shall have no duty to make any inspection of the Mortgaged Property (including, without limitation, any environmental inspection) and shall not incur any liability for making or not making any such inspection, and shall not be required to report the results of any such inspection to Mortgagor.

                                    XXIV-10

      2.4     ACTIONS BY MORTGAGEE TO PRESERVE MORTGAGED PROPERTY.
              ---------------------------------------------------

          From and after the occurrence of an Event of Default, Mortgagee may, without obligation so to do and without releasing Mortgagor from any Obligation, make any payment or perform any act required to be paid or performed by Mortgagor under the terms of any of the Loan Documents, if Mortgagee in its sole discretion shall deem such payment or act necessary or proper to protect the security hereof. In connection therewith (without limiting its general and other powers, whether conferred herein, in any other Loan Document or by law), Mortgagee shall have and is hereby given the right (without limiting the rights otherwise available to Mortgagee under any of the other Loan Documents or any other provisions of this Mortgage), but not the obligation, after Mortgagor's failure to cure within the period described above, and upon the occurrence and during the continuance of an Event of Default: (a) to enter upon and take possession of the Mortgaged Property, (b) to make additions, alterations, repairs and improvements to the Mortgaged Property which Mortgagee may consider necessary or proper to keep the Mortgaged Property in good condition and repair,
(c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee, (d) to pay, purchase, contest or compromise any claim, charge, Lien or debt which in the judgment of Mortgagee may materially and adversely affect or appears to materially and adversely affect the security of this Mortgage or to be prior or superior hereto except for any claims, charges, Liens or debts being diligently contested in good faith by Mortgagor in appropriate proceedings in accordance with the terms of Sections 6.3 or 6.6 of the Credit Agreement, (e) to pay any Impositions except those Impositions being diligently contested in good faith by Mortgagor in appropriate proceedings in accordance with the terms of Section 6.3 of the Credit Agreement and to procure, maintain and pay premiums on the insurance policies referred to herein, and (f) in exercising such powers, to pay necessary expenses, including fees and disbursements of counsel or other necessary and desirable consultants. No such advance or performance shall be deemed to have cured any or Event of Default. Mortgagor shall, within ten (10) days after Mortgagee's written demand therefor, pay to Mortgagee an amount equal to all costs and expenses actually incurred by Mortgagee in accordance with the provisions set forth herein and in the other Loan Documents in connection with the exercise by Mortgagee of the foregoing rights including, without limitation, costs of evidence of title and of endorsements to the Closing Date Mortgage Policies, court costs, architectural or engineering studies, appraisals, surveys and architect's, engineer's, accountant's, receiver's, trustee's and attorneys' fees, together with interest thereon from the date of such expenditures at the Agreed Rate. All sums advanced and all expenses incurred by Mortgagee in accordance with the provisions set forth herein and in the other Loan Documents in connection with such advances or actions and all other sums advanced or expenses incurred by Mortgagee hereunder in accordance with the provisions set forth herein and in the other Loan Documents (whether required or optional and whether indemnified hereunder or not) shall be deemed Obligations owing by Mortgagor and shall bear interest from the date incurred or paid by Mortgagee until paid by Mortgagor at the Agreed Rate. All such amounts advanced or incurred, and all such interest thereon, shall be a part of the Obligations and shall be secured by this Mortgage. Mortgagee, upon making such advance, shall be subrogated to all of the rights of the person receiving such advance.

                                    XXIV-11

      2.5     ACTION BY MORTGAGEE TO PROTECT INTERESTS; SUBROGATION; WAIVER OF
              ----------------------------------------------------------------
              OFFSET.
              ------

          A. ACTION BY MORTGAGEE TO PROTECT INTERESTS. If the title, interest or Lien, as the case may be, of Mortgagor or Mortgagee in and to the Mortgaged Property or any part thereof, or the security of this Mortgage, or the rights or powers of Mortgagee or Mortgagor hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced involving Mortgagor (which proceedings require notice to Agent or the Lenders pursuant to
Section 6.1(x) of the Credit Agreement), Mortgagee or the Mortgaged Property, Mortgagor shall promptly upon obtaining knowledge of the same give written notice thereof to Mortgagee and at Mortgagor's own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys reasonably acceptable to Mortgagee; and if an Event of Default shall have occurred and be continuing, Mortgagee may take such independent action in connection therewith as it may in its discretion deem advisable, and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, actually incurred by Mortgagee in connection therewith shall be an Obligation owing by Mortgagor and payable to Mortgagee, within ten (10) days of Mortgagee's written demand for payment, and shall bear interest at the Agreed Rate. Mortgagor agrees that, if Mortgagor fails to perform any act which Mortgagor is required to perform under this
Section 2.5A, Mortgagee may (after ten (10) days' written notice to Mortgagor),
------------
but shall not be obligated to, perform or cause to be performed such act, and any expense actually incurred by Mortgagee in connection therewith shall be an Obligation owing by Mortgagor and payable to Mortgagee within ten (10) days of Mortgagee's written demand for payment, and shall bear interest at the Agreed Rate, and shall be secured by this Mortgage, and Mortgagee shall be subrogated to all of the rights of the party receiving such payment. The liabilities of Mortgagor as set forth in this Section 2.5 shall survive the termination of this
                               -----------
Mortgage or of any other Loan Document.

          B. SUBROGATION. Mortgagor hereby waives any and all right to claim or recover against Mortgagee and the Lenders, and their respective officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's other property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

          C. WAIVER OF OFFSET. All sums payable by Mortgagor pursuant to this Mortgage shall be paid (except as otherwise expressly provided herein or in any other Loan Document) without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as otherwise expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization,

                                    XXIV-12
composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee or the Lenders, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim which Mortgagor has or might have against Mortgagee;
(vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor.

      2.6     RESTRICTIONS ON TRANSFER OF MORTGAGED PROPERTY BY MORTGAGOR.
              -----------------------------------------------------------

          The financial stability and managerial and operational ability of Mortgagor are substantial and material considerations to Mortgagee and the Lenders in their agreement to accept the Notes from Borrower and other Loan Documents from Mortgagor and Borrower and to enter into the transactions contemplated thereby. Mortgagor understands and acknowledges that a Transfer of the Mortgaged Property may significantly and materially alter and reduce Mortgagee's security for the Obligations. Therefore, in order to induce Mortgagee and the Lenders to make the loans secured hereby, Mortgagor agrees that, except as expressly permitted under the terms of the Credit Agreement, Mortgagor will not Transfer the Mortgaged Property, or any portion thereof, without the prior written consent of Mortgagee. In the event of any Transfer of the Mortgaged Property, or any portion thereof, that is not expressly permitted under the terms of the Credit Agreement, or consented to by Mortgagee in writing, Mortgagee shall have the absolute right at its option, without prior demand or notice, to declare all of the Obligations immediately due and payable. Consent to one such Transfer shall not be deemed to be a waiver of the right to require consent to future or successive Transfers. If consent should be given to a Transfer and if this Mortgage is not released to the extent of the transferred portion of the Mortgaged Property by a writing signed by Mortgagee, as required by Applicable Law, and recorded in the proper city, town, county or parish records, then (unless otherwise provided in the Credit Agreement) any such Transfer shall be subject to this Mortgage and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Any such assumption shall not, however, release Mortgagor or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Mortgagee. This covenant shall run with the land and remain in full force and effect until all of the Obligations are fully paid (or this Mortgage is released of record), and Mortgagee may, without notice to Mortgagor, deal with any transferees with reference to the Obligations in the same manner as Mortgagor, without in any way altering or discharging Mortgagor's liability or the liability of any guarantor of Mortgagor with respect thereto. The provisions of this Section 2.6 shall apply to each and every Transfer of the
                       -----------
Mortgaged Property or any portion thereof, regardless of whether or not Mortgagee has consented to or waived, by its action or inaction, its rights with respect to any previous Transfer.

                                    XXIV-13

      2.7     INCORPORATION BY REFERENCE; FULL PERFORMANCE REQUIRED; SURVIVAL OF
              ------------------------------------------------------------------
              WARRANTIES.
              ----------

          Mortgagor hereby makes to Mortgagee all of the affirmative and negative covenants relating to the Mortgaged Property that are set forth in Sections 6 and 7 of the Credit Agreement, which affirmative and negative
----------     -
covenants are incorporated herein by reference as of the date hereof. All representations, warranties and covenants of Mortgagor made to Mortgagee in the Loan Documents or incorporated by reference therein shall run to the benefit of Mortgagee, shall survive the execution and delivery of this Mortgage and shall remain continuing obligations, warranties and representations of Mortgagor so long as any portion of the Obligations has accrued and remains outstanding and Mortgagor shall fully and faithfully satisfy and perform all such Obligations, representations, warranties and covenants as required by the terms of the Loan Documents. In the event of a conflict between the provisions of this Mortgage and the Credit Agreement, it is the intention of Mortgagor and Mortgagee that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict that cannot be resolved as aforesaid, the provisions of the Credit Agreement shall control and govern and Mortgagor shall comply therewith.

      2.8     ADDITIONAL SECURITY.
              -------------------

          No other security now existing, or hereafter taken, to secure the Obligations shall be impaired or affected by the execution of this Mortgage; and all additional security shall be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment or performance of the Obligations shall not diminish the force, effect or Lien of this Mortgage and shall not affect or impair the liability of any maker, surety, guarantor or endorser for the payment or performance of said Obligations. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right, to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine.

                                    XXIV-14

      2.9     FURTHER ACTS.
              ------------

                                    XXIV-15

          Mortgagor shall do and perform all acts as required under Section 7.2
                                                                    -----------
of the Credit Agreement or as necessary to keep valid and effective the Lien hereof and to carry into effect its objective and purposes, in order to protect the lawful owner and holder of this Mortgage and the other Obligations.
Promptly upon request, from time to time, of Mortgagee and at Mortgagor's expense, Mortgagor shall execute, acknowledge and deliver to Mortgagee such other and further instruments and do such other acts as in the reasonable opinion of Mortgagee may be necessary or reasonably requested by Mortgagee to
(a) grant to Mortgagee a first priority perfected Lien on all of the Mortgaged Property to secure all of the Obligations, (b) grant to Mortgagee, to the fullest extent permitted by Applicable Law, the right to foreclose on the Mortgaged Property nonjudicially, upon the occurrence and during the continuance of an Event of Default, (c) correct any defect or error which may be discovered in the contents of this Mortgage (including, without limitation, all exhibits and/or schedules hereto) or any other Loan Document or in the recording or filing of this Mortgage or any other Loan Document, (d) identify more fully and subject to the Liens created hereby and by the other Loan Documents any property intended by the terms hereof and of the other Loan Documents to be covered hereby and thereby (including any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property), (e) assure the first priority of this Mortgage and of such Liens, and (f) otherwise effectuate the intent of this Mortgage. In the event of the acquisition by Mortgagor or any affiliate of Mortgagor of any greater estate in the Premises or in any other part of the Mortgaged Property or the acquisition by Mortgagor of any after acquired property as described in Granting Clause Twelfth, Mortgagor shall
                                  -----------------------
notify Mortgagee and, concurrently with the consummation of such acquisition, shall execute and record (and shall cause Grantor's affiliate, as the case may be, to execute and record) an instrument sufficient in Mortgagee's sole discretion to extend and spread the Lien of this Mortgage to encumber such acquired interest or after acquired interest as a first priority mortgage Lien. To the full extent permitted under Applicable Law and in accordance with the grants made by Mortgagor in Granting Clause Eleventh and Granting Clause Twelfth
                            ------------------------     -----------------------
whether or not Mortgagor has executed and recorded the instrument described in the preceding sentence, this Mortgage shall automatically be a Lien on such acquired interest or after acquired interest. Upon request by Mortgagee, Mortgagor shall supply evidence of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest and with full power of substitution, to take the above actions and to perform such obligations on behalf of Mortgagor, at Mortgagor's sole expense, if Mortgagor fails to fully comply with Mortgagor's obligations under this Section
                                                                        -------
2.9.  Without limiting the generality of the foregoing, Mortgagor shall promptly
---
and, insofar as not contrary to Applicable Law, at Mortgagor's own expense, record, rerecord, file and refile in such offices, at such times and as often as may be necessary, this Mortgage, additional mortgages, deeds of trust and deeds to secure debt, and every other instrument in addition or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the Liens (and priority thereof) intended to be created hereby and by the other Loan Documents and the rights and remedies of Mortgagee hereunder and thereunder. Upon request by Mortgagee, Mortgagor shall supply evidence reasonably satisfactory to Mortgagee of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made.

                                    XXIV-16

      2.10    OFFSITE IMPROVEMENTS.
              --------------------

          Mortgagor shall not construct or install improvements or Equipment (as defined in Exhibit B hereto) necessary or desirable for the operation of the
           ---------
Premises on real property or any interest in real property (for example, an easement, license or lease) that is not subject to the Lien of this Mortgage without the prior written consent of Mortgagee (which consent may be granted or withheld in Mortgagee's sole discretion), but only to the extent that: (a) the construction or installation of such improvements or Equipment on such other real property is commercially reasonable when compared to, and commercially preferable to, construction or installation on the real property that is subject to the Lien of this Mortgage; and (b) Mortgagor grants Mortgagee rights (including, but not limited to, easements or reciprocal easement agreements) with respect to such improvements, Equipment and land that are appurtenant to the Land encumbered by this Mortgage and are sufficient in Mortgagee's judgment
(i) to enable Mortgagee and any future owner or holder of Mortgagor's interest in the Premises to enjoy the full and unrestricted use of such improvements and Equipment and (ii) to continue Mortgagee's first priority Lien on any such Equipment. Mortgagor's obligations under this Section 2.10 shall be full
                                              ------------
recourse obligations of Mortgagor and shall survive any assignment or foreclosure of this Mortgage, the acceptance by Mortgagee (or a nominee of Mortgagee) of a deed to any part of the Mortgaged Property in lieu of foreclosure or in connection with a plan of reorganization filed under Chapter 11 of the Bankruptcy Code, or the exercise by Mortgagee of any remedy set forth herein.

      2.11    UTILITIES.
              ---------

          Mortgagor shall pay or cause to be paid prior to becoming delinquent all utility charges which are incurred for the benefit of the Mortgaged Property or which may become a Lien against the Mortgaged Property for gas, steam, electricity, telephone, water, sewer services and all other utilities furnished to the Mortgaged Property and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Mortgaged Property or any portion thereof, whether or not such taxes, assessments or charges are or may become Liens thereon.

      2.12    HAZARDOUS MATERIALS AND ENVIRONMENTAL LAWS.
              ------------------------------------------

          Mortgagor shall exercise all due diligence in order to comply with any and all applicable Environmental Laws. Without limiting the foregoing, Mortgagor shall comply with the provisions of Section 6.7 of the Credit
                                              -----------
Agreement.

      2.13    LEASEHOLD ESTATE.
              ----------------

          This Section 2.13 shall apply only if Mortgagor's interest in either
               ------------
the Land or the Improvements is as the tenant under a leasehold estate at the Premises (the "SUBJECT LEASE"). If Mortgagor is a tenant under a Subject Lease, Mortgagor hereby covenants, represents and warrants to Mortgagee with respect to the Subject Lease as follows:


                                    XXIV-17

           A. No default by Mortgagor as lessee has occurred and is continuing under the Subject Lease and no event has occurred which, with the passage of time or service of notice, or both would constitute an event of default under the Subject Lease. The Subject Lease is in full force and effect. Mortgagor has obtained from the lessor with respect to the Subject Lease all consents to this Mortgage required to be obtained from such lessor and Mortgagor has provided (or within 5 days from the date hereof shall provide) such lessor with all notices required to be given to such lessor with respect to this Mortgage together with copies of all documents required to be delivered to such lessor with respect to this Mortgage under the terms of the Subject Lease.

           B. All rents, additional rents, percentage rents and all other charges due and payable under the Subject Lease have been fully paid through a date no earlier than 30 days before the date hereof.

           C. The Subject Lease covers 100% of that part of the Land and Improvements that are not owned in fee by Mortgagor, and Mortgagor is the owner of the entire lessee's interest in and under the Subject Lease and has the right and authority under the Subject Lease to execute this Mortgage and to encumber Mortgagor's interest therein.

           D. Mortgagor shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under the Subject Lease).

           E.    If Mortgagor shall violate any of the covenants specified in
     Section 2.13D above, Mortgagor grants Mortgagee the right (but not the
     -------------
     obligation), to take any action as may be necessary to prevent or cure any default of Mortgagor under the Subject Lease, if necessary to protect Mortgagee's interest hereunder, and Mortgagee shall have the right to enter all or any portion of the Premises at such times and in such manner as Mortgagee deems necessary, in order to prevent or to cure any such default. Mortgagee may exercise its rights under this Section 2.12E at any time
                                                  -------------
     after, but only after, Mortgagor shall have (i) received from the lessor under the Subject Lease or any other Person notice of such default, and
     (ii) failed to promptly commence curing such default.

           F. No action taken or payment or made by Mortgagee to prevent any default by Mortgagor under the Subject Lease shall remove or waive, as between Mortgagor and Mortgagee, the default which occurred hereunder by virtue of the default by Mortgagor under the Subject Lease. All sums actually expended by Mortgagee in accordance with the terms of this Section
                                                                         -------
     2.13 in order to cure any such default shall be paid by Mortgagor to
     ----
     Mortgagee, within ten (10) days of Mortgagee's written demand, with interest thereon at the Agreed Rate. All such indebtedness shall be deemed to be secured by this Mortgage.


                                    XXIV-18

           G. Mortgagor shall, promptly upon obtaining knowledge of the following events, notify Mortgagee in writing of (i) the occurrence of any material default by the lessor under the Subject Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a material default by the lessor under the Subject Lease, and (ii) the receipt by Mortgagor of any notice (written or otherwise) from the lessor under the Subject Lease noting or claiming the occurrence of any default by Mortgagor under the Subject Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by Mortgagor under the Subject Lease. Mortgagor shall deliver to Mortgagee a copy of any such written notice of default.

           H. Promptly upon demand by Mortgagee from time to time, Mortgagor shall use reasonable efforts (other than payment to the lessor) to obtain from the lessor under the Subject Lease and furnish to Mortgagee the estoppel certificate of such lessor stating the date through which rent has been paid and whether or not there are any defaults under its lease and specifying the nature of such claimed defaults, if any, and stating any other information that the lessor is obligated to provide.

           I. Mortgagor shall promptly notify Mortgagee, in writing, of any request made by either party to the Subject Lease for arbitration or appraisal proceedings pursuant to the Subject Lease and of the institution of any arbitration or appraisal proceedings, as well as of all proceedings thereunder, and shall promptly deliver to Mortgagee a copy of the determination of the arbitrators or appraisers in each such arbitration or appraisal proceeding. Mortgagee shall have the right (but not the obligation), following the delivery of written notice by Mortgagor, to participate in the appointment of any arbitrator or appraiser to be appointed by Mortgagor and (to the extent permitted under the Subject Lease) to participate (at Mortgagee's expense unless an Event of Default shall have occurred and be continuing, in which case at Mortgagor's expense) in such arbitration or appraisal proceedings in association with Mortgagor or on its own behalf as an interested party. Mortgagor shall promptly notify Mortgagee, in writing, upon learning of the institution of any legal proceedings involving obligations under the Subject Lease. Mortgagee may intervene (at Mortgagee's expense unless an Event of Default shall have occurred and be continuing, in which case at Mortgagor's expense) in any such legal proceedings and be made a party to them. Mortgagor shall promptly provide Mortgagee with a copy of any decision rendered in connection with such proceedings.

            J. Mortgagor shall promptly execute, acknowledge and deliver to Mortgagee such instruments as may reasonably be required to permit Mortgagee (subject to the provisions of Section 2.13E above) (i) to cure
                                             -------------
     any default under the Subject Lease or (ii) to take such other action required to enable Mortgagee to cure or remedy the matter in default and preserve the security interest of Mortgagee under this Mortgage with respect to the Subject Lease. Mortgagor hereby irrevocably appoints Mortgagee as its true and lawful


                                    XXIV-19
     attorney-in-fact, coupled with an interest and with full power of substitution, to do, in its name or otherwise, any and all acts and to execute any and all documents (in each case only upon Mortgagor's failure or refusal to do so) which are necessary to preserve any rights of Mortgagor under or with respect to the Subject Lease, including, without limitation, the right to effectuate any extension or renewal of the Subject Lease, or to preserve any rights of Mortgagor whatsoever in respect of any part of the Subject Lease.

            K. Mortgagor shall not, without Mortgagee's prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material or adverse manner, the Subject Lease. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. The acquisition by Mortgagor or any affiliate of Mortgagor of any lessor's interest in the Subject Lease or of any fee holder's interest in the property subject to the Subject Lease shall not require Mortgagee's consent and shall not be a breach of the covenants set forth in this Section 2.13K provided that: (i) such acquisition is
                   -------------
     accomplished by Mortgagor in such a manner so as to avoid a merger of the interests of lessor and lessee in the Subject Lease; and (ii) Mortgagor, concurrently with the consummation of such acquisition, executes and records an instrument sufficient in Mortgagee's sole discretion to extend and spread the Lien of this Mortgage to encumber such acquired interest as a first priority mortgage Lien. To the full extent permitted under Applicable Law and in accordance with the grant made by Mortgagor in Granting Clause Twelfth, whether or not Mortgagor has executed and recorded
     -----------------------
     the instrument described in the preceding sentence, this Mortgage shall automatically be a Lien on such acquired interest.

            L. Notwithstanding anything to the contrary herein contained with respect to the Subject Lease:

               (i) The Lien of this Mortgage attaches to all of Mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Mortgagor's rights to remain in possession of the Land.

              (ii) Mortgagor shall not, without Mortgagee's written consent, elect to treat the Subject Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Mortgagee's prior written consent shall be void. If any lessor of the Subject Lease rejects the Subject Lease under Section 365 of the Bankruptcy Code, Mortgagor shall remain in possession of the Premises. Neither the Lien of this Mortgage nor Mortgagee's rights with respect to the Subject Lease shall be affected or impaired by any lessor's rejection of the Subject Lease under Section 365 of the Bankruptcy Code.


                                    XXIV-20

             (iii) As security for the Obligations, Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection by any lessor of the Subject Lease under the Bankruptcy Code. Mortgagee and Mortgagor shall proceed jointly or in the name of Mortgagor (and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest and with full power of substitution, from and after the occurrence of an Event of Default, to proceed in the name of Mortgagor and to otherwise take such actions as Mortgagee may deem necessary or desirable) in respect of any claim, suit, action or proceeding relating to the rejection of the Subject Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of such lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until this Mortgage has been released of record or all of the Obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee or Mortgagor as damages arising out of the rejection of the Subject Lease as aforesaid shall be applied first to all reasonable costs and expenses of Mortgagee (including, without limitation, attorneys' fees and costs) incurred in connection with the exercise of any of its rights or remedies under this Section 2.13L and
                                                               -------------
          then in accordance with the other applicable provisions of this Mortgage.

              (iv) If, pursuant to Subsection 365(h)(2) of the Bankruptcy Code, Mortgagor seeks to offset, against the rent reserved in the Subject Lease, the amount of any damages caused by the nonperformance by the lessor thereunder of any of such lessor's obligations under the Subject Lease after the rejection by lessor of the Subject Lease under the Bankruptcy Code, Mortgagor shall, prior to effecting such offset, notify Mortgagee in writing of its intent so to do, setting forth the amounts proposed to be so offset, and, in the event Mortgagee objects, Mortgagor shall not effect any offset of the amounts so objected to by Mortgagee. If Mortgagee has failed to object as aforesaid within ten
          (10) days after notice from Mortgagor in accordance with the first sentence of this Section 2.13L(iv), Mortgagor may proceed to offset
                           -----------------
          the amounts set forth in Mortgagor's notice.

               (v) If any action, proceeding, motion or notice shall be commenced or filed in respect of any lessor or the Land or any portion thereof in connection with any case under the Bankruptcy Code, Mortgagee and Mortgagor shall cooperatively conduct and control any such litigation (provided that after the occurrence and during the continuance of an Event of Default, Mortgagee shall have the exclusive right (but not the obligation) to control such litigation, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest and with full power of substitution for such purpose) with counsel agreed upon between


                                    XXIV-21

          Mortgagor and Mortgagee (or, if an Event of Default shall then have occurred and be continuing, counsel selected by Mortgagee) in connection therewith. Within ten (10) days after Mortgagee's written demand upon Mortgagor, Mortgagor shall pay to Mortgagee, as applicable, all reasonable costs and expenses (including reasonable attorneys' fees and costs) actually paid or incurred by Mortgagee in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the Lien of this Mortgage.

             (vii) Mortgagor shall promptly, after obtaining knowledge thereof, notify Mortgagee orally of any filing by or against any lessor of a petition under the Bankruptcy Code. Mortgagor shall thereafter promptly give written notice of such filing to Mortgagee, setting forth any information available to Mortgagor as to the date of such filing, the court in which such petition was filed, and the relief sought therein. Mortgagor shall promptly deliver to Mortgagee, following its receipt thereof, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

           M. The occurrence of any of the following events shall, at Mortgagee's option, constitute an "Event of Default" hereunder in which event Mortgagee shall have all of the rights and remedies available to it under Section 5 hereof:
           ---------

               (i) A breach or default under any material condition or obligation contained in the Subject Lease which is not cured within any applicable cure period provided therein to Mortgagor (provided,
                                                                    --------
          however, that upon the occurrence and during the continuance of any
          -------
          breach or default under any condition or obligation contained in the Subject Lease, and prior to the expiration of all applicable cure periods, Mortgagee shall have the cure rights set forth in Section
                                                                     -------
          2.13E of this Mortgage);
          -----

              (ii) The occurrence of any event or condition which gives the lessor under the Subject Lease a right to terminate or cancel, as against Mortgagor, the Subject Lease and the expiration of any notice, grace or cure period with respect thereto; or

             (iii) Mortgagor's failure to permit Mortgagee and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning Mortgagor's performance and observance of the terms, covenants and conditions of the Subject Lease.

            N. To the extent permitted by Applicable Law, the price payable by Mortgagor or any other party in the exercise of the right of redemption, if any (which right Mortgagor has waived), from any sale under or decree of foreclosure of this Mortgage shall include all rents and other amounts paid and other sums advanced by Mortgagee on behalf of


                                    XXIV-22

     Mortgagor as the lessee under the Subject Lease in accordance with the provisions of this Mortgage and the other Loan Documents.

            O. Mortgagor hereby grants and assigns to Mortgagee a security interest in all prepaid rent and security deposits and all other security which the lessor under the Subject Lease may hold now or later for the performance of Mortgagor's obligations as the lessee under the Subject Lease.

            P. Mortgagor shall not, without Mortgagee's written consent, fail to exercise any option or right to renew or extend the term of the Subject Lease if such renewal or extension is necessary to extend the term of the Subject Lease to a date which is at least twelve (12) months after the Maturity Date (any such renewal or extension, a "REQUIRED EXTENSION"). Mortgagor shall effect each Required Extension at least six (6) months (or the earliest date permitted under the Subject Lease, if later) prior to the date of termination of any such option or right, shall give immediate written notice thereof to Mortgagee, and shall execute, acknowledge, deliver and record any document reasonably requested by Mortgagee to evidence the Lien of this Mortgage on such extended or renewed lease term; provided, however, Mortgagor shall not be required to effect any
     --------  -------
     particular Required Extension to the extent Mortgagor shall have received the prior written consent of Mortgagee (which consent may be withheld by Mortgagee in its sole and absolute discretion) allowing Mortgagor to forego effecting such Required Extension. If Mortgagor shall fail to exercise any such option or right to effect any Required Extension as aforesaid, Mortgagee may exercise the option or right to effect any Required Extension (provided that unless an Event of Default shall have occurred and be continuing, Mortgagee shall have no right to determine the amount of rent payable under the Subject Lease during any such extension period without Mortgagor's prior written consent thereto, which consent shall not be unreasonably withheld or delayed) as Mortgagor's agent and attorney-in-fact pursuant to Section 2.13J of this Mortgage, or in Mortgagee's own name or
                 -------------
     in the name of and on behalf of a nominee of Mortgagee, as Mortgagee may determine in the exercise of its sole and absolute discretion.

            Q. Subject to the provisions of the Credit Agreement, Mortgagor shall not assign its interest in the Subject Lease or sublease all or any of the Mortgaged Property without the prior written consent of Mortgagee, which consent may be withheld by Mortgagee in its sole discretion. All subleases entered into by Mortgagor after the date of this Mortgage shall provide, and Mortgagor shall use reasonable efforts to ensure that all existing subleases modified, amended or renewed by Mortgagor after the date of this Mortgage shall provide, that such subleases are, at the option and election of Mortgagee, subordinate to the Lien of this Mortgage and any extensions, replacements and modifications of this Mortgage and the Obligations and that if Mortgagee forecloses under this Mortgage or enters into a new lease with the lessor under the Subject Lease whether or not pursuant to the provisions for a new lease, if any, contained in the Subject Lease, then the sublessee shall attorn to Mortgagee or its assignee(s) and the sublease will remain in full


                                    XXIV-23
     force and effect in accordance with its terms notwithstanding the termination of the Subject Lease.

            R. Mortgagor hereby represents that the Subject Lease has not been amended, modified, extended, renewed, substituted or assigned except as described in Exhibit A-2 hereto and that Mortgagor has delivered to
                     -----------
     Mortgagee true, accurate and complete copies of all items noted on Exhibit
                                                                        -------
     A-2.  Upon the request of Mortgagee, Mortgagor shall deposit with Mortgagee
     ---
     the tenant's original fully executed copy of the Subject Lease, as further security to Mortgagee, until this Mortgage is released of record or all of the Obligations are fully paid and performed. Mortgagor hereby represents that the Subject Lease or a legally valid memorandum thereof has been properly filed or recorded in the city, town, county or parish records (as appropriate) in which the Land covered thereby is located and that the filing and recording data for the same is accurately set forth in Exhibit
                                                                       -------
     A-2 hereto.
     ---

            S. Mortgagor shall not waive, excuse, condone or in any way release or discharge the lessor under the Subject Lease of or from such lessor's material obligations, covenants and/or conditions under the Subject Lease without the prior written consent of Mortgagee.

The generality of the provisions of this Section 2.13 relating to the Subject
                                         ------------
Lease shall not be limited by other provisions of this Mortgage setting forth particular obligations of Mortgagor which are also required of Mortgagor with respect to the Subject Lease or the Premises.


                                    XXIV-24

                                   Section 3
                        ASSIGNMENT OF RENTS AND LEASES

      3.1     ASSIGNMENT OF RENTS AND LEASES.
              ------------------------------

          In furtherance of and in addition to the assignment made by Mortgagor in Granting Clause Third of this Mortgage, Mortgagor hereby absolutely and
   ---------------------
unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. It is the intention of Mortgagor and Mortgagee that this assignment be treated and construed as an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to observe, perform, comply with and discharge all of the obligations of the landlord thereunder, the right to demand and receive performance under the Leases, the right to enforce all rights and exercise all remedies under the Leases, the right to terminate or amend any Lease and the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same; provided, however,
                                                              --------  -------
that such rights may be exercised by Mortgagor only to the extent they are not restricted under Section 7.9 of the Credit Agreement. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

      3.2     NO LIMITATION OF RIGHTS.
              -----------------------

          The assignment of Rents and Leases herein made shall not be construed to limit in any way Mortgagee's other rights hereunder, including the right to accelerate the Obligations upon an Event of Default. Monies received under the assignments herein made shall not be deemed to have been applied in payment of any portion of the Obligations unless and until such monies actually are applied thereto by Mortgagee.

      3.3     SALE OF MORTGAGED PROPERTY.
              --------------------------

          A. FREE AND CLEAR OF ASSIGNMENTS. Upon any sale of any of the Mortgaged Property by or for the benefit of Mortgagee pursuant to Section 5
                                                                  ---------
hereof, the Rents attributable to the part of the Mortgaged Property so sold shall be included in such sale and shall pass to the purchaser free and clear of
(i) the assignment by Mortgagor in Granting Clause Third of this Mortgage and
                                   ---------------------
(ii) the provisions of this Section 3.
                            ---------


                                    XXIV-25

          B. NO OBLIGATIONS ON MORTGAGEE. It is neither the intent nor the effect of this Mortgage nor the other Loan Documents (other than any Subordination, Non-Disturbance and Attornment Agreement between Mortgagee and any Tenant) to impose any obligation on Mortgagee, including (i) any liability under the covenant of quiet enjoyment contained in any Lease or contained in any Applicable Law, in the event of a sale of the Mortgaged Property or any part thereof pursuant to this Mortgage or (ii) any liability to any Tenant arising (whether in connection with the elimination of such Tenant's equity of redemption in the Mortgaged Property or otherwise) out of (A) the naming of such Tenant as a party defendant in any action to foreclose this Mortgage, or (B) the sale of the Mortgaged Property pursuant to the power of sale reserved to Mortgagee herein. Notwithstanding anything herein to the contrary, under no circumstances shall Mortgagee be subject to any offsets, claims or defenses which a Tenant might have against Mortgagor or any prior landlord with respect to any Lease, whether or not Mortgagee shall have succeeded to the interests of landlord under any such Lease.

      3.4     TERM OF ASSIGNMENT.
              ------------------

          The assignment and grant made in Granting Clause Third of this
                                           ---------------------
Mortgage and in this Section 3 shall continue in effect until release of this
                     ---------
Mortgage of record or indefeasible payment in full of the Obligations. The execution of this Mortgage constitutes and evidences the irrevocable consent of Mortgagor to the entry upon and the taking possession of the Premises, or any part thereof, by Mortgagee pursuant to such grant in accordance with the terms set forth in this Mortgage and the terms hereof whether by foreclosure or other remedy and at Mortgagee's option and election, with or without application for a receiver. Mortgagor represents and warrants to Mortgagee that Mortgagee has taken all actions necessary to obtain, and Mortgagee shall (upon recordation of this Mortgage) have, as and to the extent permitted under Applicable Law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases, including cash or securities deposited as security under such Leases subject to the prior right of the Tenants making such deposits. Mortgagee has no obligation whatsoever in respect of security for any Leases except and only to the extent such security is actually delivered to Mortgagee, whether or not Mortgagor now has or previously had possession of such security.


      3.5     PERFECTION UPON RECORDATION.
              ---------------------------

          Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, Mortgagee's interest in the Rents shall be deemed to be fully perfected, ``choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of (a) commencing a foreclosure action with respect to this Mortgage, (b) furnishing notice to Mortgagor or Tenants under the Leases, (c) making formal demand for the Rents, (d) taking possession of the Premises as a lender-in-possession, (e) obtaining the appointment of a receiver of the rents and profits of the Premises, (f) sequestering or impounding the Rents or (g) taking any other affirmative action.


                                    XXIV-26

      3.6     BANKRUPTCY PROVISIONS.
              ---------------------

          Without limitation of the provisions of Section 4 hereof or the
                                                  ---------
absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent Mortgagor (or Mortgagor's bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, Mortgagor hereby acknowledges and agrees that such Rents are and shall be deemed to be "cash collateral" under Section 363 of the Bankruptcy Code. Mortgagor may not use the cash collateral without the consent of Mortgagee and/or an order of any bankruptcy court pursuant to 11 U.S.C. 363(c)(2), and Mortgagor hereby waives any right it may have to assert that such Rents do not constitute cash collateral. No consent by Mortgagee to the use of cash collateral by Mortgagor shall be deemed to constitute Mortgagee's approval, as the case may be, of the purpose for which such cash collateral was expended.

                                    XXIV-27

                                   Section 4
                              SECURITY AGREEMENT

     4.1      GRANT OF SECURITY; INCORPORATION BY REFERENCE.
              ---------------------------------------------

          This Mortgage shall, in addition to constituting a mortgage Lien as to those parts of the Mortgaged Property classified as real property (including fixtures to the extent they are real property), constitute a security agreement within the meaning of the Uniform Commercial Code or within the meaning of the common law with respect to those parts of the Mortgaged Property classified as personal property (including fixtures to the extent they are personal property). Mortgagor hereby grants Mortgagee a security interest in and to those parts of the Mortgaged Property classified as personal property (including (a) fixtures to the extent they are personal property and (b) personal property and fixtures that are leased, but only to the extent Mortgagor can grant to Mortgagee a security interest therein without breaching the terms of such lease) (collectively, the "PERSONAL PROPERTY COLLATERAL") for the benefit of
Mortgagee to further secure the payment and performance of the Obligations and the performance of all of Mortgagor's Obligations, covenants and agreements under the other Loan Documents. Mortgagee shall have all rights granted to the Secured Party pursuant to the Security Agreement. The provisions set forth in the Security Agreement are hereby incorporated by reference into this Mortgage with the same effect as if set forth in full herein. In the event of a conflict between the provisions of Section 4 of this Mortgage and the Security Agreement,
                          ---------
it is the intention of Mortgagor and Mortgagee that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict that cannot be resolved as aforesaid, the provisions of the Security Agreement shall control and govern and Mortgagor shall comply therewith.

     4.2      FIXTURE FILING FINANCING STATEMENTS.
              -----------------------------------

          Portions of the Mortgaged Property are goods which are or are to become fixtures, and the real estate concerned is described in Exhibit A hereto,
                                                               ---------
Mortgagor expressly covenants and agrees that the filing of this Mortgage in the real property records of the county where the Premises is located shall operate, at the time of filing therein, as a financing statement filed as a fixture filing in accordance with Section 9-401(1)(b) of the Uniform Commercial Code of the state in which the Premises is located. The address of Mortgagor (the debtor) and the address of Mortgagee (the secured party) appear in Exhibit C
                                                                   ---------
attached to this Mortgage. The name of the record owner of the Land appears in Exhibit A attached hereto.
---------

     4.3      MORTGAGEE AS SECURED PARTY.
              --------------------------

          If and to the extent that Mortgagee shall act as the secured party for any security interest created in the Mortgaged Property, Mortgagor acknowledges and agrees that Mortgagee may do so. As such, Mortgagee shall have all the rights of the secured party, and shall observe all of the requirements of the secured party, contained in this Section 4 and the Security Agreement.
                                 ---------


                                    XXIV-28

                                   Section 5
                             DEFAULTS AND REMEDIES

    5.1       EVENTS OF DEFAULT.
              -----------------

          The occurrence of any of the following events ("EVENTS OF DEFAULT") shall, as provided in the Credit Agreement, make all amounts then remaining unpaid on the Obligations due and payable, all without further demand, presentment, notice or other requirements of any kind, all of which are hereby expressly waived by Mortgagor, and this Mortgage and the Lien evidenced or created hereby shall be subject to foreclosure and may be foreclosed or the Mortgaged Property may be sold pursuant to the power of sale reserved to Mortgagee herein, in any manner provided for herein or provided for by law:

          A. Any "Event of Default" as defined in the Credit Agreement shall occur (after giving effect to any applicable notice or grace periods provided therein), including, without limitation, any such event caused by a failure to pay when due any fee due under the Credit Agreement or any installment of principal of or interest on the Obligations; or

          B.       Any "Event of Default" described in Section 2.12M hereof
                                                       -------------
shall occur, if Mortgagor is the tenant under a Subject Lease.

    5.2       FIXTURES.
              --------

          Upon the occurrence and during the continuance of any of the Events of Default, Mortgagee may, to the extent permitted under Applicable Law, elect to treat the fixtures included in the Mortgaged Property either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Mortgaged Property made under the powers of sale herein granted and conferred, Mortgagee may, to the extent permitted by Applicable Law, include in such sale any personal property and fixtures included in the Mortgaged Property and relating to such real property.


                                    XXIV-29

    5.3       REMEDIES.
              --------

          A. RIGHTS OF MORTGAGEE; RIGHTS OF ENTRY; RIGHTS OF SALE. Upon the occurrence and during the continuance of any of the Events of Default, in addition to all other powers, rights and remedies herein granted or by law or at equity conferred, Mortgagee, in its sole discretion and at its sole election and without further demand, may do any one or more of the following in any order or manner that Mortgagee elects, it being expressly understood that no remedy provided herein is intended to be exclusive of any other remedy provided herein or in any of the other Loan Documents, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing under Applicable Law (including all rights and remedies provided under the applicable provisions of the laws of the state in which the Premises is located):

                (i) Mortgagee may either foreclose upon all or any portion of the Mortgaged Property or sell all or any portion of the Mortgaged Property pursuant to the power of sale granted to Mortgagee herein (the power of sale permitted and provided by applicable statute being hereby expressly granted by Mortgagor to Mortgagee) with respect to all or any portion of the Mortgaged Property, provided that Mortgagee may proceed
                                        --------
     as to both real and personal property in accordance with its and their rights and remedies as to real property as required by Applicable Law, and no such sale shall affect any other rights which Mortgagee may have or enjoy at law or pursuant to this Mortgage, including, without limitation, the right to seek a personal or deficiency judgment against Mortgagor. And in addition Mortgagee shall have all of the rights and remedies of a mortgagee under a mortgage granted, conferred or permitted by Applicable Law, and shall, to the extent permitted by Applicable Law, have the right and power, but not the obligation, to enter upon and take immediate possession of the Premises or any part thereof, without interference from Mortgagor to exclude Mortgagor therefrom, to hold, use, operate, manage and control such real property, to make all such repairs, replacements, additions and improvements to the same as Mortgagee in its sole discretion deems necessary, and to demand, collect and retain the Rents as provided in
     Section 3 hereof.
     ---------

               (ii) Mortgagee, with respect to any or all of the Mortgaged Property, in lieu of or in addition to exercising any other power, right or remedy herein granted or by law or equity conferred, may, without notice, demand or declaration of default, which are hereby waived by Mortgagor, and without regard to the solvency of Mortgagor and without regard to the then value of the Mortgaged Property or waste, proceed by an action or actions in equity or at law for the seizure and sale of the Mortgaged Property or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power, right or remedy herein granted or by law or equity conferred, for the foreclosure or sale of the Mortgaged Property or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment of a receiver (without any requirement to post a receiver's bond and without regard to the value of the Mortgaged


                                    XXIV-30

     Property or solvency of Mortgagor) pending any foreclosure hereunder or the sale of any Mortgaged Property or any part thereof or for the enforcement of any other appropriate equitable or legal remedy. Such receiver shall have the power to collect the rents, issues, profits, earnings, and income from the Mortgaged Property and shall have all other powers which may be necessary or usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property. Such receiver may apply the net income from the Mortgaged Property as payment of the Obligations secured hereby in the manner and order set forth in the applicable Loan Documents. Mortgagor agrees that a receiver may be appointed without any notice to Mortgagor whatsoever and hereby waives notice.

            (iii) Mortgagee shall have all of the rights and remedies of an assignee and secured party granted by Applicable Law, including the Uniform Commercial Code, and shall, to the extent permitted by Applicable Law, have the right and power, but not the obligation, to take possession of the Personal Property Collateral, and for that purpose Mortgagee may enter upon any premises on which any or all of the Personal Property Collateral is located and take possession of and operate such Personal Property Collateral or remove the same therefrom. Mortgagee, pursuant to Section 9-501(4) of the Uniform Commercial Code, as such Section is currently constituted or may be hereafter amended, shall have the option of proceeding under the Uniform Commercial Code as to that portion of the Mortgaged Property constituting personal property or of proceeding as to the Mortgaged Property and without regard to the adequacy of Mortgagee's security for the Obligations, or any part or component thereof, including both the real and personal property, in accordance with Mortgagee's rights and remedies in respect of the real property. Mortgagee may require Mortgagor to assemble the Personal Property Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by Mortgagee of any of its remedies with respect to the Personal Property
     Collateral:


                                    XXIV-31

                    (a) If notice is required by Applicable Law, ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be reasonable notice to Mortgagor. No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

                    (b) Without in any way limiting the right and authority of Mortgagee to sell or otherwise dispose of Personal Property Collateral in a commercially reasonable manner, the following, or any of them, shall be considered commercially reasonable: (1) Mortgagee may hold a public sale of the Personal Property Collateral in New York, New York or in the city, town or county where the Personal Property Collateral is located or in the city, town or county where the Premises to which such Personal Property Collateral relates, if any, is located, after having provided Mortgagor with ten (10) days' notice of such sale and after having published notice of such sale by an advertisement not less than three inches in height and one column in width in a newspaper of general circulation where the Personal Property Collateral is located or where the Premises to which such Personal Property Collateral relates, if any, is located, as Mortgagee determines to be appropriate (which advertisement may be placed in the "classified" section), for a period of not less than five issues commencing not more than ten days prior to the sale; (2) the Personal Property Collateral may be sold for cash; and (3) Mortgagee or any other person owning, directly or indirectly, any interest in any of the Obligations may be a purchaser at such sale.

                    (c) If Mortgagee in good faith believes that the Securities Act of 1933 or any other state or Federal law prohibits or restricts the customary manner of sale or distribution of any of such property, Mortgagee may sell such property privately in a commercially reasonable manner or in any other commercially reasonable manner deemed advisable by Mortgagee at such price or prices as Mortgagee determines in the sole discretion of Mortgagee. Mortgagor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Mortgagee may result in a lower sales price than if the sale were otherwise held.

             (iv) Mortgagee shall, subject to any mandatory requirements of Applicable Law, sell or have sold the Mortgaged Property or interests therein or any part thereof at one or more sales, as an entirety or in separate parcels, at such place or places and otherwise in such manner and upon such notice as may be required by law or by this Mortgage, or, in the absence of any such requirement, as Mortgagee may deem appropriate. Mortgagee shall make a conveyance to the purchaser or purchasers thereof without, to the extent permitted by Applicable Law, any warranties express or implied. Subject to Applicable


                                    XXIV-32

     Law, Mortgagee may postpone the sale of such Mortgaged Property or interests therein or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the Mortgaged Property or interests therein or any defective or irregular sale hereunder will not exhaust the power of sale, and sales may be made from time to time until all such property is sold without defect or irregularity or the Obligations are paid and performed in full. Mortgagee shall have the right to appoint one or more auctioneers or attorneys-in-fact to act in conducting the foreclosure sale and executing a deed to the purchaser. It shall not be necessary for any of the Mortgaged Property at any such sale to be physically present or constructively in the possession of Mortgagee and, subject to Applicable Law, Mortgagor shall deliver all of the Mortgaged Property to the purchaser at such sale. If it should be impossible or impracticable to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

              (v) Mortgagee may, personally or by its agents or attorneys, take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Subsidiary Guaranty, in this Mortgage or in any of the other Loan Documents or in aid of the execution of any power herein or therein granted, or sale of the Mortgaged Property as herein permitted or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

             (vi) In the event Mortgagor shall fail to pay any amounts due and owing in accordance with the terms of this Mortgage, the Subsidiary Guaranty or the other Loan Documents, Mortgagee, at its right and option, may institute an action or proceeding at law or in equity for the collection of any sums due and unpaid and may prosecute any such action or proceeding to judgment or final decree. Mortgagee may enforce any such judgment or final decree against Mortgagor as provided in this Mortgage, and against any guarantor of the Obligations, as provided in any guarantee. Mortgagee may collect moneys adjudged or decreed to be payable to Mortgagee and shall be entitled to recover such judgment either before, after or during the pendency of any proceeding for the enforcement of the provisions of this Mortgage or any such guarantee. The right of Mortgagee to recover such judgment shall not be affected by any entry or sale, by the exercise of any other right, power or remedy provided by and for the enforcement of the provisions of this Mortgage or of the Loan Documents or the foreclosure of the Lien hereof or sale of the Mortgaged Property hereunder. In case of insolvency or bankruptcy proceedings against Mortgagor or any reorganization or liquidation proceedings, Mortgagee shall be entitled to prove the whole amount of Obligations due and owing under this Mortgage and any of the other Loan Documents without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no instance shall Mortgagee receive a greater
     --------  -------
     amount than the Obligations and any other payments,


                                    XXIV-33
     charges or costs due and owing to Mortgagee under any of the Loan Documents from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estates of Mortgagor.

          B. RIGHT TO PURCHASE. Mortgagee (or any other person owning, directly or indirectly, any interest in any of the Obligations) and its agents and attorneys shall have the right to become the purchaser at any sale made pursuant to the provisions of this Section 5.3 and shall have the right to
                                   -----------
credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale. All other sales shall be, to the extent permitted by Applicable Law, on a cash basis. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including without limitation nonpayment of the Obligations and advertisement and conduct of such sale in the manner provided herein or provided by law. Mortgagor does hereby ratify and confirm all legal acts that Mortgagee may do in carrying out the provisions of this Mortgage.

          C. CONVEYANCE OF TITLE UPON SALE. Any sale of the Mortgaged Property or any part thereof in accordance with the provisions of this Section
                                                                       -------
5.3 will operate to divest all right, title, interest, claim and demand of
---
Mortgagor in and to the property sold and will be a perpetual bar against Mortgagor. Nevertheless, if requested by Mortgagee so to do, Mortgagor shall join in the execution, acknowledgement and delivery of all proper conveyances, assignments and transfers of the property so sold. Subject to Applicable Law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased, and Mortgagor agrees that if Mortgagor retains possession of the property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to Mortgagor by reason thereof are hereby expressly waived by Mortgagor.

          D. WAIVER OF RIGHTS AND DEFENSES. Mortgagor acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights under Applicable Law with respect to this Mortgage, the Obligations and the Mortgaged Property. Nevertheless, Mortgagor hereby (i) waives and relinquishes (to the maximum extent permitted by Applicable Law) and (ii) agrees that Mortgagor shall not (subject to any mandatory requirements of Applicable
Law) at any time hereafter have or assert, any right under any Applicable Law pertaining to: marshalling, whether of assets or Liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, valuation, stay, extension, redemption, statutory right of redemption, the maturing or declaring due of the whole or any part of the Obligations, notice of intention of such maturing or declaring due, other notice (whether of defaults, advances, the creation, existence, extension or renewal of any of the Obligations or otherwise, except for rights to notices expressly granted in the Credit Agreement, herein or in the other Loan Documents), subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Obligations (including, without limitation, set-off), now or hereafter in force.


                                    XXIV-34

          E. RIGHT TO SUBORDINATE. Mortgagee, at its option, is authorized to foreclose this Mortgage or sell the Mortgaged Property or any portion thereof, subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure or sale proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the Obligations.

          F. RIGHT TO PRESERVE OBLIGATIONS. Mortgagee shall, to the extent permitted by Applicable Law, have the option to proceed with foreclosure or to exercise the power of sale in satisfaction of any installment or part of the Obligations that has not been paid or performed without declaring the whole of the Obligations as immediately mature, and such foreclosure or sale may be made subject to the unmatured part of the Obligations, and it is agreed that such foreclosure, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Obligations, this Mortgage, the Subsidiary Guaranty and the Credit Agreement shall remain in full force and effect just as though no foreclosure or sale had been made. Several foreclosures or sales may be made without exhausting the right of foreclosure or the power of sale for any unmatured part of the Obligations, it being the purpose to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power of foreclosure and the power to sell the Mortgaged Property for any other part of the Obligations.

          G. NO WAIVER. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such right or power or any such Event of Default or an acquiescence thereto. Every power and remedy provided by this Mortgage may be exercised, from time to time, as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage, the Subsidiary Guaranty or any of the other Loan Documents shall affect the obligation of Mortgagor to pay and perform the Obligations in the manner and at the time and place, respectively, expressed therein.

          H. RIGHT TO DISCONTINUE PROCEEDINGS. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, power and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.


                                    XXIV-35

          I. NOTICES TO THIRD PARTIES. Mortgagee shall have the right, but not the obligation, to notify franchisors or ground lessors of any Event of Default or any exercise of remedies by Mortgagee hereunder, and Mortgagee shall have the right, but not the obligation, to notify other third parties of any Event of Default or exercise of remedies by Mortgagee hereunder, whether or not Mortgagee has agreed with any franchisor, ground lessor or other third party to provide such notice.

    5.4       COSTS AND EXPENSES.
              ------------------

          All costs and expenses (including, without limitation, reasonable attorneys' fees, legal expenses, title premiums, title report and work charges, filing fees, general intangible taxes and mortgage, mortgage registration, transfer, stamp and other excise taxes) actually incurred by Mortgagee in perfecting, protecting, or enforcing its rights hereunder, whether or not an Event of Default shall have occurred, shall be payable by Mortgagor within ten
(10) days after written demand by Mortgagee accompanied by (upon Mortgagor's request) such reasonable documentation of such costs and expenses as is reasonably available to Mortgagee, as the case may be, and shall bear interest at the Agreed Rate from the date such cost or expense is incurred until the date of payment. All such costs, expenses and interest, shall be part of the Obligations and shall be secured by this Mortgage.

    5.5       ADDITIONAL RIGHTS OF MORTGAGEE.
              ------------------------------

          Mortgagee shall have the right, at its election, to exercise any and all other remedies in the Subsidiary Guaranty, in the Credit Agreement or in any of the Loan Documents or available at law or in equity, including, but not limited to, the additional rights if any set forth on Schedule I attached hereto
                                                      ----------
and by this reference incorporated herein.

    5.6       APPLICATION OF PROCEEDS.
              -----------------------

          A. The proceeds of any sale of the Mortgaged Property or any part thereof made pursuant to this Section 5 shall be applied as follows:
                              ---------

     FIRST: to the payment of all costs and expenses incident to the enforcement of this Mortgage, including, a reasonable compensation to the agents, attorneys and in-house counsel of Mortgagee;

     SECOND: to the payment or prepayment of the Obligations, in such order as Mortgagee shall elect; and

     THIRD: the remainder, if any, after full and final payment of the Obligations shall be paid to Mortgagor or such other person or persons as may be entitled thereto by law;

                                    XXIV-36
provided, however, that if Applicable Law require such proceeds to be paid or
--------  -------
applied in a manner other than as set forth above in this Section 5.6A, then
                                                          ------------
such proceeds shall be paid or applied in accordance with such Applicable Law.

          B. Upon any sale made under the powers of sale herein granted and conferred, the receipt of Mortgagee will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of Mortgagee, be obligated to see to the application thereof or be in any way answerable for any loss, misapplication or non-application thereof.

                                   Section 6
                                INDEMNIFICATION

          Pursuant to and in accordance with the provisions set forth more fully in Section 10.3 of the Credit Agreement, Mortgagor shall defend, indemnify, pay and hold harmless Mortgagee and the other Indemnitees (as defined in the Credit Agreement) from and against any and all claims, liabilities, losses, damages, penalties, fines, forfeitures, judgments, and expenses or other Obligations of any kind or nature whatsoever (including reasonable fees and disbursements of counsel to such Indemnitees) incurred on account of any matter or thing or alleged action or failure to act by Mortgagee, whether in suit or not, arising out of the operation, leasing, management, maintenance, repair, use or occupancy of the Premises (should Mortgagee elect to enter upon and assume the same upon an Event of Default), the construction of Improvements on or about the Premises, any accident, injury, death or damage to any Person or property occurring in, on or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto, any misappropriation by Mortgagor of any prepayments of Rent or Security Deposits paid or payable by Mortgagor pursuant to this Mortgage, prior to payment in full of the Obligations of Mortgagor to Mortgagee or in connection therewith, except to the extent that such suit, claim or damage is caused by the gross negligence or willful misconduct of Mortgagee.


                                    XXIV-37

                                   Section 7
                                  TERMINATION

          If all of the Obligations shall be paid in full pursuant to the terms and conditions of this Mortgage and the other Loan Documents, or if this Mortgage shall be released of record in accordance with the provisions of the Credit Agreement or the other Loan Documents, then Mortgagee shall, promptly after the request of Mortgagor, execute, acknowledge and deliver to Mortgagor proper instruments evidencing the termination and release of this Mortgage. Mortgagor shall pay all reasonable legal fees and other expenses incurred by Mortgagee for preparing and reviewing such instruments and the execution and delivery thereof, and Mortgagee may require payment of the same prior to delivery of such instruments. Upon the receipt by Mortgagor of terminations or releases signed by Mortgagee, and in recordable form and evidencing the termination of this Mortgage, Mortgagor shall promptly and at its own expense record or file such terminations or releases in each of the cities, towns, counties and parishes, as appropriate, in which portions of the Mortgaged Property may be located, in such a manner so as to effect a release of all of the Mortgaged Property of record. Upon the request of Mortgagee, Mortgagor shall promptly deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of such recordation or filing. The obligations of Mortgagor under this
Section 7 shall survive the termination of this Mortgage.
---------

                                   Section 8
                    MISCELLANEOUS COVENANTS AND AGREEMENTS

       8.1    CUMULATIVE RIGHTS; WAIVERS; MODIFICATIONS.
              -----------------------------------------

          Each and every right, power and remedy hereby granted to Mortgagee shall be cumulative and not exclusive, and each and every right, power and remedy whether specifically hereby granted or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. All changes to and modifications of this Mortgage must be in writing and signed by Mortgagor and Mortgagee.

       8.2    PARTIAL RELEASES.
              ----------------

          No release from the Lien of this Mortgage of any part of the Mortgaged Property by Mortgagee shall in any way alter, vary or diminish the force or effect of this Mortgage on the balance of the Mortgaged Property or the priority of the Lien of this Mortgage on the balance of the Mortgaged Property.

                                    XXIV-38

       8.3    SEVERABILITY.
              ------------

          In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction or under any set of circumstances, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or under any other set of circumstances, shall not in any way be affected or impaired thereby. If any Lien evidenced or created by this Mortgage is invalid or unenforceable, in whole or in part, as to any part of the Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Mortgaged Property, such portion, if any, of the Obligations as is not secured by all of the Mortgaged Property hereunder shall be paid prior to the payment of the portion of the Obligations secured by all of the Mortgaged Property, and all payments made on the Obligations (including, without limitation, cash and/or property received in connection with sales of Mortgaged Property pursuant to Section 5 hereof) shall, unless prohibited by Applicable
                     ---------
Law or unless Mortgagee, in its sole and absolute discretion, otherwise elects, be deemed to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

       8.4    SUBROGATION.
              -----------

          This Mortgage is made with full substitution and subrogation of Mortgagee in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof. If any or all of the proceeds of the indebtedness secured hereby have been used to extinguish, extend or renew any indebtedness heretofore existing against all or any portion of the Mortgaged Property or to satisfy any indebtedness or obligation secured by a Lien of any kind (including Liens securing the payment of any taxes), such proceeds have been advanced by Mortgagee at Mortgagor's request and, to the extent of such funds so used, the indebtedness and obligations in this Mortgage shall be subrogated to and extend to all of the rights, claim, Liens, titles and interests heretofore existing against the Mortgaged Property (or such portion thereof) to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, Liens, titles and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of Mortgagee and shall be merged with the Lien created herein as cumulative security for the repayment of the indebtedness and satisfaction of the Obligations, but the terms of the Loan Documents shall govern and control the relationship between Mortgagor and Mortgagee.

                                    XXIV-39

       8.5    MORTGAGEE'S POWERS.
              ------------------

          Without affecting the liability of any other Person liable for the payment of any obligations herein mentioned and without affecting the Lien of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid Obligations, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, right, title or interest in or to the Mortgaged Property, Mortgagee may, (a) release any persons liable, (b) extend the maturity or alter any of the terms of any such Obligation, (c) modify the interest rate payable on the principal balance of the Obligations, (d) grant other indulgences, (e) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (f) take or release any other or additional security for any obligations herein mentioned, or (g) make compositions or other arrangements with debtors in relation thereto.

       8.6    ENFORCEABILITY OF MORTGAGE.
              --------------------------

          This Mortgage is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, deed to secure debt, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under Applicable Law. A carbon, photographic or other reproduction of this Mortgage or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

       8.7    INTEREST.
              --------

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE AMOUNT OF INTEREST REQUIRED HEREUNDER OR UNDER THE CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE LIMITED TO THE MAXIMUM AMOUNT IN ACCORDANCE WITH SECTION [** _____ **] OF THE CREDIT AGREEMENT. ONE OF THE PURPOSES OF THIS PARAGRAPH IS TO PROVIDE RECORD NOTICE OF THE RIGHT OF MORTGAGEE TO INCREASE OR DECREASE THE INTEREST RATE ON ANY OF THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS WHERE THE TERMS AND PROVISIONS OF SUCH LOAN DOCUMENTS PROVIDE FOR A VARIABLE INTEREST RATE.


                                    XXIV-40

       8.8     CHOICE OF LAW.
               -------------

          Insofar as permitted by otherwise Applicable Law, this Mortgage and the Obligations shall be and the other Loan Documents provide that they are to be construed under and governed by the laws of the State of New York without regard to conflict of law rules and principles; provided, however, that the laws
                                                --------  -------
of the place in which the Mortgaged Property is located shall apply to the extent, and only to the extent, necessary to permit Mortgagor to create the Lien of this Mortgage and to permit Mortgagee to perfect the Lien of this Mortgage and to enforce or realize upon their rights and remedies hereunder with respect to such Mortgaged Property.

       8.9    COUNTERPARTS.
              ------------

          This Mortgage and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed and acknowledged in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgement pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. Mortgagee shall also have the option to exercise all rights and remedies available to Mortgagee hereunder and under Applicable Law as though each counterpart hereof were a separate mortgage, deed of trust, deed to secure debt, chattel mortgage or other security instrument covering only the portions of the Mortgaged Property located in the city, town, county or parish wherein such counterpart is recorded.

      8.10    RECORDING REFERENCES.
              --------------------

          Unless otherwise specified in Exhibit A hereto, all recording
                                        ---------
references in Exhibit A are to the official real property records of the city,
              ---------
town, county or parish, as appropriate, in which the Land is located.


                                    XXIV-41

      8.11    NOTICES.
              -------

          All notices, requests and demands to be made hereunder shall be made in accordance with Section 10.8 of the Credit Agreement.

      8.11    SUCCESSORS AND ASSIGNS.
              ----------------------

          This Mortgage shall be the joint and several obligation of Mortgagor and all of its heirs, devisees, representatives, trustees, successors and assigns, including successors in interest of Mortgagor in and to any part of the Mortgaged Property, and all references in this Mortgage to Mortgagor shall be deemed to include all of the foregoing Persons. This Mortgage shall be assignable by Mortgagee in accordance with the provisions for assignment of the Loans set forth in the Credit Agreement and shall inure to the benefit of Mortgagee, and all of its heirs, successors, substitutes and assigns including, without limitation, (a) any other Eligible Assignee under the terms of the Credit Agreement, and (b) any and all other banks, lending institutions and parties which may participate in the indebtedness evidenced by the Notes or any of them (all such banks, lending institutions and parties who participate in the indebtedness evidenced by the Notes or any of them being referred to herein as the "PARTICIPANTS"). The Participants may, by agreement among them, provide for and regulate the exercise of their rights and remedies hereunder, but Mortgagor and all others shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into any such agreements or the existence of required consents or approvals of the Participants therefor. As used herein, the term "MORTGAGEE" shall mean, at any particular time, any Person holding any interest of Mortgagee hereunder (as provided in and subject to the provisions of Sections 9.5 and 10.1 of the Credit Agreement) at that time including, without limitation, any Eligible Assignee designated as Agent under the Credit Agreement. Any waiver, consent, approval, notification or other action required or permitted to be obtained from or taken by Mortgagee may be obtained from or taken by the agent or agents of Mortgagee appointed from time to time for that purpose. Mortgagor and all others shall be entitled to rely on the waivers, consents, approvals, notifications and other acts of Mortgagee. As of the date of this Mortgage, Mortgagee is the Person identified as Mortgagee in the introductory paragraph of this Mortgage. Notwithstanding any other provision contained herein, if any property interest granted by this Mortgage does not vest on the execution and delivery of this Mortgage, it shall vest, if at all, no later than 20 years and 364 days after the death of the last surviving descendant of Joseph P. Kennedy (the late father of the former President of the United States) who is alive on the execution and delivery of this Mortgage.

       8.13   EXPENSES.
              --------

          The provisions set forth in Section 10.2 of the Credit Agreement are incorporated herein by this reference and shall apply with the same force and effect as if the terms of such section was set forth herein in full.


                                    XXIV-42

      8.14    NONFOREIGN ENTITY.
              -----------------

          Section 1445 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Mortgagee that the withholding of tax will not be required in the event of the disposition of the Premises, or any portion thereof, pursuant to the terms of this Mortgage, Mortgagor hereby certifies, under penalty of perjury, that:

          (i) Mortgagor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder; and

         (ii) Mortgagor's U.S. employer identification number is _______________; and

        (iii)    Mortgagor's principal place of business is [** _______ **].

It is understood that Mortgagee may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Mortgagor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Mortgagee shall reasonably require. The covenant set forth herein shall survive the foreclosure of the Lien of this Mortgage or acceptance of a deed in lieu thereof.

      8.15    PURPOSE OF THE LOANS.
              --------------------

          Mortgagor hereby represents and agrees that the Loans evidenced or guaranteed by the Loan Documents and secured by this Mortgage are being obtained for business or commercial purposes, and the proceeds thereof will not be used for personal, family, residential, household or agricultural purposes.

      8.16    NO JOINT VENTURE OR PARTNERSHIP.
              -------------------------------

          The relationship created hereunder or under the other Loan Documents is that of creditor/debtor. The Lenders individually and collectively, do not owe any fiduciary or special obligation to Mortgagor and/or any of Borrower's partners, agents, or representatives. Nothing herein or in any other Loan Document is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mortgagor, any other Loan Party or Subsidiary thereof and Agent and the Lenders nor to grant the Agent or the Lenders any interest in the Mortgaged Property other than that of mortgagee or lender.


                                    XXIV-43

      8.17    AMENDMENTS AND WAIVERS.
              ----------------------

          No amendment, modification, termination or waiver of any provision of this Mortgage or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Mortgagee. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

      8.18    COVENANTS AND AGREEMENTS RUN WITH LAND.
              --------------------------------------

          All of Mortgagor's covenants and agreements hereunder shall run with the land.

      8.19    STATEMENTS BY MORTGAGOR.
              -----------------------

          Mortgagor shall, within ten (10) days after written notice thereof from Mortgagee, deliver to Mortgagee a written statement stating the outstanding principal amount of the Guarantied Obligations under the Subsidiary Guaranty, any accrued and unpaid interest thereon and any other amounts secured by this Mortgage and stating whether any offset or defense then known to Mortgagor after inquiry exists against such principal and interest.

      8.20    NON-WAIVER.
              ----------

          A. CERTAIN ACTIONS NOT A RELEASE OF MORTGAGOR. Mortgagor shall not be relieved of Mortgagor's obligation to pay and perform the Obligations at the time and in the manner provided in the Subsidiary Guaranty and the other Loan Documents by reason of, and the rights of Mortgagee hereunder shall not be affected by, (i) any failure of Mortgagee to comply with any request of Mortgagor or any guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Subsidiary Guaranty, the Credit Agreement or any other Loan Document, (ii) any release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Obligations, (iii) any alteration, extension, renewal, change, modification, release, amendment, compromise or cancellation, in whole or in part, of any term, covenant or provision of any of the Loan Documents, including any increase or decrease in the principal amount of the Obligations or any increase or decrease in the rate of interest applicable thereto or any extension of time for payment thereof, or (iv) any agreement or stipulation between Mortgagee and any subsequent owner or owners of the Mortgaged Property or other Person extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage, the Subsidiary Guaranty, the Credit Agreement or any other Loan Document, without first having obtained the consent of Mortgagor, and in the latter event, Mortgagor shall continue to be obligated to pay and perform the Obligations at the time and in the manner provided in the Subsidiary Guaranty and the other Loan Documents, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by Mortgagee in writing.


                                    XXIV-44

          B. PRIORITY OVER SUBORDINATE LIENS. Without affecting the liability of any other Person liable for the payment and performance of the Obligations and without affecting the Lien of this Mortgage or of any other Loan Document upon any portion of the Mortgaged Property not then or theretofore released as security for the payment and performance in full of all of the Obligations, from time to time, regardless of consideration and without notice to or consent by the holder of any subordinate Lien, encumbrance, right, title or interest in or to the Mortgaged Property, Mortgagee may, (i) release any persons liable for the payment or performance of the Obligations, (ii) extend the maturity or alter any of the terms of any of the Obligations as provided in the Loan Documents, (iii) modify the interest rate payable on the principal balance of the Obligations as provided in the Loan Documents, (iv) grant other indulgences, (v) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (vi) take or release any other or additional security for the Obligations herein mentioned, or (vii) make compositions or other arrangements with debtors in relation thereto.

      8.21    SURVIVAL OF OBLIGATIONS.
              -----------------------

          This Mortgage shall continue to secure the entire Obligations until the entire Obligations are paid in full or until this Mortgage has been released of record by Mortgagee pursuant to the terms of the Credit Agreement or any of the other Loan Documents.

      8.22    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
              ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MORTGAGOR ARISING OUT OF OR RELATING TO THE SUBSIDIARY GUARANTY, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS MORTGAGE, MORTGAGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

          (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

         (ii)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

        (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO MORTGAGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION
     10.8 OF THE CREDIT AGREEMENT;


                                    XXIV-45

         (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER MORTGAGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (v) AGREES THAT MORTGAGEE RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

         (vi)    AGREES THAT THE PROVISIONS OF THIS SECTION 8.22 RELATING TO
                                                    ------------
     JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

      8.23    WAIVER OF JURY TRIAL.
              --------------------

          EACH OF THE PARTIES TO THIS MORTGAGE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE SUBSIDIARY GUARANTY, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/GUARANTOR RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY AND THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Mortgage and the other Loan Documents, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.23 AND EXECUTED BY EACH OF THE
                                      ------------
PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE CREDIT AGREEMENT OR GUARANTIED UNDER THE SUBSIDIARY GUARANTY. In the event of litigation, this Mortgage may be filed as a written consent to a trial by the court.

                                    XXIV-46

      8.24    MORTGAGEE'S ADDITIONAL RIGHTS.
              -----------------------------

          The provisions of Schedule I attached hereto are made a part hereof.
                            ----------


                                     LXIX.
                    MISCELLANEOUS COVENANTS AND AGREEMENTS

                                  [TO COME.]


       [ THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY ]


                                    XXIV-47

          IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED.


                         Mortgagor:
                         ---------

                         [** SEALY OWNERSHIP ENTITY **],
                         a _____________

                         By:



                              By:



                                    By:______________________________________
                                      Name:
                                      Title:

     STATE OF NEW YORK   )
                         ) SS.:
     COUNTY OF NEW YORK  )

     ON THE ____ DAY OF ___________ IN THE YEAR 1997 BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED __________________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUALS WHOSE NAMES ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT THEY EXECUTED THE SAME IN THEIR CAPACITIES, AND THAT BY THEIR SIGNATURES ON THE INSTRUMENT, THE INDIVIDUALS EXECUTED THE INSTRUMENT.


     __________________________________________________
     (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING
     ACKNOWLEDGEMENT)



     STATE OF NEW YORK   )
                         ) SS.:
     COUNTY OF NEW YORK  )

     ON THE ____ DAY OF __________ IN THE YEAR 1997 BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED ______________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL WHOSE NAME IS SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME IN HIS CAPACITY, AND THAT BY HIS SIGNATURE ON THE INSTRUMENT, THE INDIVIDUAL EXECUTED THE INSTRUMENT.


     __________________________________________________
     (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING

                                   EXHIBIT A
                                   ---------

                           LEGAL DESCRIPTION OF LAND

The Name of the Record Owner of the Land is [** SEALY OWNERSHIP ENTITY. **]

                 [See Attached Page(s) for Legal Description]







                                   Exh. A-1

                                   EXHIBIT B
                                   ---------

                 DESCRIPTION OF ADDITIONAL MORTGAGED PROPERTY


   All of Mortgagor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Mortgagor now has or hereafter acquires an interest, now or hereafter located upon or attached to or to be incorporated in (regardless of where located) the Premises or appurtenant thereto, or used or to be used in connection with the present or future use, construction upon, leasing, sale, operation or occupancy of the Premises:

        (1) all right, title and interest of Mortgagor in and to all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on the Premises, including all Materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof, owned or to be owned by Mortgagor or in which Mortgagor has or shall acquire an interest, to the extent of Mortgagor's interest therein (all of the foregoing being referred to herein, collectively, as the "IMPROVEMENTS");

        (2) all supplies and materials in which Mortgagor has an interest arising in conjunction with Mortgagor's ownership or operation of the Premises, including any supplies or materials intended for incorporation or installation in the Improvements, prior to the time the same are so incorporated or installed, including building materials and components (all of the foregoing being referred to herein, collectively, as the "MATERIALS");

        (3) all equipment, machinery, apparatus, fittings, fixtures, furniture, furnishings and articles of personal property of every kind and nature whatsoever owned or leased (but only to the extent Mortgagor can grant to Mortgagee a security interest therein without breaching the terms of such lease) now or in the future by Mortgagor, and either located upon the Premises, or any part thereof, or used in connection with the present use, maintenance, operation or occupancy of the Improvements as a manufacturing plant and/or warehouse or any other future occupancy or use of the Improvements, including all heating, lighting, laundry, incinerating, compacting, loading, unloading, landscaping, garage and power equipment and supplies, tools, engines, pipes, pumps, tanks, motors, generators, conduits, switchboards, plumbing, fittings, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, rack and shelving systems, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, carpeting, computers, software, telephone switchboards, partitions, ducts, compressors, cables, boilers, stokers, furnaces, tables, desks, chairs, telephones, bathroom fixtures, cleaning equipment and supplies, and all additions, substitutions and



                                   Exh. B-1
   replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all of Mortgagor's present and future "goods", "equipment" and "fixtures" (as such terms are defined in the Uniform Commercial Code) and other personal property, including without limitation any such personal property and fixtures which are leased (but only to the extent Mortgagor can grant to Mortgagee a security interest therein without breaching the terms of such lease), and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto (all of the foregoing being referred to herein, collectively, as the "EQUIPMENT");


                                   Exh. B-2

        (4) all right, title and interest now owned or hereafter acquired by Mortgagor in and to all options and rights of first refusal to purchase or lease any Mortgaged Property or any portion thereof or interest therein, and in and to any greater estate in the Premises or any other part of any Mortgaged Property including, but not limited to all rights of first refusal to purchase the fee estate in the Land (all of the foregoing being referred to herein as the "OPTIONS");

        (5) all the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to any Mortgaged Property, and to commence any action or proceeding to protect the interest of Mortgagor in any Mortgaged Property (collectively, the "PROCEEDING
   RIGHTS");

        (6) subject to the terms of the Credit Agreement, all of Mortgagor's right and power to encumber further any Mortgaged Property or any part thereof (the "ENCUMBRANCE RIGHTS");

        (7) all rights, titles, interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Premises or in and to any greater estate in the Premises or in and to any greater estate in any Mortgaged Property (the "GREATER ESTATE RIGHTS");

        (8) all prepaid rent and security deposits and all other security which the lessor under any ground lease may hold now or later for the performance of Mortgagor's obligations as the lessee under any such ground lease ("SECURITY DEPOSITS");

        (9) subject to the terms of Section 6.4 of the Credit Agreement, all insurance policies and the proceeds thereof, now or hereafter in effect with respect to the Premises or any other Mortgaged Property, including, without limitation, any and all title insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under insurance policies, and all awards made for any taking of or damage to all or any part of the Premises or any other Mortgaged Property by eminent domain, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of any Mortgaged Property into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of any Mortgaged Property or any part thereof for any injury to or decrease in the value thereof for any reason (collectively, the "INSURANCE/CONDEMNATION PROCEEDS");

        (10) all right, title and interest of Mortgagor as landlord in and to all leaseholds and all leases, subleases, licenses, franchises, concessions or grants of other possessory interests, tenancies, and any other agreements affecting the use, possession or occupancy of the Premises (or any other part of any Mortgaged Property) or any part thereof, whether now or


                                   Exh. B-3
   hereafter existing or entered into (including, without limitation, any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Premises (or any other part of any Mortgaged Property)) and all amendments, modifications, supplements, extensions or renewals thereof, and all guaranties thereof or of leasing commissions, whether now or hereafter existing and all amendments, modifications, supplements, extensions or renewals thereof, (all of the foregoing being collectively referred to as the "LEASES"), and all rents, issues, profits, royalties (including all oil and gas or other hydrocarbon substances), earnings, receipts, revenues, accounts, accounts receivable, security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, including, without limitation, fixed, additional and percentage rents, vending receipts, service charges, telephone charges, and all other fees, charges, accounts and other payments for the use or occupancy of facilities and/or the services rendered and goods provided in connection therewith, and all operating expense reimbursements, reimbursements for increases in taxes, sums paid by tenants to Mortgagor to reimburse Mortgagor for amounts originally paid or to be paid by Mortgagor or Mortgagor's agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of the Premises or otherwise due and payable or to become due and payable as a result of any ownership, use, possession, occupancy or operation thereof and/or services rendered, goods provided and business conducted in connection therewith (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Premises and all claims as a creditor in connection with any of the foregoing) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from the Premises or any other portion of any Mortgaged Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (all of the foregoing being referred to collectively, as the "RENTS") and the right to receive and apply the Rents to the payment of the Obligations, subject to the right hereinafter given to Mortgagor to collect the Rents;

        (11) the right to enforce, whether at law or in equity or by any other means, all terms, covenants and provisions of the Leases (collectively, the "LEASE PROVISIONS");


                                   Exh. B-4

        (12) all impounds paid by Mortgagor pursuant to the provisions of the Mortgage and all refunds or rebates of real and personal property taxes or charges in lieu of taxes, heretofore or now or hereafter assessed or levied against the Premises or any other part of any Mortgaged Property, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term hereof (collectively, the "REFUNDS");

        (13) any loan commitment for financing of the Improvements, including refinancing of any existing loans, and all amounts to be advanced to or on behalf of Mortgagor thereunder (collectively, the "FINANCING COMMITMENTS");

        (14) all motor vehicle equipment in all of its forms, wherever located, now or hereafter existing (including, but not limited to, all trucks, tractors, trailers, forklifts and automobiles), and all parts thereof (whether or not at any time of determination incorporated or installed therein or attached thereto, and including, without limitation, spare parts and tires), and all additions and accessions to, and replacements for, any of the foregoing Mortgaged Property (any and all such motor vehicle equipment, parts, additions, accessions and replacements being the "ROLLING STOCK");

        (15) any and all accounts receivable and rights to payment for use or occupancy of space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements (including the use or occupancy thereof) or any other facility on the Premises, including, without limitation, (a) all accounts arising from the operation of any Improvements (specifically including any accounts receivable) and (b) all rights to receive payment under Leases, all substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom (all of the foregoing being referred to herein, collectively, as the "PAYMENT RIGHTS");

        (16) subject to the terms of the Credit Agreement, all accounts, goods, contract rights, chattel paper, documents, instruments, general intangibles, accounts receivable, other rights to payment of any nature and other rights and obligations of any kind and all rights in, to and under all security agreements, pledges, chattel mortgages, leases and other contracts securing or otherwise relating to any such accounts, goods, contract rights, chattel paper, documents, instruments, general intangibles, accounts receivable, other rights to payment of any nature or other obligations (any and all such accounts, goods, contract rights, chattel paper, documents, instruments, general intangibles, accounts receivable, other rights to payment of any nature and other obligations, together with the Payment Rights being the "ACCOUNTS", and any and all such security agreements, pledges, chattel mortgages, leases and other contracts being the "RELATED CONTRACTS");


                                   Exh. B-5

        (17) all franchise agreements, management agreements, agreements for the acquisition of the Mortgaged Property or any portion thereof, license agreements and all similar future agreements, as each such agreement may be amended, supplemented, replaced or otherwise modified from time to time (said agreements, as so amended, supplemented, replaced or otherwise modified, being referred to herein individually as an "ASSIGNED RELATED AGREEMENT" and collectively as the "ASSIGNED RELATED AGREEMENTS"), including without limitation (i) all rights of Mortgagor to receive moneys due or to become due under or pursuant to the Assigned Related Agreements, (ii) all rights of Mortgagor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Related Agreements, (iii) all claims of Mortgagor for damages arising out of any breach of or default under the Assigned Related Agreements, and (iv) all rights of Mortgagor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Related Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

        (18) all abstracts of title, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, studies, reports, appraisals, architectural, engineering and construction drawings and contracts, or whatever kind or character, whether now or hereafter existing, relating to the Premises (all of the foregoing being referred to herein as the "SPECIFICATIONS");

        (19) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Mortgaged Property or are otherwise necessary or helpful in the collection thereof or realization thereupon (collectively, the "RECORDS");

        (20) at such times and to the extent the granting of a security interest therein is permitted by Applicable Law, all approvals, authorizations, building permits, certifications, entitlements, exemptions, franchises, licenses, orders, variances, plat plan approvals, environmental approvals (including, without limitation, an environmental impact statement or report if required under Applicable Law), air pollution authorities to construct and permits to operate, sewer and waste discharge permits, national pollutant discharge elimination system permits, water permits, zoning and land use entitlements and all other permits, whether now existing or hereafter issued to or obtained by or on behalf of Mortgagor, that relate to or concern in any way the Premises and are given or issued by any governmental or quasi-governmental authority, whether now existing or hereafter created (as the same may be amended, modified, renewed or extended from time to time, and including all substitutions and replacements therefor) (collectively, the "PERMITS");

        (21) subject to the terms of the Credit Agreement, all proceeds, products, rents and profits of or from any and all of the foregoing Mortgaged Property and, to the extent not


                                   Exh. B-6
   otherwise included, all payments under insurance (whether or not Mortgagee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Mortgaged Property. For purposes hereof, the term "PROCEEDS" includes whatever is receivable or received when Mortgaged Property or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary;

provided, however, that in no event shall the Mortgaged Property include, and no
--------  -------
Mortgagor shall be deemed to have granted a security interest in, any of Mortgagor's rights or interests in any agreement to which Mortgagor is a party or any of its rights or interests thereunder to the extent but only to the extent that such a grant would result in a breach of the terms of, or constitute a default under, any such agreement, and the other party to such agreement has not consented to the granting of such security interest in such agreement (other than to the extent that any such term would be rendered ineffective pursuant to
Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other Applicable Law (including the Bankruptcy Code) or principles of equity); and provided further, that immediately upon the ineffectiveness, lapse
             -------- -------
or termination of any such provision, the Mortgaged Property shall include and Mortgagor shall be deemed to have granted a security interest in, all such rights or interests in the applicable Mortgaged Property as if such provision had never been in effect.

The term "Premises" means the Premises described in the Mortgage to which this Exhibit B is attached.
---------


                                   Exh. B-7

                                   EXHIBIT C
                                   ---------

                                UCC INFORMATION


DEBTOR:
------
Name:                      [** Sealy Ownership Entity **]
Corporate Structure:
Notice Address:


Principal Place of Business:



SECURED PARTY:
-------------



Secured Party acts as Agent for the Lenders (the "LENDERS") party from time to time to the Credit Agreement dated as of even date herewith among [** _____ **] the Lenders and Secured Party, as it may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time. Information regarding the security interest held by the Lenders, for which Secured Party acts as Agent, may be obtained by contacting Secured Party at the address set forth above.



                                   Exh. C-8

                                  SCHEDULE I

                         MORTGAGEE'S ADDITIONAL RIGHTS

                                   [To Come]



                                    Sch.I-1

                                  EXHIBIT XXV

                     [FORM OF COLLATERAL ACCESS AGREEMENT]


RECORDING REQUESTED BY:
O'Melveny & Myers LLP

AND WHEN RECORDED MAIL TO:

O'Melveny & Myers LLP
153 East 53rd Street
New York, New York 10022
Attn:  _____________________

Re:  [Name of Company]
--------------------------------------------------------------------------------
                                 Space above this line for recorder's use only



              REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT


       This REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT (this "AGREEMENT") is dated as of ___________, [199_][200_] and entered into by _________________________, a ____________________ ("REAL PROPERTY HOLDER"), to
and for the benefit of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a ___________________ having offices at ______________________________
("ADMINISTRATIVE AGENT"), as administrative agent for the financial institutions ("LENDERS") which are or may hereafter become parties to the Credit Agreement (as hereinafter defined).

                                R E C I T A L S
                                - - - - - - - -

             9.1 ____________________, a _______________ corporation
("COMPANY"), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "PREMISES").
             ---------

             9.2 Company's interest in the Premises [arises under the lease agreement (the "LEASE")][is subject to the [mortgage][deed of trust] (the "MORTGAGE")] more particularly described on Exhibit B annexed hereto,
                                            ---------
pursuant to which Real Property Holder has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises.

                                    Sch.I-1

            9.3 Administrative Agent and Lenders have entered into that certain Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with [Company], [Sealy Mattress Company, an Ohio corporation of which Company is a subsidiary ("BORROWER")], Sealy Corporation, a Delaware corporation ("HOLDINGS"), and Company has executed [a guaranty,] a security agreement and other collateral documents in relation to the Credit Agreement.

            9.4 [Company's guaranty of] the extensions of credit made by Lenders to [Company] [Borrower] under the Credit Agreement will be secured, in part, by all raw materials, work-in-process and finished goods inventory of Company (including, without limitation, all inventory of Company now or hereafter located on the Premises (the "INVENTORY")) and all equipment, machinery and other goods used in Company's business (including, without limitation, all equipment of Company now or hereafter located on the Premises (the "EQUIPMENT" and, together with the Inventory, the "COLLATERAL")).

            9.5 Administrative Agent has requested that Real Property Holder execute this Agreement as a condition to the extension of credit to [Company] [Borrower] under the Credit Agreement.

       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Real Property Holder hereby represents and warrants to, and covenants and agrees with, Administrative Agent as follows:

       1. Real Property Holder hereby (a) waives and releases unto Administrative Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Real Property Holder against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Administrative Agent in respect thereof. Real Property Holder acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

       2. Real Property Holder certifies that (a) Real Property Holder is the [landlord under the Lease][beneficiary under the Mortgage], (b) the [Lease][Mortgage] is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c)
                                                 ---------
there is no defense, offset, claim or counterclaim by or in favor of Real Property Holder against Company under the [Lease][Mortgage] or against the obligations of Real Property Holder under the [Lease][Mortgage], (d) no notice of default has been given under or in connection with the [Lease][Mortgage] which has not been cured, and Real Property Holder has no knowledge of

                                    Sch.I-2
the occurrence of any other default under or in connection with the [Lease][Mortgage], and (e) except as disclosed to Administrative Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

       3. Real Property Holder consents to the installation or placement of the Collateral on the Premises, and Real Property Holder grants to Administrative Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Administrative Agent hereby agrees to indemnify, defend and hold Real Property Holder harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Real Property Holder caused solely by Administrative Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include, without limitation, any damage to the Premises made by Administrative Agent in severing and/or removing the Collateral therefrom.

       4. Real Property Holder agrees that it will not prevent Administrative Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Real Property Holder has the right to, and desires to, obtain possession of the Premises [(either through expiration of the Lease or termination thereof due to the default of Company thereunder)] [(through the exercise of its rights under the Mortgage upon a default by Company thereunder)], Real Property Holder will deliver notice (the "REAL PROPERTY HOLDER'S NOTICE") to Administrative Agent to that effect.
Within the 45 day period after Administrative Agent receives the Real Property Holder's Notice, Administrative Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Real Property Holder will not remove the Collateral from the Premises nor interfere with Administrative Agent's actions in removing the Collateral from the Premises or Administrative Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Administrative Agent shall at no time have any obligation to remove the Collateral from the Premises.

       5. Real Property Holder shall send to Administrative Agent a copy of any notice of default under the [Lease][Mortgage] sent by Real Property Holder to Company. In addition, Real Property Holder shall send to Administrative Agent a copy of any notice received by Real Property Holder of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Real Property Holder is a party which may affect Company's rights in, or possession of, the Premises.

       6. All notices to Administrative Agent under this Agreement shall be in writing and sent to Administrative Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

                                    Sch.I-3

       7. The provisions of this Agreement shall continue in effect until Real Property Holder shall have received Administrative Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

       8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of ___________, without regard to conflicts of laws principles.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                               [NAME OF REAL PROPERTY HOLDER]



                               By: _________________________________
                                   Name:
                                   Title:


       By its acceptance hereof, as of the day and year first set forth above, Administrative Agent agrees to be bound by the provisions hereof.


                               MORGAN GUARANTY TRUST COMPANY OF
                               NEW YORK, as Administrative Agent



                               By: _________________________________
                                   Name:
                                   Title:

                                    Sch.I-4

                                   EXHIBIT A
                                   ---------

                         LEGAL DESCRIPTION OF PREMISES




                                    Sch.I-5

                                   EXHIBIT B
                                   ---------

                       DESCRIPTION OF [LEASE] [MORTGAGE]



                                    Sch.I-6

                                  EXHIBIT XXV

                     [FORM OF COLLATERAL ACCESS AGREEMENT]


RECORDING REQUESTED BY:
O'Melveny & Myers LLP

AND WHEN RECORDED MAIL TO:

O'Melveny & Myers LLP
153 East 53rd Street
New York, New York 10022
Attn:  _____________________

Re:  [Name of Company]
-------------------------------------------------------------------------------
                                 Space above this line for recorder's use only



              REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT


       This REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT (this "AGREEMENT") is dated as of ___________, [199_][200_] and entered into by _________________________, a ____________________ ("REAL PROPERTY HOLDER"), to
and for the benefit of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a ___________________ having offices at ______________________________
("ADMINISTRATIVE AGENT"), as administrative agent for the financial institutions ("LENDERS") which are or may hereafter become parties to the Credit Agreement (as hereinafter defined).

                                R E C I T A L S
                                - - - - - - - -


        9.1    ____________________, a _______________ corporation
("COMPANY"), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "PREMISES").
             ---------

        9.2 Company's interest in the Premises [arises under the lease agreement (the "LEASE")][is subject to the [mortgage][deed of trust] (the "MORTGAGE")] more particularly described on Exhibit B annexed hereto,
                                            ---------
pursuant to which Real Property Holder has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises.

        9.3 Administrative Agent and Lenders have entered into that certain Credit Agreement dated as of December 18, 1997 (said Credit Agreement, as amended, supplemented

                                     XXV-1
or otherwise modified from time to time, being the "CREDIT AGREEMENT") with [Company], [Sealy Mattress Company, an Ohio corporation of which Company is a subsidiary ("BORROWER")], Sealy Corporation, a Delaware corporation ("HOLDINGS"), and Company has executed [a guaranty,] a security agreement and other collateral documents in relation to the Credit Agreement.

        9.4 [Company's guaranty of] the extensions of credit made by Lenders to [Company] [Borrower] under the Credit Agreement will be secured, in part, by all raw materials, work-in-process and finished goods inventory of Company (including, without limitation, all inventory of Company now or hereafter located on the Premises (the "INVENTORY")) and all equipment, machinery and other goods used in Company's business (including, without limitation, all equipment of Company now or hereafter located on the Premises (the "EQUIPMENT" and, together with the Inventory, the "COLLATERAL")).

        9.5 Administrative Agent has requested that Real Property Holder execute this Agreement as a condition to the extension of credit to [Company] [Borrower] under the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Real Property Holder hereby represents and warrants to, and covenants and agrees with, Administrative Agent as follows:

        1. Real Property Holder hereby (a) waives and releases unto Administrative Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Real Property Holder against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Administrative Agent in respect thereof. Real Property Holder acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

        2. Real Property Holder certifies that (a) Real Property Holder is the [landlord under the Lease][beneficiary under the Mortgage], (b) the [Lease][Mortgage] is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c)
                                                 ---------
there is no defense, offset, claim or counterclaim by or in favor of Real Property Holder against Company under the [Lease][Mortgage] or against the obligations of Real Property Holder under the [Lease][Mortgage], (d) no notice of default has been given under or in connection with the [Lease][Mortgage] which has not been cured, and Real Property Holder has no knowledge of the occurrence of any other default under or in connection with the [Lease][Mortgage], and (e) except as disclosed to Administrative Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

                                    XXV-2

       3. Real Property Holder consents to the installation or placement of the Collateral on the Premises, and Real Property Holder grants to Administrative Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Administrative Agent hereby agrees to indemnify, defend and hold Real Property Holder harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Real Property Holder caused solely by Administrative Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include, without limitation, any damage to the Premises made by Administrative Agent in severing and/or removing the Collateral therefrom.

       4. Real Property Holder agrees that it will not prevent Administrative Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Real Property Holder has the right to, and desires to, obtain possession of the Premises [(either through expiration of the Lease or termination thereof due to the default of Company thereunder)] [(through the exercise of its rights under the Mortgage upon a default by Company thereunder)], Real Property Holder will deliver notice (the "REAL PROPERTY HOLDER'S NOTICE") to Administrative Agent to that effect.
Within the 45 day period after Administrative Agent receives the Real Property Holder's Notice, Administrative Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Real Property Holder will not remove the Collateral from the Premises nor interfere with Administrative Agent's actions in removing the Collateral from the Premises or Administrative Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Administrative Agent shall at no time have any obligation to remove the Collateral from the Premises.

       5. Real Property Holder shall send to Administrative Agent a copy of any notice of default under the [Lease][Mortgage] sent by Real Property Holder to Company. In addition, Real Property Holder shall send to Administrative Agent a copy of any notice received by Real Property Holder of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Real Property Holder is a party which may affect Company's rights in, or possession of, the Premises.

       6. All notices to Administrative Agent under this Agreement shall be in writing and sent to Administrative Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

       7. The provisions of this Agreement shall continue in effect until Real Property Holder shall have received Administrative Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

       8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of ___________, without regard to conflicts of laws principles.

                                     XXV-3

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                               [NAME OF REAL PROPERTY HOLDER]



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


       By its acceptance hereof, as of the day and year first set forth above, Administrative Agent agrees to be bound by the provisions hereof.


                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK, as Administrative Agent



                               By:
                                   -----------------------------
                                   Name:
                                   Title:



                                     XXV-4

                                   EXHIBIT A
                                   ---------

                         LEGAL DESCRIPTION OF PREMISES


                                     XXV-5

                                   EXHIBIT B
                                   ---------

                       DESCRIPTION OF [LEASE] [MORTGAGE]

                                     XXV-6

                                  EXHIBIT XXVI

                       [FORM OF SUBORDINATION PROVISIONS]



     "INDEBTEDNESS" means (i) all obligations for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations contingent or otherwise in connection with acceptance, letter of credit or similar facilities, but excluding any such obligations incurred under ERISA and any accrued expenses or trade payables, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any sale and leaseback arrangement, conditional sale or other title retention agreement with respect to property owned or acquired (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all rental obligations under capital leases to the extent not included in clause (iii) above to the extent properly classified as a liability on a balance sheet in conformity with GAAP, (v) all guarantees (direct or indirect) to the extent properly classified as a liability on a balance sheet in conformity with GAAP, all contingent reimbursement obligations under undrawn letters of credit and all other contingent obligations in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others and (vi) indebtedness of others secured by any lien upon property, whether or not assumed, but only to the extent of the lesser of such property's fair market value and the stated amount of such obligation.

     "PERSON" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "SENIOR AGENT" shall mean Morgan Guaranty Trust Company of New York, as Administrative Agent for the Lenders under the Senior Credit Agreements, and its successors in such capacity, or if there is then no acting Administrative Agent under the Senior Credit Agreements, financial institutions holding a majority in principal amount of the Senior Debt outstanding thereunder.

     "SENIOR CREDIT AGREEMENTS" shall mean, collectively, (i) the Credit Agreement dated as of December 18, 1997 and (ii) the AXEL Credit Agreement dated as of December 18, 1997, in each case by and among the Borrower, Sealy Corporation, the financial institutions listed therein as Lenders, Senior Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and Bankers Trust Company, as Documentation Agent, as each such agreement has heretofore been and may hereafter be amended, restated, modified or supplemented from time to time, together with any credit agreement or similar document from time to time executed by the Borrower to evidence any Refinancing (as defined in the definition of Senior Indebtedness) or successive Refinancings.

     "SENIOR DEBT DOCUMENTS" shall mean the Senior Credit Agreements and all other documents and instruments delivered or filed in connection with the creation or incurrence of any Senior Indebtedness (including, without limitation, the promissory notes, guaranties, security agreements, pledge agreements and mortgages executed and delivered by the Borrower, Sealy Corporation and the subsidiaries of the Borrower in respect of the Obligations under the Senior Credit Agreements).

     "SENIOR INDEBTEDNESS" shall mean (i) all Obligations (as defined in the Senior Credit Agreements) now or hereafter incurred pursuant to and in accordance with the terms of the Senior Debt Documents, (ii) any additional Indebtedness incurred under or pursuant to the Senior Credit Agreements and the other Senior Debt Documents whether such Obligations or additional Indebtedness involve principal prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding), indemnities (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen after all other Obligations have been repaid in full and all commitments to lend thereunder have terminated) or reimbursement of fees, expenses or other amounts, and (iii) any indebtedness incurred (other than those not due and payable when all other Obligations have been repaid and Commitments are terminated) for the purpose of refinancing, restructuring, extending or renewing (collectively, "REFINANCING") the obligations of the Borrower under the Senior Credit Agreements as set forth in clauses (i) and (ii) above.

     "SENIOR LENDERS" shall mean the financial institutions party to either of the Senior Credit Agreements as "Lenders" from time to time.

     1.   SUBORDINATION.

     (a) Agreement to Subordinate. The Borrower and, by its acceptance hereof,
         ------------------------
each Holder agree that the indebtedness of the Borrower evidenced by this Note, whether for principal, interest on any other amount payable under or in respect hereof and all rights or claims arising out of or associated with such Indebtedness (the "SUBORDINATED OBLIGATIONS"), shall be junior and subordinate in right of payment to the prior payment in full in cash of all Senior Indebtedness, in accordance with the provisions of this Section X. Each holder of Senior Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the agreements of the Borrower and the holder of this Note contained in this Section X. The provisions of this Section X shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Borrower. Any provision of this Note to the contrary notwithstanding, the Borrower shall not make, and no Holder shall accept, any payment or prepayment of principal, or prepayment of other amounts due thereunder, of any kind whatsoever (including without limitation by distribution of assets, set off, exchange or any other manner) with respect to the Subordinated Obligations at any time when any of the Senior Indebtedness remains outstanding. Holder may receive interest payments in respect of the Subordinated Obligations in accordance with the terms of this Note except to the extent and at the times prohibited or restricted by the provisions of this Section X. In no event shall the Holder commence any action or proceeding to contest the provisions of this Section X or the priority of the Liens (as defined in the Senior Credit Agreements) granted to the holders of the Senior Indebtedness by the Borrower. No Holder shall take, accept or receive any collateral security from the Borrower for the payment of the Subordinated Obligations.

     (b)  Liquidation Dissolution. Bankruptcy. In the event of any insolvency,
          -----------------------------------
bankruptcy, dissolution, winding up, liquidation, arrangement, reorganization, marshalling of assets or liabilities, composition, assignment for the benefit of creditors or other similar proceedings relating to the Borrower, its debts, its property or its operations, whether voluntary or involuntary, including, without limitation the filing of any petition or the taking of any action to commence any of the foregoing (which, in the case of action by a third party, is not dismissed within 60 days) (a "BANKRUPTCY EVENT"), all Senior Indebtedness shall first be paid in full in cash or other immediately available funds before Holder shall be entitled to receive or retain any payment or distribution of assets of the Borrower with respect to any Subordinated Obligations. In the event of any such Bankruptcy Event, any payment or distribution of assets to which Holder would be entitled if the Subordinated Obligations were not subordinated to the Senior Indebtedness in accordance with this Section X, whether in cash, property, securities or otherwise, shall be paid or delivered by the debtor, custodian, trustee or agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the Senior Agent on behalf of the holders of the Senior Indebtedness for application to the payment of the Senior Indebtedness remaining unpaid, to the extent necessary to make payment in full in cash or other immediately available funds of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.

     (c)  No Payments with Respect to Subordinated Obligations in Certain
          ---------------------------------------------------------------
          Cicumstances.
          ------------

          (i) In circumstances in which Section X(b) is not applicable, no payment of any nature (including, without limitation, any distribution of assets) in respect of the Subordinated Obligations (including, without limitation, pursuant to any judgment with respect thereto or on account of the purchase or redemption or other acquisition of Subordinated Obligations, by set off, prepayment exchange or other manner) shall be made by or on behalf of the Borrower if, at the time of such payment:

               (A) a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Senior Indebtedness (whether of principal, interest or any other amount with respect thereto) shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

               (B) subject to the last sentence of this Section X(c), (x) the Borrower shall have received notice from the Senior Agent or the Lenders of the occurrence of one or more Events of Default (as defined in either of the Senior Credit Agreement) in respect of any Senior Indebtedness (other than payment defaults described in Section X(c)(i)(A) above), (y) each such Event of Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents, and (z) 180 days shall not have elapsed since the date such notice was received.

               The Borrower may resume payments (and may make any payments missed due to the application of Section X(c)(i) in respect of the Subordinated Obligations or any judgment with respect thereto:

               (A) in the case of a default referred to in clause (A) of this
     Section X(c)(i), upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents; or

               (B) in the case of an Event of Default or Events of Default referred to in clause (B) of this Section X(c)(i), upon the earlier to occur of (1) the cure or waiver of all such Events of Default in accordance with the terms of the Senior Debt Documents, or (2) the expiration of such period of 180 days.

          (ii) Following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be paid in full in cash, or provision for such payment shall be made in a manner reasonably satisfactory to the holders of the Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Obligations.

          (iii) The Borrower shall give prompt written notice to the Holder of
(i) any default in respect of Senior Obligations referred to in Section X(c)(i)(A) and (ii) any notice of the type described in Section X(c)(i)(B) from the Senior Agent.

     (d) When Distribution Must Be Paid Over. In the event that Holder shall
         -----------------------------------
receive any payment or distribution of assets that Holder is not entitled to receive or retain under the provisions of this Note, Holder shall hold any amount so received in trust for the holders of Senior Indebtedness, shall segregate such assets from other assets held by Holder and shall forthwith turn over such payment or distribution (without liability for interest thereon) to the Senior Agent on behalf of the holders of Senior Indebtedness in the form received (with any necessary endorsement) to be applied to Senior Indebtedness.

     (e) Exercise of Remedies. So long as any Senior Indebtedness is outstanding
         --------------------
(including any loans, any letters of credit, any commitments to lend or any lender guarantees), Holder (solely in its capacity as a holder of this Note) shall not exercise any rights or remedies with respect to an Event of Default under this Note, including, without limitation, any action (l) to demand or sue for collection of amounts payable hereunder, (2) to accelerate the principal of this Note, or (3) to commence or join with any other creditor (other than the holder of a majority in principal amount of the Senior Indebtedness) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event prior to the earlier of:

               (A) the payment in full in cash or other immediately available funds of all Senior Indebtedness;

               (B) the initiation of a proceeding (other than a proceeding prohibited by clause (3) of this Section X(e)) in connection with or premised upon the occurrence of a Bankruptcy Event;

               (C) the expiration of 180 days immediately following the receipt by the Senior Agent of notice of the occurrence of such Event of Default from the Holder; and

               (D) the acceleration of the maturity of the Senior Indebtedness;

provided, however, that if, with respect to (B) and (D) above, such proceeding or acceleration, respectively, is rescinded, or with respect to (C) above, during such 180-day period such Event of Default has been cured or waived, the prohibition against taking the actions described in this Section X(e) shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable. In all events, unless an event described in clause (A), (B) or (D) above has occurred and not been rescinded, the Holder shall give thirty (30) days prior written notice to the Senior Agent before taking any action described in this Section X(e), which notice shall describe with specificity the action that the Holder in good faith intends to take.

     (f) Acceleration of Payment of Note. If this Note is declared due and
         -------------------------------
payable prior to the Maturity Date, no direct or indirect payment that is due solely by reason of such declaration shall be made, nor shall application be made of any distribution of assets of the Borrower (whether by set off or in any other manner, including, without limitation, from or by way of collateral) to the payment, purchase or other acquisition or retirement of this Note, unless, in either case, (i) all amounts due or to become due on or in respect of the Senior Indebtedness (including with respect to any outstanding letters of credit) shall have been previously paid in full in cash or other immediately available funds or in any other manner satisfactory to all holders of such Senior Indebtedness, (ii) all commitments to lend under Senior Indebtedness shall have been terminated and (iii) all guarantees constituting Senior Indebtedness shall have been terminated.

     (g) Proceedings Against Borrower. So long as any Senior Indebtedness
         ----------------------------
is outstanding (including any loans, any commitments to lend or open lender guarantees or any lender guarantees, Holder (solely in its capacity as a holder of this Note) shall not commence any bankruptcy, insolvency, reorganization or other similar proceeding against Borrower.

     (h) Amending Senior Indebtedness. Any holder of Senior Indebtedness
         ----------------------------
may, at any time and from time to time, without the consent of or notice to Holder (i) modify or amend the terms of the Senior Indebtedness, (ii) sell, exchange, release, fail to perfect a lien on or a security interest in or otherwise in any manner deal with or apply any property pledged or mortgaged to secure, or otherwise securing, Senior Indebtedness, (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness, (iv) exercise or refrain from exercising any rights against Borrower or any other person, (v) apply any sums by whomever paid or however realized to Senior Indebtedness or (vi) take any other action that might be deemed to impair in any way the rights of the holder of this Note. Any and all of such actions may be taken by the holders of Senior Indebtedness without incurring responsibility to Holder and without impairing or releasing the obligations of Holder to the holders of Senior Indebtedness.

     (i) Certain Rights in Bankruptcy. Holder hereby irrevocably authorizes
         ----------------------------
and empowers each holder of Senior Indebtedness (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions under the terms of this Note, to file and prove all claims (including claims in bankruptcy) relating to this Note, to exercise any right to vote arising with respect to this Note and any claims hereunder in any bankruptcy, insolvency or similar proceeding and take any and all other actions in the name of Holder (solely in its capacity as a holder of this Note), as such holder of Senior Indebtedness determines to be necessary or appropriate.

     (j) Subrogation. No payment or distribution to any holder of Senior
         -----------
Indebtedness pursuant to the provisions of this Note shall entitle Holder to exercise any right of subrogation in respect thereof until (i)(x) all Senior Indebtedness shall have been paid in full in cash or other immediately available funds or in any other manner satisfactory to all holders of Senior Indebtedness,
(y) all commitments to lend under Senior Indebtedness shall have been terminated and (z) all guarantees constituting Senior Indebtedness shall have been terminated or (ii) all holders of Senior Indebtedness have consented in writing to the taking of such action.

     (k) Relative Rights. The provisions of this Section X are for the benefit
         ---------------
of the holders of Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against Holder. Holder acknowledges and agrees that any breach of the provisions of this Section X will cause irreparable harm for which the payment of monetary damages may be inadequate. For this reason, Holder agrees that, in addition to any remedies at law or equity to which a holder of the Senior Indebtedness may be entitled, a holder of the Senior Indebtedness will be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Section X and/or to compel specific performance of such provisions. The provisions of this Section X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made. The provisions of this
Section X are not intended to impair and shall not impair as between Borrower and Holder, the obligation of Borrower, which is absolute and unconditional, to pay Holder all amounts owing under this Note.

     (l) Reliance on Orders and Decrees. Subject to the provisions of Section
         ------------------------------
X(d) hereof, upon any payment or distribution of assets of Borrower, whether in cash, property, securities or otherwise, Holder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to Holder for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section X.

                                                               EXHIBIT 10.5.SCHA

                                SCHEDULE 1.1(i)

                              ADDBACKS TO EBITI)A
                              -------------------


Without duplication:

(i) MIS Upgrade Expenditures, Year 2000 Expenditures, EITF 97-13 Expenditures and Other MIS Expenditures, in each case to the extent deducted in determining Consolidated Net Income;

(ii) any bad debt and factoring losses incurred specifically with respect to the bankruptcy of Montgomery Ward;

(iii) items classified as unusual or nonrecurring gains and losses (including restructuring costs, severance and relocation costs, any one-time expenses related to (or resulting from) any merger, recapitalization or Permitted Acquisition);

(iv) one-time compensation charges, including any arising from any recapitalization of Holdings' special bonus program or existing stock options, performance share or restricted stock plans resulting from any merger or recapitalization transaction or expensed in any period prior to the consummation of the Merger;

(v) non-recurring cash restructuring charges incurred in connection with the Recapitalization Transactions and related transactions to the extent deducted in determining Consolidated Net Income; provided that such charges are incurred on or before December 18, 1998 and do not exceed in the aggregate the sum of (a) premiums paid in connection with the Debt Tender Offer plus (b) $1,000,000;

(vi) non-recurring cash restructuring charges incurred in connection with Permitted Acquisitions to the extent deducted in determining Consolidated Net Income; and

(vii) Bain Management Fees (excluding any portion thereof representing reimbursement of expenses or fees for acquisitions, financings or divestitures) paid during such period under the Bain Advisory Services Agreement, and any Harvard Management Fees (excluding any portion thereof representing reimbursement of expenses paid during such period);

(viii) non-recurring cash charges incurred prior to June 18, 1999 in connection with the relocation of any of Company's facilities and transition expenses related thereto, but only to the extent that such non-recurring charges do not exceed $6,000,000; and

(ix) to the extent deducted in determining Consolidated Net Income, premiums and transaction costs on Existing Subordinated Notes not tendered in the Debt Tender Offer.




                                   1.1(i)-1

                                SCHEDULE 1.1(ii)
                         Recapitalization Transactions


     Immediately prior to the Closing Date, Holdings will contribute (the "Capital Contribution") all of the issued and outstanding capital stock of Sealy, Inc., an Ohio corporation, The Stearns & Foster Bedding Company, a Delaware corporation, Advanced Sleep Products, a California corporation, Sealy Components-Pads, Inc., a Delaware corporation, and Sealy Mattress Company of San Diego, a California corporation, to the capital of the Company. Immediately after the Capital Contribution, Company will be the only direct subsidiary of Holdings and will own 100% of the operations of Holdings. On the Closing Date Merger Corp. will be merged with and into Holdings with Holdings being the surviving corporation.

                                  Schedule 2.1
                Lender's Commitments, Loans and Pro Rata Shares


                                  Schedule 2.1
                Lender's Commitments, Loans and Pro Rata Shares



                                                     PRO RATA                   PRO RATA                     PRO RATA    PRO RATA
                                                     SHARE RE                   SHARE RE                     SHARE RE    SHARE RE
                                                      AXELs                      AXELs                        AXELs         ALL
             LENDER                 AXELs SERIES B   SERIES B   AXELs SERIES C  SERIES C   AXELs SERIES D    SERIES D      LOANS
-----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners
 L.P.                                $63,636,361       50.9%     $45,818,181       50.9%     $58,545,456       50.9%       32.6%
Morgan Guaranty Trust
 Company of New York                 $ 9,848,485        7.9%     $ 7,090,909        7.9%     $ 9,060,606        7.9%        6.8%
Bankers Trust Company                $ 1,893,940        1.5%     $ 1,363,636        1.5%     $ 1,742,424        1.5%        4.0%
General Electric Capital
 Corporation                         $ 1,893,940        1.5%     $ 1,363,636        1.5%     $ 1,742,424        1.5%        4.0%
Merita Bank Ltd.                     $ 1,136,363        0.9%     $   818,182        0.9%     $ 1,045,455        0.9%        3.3%
Royal Bank of CAnada                 $ 1,136,363        0.9%     $   818,182        0.9%     $ 1,045,455        0.9%        3.3%
Wells Fargo Bank                     $ 1,136,363        0.9%     $   818,182        0.9%     $ 1,045,455        0.9%        3.3%
BankBoston, N.A.                     $ 1,893,940        1.5%     $ 1,363,636        1.5%     $ 1,742,424        1.5%        4.0%
Commerzbank AG                       $ 1,515,152        1.2%     $ 1,090,909        1.2%     $ 1,393,939        1.2%        2.2%
Credit Agricole Indosuez             $ 1,515,152        1.2%     $ 1,090,909        1.2%     $ 1,393,939        1.2%        2.2%
Skandinaviska Enskilda Banken,
 New York Branch                     $ 1,136,363        0.9%     $   818,182        0.9%     $ 1,045,455        0.9%        3.3%
Merrill Lynch Senior Floating
 Rate Fund                           $ 3,030,303        2.4%     $ 2,181,818        2.4%     $ 2,787,879        2.4%        1.5%
Toronto Dominion Bank                $ 4,545,455        3.6%     $ 3,272,727        3.6%     $ 4,171,818        3.6%        2.2%
Ares Leveraged Investment
 Fund, L.P.                          $ 3,787,879        3.0%     $ 2,727,273        3.0%     $ 3,484,848        3.0%        1.8%
Oak Hill Securities Fund, L.P.       $ 3,787,879        3.0%     $ 2,727,273        3.0%     $ 3,484,848        3.0%        1.8%
Transamerica Life Insurance and
 Annuity Company                     $ 3,787,879        3.0%     $ 2,727,273        3.0%     $ 3,484,848        3.0%        1.8%
Prime Income Trust                   $ 3,030,303        2.4%     $ 2,181,818        2.4%     $ 2,787,879        2.4%        1.5%
KZH-Crescent Corporation             $ 1,893,940        1.5%     $ 1,363,636        1.5%     $ 1,742,424        1.5%        4.0%
Lehman Commercial Paper, Inc.        $ 2,272,727        1.8%     $ 1,636,364        1.8%     $ 2,090,909        1.8%        1.1%
ORIX USA Corporation                 $ 2,272,727        1.8%     $ 1,636,364        1.8%     $ 2,090,909        1.8%        1.1%
PPM America, Inc.                    $ 2,272,727        1.8%     $ 1,636,364        1.8%     $ 2,090,909        1.8%        1.1%
The Northwestern Mutual Life
 Insurance Company                   $ 1,893,940        1.5%     $ 1,363,636        1.5%     $ 1,742,424        1.5%        4.0%
Octagon Credit Investors Loan
 Portfolio                           $ 1,893,940        1.5%     $ 1,363,636        1.5%     $ 1,742,424        1.5%        4.0%
KZH Holding Corporation III          $ 1,515,151        1.2%     $ 1,090,909        1.2%     $ 1,393,940        1.2%        0.7%
Bank of America NT & SA              $ 1,515,151        1.2%     $ 1,090,909        1.2%     $ 1,393,940        1.2%        0.7%
Franklin Floating Rate Trust         $   757,576        0.6%     $   545,455        0.6%     $   696,970        0.6%        0.4%

                                 SCHEDULE 3.1C
                   Corporate and Capital Structure; Ownership


                    Company                                            Ownership/1/
                    -------                                         ------------
Sealy Corporation                                         Bain Funds (49%)/2/
                                                          Sealy Investors LLC (17%)
                                                          Harvard Private Capital Holdings, Inc. (19%)
                                                          Zell/Chilmark Fund, L.P. (14%)

Sealy Mattress Company                                    Sealy Corporation

The Sealy Mattress Company of Puerto Rico                 Sealy Mattress Company

Ohio-Sealy Mattress Manufacturing Co., Inc. - Randolph    Sealy Mattress Company

Ohio-Sealy Mattress Manufacturing Co. -- Forth Worth      Sealy Mattress Company

Ohio-Sealy Mattress Manufacturing Co.                     Sealy Mattress Company

Ohio-Sealy Mattress Manufacturing Co. -- Houston          Sealy Mattress Company

Sealy Mattress Company of Michigan, Inc.                  Sealy Mattress Company

Sealy Mattress Company S.W. Virginia                      Sealy Mattress Company

Sealy Connecticut, Inc.                                   Sealy Mattress Company

Sealy Mattress Company of Kansas City, Inc.               Sealy Mattress Company

Sealy of Maryland and Virginia, Inc.                      Sealy Mattress Company

Sealy Mattress Company of Illinois                        Sealy Mattress Company

A. Brandwein & Company                                    Sealy Mattress Company of Illinois

Sealy Mattress Company of Albany, Inc.                    Sealy Mattress Company

Sealy of Minnesota, Inc.                                  Sealy Mattress Company

Sealy Mattress Company of Memphis                         Sealy Mattress Company

The Ohio Mattress Company Licensing and Components Group  Sealy Mattress Company

Sealy Mattress Manufacturing Company, Inc.                Ohio Mattress Company Licensing and
                                                          Components Group

Sealy Canada, Ltd.                                        Ohio Mattress Company Licensing and
                                                          Components Group



----------
/1/ The stock records of the Subsidiaries are incomplete. During the decade or more that Holdings has owned the Subsidiaries, however, to the knowledge of Holdings, no third party has made any claim with respect to its ownership of stock of any of the Subsidiaries.

/2/  The percentage ownership of Sealy Corporation are rough estimates.


Gestion Centurion, Inc.                                   Sealy Canada, Ltd.

Sealy Descanso S.A.                                       Ohio Mattress Company Licensing and
                                                          Components Group

Sealy, Inc.                                               Sealy Mattress Company

Sealy Mattress Company Mexico S. de R.L. de C.V.          Sealy, Inc./3/

The Stearns & Foster Bedding Company                      Sealy Mattress Company

The Stearns & Foster Upholstery Furniture Company         The Stearns & Foster Bedding Company

Advanced Sleep Products                                   Sealy Mattress Company

Sealy Components - Pads, Inc.                             Sealy Mattress Company

Sealy Mattress Company of San Diego                       Sealy Mattress Company


----------
/3/ 999 shares held by Sealy Inc.; 1 share by The Ohio Mattress Licensing and Components Group.

                                 SCHEDULE 3.1I
                       Closing Date Mortgaged Properties


THE STEARNS & FOSTER BEDDING COMPANY
------------------------------------

  4802 West Van Buren Street
  Phoenix, AZ 85043

  1705 Rockdale Ind. Blvd.
  Conyers, GA  30207


SEALY MATTRESS COMPANY
----------------------

  1070 Lake Road
  Medina, OH  44258


THE SEALY MATTRESS COMPANY OF PUERTO RICO
-----------------------------------------

  El Comandanta Industrial Center
  #1 San Marcos
  Carolina, Puerto Rico 00982


OHIO-SEALY MATTRESS MANUFACTURING CO., INC.-RANDOLPH
----------------------------------------------------

  671 North Street
  One Posturepedic Drive
  Randolph, MA  02368


OHIO-SEALY MATTRESS MANUFACTURING CO., INC.--FORT WORTH
-------------------------------------------------------

  6550 Wuliger Way
  North Richland Hills, TX 76180


OHIO-SEALY MATTRESS MANUFACTURING CO., INC.-HOUSTON
---------------------------------------------------

  Highway Loop 290
  Brenham, TX 77833


SEALY MATTRESS COMPANY OF CONNECTICUT, INC.
-------------------------------------------

  100 Canal/Street
  Putnam, CT 06260

SEALY MATTRESS COMPANY OF ALBANY, INC.
--------------------------------------

  99 Railroad Avenue
  Albany, NY 12205


SEALY OF MINNESOTA, INC.
------------------------

  825 Transfer Road
  St. Paul, MN 55114


SEALY MATTRESS COMPANY OF MEMPHIS, INC.
---------------------------------------

  4120 Air Trans Road
  Memphis, TN 38118


THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP
--------------------------------------------------------

  6275 Lake Shore Court
  Colorado Springs, CO 80915

  1132 North Culled Street
  Rensselaer, IN 47978

  1133 North Cullen Street
  Rensselaer, IN 47978

  Magic Industrial Park
  Delano, PA 18220


SEALY MATTRESS MANUFACTURING COMPANY, INC.
------------------------------------------

  1130 Seventh Street
  Richmond, CA 94801

  4361 East Firestone Boulevard
  South Gate, CA 90280

  12555 East 39th Avenue
  Denver, CO 80239

  11220 Space Boulevard
  Regency Industrial Park
  Orlando, FL 32821

  700 South State Street
  at 7th Avenue
  Lexington, NC 27293

  13635 N. Lombard
  Rivergate Industrial Dis.
  Portland, OR 97203

  RD #1, Rt. 322
  Clarion, PA 16214


SEALY MATTRESS COMPANY OF KANSAS CITY, INC.
-------------------------------------------

  3100 Fairfax Traffic Way
  Kansas City, KS 66115

                                 SCHEDULE 3.1K
                       Closing Date Environmental Report


1.  4802 West Van Buren Street
    Phoenix, AZ 85043

2.  1130 Seventh Street
    Richmond, CA 94801

3.  4361 East Firestone Boulevard
    South Gate, CA 90280

4.  6275 Lake Shore Court
    Colorado Springs, CO 80915

5.  12555 East 39th Avenue
    Denver, CO 80239

6.  100 Canal Street
    Putnam, CT 06260

7.  11220 Space Boulevard
    Regency Industrial Park
    Orlando, FL 32821

8.  1705 Rockdale Ind. Boulevard
    Conyers, GA 30207

9.  1030 East Fabian Parkway
    Batavia, IL

10. 1132 & 1133 North Cullen Street
    Rensselaer, IN 47978

11. 3100 Fairfax Traffic Way
    Kansas City, KS

12. 16114 Elliott Parkway
    70-81 Industrial Park
    Williamsport, MD

13. 671 North Street
    One Posturepedic Drive
    Randolph, MA 02368

14. 21450 Trolley Industrial Drive
    Taylor, MI

15. 825 Transfer Road
    St. Paul, MN 55114

16. 99 Railroad Avenue
    Albany, NY 12205

17. 700 South State Street
    at 7th Avenue
    Lexington, NC 27293

18. 1070 Lake Road
    Medina, OH 44258

19. 13635 N. Lombard
    Rivergate Industrial Dis.
    Portland, OR 97203

20. RD#1, Rt. 322
    Clarion, PA 16214

21. Magic Industrial Park
    Delano, PA 18220

22. 4120 Air Trans Road
    Memphis, TN 38118

23. Highway Loop 290
    Brenham, TX 77833

24. 6550 Wuliger Way
    North Richland Hills, TX 76180

25. 14550 112th Avenue, NW
    Edmonton, Alberta, Canada

26. 555 Rue Panneton
    St. Narcisse, Quebec, Canada

27. 685 Warden Avenue
    Toronto, Ontario, Canada

28. Lots 17 & 18 Exportec II Industrial Park
    Toluca, Mexico

29. El Comandante Industrial Center
    #1 San Marcos
    Carolina, Puerto Rico 00982

                                  SCHEDULE 4.1
                                  Subsidiaries


                     Subsidiary                          Direct Owner of Subsidiary/4/      Jurisdiction of Incorporation
                     ----------                          -----------------------------      -----------------------------
Sealy Mattress Company                                 Sealy Corporation                               Ohio

The Sealy Mattress Company of Puerto Rico              Sealy Mattress Company                          Ohio

Ohio-Sealy Mattress Manufacturing Co., Inc.            Sealy Mattress Company                          Massachusetts
 - Randolph

Ohio-Sealy Mattress Manufacturing Co.--Forth Worth     Sealy Mattress Company                          Texas

Ohio-Sealy Mattress Manufacturing Co.                  Sealy Mattress Company                          Georgia

Ohio-Sealy Mattress Manufacturing Co.--Houston         Sealy Mattress Company                          Texas

Sealy Mattress Company of Michigan, Inc.               Sealy Mattress Company                          Michigan

Sealy Mattress Company of S.W. Virginia                Sealy Mattress Company                          Virginia

Sealy Connecticut, Inc.                                Sealy Mattress Company                          Connecticut

Sealy Mattress Company of Kansas City, Inc.            Sealy Mattress Company                          Missouri

Sealy of Maryland and Virginia, Inc.                   Sealy Mattress Company                          Maryland

Sealy Mattress Company of Illinois                     Sealy Mattress Company                          Illinois

A. Brandwein & Company                                 Sealy Mattress Company of Illinois              Illinois

Sealy Mattress Company of Albany, Inc.                 Sealy Mattress Company                          New York

Sealy of Minnesota, Inc.                               Sealy Mattress Company                          Minnesota

Sealy Mattress Company of Memphis                      Sealy Mattress Company                          Tennessee

The Ohio Mattress Company Licensing and                Sealy Mattress Company                          Delaware
 Components Group

Sealy Mattress Manufacturing Company, Inc.             Ohio Mattress Company Licensing and             Delaware
                                                       Components Group

Slay Canada, Ltd.                                      Ohio Mattress Company Licensing and             Alberta
                                                       Components Group

Gestion Centurion, Inc.                                Sealy Canada, Ltd.                              Quebec

----------
     /4/ The stock records of the Subsidiaries are incomplete. During the decade or more that Holdings has owned the Subsidiaries, however, to the knowledge of Holdings, no third party has made any claim with respect to its ownership of stock of any of the Subsidiaries. All ownership interests are 100%, except as indicated.


Sealy Descanso S.A.                                    Ohio Mattress Company Licensing and             Spain
                                                       Components Group

Sealy, Inc.                                            Sealy Mattress Company                          Ohio

Sealy Mattress Company                                 Sealy, Inc./5/                                  Mexico
Mexico S. de R.L. de C.V.

The Stearns & Foster Bedding Company                   Sealy Mattress Company                          Delaware

The Stearns & Foster Upholstery Furniture              The Stearns & Foster Bedding Company            Ohio
 Company

Advanced Sleep Products                                Sealy Mattress Company                          Ohio

Sealy Components - Pads, Inc.                          Sealy Mattress Company                          Delaware

Sealy Mattress Company of San Diego                    Sealy Mattress Company                          California




----------
/5/ 999 Shares held by Sealy Inc.; 1 share by The Ohio Mattress Licensing and Components Group.

                                  SCHEDULE 4.5
                                 Real Property



   COMPANY                 LOCATION                LEASED/OWNED        TENANT/LANDLORD
SEALY, INC.
-----------

               International Home                  Leased              Tenant
               Furnishings Center
               High Point,NC 27261

               10th Floor/4th Floor, Halle Bldg.   Leased              Tenant
               1228 Euclid Avenue
               Cleveland, OH 44115

               12th Floor Storage, Halle Bldg.     Leased              Tenant
               1228 Euclid Avenue
               Cleveland, OH 44115

               17500 Engle Lake Dr.                Leased              Tenant
               Middleburg Hts., OH 44130

               17520 Engle Lake Dr.                Leased              Tenant
               Middleburg Hts., OH 44190


THE STEARNS & FOSTER BEDDING COMPANY
------------------------------------

               4802 West Van Buren Street          Owned
               Phoenix, AZ 85043

               1705 Rockdale Ind. Blvd.            Owned
               Conyers, GA 30207

               1030 Fabyan Parkway                 Leased              Tenant (with 100,000
               Batavia. IL 60510                                       square feet subleased
                                                                       to Legget & Platt)

ADVANCED SLEEP PRODUCTS
-----------------------

               1261 Industrial Parkway North       Leased              Tenant
               Brunswick, OH 44212


SEALY MATTRESS COMPANY
----------------------

               1070 Lake Road                      Owned
               Medina, OH 44258

               18-22 Main Street Extension         Leased              Tenant
               Plymouth, MA

               4100 Spring Valley Rd.              Leased              Tenant
               Suite 800
               Dallas, TX 75244


SEALY MATTRESS COMPANY
----------------------

               48 South Service Road               Leased              Tenant
               Melville, NY 11747

               200 CenterPort Drive                Leased              Tenant
               Greensboro, NC 27409


THE SEALY MATTRESS COMPANY OF PUERTO RICO
-----------------------------------------

               El Comandante Industrial Center     Owned
               # I San Marcos
               Carolina, Puerto Rico 00982

OHIO-SEALY MATTRESS MANUFACTURING CO., INC.-RANDOLPH
----------------------------------------------------

               One Posturepedic Drive              Owned
               Randolph, MA 02368

OHIO-SEALY MATTRESS MANUFACTURING CO., INC.--FORT WORTH
-------------------------------------------------------

               6550 Wuliger Way                    Owned
               North Richland Hills, TX 76180

               6400-J Wuliger Way                  Leased              Tenant
               North Richland Hills, TX 76180

OHIO-SEALY MATTRESS MANUFACTURING CO., INC.--HOUSTON
----------------------------------------------------

               Highway Loop 290                    Owned
               Brenham, TX 77833

               13111 Westheimer Suite 118          Leased              Tenant
               Leased Tenant
               Houston, TX 77077

SEALY MATTRESS COMPANY OF MICHIGAN, INC.
----------------------------------------

               21450 Trolley Industrial Drive      Leased              Tenant
               Taylor, MI 48180

SEALY MATTRESS COMPANY OF CONNECTICUT, INC.
-------------------------------------------

               25 Hillside Avenue                  Owned               Leased to private family
               Oakville, CT 06779

               31 Hillside Avenue                  Owned               Leased to private family
               Oakville, CT 06779

               100 Canal Street                    Owned               Leased to Nutmeg Realty Co.
               Putnam, CT 06260

SEALY MATTRESS COMPANY OF KANSAS CITY, INC.
-------------------------------------------

               3100 Fairfax Traffic Way            Leased              Tenant
               Kansas City, KS 66115


SEALY OF MARYLAND AND VIRGINIA, INC.
------------------------------------

               70-81 Industrial Park               Leased              Tenant
               Williamsport, MD 21795

               11606 Greencastle Pike              Leased              Tenant
               Hagerstown, MD 21740

               16121 Business Parkway              Leased              Tenant
               Hagerstown, MD 21740

               Topflight Air Park                  Leased              Tenant
               18450 Showalter Rd.
               Hagerstown, MD 21740

SEALY MATTRESS COMPANY OF ILLINOIS
----------------------------------

               1130 Lake Cook Rd. #170             Leased              Tenant
               Buffalo Grove, IL 60089

SEALY MATTRESS COMPANY OF ALBANY INC.
-------------------------------------

               99 Railroad Avenue                  Owned
               (Railroad Avenue & Brown Road)
               Albany, NY 12205

               45 Railroad Avenue                  Leased              Tenant
               Colonie, NY

SEALY OF MINNESOTA, INC.
------------------------

               825 Transfer Road                   Owned
               St. Paul, MN 55114

SEALY MATTRESS COMPANY OF MEMPHIS
---------------------------------

               4120 Air Trans Road                 Owned
               Memphis, TN 38118

               4401 N. Roman Street                Leased              Tenant
               New Orleans, LA

THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP
--------------------------------------------------------

               6275 Lake Shore Court               Owned
               Colorado Springs, CO 80915

               Vapor Trail Bldg.                   Leased              Tenant
               Colorado Springs, CO 80915

               525 West Monroe                     Leased              Assigned to Katten, Muchin
               Chicago, IL 60606                                       & Zavis

               111 N. Canal Street                 Leased              Tenant
               Chicago, IL 60606

               1132 North Cullen Street            Owned
               Rensselaer, IN 47978



               1133 North Cullen Street            Owned
               Rensselaer, IN 47978

               Magic Industrial Park Owned         Owned
               Delano, PA 18220

               Rt. 54 & 309                        Leased              Tenant
               Hometown, PA

SEALY MATTRESS MANUFACTURING COMPANY, INC.
------------------------------------------

               1130 7th Street                     Owned
               Richmond, CA 94801

               4361 East Firestone Blvd.           Owned
               South Gate, CA 90280

               12555 East 39th Avenue              Owned
               Denver, CO 80239

               11220 Space Blvd.                   Owned
               Regency Industrial Park
               Orlando, FL 32821

               1440 Central Florida Parkway        Leased              Tenant
               Orlando, FL 32821

               700 S. State St.                    Owned
               at 7th Avenue
               Lexington, NC 27293

               3 East First Street                 Leased              Tenant
               Lexington, NC 27293

               Industrial Drive                    Leased              Tenant
               Welcome, NC

               8th Ave./State Street               Leased              Tenant
               Lexington

               13635 N. Lombard                    Owned
               Rivergate Industrial Dis.
               Portland, OR 97203

               (U.S. Route 322 & Owned             Owned
               Washington Avenue)
               R.D. #I Rte. 322
               Clarion, PA 16214

               R.D. #1, Rt. 322                    Leased              Tenant
               Clarion, PA 16214

               San Francisco Mart                  Leased              Tenant
               San Francisco, CA


               17291 Irvine Road                   Leased              Tenant
               Tustin, CA 92680

               1930 E. Mariton Pike                Leased              Tenant
               Cherry Hill, NJ

SEALY CANADA, LTD.
------------------

               685 Warden Avenue                   Leased              Tenant
               Scarborough, Ontario M I L 3Z5

               14550 112th Avenue                  Owned
               Edmonton, Alberta TSM 2VI

               431 Thames Avenue                   Leased              Tenant
               Winnipeg, Manitoba

               14550-112 Ave.                      Leased              Tenant
               Edmonton, Alberta TSM 2V 1

SEALY MATTRESS COMPANY (MEXICO)
-------------------------------

               Lot 18 Owned                        Owned
               Industrial Park Exportec 11
               Toulcam Mexico

                                 SCHEDULE 4.12
                                  Certain Fees


1. Approximately $5,600,000 fee to Merrill Lynch for representation in the sale of Holdings.

2. Approximately $250,000 fee to NationsBanc Montgomery Securities, Inc. for warrant valuation.

3. Approximately $251,550 fee to ABN Ambro for warrant valuation.

4. Approximately $3,663,830 in payments made to certain employees as a result of the change in control caused by the Recapitalization Transactions.

                                 SCHEDULE 4.13
                             Environmental Matters


South Brunswick. NJ. A Holdings subsidiary is the former owner of a
-------------------
commercial/industrial facility in Monmouth Junction (South Brunswick Township), New Jersey ("Property"). Prior to 1953, the Property was used as a horse farm. In 1953, the original portion of the current main building was constructed and thereafter operated until 1979 by Stop-Fire, Inc., a fire extinguisher manufacturer. The Property was purchased in 1979 by The Stearns & Foster Bedding Company (which was acquired by Holdings in 1983) and the Property was used as a mattress assembly facility until 1991. After being vacant for four (4) years, Holdings reopened the Property as a mattress pad manufacturing facility in 1995. In 1997, Holdings sold the business and Property to Leggett & Platt which has continued to use the Property for pad manufacturing.

Holdings believes that operation/disposal practices by Stop-Fire at the Property resulted in the release of volatile organic compounds to the soil and groundwater. Solvents used to clean factory machinery and degrease fire extinguisher casings prior to painting were reportedly disposed on-site in a large area south of the secondary building and in the area outside the exit door at the former paint room. Paint sludge was also reportedly disposed through a wooded area at the Property near the large spent solvent disposal area. Holdings's environmental consultant has indicated that spent solvents were disposed at a rate of three to four 55 gallon drums per month over a 25 year period.

In 1989, as the result of a leveraged buyout, a "triggering event" under New Jersey environmental law (Environmental Cleanup Responsibility Act; "ECRA", now known as the Industrial Site Recovery Act; "ISRA") the New Jersey Department of Environmental Protection ("NJDEP") required Holdings to conduct certain soil and groundwater testing activities that resulted in the discovery of volatile organic compounds in the impacted soil disposal areas and the groundwater. Pursuant to Administrative Consent Order ("ACO") signed by Holdings and its subsidiary, environmental investigation and focused remediation activities have continued at the facility through 1996.

In 1995, NJDEP approved Holdings's soil remediation plan. As of July, 1997, Holdings completed required soil remediation at the Property. In August, 1997, NJDEP approved Holdings's interim groundwater remediation plan involving a pilot test program for groundwater containment and recycling of a portion of the contaminant plume with natural attenuation of the remaining plume. Installation of the pilot system is scheduled to begin in September, 1997 with full implementation planned for November or December, 1997.

In January, 1997, Holdings settled a New Jersey U.S. District Court cost recovery litigation filed in March, 1994 against former owners of the Property and their lenders. Holdings is currently prosecuting a cost recovery action in New Jersey state court against certain insurance companies of The Steams & Foster Bedding Company. Holdings is also defending a declaratory judgment action filed in Ohio state court by the same insurance companies which seeks a determination of non-liability under the policies. It is conceivable that NJ DEP may seek to intervene in the insurance cost recovery action and/or pursue a portion of the cost recovery award Holdings obtained in early 1997.

Oakville, CT. Holdings is the owner of commercial/industrial property in
------------
Oakville, Connecticut at which two vacant buildings are located ("Property"). Until 1993, Holdings used one of the buildings to assemble mattresses. The other building was used by various manufacturing companies as tenants ("Tenants") until 1991. None ofthe Tenants were affiliated with Holdings. There is soil and groundwater contamination at the Property under the Tenants' building which Holdings believes is attributable to the Tenants' metal plating operations which involved the use of various metals and organic chemical solvents. There is also possible PCB and PAH soil contamination at the transformer areas and parking lot areas of the Property resulting from historical use practices.

As owner, Holdings has developed a remediation plan for both soil and groundwater that has been reviewed and approved by the Connecticut Department of Environmental Protection. The plan anticipates the demolition of the Tenants' building with the exception of the floor slab; the further delineation of impacted areas under the floor slab; and the removal of contaminated soils and the dewatering of areas with impacted groundwater. Demolition is scheduled for October, 1997. Additional delineation activities are planned for early Spring, 1998.

Holdings has filed a cost recovery action in the Connecticut U.S. District Court seeking to require the Tenants to complete the remediation and/or reimburse Holdings for all site investigation and remedial costs.

Oakville, CT. In 1993, a Holdings subsidiary was identified as a Potential
------------
Responsible Party ("PRP") at a municipal landfill in Naugatuck, Connecticut at which solid, non-hazardous waste from the Oakville plant was previously deposited. The landfill had been identified as a Superfund Site by U.S. EPA at the time of the notice. Holdings has received no further correspondence and is aware of no further activity on this matter since 1993.

Lockland, OH. In 1991, Holdings received notice from U.S. EPA that a landfill in
------------
West Chester, Ohio ("Skinner Landfill") - previously used by a textile and upholstered furniture manufacturing company purchased by Holdings in 1983 - had been identified as a Superfund Site. Holdings responded to U.S. EPA's CERCLA inquiry in 1991 and advised the former seller of U.S. EPA's interest and involvement in the Landfill. Since then, Holdings has heard nothing about this matter from either the U.S. EPA or the seller. On September 12, 1997, Holdings, Inc. was named as a defendant to a cost recovery action by certain Potential Responsible Parties ("PRP's") that had, by order of the U.S. EPA, commenced clean-up of the Skinner Landfill. Holdings intends to vigorously defend the action.

St. Paul, MN. In 1994, a Holdings subsidiary was identified as a Potentially
------------
Responsible Party ("PRP") at a municipal landfill in Minneapolis, MN at which solid, non-hazardous waste from the St. Paul plant was previously deposited. In 1994, the landfill was identified as subject to the Minnesota Landfill Clean-up Act under which the State takes responsibility for the cleanup. As part of this State program, Holdings recently responded to an information request by the Minnesota Department of Environmental Protection as to prior use of the landfill by Holdings's subsidiary.

St. Paul, MN. A 1997 environmental report indicated that the Pine Bend Sanitary
------------
Landfill in Inver Grove Heights used by the plant in 1993 is on the Natural Priorities List ("NPL"). The plant has confirmed that it has not used this landfill since 1994 and has to present used scrap metal dealers as an alternative disposal method.

Rensselaer, IN. A 1997 environmental report revealed that the Rensselaer
--------------
facility leased by Holdings (from October, 1995 to October, 1997 when the site was purchased by Holdings) was previously used as an amusement train manufacturing plant from 1947 through 1957. Such activities routinely involve hazardous materials such as paints, solvents and metal waste which may serve as the basis for possible subsurface contamination.

Rensselaer, lN. A 1995 environmental report revealed that the Rensselaer
--------------
facility leased by Holdings was previously used as a porcelain fixture and wood cabinet manufacturing plant from 1954 to 1994. Such activities routinely involve hazardous materials such as paints. solvents, acetone, toluene (and perhaps other flammable solids) and dichloromethane, i.e., methylene chloride which may serve as a basis for possible subsurface contamination.

Rensselaer, IN. A 1997 environmental report suggested that certain chemical
--------------
constituents of the isocyanate and resin compounds used at the newly-purchased plant location for the manufacture of foam encased mattress units may be present in quantities at or above the specified reporting threshold levels in SARA Title III (Sections 312 and 313). Purchase and production information was reviewed and the 312/313 reporting forms for the years 1995 and 1996 as required by SARA Title III were submitted to the appropriate agencies.

Colorado Springs. CO. A 1997 environmental report reflected the fact that the
--------------------
Holdings property abuts railroad property used as a railcar dismantling area and that approximately one (1) acre of the Holdings site was previously owned by the railroad. The report noted that railcar facilities generally deal with a wide assortment of hazardous materials and suggested the potential of railcar-related contamination issues. The 1997 report also noted that prior to 1987, Holdings stored incoming raw materials and waste outdoors on paved areas now used for parking, shipping and receiving. Although no spills or releases were identified, the report suggested the potential of subsurface contamination. Finally, the 1997 report noted the existence of oil stains on soil resulting from the past unprotected discharge of oil from the Holdings plant air compressor. Soil aeration on-site is being employed to address this air compressor discharge matter.

Delano, PA. A 1993 environmental report noted that three (3) waste disposal
----------
facilities used by the Holdings plant for waste oil disposal listed on the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) database. Of these, one facility (and the then transporter utilized by the Holdings plant) have been designated as requiring no further action. At the second facility, an environmental investigation begun in 1986, continued in 1990, and remained ongoing in 1993. The third disposal facility underwent initial site investigation in February, 1992. The Holdings plant no longer utilizes any of these CERCLIS landfills and no notice of a possible recovery action based upon past use has been received. The 1993 report also noted minor areas of oil-stained soil which have since been addressed.

Richmond, CA. A 1997 environmental report indicated that prior to Holdings's
------------
purchase of the property in 1973, a variety of operations were conducted at the plant including the manufacture of plumbing fixtures and. Iater, steel bath tubs. No spills or releases were identified. A prior 1993 report also noted the abutting property as being owned and operated by a registered hazardous waste transfer/hazardous material handling company. Although neither the 1993 or 1997 database search revealed any documented spills or releases, the Holdings plant manager recalls an acid release in the area in 1993 which resulted in a cloud cast over the Holdings plant and the neighboring area. The plant manager also recalls: (a) a mercaptan drum spill in either 1989 or 1990 which caused a strong odor to be present for some time; and (b) a diesel fuel spill of approximately 5 gallons a few years ago from a storage tanker in the driveway of the plant. The diesel fuel spill was immediately contained and the area cleaned by the adjacent hazardous material handling company. The 1997 environmental report also suggested that certain chemical constituents of the isocyanate and resin components used at the facility for the manufacture of foam encased mattress units may be present in quantities at or above the specified reporting threshold levels in SARA Title III, Section 313. Purchase and production information was reviewed and the 313 reporting forms for the years 1994, 1995 and 1996 as required by SARA Title III were submitted to the appropriate agency.

Southgate, CA . A 1997 environmental report indicated that prior to Holdings's
-------------
purchase of the property in 1973, the plant was owned by the Holley division of Lear Sigler Co., which manufactured air conditioner units. A prior 1993 report also noted that a former tenant of Holdings at the plant, Hall Metals Company, used the leased area as an engine and scrap metal storage site. When the business failed, Holdings evicted the tenant and cleared the leased area of the stored engines, scrap metal and various other materials, including some unidentified chemicals. The 1993 and 1997 reports suggested that these historical activities could have resulted in possible subsurface contamination.

Convers, GA. The rear portion of the Holdings plant was leased to a urethane
-----------
foam manufacturer from 1980 to 1997. A 1997 environmental report noted that the tenants' facility was listed on the CERCLIS database and the Toxic Release Inventory System ("TRIS") database, and that the U.S. EPA had designated the site as requiring no further action after three (3) site assessments in 1980, 1985 and 1989. The TRIS report noted the release of dichloromethane, toluene-2, 6-diisocyanate and toluene-2, 4-diisucyanate. Recent testing by the tenant as part of its cessation of business at the property and the termination of the lease revealed no adverse environmental conditions.

Orlando, FL. A urethane foam manufacturer owns and operates the property to the
-----------
rear of the Holdings plant. A spill in 1992 at the foam manufacturer's property resulted in the commencement of environmental investigation under a consent order with the Florida Department of Environmental Protection which investigation, over the past four (4) years, has confirmed the migration of groundwater contamination in the form of 1,1 dichloroethylene, vinyl chloride, acetone, 2-butanone, formaldehyde, toluene and 1,2, dichlorethane under the Holdings property. In 1997, Holdings requested the foam manufacturer to advise Holdings of its future investigation and remediation plan before Holdings allows continued access to Holdings's property.

Clarion, PA. A 1997 environmental report revealed that the property was owned
-----------
and operated by a trailer and mobile home manufacturer from 1968 to 1983. Although such an operation was noted to have likely made use of hazardous materials, the 1997 report indicated no spills or other contamination problems.

Carolina, Puerto Rico. A 1997 environmental report revealed that of the three
---------------------
(3) buildings presently occupied by Holdings at this location, one building was used previously as a printing shop and another was used as a machine shop and as an office and warehouse for an air conditioner service company. The third building had no significant prior use history. The 1997 report noted that while these operations commonly handle hazardous materials, no report of environmental problems were revealed by an environmental database search.

Ft. Worth, TX. A diesel fuel spill occurred on June 8, 1996 as the result of a
-------------
vehicle accident involving a Holdings delivery truck in Longview, Texas. The authorities were notified and the spill area cleaned. The resultant report was submitted to Texas authorities. Holdings is awaiting a no further action letter.

Batavia, IL. A diesel fuel spill occurred on May 21, 1996 as the result of a
-----------
vehicle accident involving a Holdings delivery truck in Sturtevant, Wisconsin. The authorities were notified and the spill area cleaned. The resultant report was submitted to Wisconsin authorities. A no further action letter was issued on August 19, 1996.

Randolph, MA. A diesel fuel spill occurred on June 30, 1994 as the result of a
------------
fuel tank rupture at Holdings's Randolph plant. The authorities were notified and the spill area was cleaned. A 1997 database review confirmed the matter was closed by Massachusetts authorities.

Randolph, MA. In 1996, the asbestos containing material in the Holdings plant
------------
boiler room was removed as part of the boiler decommission and overflow tank removal. Beginning June 1996 and continuing to completion in 1997, the outside above ground 20,000 storage tank for #2 heating oil to power the boiler was decommissioned; the 10,000 outside above ground diesel fuel tank and fuel pump were removed: and the associated lines closed in place. Random and isolated oil stained areas were addressed by soil removal as part of these environmental activities.

Kansas City. KS. A 1997 environmental report indicated the possible migration of
---------------
subsurface contamination from an automobile manufacturing facility one-quarter mile north of the plant. The manufacturing site is listed on multiple environmental databases and both soil and groundwater contamination has been confirmed to exist at the manufacturing site at concentrations above regulatory action levels.

Putnam, CT. Environmental reports from 1993 and 1994 revealed that the Holdings
----------
property in Putnam, Connecticut was used in the 1920's by a manufacturer of fabric inserts for rubber tires and from the late 1940's to the 1970's (until purchased by Holdings) by a safety material manufacturer, i.e., safety goggle, glove and helmet assembly. The 1994 report noted that the use of chemicals and the generation of wastes by the first manufacturer was unknown. The same report also stated that while no industrial wastes were generated by the second manufacturer, trichloroethylene was used as a degreasing solvent on site. A 1992 environmental report revealed that land adjacent to the Putnam property was used as a steel manufacturing facility and that waste from metal working processes and/or process wastewater of steel pickling may have discharged to the groundwater and may potentially impact the Holdings property. A 1997 environmental report revealed no additional information regarding the site.

Phoenix, AZ. The Arizona Department of Environmental Quality (ADEQ) is
-----------
conducting a groundwater contamination study in a roughly 45 square mile area that includes the Holdings plant. The effort is known as the West Van Buren Study. Several contaminated wells have been identified including one well located approximately one-quarter mile south of the Holdings plant. Using 1994 data, the groundwater contamination plume has been identified by ADEQ on an isoconcentration map which shows a PCE plume at the boundary line of the plant and moving in a westerly direction under the plant site. Numerous sources of groundwater contamination have been identified although neither Holdings nor the plant has been listed as a contributor to the contamination. Other principal contaminants are 1,1, DCE; TCA; TCE and their breakdown products. These compounds are not consistent with materials used at the plant.

Woodstuff Manufacturing Oak/Pine Plants: Phoenix AZ. In 1997, Holdings sold the
---------------------------------------------------
assets of its furniture manufacturing subsidiary, Woodstuff Manufacturing, Inc., to Sammy, Inc. Holdings agreed to indemnify Sammy from:

  All Losses (including reasonable legal and accounting fees, resulting from or arising out of (1 ) limitations, reductions or other adverse changes in the permissible level of emissions or other terms and conditions of the Original Pine Plant Permit (as such term is defined in Section 7.3(k) above) as in effect as of the Closing if such changes (a) result from violations of Air Quality Regulations by the Company of the Seller prior to the Closing and (b) are imposed in connection with the Company's original application for a Title 5 Permit for the Pine Plant or the processing thereof or any related review by the Maricopa County Environmental Services Department of Air Pollution Control (the "Company's Original Title 5 Application"), or (2) violations of Air Quality Regulations by the Company or the Seller prior to the Closing, or government or private actions or suits alleging such violations, which violations are alleged or asserted in connection with the Company's Original Title 5 Application or any related review by the Maricopa County Environmental Services Department of Air Pollution Control; provided, however, that this Section 8.1 (iv) shall not cover any Losses resulting from or arising out of any changes in the terms, application or interpretation of any Air Quality Regulations that become effective after the Closing.

Environmental investigations and resultant reports conducted in 1997 revealed the existence of the West Van Buren Study and the location of one contaminated well approximately one-half mile north of the Oak plant and one mile north of the Pine plant. Subsurface investigations at both the Pine and Oak plants did not reveal petroleum hydrocarbons or volatile organic compounds at concentrations above regulatory action levels.

As of the 1997 divestment, the following Hazardous Substances have been used by or located at the Company's Oak plant: ethyl benzene; toluene; xylene; 1,1,1 - trichloroethane (1, 1,1 TCA); freon 11 (TCFM). freon 113 (TCFE); benzene, dibromochloromethane; and methyl tert butyl ether.

As of the 1997 divestment, the following Hazardous Substances have not, to Holdings's knowledge, been used by or located at the Company's Oak plant: tetrachloroethene (PCE); trichloroethene (TCE); 1,1-dichloroethane (1,1 DCA); 1,2-dichloroethane (1,2 DCA); ,1dichloroethene (l,lI DCE); 1,2-dichloroethene (1,2 DCE); bromodichloromethane (BDCM); carbon tetrachloride; chloroform; 1,1,2 trichloroethane (1,1,2 TCA); and vinyl chloride.

The current management of Woodstuff Manufacturing intends to file the Title V Permit Application in early October, 1997. The State of Arizona is under no time obligation to act upon the Application, however, the current management has indicated that it intends to seek an expedited conclusion.

Lexington, NC. In 1997, Holdings conducted soil and groundwater investigation
-------------
for petroleum hydrocarbon contamination at three (3) former UST removal areas at the Lexington plant. Groundwater analytical data indicated contamination. Soil analytical data revealed only one of six samples to contain total petroleum hydrocarbons at 1500 ppm, 300 ppm in excess of the 1200 ppm State standard. Holdings's environmental consultant concluded that this isolated reading is not representative of a contamination problem and Holdings has requested a no further action determination from North Carolina.

Lexington, NC. A 1997 environmental report indicated the possible migration of
-------------
subsurface contamination from three (3) upgradient sites listed as active LUST (Leaking Underground Storage Tank) sites with the North Carolina authorities.

Southgate, CA. In 1994, the three (3) underground storage tanks located under
-------------
the area leased to a tenant of Holdings were removed. Soil contamination caused by gasoline, diesel fuel and waste oil releases at the tank pit area was addressed by the removal of the soil. Groundwater contamination involving the same contaminants is being addressed first by the passive removal of free products pending approval of a natural attenuation program by Los Angeles County. Renssealer. IN: A 1997 environmental report notes the possible existence of a UST of approximately 1,000 gallons abandoned by prior owner. Possible underground storage tank abandoned by the prior owner.

Toronto, Canada: A 1997 environmental report notes the possible existence of an
---------------
abandoned UST, size not specified, previously used to power the facility boiler.

Quebec, Canada: A 1997 environmental report confirms that the facility boiler is
--------------
currently powered with heating fuel contained in existing 1,000 gallon UST.

Edmonton, Canada: A 1997 environmental report notes the possible migration of
----------------
subsurface contamination from two USTs (one for diesel fuel; the other for either gasoline or lubricating oil) removed by the City of Edmonton from its Public Works Department Facility in 1988. The report recommended that the matter be further investigated to determine what the City of Edmonton has done since a 1990 environmental report to the City recommended further investigation at the former UST location.

Toronto Canada: A 1997 environmental report indicated the existence of thermal
--------------
system insolation at the facility which, because of its age, may be asbestos-containing. The report recommends that an asbestos inspection be conducted.

Ouebec, Canada: A 1997 environmental report indicated the existence of spray-
--------------
applied fire proofing at the Facility which, because of its age, may be asbestors-containing. The report recommended that an asbestos inspection be conducted.

Matters set forth in the report titled "Environmental Review of Sealy Corporation," prepared by ENVIRON Corporation, dated December 1997, and the Memorandum to File from Mark Grummer, Kirkland & Ellis, Regarding "Scaly Environmental Liabilities: Offsite and Former Facility," copies of which have been provided to Agent, are incorporated herein by reference and are deemed set forth on this Schedule 5.13.

                                 Schedule 5.12

                            POST-CLOSING DELIVERIES
                            -----------------------

A. Company shall deliver, and shall cause its Subsidiaries to deliver, each of the following items to Administrative Agent no later than 30 days after the Closing Date, in each case in form and substance reasonably satisfactory to Administrative Agent:

   1. A Mortgage, in proper form for recording, encumbering the following Real Property Assets:

      . El Comandante Industrial Center, #1 San Marcos, Carolina, Puerto Rico

      . Additional Properties at 11220 Space Blvd., Regency Industrial Park,
        Orlando, Florida

      . Highway Loop 290, Brenham, Texas (satisfactory survey not yet received)

      . 100 Canal Street, Putnam, Connecticut (title being transferred to another Subsidiary Guarantor)

   2. A Closing Date Mortgage Policy for each of the Closing Date Mortgaged Properties described in paragraph A.1 above.

   3. The results of a recent search (and copies of all such filings disclosed by such search), by a Person reasonably satisfactory to Syndication Agent and Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of the Loan Parties listed below in the jurisdictions set forth on Annex A hereto.

   4. Any UCC termination statements, duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in any search described in paragraph A.3 above (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

   5. Executed fixture filings with respect to all mixed property Collateral of The Sealy Mattress Company of Puerto Rico, for filing in Puerto Rico.

   6. Executed fixture filings with respect to all mixed property Collateral of Sealy Mattress Manufacturing Company, Inc. at the Orlando, Florida additional properties described in paragraph A.1 above, for filing in Orange County, Florida.

B. Company shall use, and shall cause its Subsidiaries to use, commercially reasonable efforts to deliver each of the following items to Administrative Agent no later than 30 days after the Closing Date, in each case in form and substance reasonably satisfactory to Administrative Agent:

   1. At least one original of a memorandum of lease for the property at 3100 Fairfax Traffic Way, Kansas City, Kansas, in a form acceptable for recording in the applicable jurisdiction.

   2. A Mortgage, in proper form for recording, encumbering the leasehold Closing Date Mortgaged Property described in paragraph B.1 above.

   3. A Closing Date Mortgage Policy containing a survey exception in the form set forth in the Global Title Letter for the Closing Date Mortgaged Property described in paragraph B.2 above.

   4. A Collateral Access Agreement with respect to the properties at Industrial Drive, Welcome, North Carolina.

      Notwithstanding the foregoing, if Company fails to deliver any of the foregoing items to Administrative Agent within such 30 day period, Administrative Agent may (but shall not be obligated to) (i) consent to an additional period of time for such delivery, in the case of failure to deliver an item described in any of paragraphs A.1 through A.6, or (ii) consent to an additional period of time for such delivery or waive the delivery requirement as set forth in this Schedule, in the case of failure to deliver an item described in any of paragraphs B.1 through B.4.

C. In the event that Company and its Subsidiaries shall fail to sell the 31 Hillside Avenue, Oakville, Connecticut property to a third party by November 30, 1998, Company shall no later than December 1, 1998 deliver, or shall cause its applicable Subsidiary to deliver, each of the items set forth in subsection 6.9 of the Credit Agreement with respect to such properties as if they were an Additional Mortgaged Properties as defined in such subsection.

D. Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to commence and consummate such corporate and other proceedings as Company and its counsel shall determine to be advisable to ratify the issuances of outstanding capital stock of Company and its Subsidiaries as set forth in the applicable Schedules to the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement.

                                    Annex A

                            ENTITIES & JURISDICTIONS
                                 NOT SEARCHED.

Sealy of Maryland and Virginia, Inc.
------------------------------------
State of Delaware
State of Virginia
Independent City of Richmond

Ohio-Sealy Mattress Manufacturing Co., Inc.
-------------------------------------------
State of Connecticut

The Stearns & Foster Bedding Company
------------------------------------
DeKalb County, Georgia/1/
Hall County, Georgia
Richmond County, Georgia
Dougherty County, Georgia
Chatham County, Georgia
Fulton County, Georgia
State of Florida
State of Alabama
State of Tennessee

Sealy Mattress Manufacturing Company, Inc.
------------------------------------------
Mecklenburg County, North Carolina
Forsyth County, North Carolina
New Hanover County, North Carolina
State of South Carolina
State of Virginia
Independent City of Chesapeake
State of Florida
State of Hawaii
State of Washington
State of Utah

Sealy Mattress Company of Kansas City, Inc.
-------------------------------------------
State of Missouri
Independent City of St. Louis

Ohio-Sealy Mattress Manufacturlng Co.--Fort Worth
-------------------------------------------------
State of Louisiana

Sealy Mattress Companv of Memphis
---------------------------------
State of Mississippi
Madison County, Mississippi
State of Alabama
State of Arkansas
Pulaski County, Arkansas
Jefferson County, Arkansas
State of Florida
State of Kentucky

----------
/1/ Clerk's Cooperative was searched.  No records found.

                                SCHEDULE 7.1(v)

             Existing Foreign Subsidiary Intercompany Indebtedness


None

                                SCHEDULE 7.1(xv)

                         Certain Existing Indebtedness


1. Note by The Sealy Mattress Company Licensing and Components Group payble to Jose Ades Tawil, a former licenseee, with an outstanding pricipal balance of $1,200,000.

2. Note from The Sealy Mattress Company of Puerto Rico to Sealy Corporation with an outstanding principal balance of $2,500,000.

3. Letters of Credit issued issued by Banque Paribas for Sealy Corporation:

Beneficiary LC Number Amount Effective Date Maturity Tvue
Lumbermen's 21365/93 $426,994.00 517/93 5/6/98 Standby Mutual
Hartford Fire 21369/93 54,739,577.00 6/1/93 6/2/98 Standby Insurance
Hartford Fire 21375/94 $3,360,423.00 8/18/94 8/19/98 Standby Insurance
Transcontinental 21404/96 $382,000 00 9/20/96 9/19/98 Standby Tech.
Continental 21405/96 $2,831.000.00 9/20/96 9/19/98 Standby Casualty

                               SCHEDULE 7.3(vii)

                          Certain Existing Investments

                                OWNER INVESTMENT


Gestion Centurion, Inc. One-third ownership of outstanding stock of Alpha Springs, Ltd.
The Ohio Mattress Company 14 shares of Southwest Ohio Water
Class "A" common stock
Sealy, Inc. Ownership of personal residences in connection with corporate relocation program

                               SCHEDULE 7.3(xiii)

               Existing Foreign Subsidiary Capital Contributions

                     CONTRIBUTOR AMOUNT FOREIGN SUBSIDIARY

The Ohio Mattress Company
$31,000,000
Sealy Canada, Ltd.
Licensing and Components Group

                              SCHEDULE 7.3(xviii)

                          Certain Proposed Investments


1. The Ohio Mattress Company Licensing and Components Group and Kurlon Limited executed a letter of intent dated October 20, 1997 for a joint venture in India to produce and market inner-spring mattresses under the Sealy brand name.

                                  SCHEDULE 7.4

                    Certain Existing Contingent Obligations


None

                                  SCHEDULE 7.9

                          Sale-Leaseback Transactions


    Proposed relocation of certain of Sealy Mattress Company's assets may involve the purchase of an existing facility, with the subsequent sale and leaseback of the same facility.